Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 119265

Prospectus
CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED
55,000,000 Shares of Common Stock, $10.00 per Share
40,000,000 Shares of Common Stock, $10.00 per Share issuable pursuant to our Distribution Reinvestment and Stock Purchase Plan
Minimum Investment: 200 Shares (may be higher in certain states)

     Corporate Property Associates 16 - Global Incorporated was formed as a Maryland corporation in June 2003 for the purpose of primarily engaging in the business of investing and owning interests in income-producing commercial real properties, both domestically and outside the United States. As of February 14, 2006, we own interests in 158 properties. We have not yet identified the properties to be acquired with the proceeds from this offering of common stock. We have elected to be treated as a real estate investment trust, or REIT, under the U.S. federal tax law beginning with our tax year ended December 31, 2004. Our articles of incorporation restrict ownership by one person and their affiliates to no more than 9.8% of our issued and outstanding shares.

     An investment in our shares involves significant risks. See “Risk Factors” beginning on page 20 for a discussion of certain factors that you should consider before you invest in the shares being sold with this prospectus, including:

•	Our performance is partially dependent on factors affecting the value of real estate in the countries and localities where we make investments.

•	We are susceptible to risks associated with foreign investments, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including the availability of information in accordance with U.S. generally accepted accounting principles), uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries which will affect our operations and our ability to make distributions.

•	There is no public market for our shares. If you have to sell your shares in the initial years of the program, you will most likely receive less than $10.00 per share.

•	Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

•	Market and economic conditions that we cannot control may adversely affect the value of our investments.

•	The amount of any distributions we may make is uncertain.

•	Our use of leverage could adversely affect our cash flow.

•	We are externally advised. Our advisor may be subject to conflicts of interest because, for example, we pay substantial fees and reimburse expenses to our advisor based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect the investment decisions our advisor makes on our behalf. This incentive fee structure also may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. In addition, we, our advisor, and Carey Financial, LLC, the sales agent, are affiliates with some common management, and agreements between us and our affiliates are not arms-length agreements. Payment of these substantial fees and expenses increases the risk that you will not earn a profit on your investment.

•	Our success is dependent on the performance of our advisor and its affiliates, including W. P. Carey & Co. LLC and Carey Financial, LLC. W. P. Carey & Co. LLC and Carey Financial, LLC are the subjects of an ongoing investigation by the United States Securities and Exchange Commission, the effects of which could be materially adverse to them and possibly to us.

•	We have not yet identified all of the properties to be acquired with the proceeds of this offering, and through our distribution reinvestment and stock purchase plan and you will therefore be unable to evaluate the terms of our investments.

•	Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

•	We may not be able to raise sufficient funds in this offering to make investments that will enable us to achieve our portfolio diversification objectives.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Projections and forecasts cannot be used in this offering. No one is permitted to make any written or oral predictions about how much cash you will receive from your investment or the tax benefits that you may receive.

		Maximum	Maximum
	Maximum Aggregate	Selling	Selected	Proceeds, Before Expenses,
	Price to Public	Commissions	Dealer Fee	to CPA®:16 - Global(1)

Maximum Offering	$550,000,000	$35,750,000	$11,000,000	$503,250,000

Per Share	$10.00	$0.65	$0.20	$9.15

Maximum Reinvestment Plan	$400,000,000	$20,000,000	—	$380,000,000

Per Share	$10.00	$0.50	—	$9.50

(1)	The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $59,127,000 if the maximum of 55,000,000 shares are sold in the offering and approximately $80,117,310 if the maximum of 95,000,000 shares are sold, which includes 55,000,000 shares sold in the offering and 40,000,000 shares sold pursuant to our Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan. To the extent that all organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) exceed four percent of the gross offering proceeds, the excess expenses will be paid by our advisor. See “The Offering/Plan of Distribution.”

The sales agent, Carey Financial, LLC, is our affiliate and is conducting this offering on a “best efforts” basis. The funds accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an escrow account at Deutsche Bank Trust Company Americas. The interest earned in this account will be paid to you if your funds are held in the escrow account for at least 20 days or more. See “The Offering/Plan of Distribution — Escrow Arrangements”. Funds will be transferred from the escrow account to us from time to time. You will become a shareholder once your funds are transferred from the escrow account to our account and your shares are issued to you. Transfers from the escrow account occur periodically to provide for an orderly flow of funds into our company. We may sell our shares in the offering until the date that is two years after the effective date of the registration statement related to this offering, or until they have all been sold, unless we decide to stop selling them sooner.

CAREY FINANCIAL, LLC

This prospectus is dated March 23, 2006

SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and there is no assurance that one will develop. This means that it may be difficult to sell your shares. You should not invest in these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders in this offering and subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser’s home, furnishings and automobiles) of at least $45,000; or

•	a net worth of at least $150,000.

     California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the suitability standards set forth below:

     California, Iowa, Massachusetts, Michigan, Missouri, North Carolina and Tennessee — Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000. In addition, Missouri, Michigan and Tennessee investors must also have a liquid net worth of at least ten times their investment in CPA®:16 - Global.

     Kansas — Investors must have either (i) a minimum annual gross income of at least $60,000 and a minimum net worth (excluding the values of the purchaser’s home, home furnishings and automobiles) of at least $60,000, or (ii) a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $225,000. In addition, Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments. Liquid net worth is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities, each as determined in accordance with generally accepted accounting principles.

     Maine — Investors must have either: (i) a net worth (not including home, furnishings and personal automobiles) of at least $200,000, or (ii) gross annual income of $50,000 and a net worth (not including home, furnishings and personal automobiles) of at least $50,000.

     New Hampshire — Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

     Ohio — Investors must have either: (1) a minimum annual gross income of at least $70,000 and a minimum net worth (not including home, furnishings and automobiles) of $70,000 or (2) a minimum net worth of at least $250,000. In addition, the maximum investment in the Company and its affiliated programs cannot exceed 10% of an Ohio resident’s net worth.

     Pennsylvania — In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA®:16 - Global.

     Also, New York and North Carolina impose a higher minimum investment requirement than we require. In New York and North Carolina, individuals must purchase at least 250 shares (not applicable to IRAs).

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA®:16 -Global, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

     Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

ABOUT THIS PROSPECTUS

     Our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, which we filed with the SEC on March 22, 2006, is attached to this prospectus as Annex A.

Page

Suitability Standards	1
Prospectus Summary	5
Risk Factors	20
RISKS RELATED TO THIS OFFERING
Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions	20
International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions	20
The offering price for shares being offered in this offering was determined by our board of directors	21
Shareholders’ equity interests may be diluted	21
We were incorporated in June 2003 and have a limited operating history	21
Our success is dependent on the performance of our advisor	21
W. P. Carey & Co. LLC and Carey Financial are the subjects of an ongoing SEC investigation, the effects of which could be materially adverse to them and, possibly, us	21
Our advisor has limited experience managing a REIT that has a significant focus on international investments	22
A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance	22
Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment	22
We may not be able to raise sufficient funds in this offering and possible future offerings to make investments that will enable us to achieve our portfolio diversification objectives	22
RISKS RELATED TO OUR OPERATIONS
We may have difficulty selling or re-leasing our properties	23
The inability of a tenant in a single tenant property to pay rent will reduce our revenues	23
The bankruptcy or insolvency of tenants may cause a reduction in revenue	23
Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency	24
The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues	24
We may recognize substantial impairment charges on properties we own.	25
Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation	25
Liability for uninsured losses could adversely affect our financial condition	25
Potential liability for environmental matters could adversely affect our financial condition	25
Our use of debt to finance acquisitions could adversely affect our cash flow	26
Balloon payment obligations may adversely affect our financial condition	26
Our participation in joint ventures creates additional risk	26
We do not fully control the management for our properties	27
We may incur costs to finish build-to-suit properties	27
Mortgages on our international properties are subject to provisions over which we have no control which could cause us to default and potentially lose our investment in the property and may adversely affect our revenues and distributions to our shareholders	27
We face intense competition	27
The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties	28
Loans collateralized by non-real estate assets create additional risk and may adversely affect our REIT qualification	28
Payment of fees to our advisor will reduce cash available for investment and distribution	28
W. P. Carey may be subject to conflicts of interest	28
We have limited independence from W. P. Carey	29

Page

We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties	29
The sales agent’s affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations	29
Our capital raising ability is principally reliant on one selected dealer	30
A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services	30
Requirements to obtain U.S. GAAP financial statements from tenants in certain cases may cause us to forego an investment opportunity	30
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	30
Compliance with the Americans with Disabilities Act may require us to spend substantial amounts of money which could adversely affect our operating results	31
RISKS RELATED TO AN INVESTMENT IN OUR SHARES
We are subject to the risks of real estate ownership which could reduce the value of our properties	31
There is not, and may never be a public market for our shares, so it will be difficult for shareholders to sell shares quickly	32
Failing to qualify as a REIT would adversely affect our operations and ability to make distributions	32
We may need to use leverage to make distributions	32
The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification	33
Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income	33
Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.	33
The ability of our board of directors to revoke our REIT election without shareholders approval may cause adverse consequences to our shareholders	33
The limit on the number of shares of CPA®:16 - Global a person may own may discourage a takeover	33
Maryland law could restrict change in control	34
Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us	34
There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs	34
Estimated Use of Proceeds	36
Management Compensation	39
Conflicts of Interest	51
Prior Offerings by Affiliates	57
Management	67
Directors and Executive Officers of CPA®:16 - Global	68
Additional Management	71
Investment Committee	74
Management of Carey Financial, LLC	75
Shareholdings	76
Executive Compensation	77
Investment Decisions	77
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	77
Advisory Agreement	79
Certain Relationships and Related Transactions	81
Investment Objectives, Procedures and Policies	82
Investment Opportunities	83
Investment Procedures	84
Types of Investments	87
Use of Borrowing — Limited Recourse Financing	90
Other Investment Policies	91

PROSPECTUS SUMMARY

      This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us” and “CPA® :16 - Global” refer to Corporate Property Associates 16 -Global Incorporated. References to “our sales agent” refer to Carey Financial, LLC, or “Carey Financial.” References to “our advisor” and “W. P. Carey” refer to Carey Asset Management Corp., or “Carey Asset Management,” which is the entity named as the advisor under our advisory agreement, together with W. P. Carey & Co. LLC and other affiliates of Carey Asset Management that perform services on its behalf in connection with the advisory agreement. Each of Carey Financial and Carey Asset Management is a wholly-owned subsidiary of W. P. Carey & Co. LLC. The “CPA® REITs” refer to the REITs sponsored by W. P. Carey. The “CPA® funds” or the “CPA® programs” refer to the limited partnerships and REITs sponsored by W. P. Carey. References to “the offering” or “this offering” refer to our offering of up to 55,000,000 shares of our common stock, not including shares being offered pursuant to our Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan.

Corporate Property Associates 16 - Global Incorporated

      CPA® :16 - Global was formed primarily for the purpose of engaging in the business of investing and owning interests in income-producing commercial real properties, both domestically and outside the United States. CPA® :16 - Global has elected to be treated as a real estate investment trust, or a “REIT,” beginning with its 2004 tax year. We commenced our initial public offering of shares of our common stock in December 2003. We terminated this initial public offering on March 8, 2005, after suspending sales activities on December 30, 2004. Through January 13, 2006, 57,548,417 shares of common stock were issued and outstanding, including 1,984,473 shares issued through our Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan, referred to in this prospectus as our “distribution reinvestment plan,” raising aggregate gross proceeds of approximately $575 million. As of February 14, 2006, we own interests in 158 properties and investments in two mortgage loans which we purchased with the proceeds of our initial public offering and the sale of shares pursuant to the distribution reinvestment plan, and with borrowings from mortgage loans, for an aggregate purchase price of approximately $935 million, excluding projected construction costs for build-to-suit transactions.

      Our office is located at 50 Rockefeller Plaza, New York, New York. Our phone number is 1-800-WP CAREY, and our web address is www.cpa16global.com. The information on our website does not constitute a part of this prospectus.

Investment Procedures and Policies

      We invest primarily in income-producing properties which are, upon acquisition, improved or developed or which will be developed within a reasonable period after acquisition. Investments are not restricted as to geographical areas, and we have made, and expect to continue to make, investments within and outside the United States.

      We seek tenants we believe have stable or improving credit profiles and credit potential that has not been recognized by the traditional credit market. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. These leases generally are full-recourse obligations of our tenants or their affiliates. Our advisor determines and executes our investment strategy and manages our portfolio of properties. Our advisor seeks to include a clause in each lease that provides for increases in rent over the term of the lease. Our advisor attempts to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, our advisor attempts to reduce the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region or property type. We have invested, and expect to continue to invest, in properties outside the United States, including in the Eurozone, (Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands,

Austria, Portugal, Finland), Sweden, the United Kingdom, Asia and other markets that we believe will be suitable for our investments. We have also invested in properties located in Canada and Mexico. To the extent that our investments become concentrated in the European Union or some other region, the return on your investment may be significantly dependent on the economic performance of such region.

      Our advisor evaluates the financial capability of a tenant and its ability to perform the terms of the lease by examining operating results of properties. Whether a prospective tenant is creditworthy is determined by the investment committee of Carey Asset Management’s board of directors. We expect that most of our future acquisitions will continue to be through sale-leaseback transactions. We may make investments in other types of transactions.

      Generally, we expect to enter into leases that are long-term net leases. We consider “long-term” leases to have terms of 10 to 25 years; they may also have renewal options for up to an additional 20 years. “Net” means that the tenant, not CPA® :16 - Global, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our typical net lease, a tenant is expected to pay us minimum base rent on a regular basis. In addition, our leases usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index, or “CPI”, or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.

      We have invested in mortgage loans, and may in the future invest in mortgage loans as well as secured corporate loans. Secured corporate loans are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral underlying these investments may or may not be valued by an appraisal. We may also make other types of real estate related investments such as B notes, mezzanine loans and mortgage backed securities.

The Advisor and Management

      Carey Asset Management is named as our advisor under an advisory agreement with us. Carey Asset Management is responsible for managing CPA® :16 - Global on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management utilizes the services of W. P. Carey & Co. LLC and other affiliated entities in performing its duties under the advisory agreement. Carey Asset Management shares the same address and telephone number as W. P. Carey & Co. LLC.

      Our board of directors oversees the management of CPA® :16 - Global. The board currently consists of five directors. Three of our current directors are independent of our advisor and its affiliates and have responsibility for reviewing our advisor’s performance, although each of these independent directors serves on the boards of directors of other REITs sponsored by W. P. Carey & Co. LLC. See “Management” for a discussion of the criteria used by our board of directors to determine independence. The directors are elected annually by our shareholders.

      All investment decisions made by our advisor must be approved by the investment committee of Carey Asset Management. Members of the investment committee have over 100 years of combined experience in evaluating credit, an important element in a long-term net lease transaction. The following people currently serve on the investment committee:

•	Ralph F. Verni, Chairman – Former Chief Investment Officer of New England Mutual and former President and CEO of State Street Research & Management.

•	Nathaniel S. Coolidge – Former Senior Vice President — head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments.

•	Dr. Lawrence R. Klein – Recipient of the 1980 Nobel Prize in Economics and consultant to both the Federal Reserve Board and the President’s Council of Economic Advisors.

•	George E. Stoddard – Former Chairman of the Investment Committee and former head of The Equitable Life Assurance Society of the United States.

•	Dr. Karsten von Köller – Former Chairman and member of the Board of Managing Directors of Eurohypo AG.

      Most of the officers and directors of Carey Asset Management and W. P. Carey & Co. LLC are also officers and directors of CPA® :16 - Global. Our advisor has responsibility for all aspects of the operations of CPA® :16 - Global, including:

•	selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA® :16 - Global, subject to the approval of the investment committee;

•	negotiating the terms of any borrowing by CPA® :16 - Global, including lines of credit and any long-term financing;

•	managing the day-to-day operations of CPA® :16 - Global, including accounting, property management and investor relations; and

•	arranging for and negotiating the sale of assets.

      See the “Management” section of this prospectus for a description of the business background of the individuals who are responsible for the management of CPA® :16 - Global and our advisor, as well as for a description of the services our advisor provides. In payment for these services, our advisor receives substantial fees.

Risk Factors

      An investment in CPA®:16 - Global has risks. The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below.

Risks Related to the Offering and the Purchase of Shares Pursuant to our Distribution Reinvestment Plan

•	Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions.

•	International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions.

•	The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors.

•	Shareholders’ equity interests may be diluted.

•	We were incorporated in June 2003 and have a limited operating history.

•	Our success is dependent on the performance of our advisor.

•	W. P. Carey & Co. LLC and Carey Financial are the subjects of an ongoing SEC investigation into certain of their activities involving other REITs managed by W. P. Carey & Co. LLC. W. P. Carey & Co. LLC has publicly reported that it is possible that the SEC may pursue an action against W. P. Carey & Co. LLC or Carey Financial which could have a material adverse effect on them. Any material adverse effect on W. P. Carey & Co. LLC or Carey Financial could also have a material adverse effect on us.

•	Our advisor has limited experience managing a REIT that has a significant focus on international investments.

•	A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

•	Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

•	We may not be able to raise sufficient funds in this offering and possible future offerings to make investments that will enable us to achieve our portfolio diversification objectives.

Risks Related to Our Operations

•	We may have difficulty selling or re-leasing our properties.

•	The inability of a tenant in a single tenant property to pay rent will reduce our revenues.

•	The bankruptcy or insolvency of tenants may cause a reduction in revenue.

•	Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

•	The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues.

•	We may recognize substantial impairment charges on properties we own.

•	Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation.

•	Liability for uninsured losses could adversely affect our financial condition.

•	Potential liability for environmental matters could adversely affect our financial condition.

•	Our use of debt to finance acquisitions could adversely affect our cash flow.

•	Balloon payment obligations may adversely affect our financial condition.

•	Our participation in joint ventures creates additional risk.

•	We do not fully control the management for our properties.

•	We may incur costs to finish build-to-suit properties.

•	Mortgages on our international properties are subject to provisions over which we have no control which could cause us to default and potentially lose our investment in the property and may adversely affect our revenues and distributions to our shareholders.

•	We face intense competition.

•	The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties.

•	Loans collateralized by non-real estate assets create additional risk and may adversely affect REIT qualification.

•	Payment of fees to our advisor will reduce cash available for investment and distribution.

•	Our advisor may be subject to conflicts of interest because, for example, we pay substantial fees and reimburse expenses to our advisor and its affiliates based on asset values and other quantitative factors and not strictly on the quality of services provided. This may affect the investment decisions it makes on our behalf. This incentive fee structure also may encourage our advisor to make investments with increased leverage or to make riskier or more speculative investments. In addition, we, our advisor and Carey Financial are affiliates with some common management, and agreements between us and our affiliates are not arms-length agreements. Payment of these substantial fees and expenses increase the risk that you will not earn a profit on your investment. Potential conflicts may also arise in connection with a decision by W. P. Carey (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey. Because W. P. Carey receives asset management fees, it may be incentivized not to sell a property. In addition, W. P. Carey could be incentivized to sell properties to generate disposition fees.

•	We have limited independence from W. P. Carey.

•	We may pursue transactions with other CPA® REITs, including joint ventures, asset purchases and dispositions, and business combination transactions. Our advisor, our management and certain of our directors may be subject to conflicts of interest in such transactions because our advisor also acts as the advisor to the CPA® REITs, we and the other CPA® REITs have common management and our independent directors also serve as independent directors of other CPA® REITs.

•	We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties.

•	The sales agent’s affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

•	Our capital raising ability is principally reliant on one selected dealer.

•	A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services.

•	Requirements to obtain U.S. GAAP financial statements from tenants in certain cases may cause us to forego an investment opportunity.

•	Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

•	Compliance with the Americans with Disabilities Act may require us to spend substantial amounts of money which could adversely affect our operating results.

Risks Related to an Investment in Our Shares

•	We are subject to the risks of real estate ownership which could reduce the value of our properties.

•	There is not, and may never be, a public market for our shares, so it will be difficult for shareholders to sell shares quickly.

•	Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

•	We may need to use leverage to make distributions.

•	The Internal Revenue Service, or “IRS”, may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

•	Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.

•	The ability of our board of directors to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

•	The limit on the number of shares of CPA® :16 - Global a person may own may discourage a takeover.

•	Maryland law could restrict change in control.

•	Our articles of organization permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

•	There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

Investment Objectives

      Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income-producing real estate. Our objectives are:

•	To own a diversified portfolio of net-leased real estate and other real estate related interests.

•	To make income-producing investments that enable us to maximize cashflow available for distribution to our shareholders.

•	To increase equity in our real estate through regular mortgage principal payments.

      There can be no assurance that all or any of these objectives will be achieved. See “Prior Offerings By Affiliates” for a description of the experience of the CPA® programs in making investments managed by W. P. Carey & Co. LLC and its affiliates. Prior CPA® programs have had similar investment objectives while making investments in real estate primarily in the United States. As discussed elsewhere in this prospectus, we expect a larger portion of our investments will be outside the United States than prior CPA® programs, and there are some factors specific to making foreign investments, including foreign currency risks, which are outside of our control and could adversely affect our ability to achieve these objectives as compared to REITs focused primarily on investments in the United States. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. Risks associated with our foreign investments may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA® programs and may impair our ability to make the required distributions to our shareholders to qualify and maintain our REIT qualification. See “Risk Factors” for a description of risks associated with our investments.

      Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one of our affiliated CPA® REITs) or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected remaining term at that time, it is in our shareholders’ best interests for us to make new investments.

      We may acquire assets from our affiliates, including the other CPA® REITs, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single properties or portfolios of properties. Like us, the other CPA® REITs intend to consider alternatives for providing liquidity for their shareholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from another CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction.

      We have borrowed, and may continue to borrow, money to purchase properties. While there is no limit on the amount of our borrowings with respect to individual properties or with respect to properties in particular geographic locations, we currently expect to borrow, on average, approximately 60% of the purchase price of domestic properties and approximately 75% of the purchase price of foreign properties when we decide to place mortgage debt on a property. The amount of borrowing on our property portfolio as a whole may not exceed on average 75% of the purchase price of our properties without the approval of our board of directors. We seek to mitigate the risk of currency fluctuation by financing our properties in the local currency denominations, but our doing so will not insulate our equity in our properties from currency fluctuations. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations.

Our REIT Qualification

      CPA® :16 - Global elected to be treated as a REIT beginning with its tax year ended December 31, 2004. A REIT is a company that uses its resources to acquire or provide financing for real estate. Under the Internal Revenue Code of 1986, as amended, referred to as the “Internal Revenue Code” or the “Code”, REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute to our shareholders as long as we meet the

REIT requirements, including that we distribute at least 90% of our net taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for the following four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to U.S. federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See “Risk Factors — Risks Related to an Investment in our Shares” for a description of risks associated with our election to be subject to taxation as a REIT.

Conflicts of Interest

      Some of our officers and directors, who are also officers or directors of W. P. Carey & Co. LLC and Carey Asset Management, may experience conflicts of interest in their management of CPA® :16 - Global. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

•	allocation of new investments and management time and services between us and various other affiliates;

•	the timing and terms of the investment in or sale of an asset;

•	investments with affiliates of us or our advisor;

•	purchases of assets from, sales of assets to, or business combination transactions involving, other CPA® REITs;

•	compensation to our advisor; and

•	our relationship with the sales agent, Carey Financial, which is an affiliate of ours and of Carey Asset Management.

      The “Conflicts of Interest” section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Our Affiliates

      The “Prior Offerings by Affiliates” section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey & Co. LLC in the past, including nine public limited partnerships and five unlisted public REITs. During the ten year period from January 1, 1995 through December 31, 2004, these entities, which invest in commercial properties that are leased on a net basis, purchased more than 405 properties, including 57 properties outside the United States. Information in the “Prior Offerings by Affiliates” section should not be considered as indicative of how we will perform.

The Offering and Purchases Made Pursuant Our Distribution Reinvestment Plan

Maximum Offering Amount	$550,000,000

Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan	$400,000,000

Minimum Investment	200 shares. (The minimum investment amount may vary from state to state. Please see the “Suitability Standards” section for more details.)

Suitability Standards for Initial Purchasers in this Offering and Subsequent Transferees	Net worth of at least $45,000 and annual gross income of at least $45,000 (For this purpose, net worth excludes home, home furnishings and personal automobiles);

OR

Net worth of at least $150,000.

Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the “Suitability Standards” section for more details.

Distribution Policy	Consistent with our objective of qualifying as a REIT, we expect to pay quarterly distributions and distribute at least 90% of our net taxable income each year.

Our Advisor	Carey Asset Management manages our day-to-day operations and selects our real estate investments.

Estimated Use of Proceeds	86% — to acquire properties 14% — to pay fees and expenses of the offering

If the maximum of 95,000,000 shares are sold, which includes 55,000,000 shares sold in the offering and 40,000,000 shares sold pursuant to our distribution reinvestment plan, we estimate that 89% of the proceeds will be used to acquire properties and 11% will be used to pay fees and expenses of the offering and sales made pursuant to our distribution reinvestment plan.

      The offering is a “best efforts” offering. When shares are offered to the public on a “best efforts” basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Annex B, for a specific number of shares and pay for the shares at the time of your order. The funds received will be placed into escrow with Deutsche Bank Trust Company Americas, along with those of other investors, in an interest-bearing account until the time you are admitted by us as a shareholder. It is our intention to admit shareholders generally every 20 calendar days or sooner. You will be paid interest on those funds if they are held in the escrow account for at least 20 days or more. We may sell our shares in the offering until the date that is two years after the effective date of the registration statement relating to this offering, or until they have all been sold, unless we decide to stop selling them sooner.

      We may not complete a sale to you until at least five business days have passed since you received this prospectus. While your funds are held in escrow and at any time prior to the date the sale is completed, referred to as the settlement date, you may withdraw your order by notifying your broker-dealer.

      We commenced our initial public offering in December 2003. We suspended sales activities with respect to the initial public offering on December 30, 2004. We formally terminated the initial public offering in March 2005 by filing an amendment to the registration statement relating to the initial public offering to deregister shares of our common stock that remained unissued as of March 8, 2005, but we did not deregister the shares issuable under our distribution reinvestment plan. Through January 13, 2006 we have issued 57,710,981 shares of common stock, including 1,984,473 shares issued pursuant to our distribution reinvestment plan.

Compensation

      We pay our advisor fees for its services and will reimburse our advisor for some expenses. Outlined below are the most significant items of compensation.

•	For identifying, structuring and arranging the financing for real estate acquisitions and the making of investments in loans secured by real estate, our advisor will be paid acquisition fees not exceeding two and one half percent of the total property cost of all such assets purchased or loans originated by us. Our advisor will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees paid to any other parties, will not exceed two percent of the total property cost of all properties purchased and loans originated by us. The total property cost is the sum of (1) the contract purchase price of a property, or the amount of funds advanced for any loan, and (2) the acquisition fees (including subordinated acquisition fees) payable to our advisor for such acquisition or loan. The subordinated acquisition fee will accrue but will be withheld for any fiscal year through which the cumulative, annual, average, non-compounded distribution paid by us to shareholders is less than six percent. Throughout this prospectus, we refer to this cumulative, average, annual, non-compounded distribution of at least six percent as the “six percent preferred return” to our shareholders. Any such withheld subordinated acquisition fee shall be payable beginning on January 1 following the first fiscal year through which we pay the six percent preferred return to our shareholders. This subordinated acquisition fee will be paid out in equal installments over three years. The total of (1) all acquisition fees (including subordinated acquisition fees and any interest thereon) whether to the advisor or to unaffiliated parties, and (2) acquisition expenses we pay may not exceed six percent of the aggregate contract purchase price of all properties and the aggregate funds advanced for all loans secured by real property we purchase or make. However, a majority of our board of directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits as being commercially competitive, fair and reasonable to CPA® :16 - Global.

•	Our advisor will be paid a monthly asset management fee at the rate of one percent per year of the aggregate historical cost of the assets of CPA® :16 - Global, or their appraised value if an appraisal, other than the initial appraisal at the time of acquisition, has been performed, in each case before depreciation, bad debt allowances and similar non-cash items. The asset management fee is payable in cash or restricted stock at the option of our advisor. One-half of this fee will be payable each month. The remaining half of the asset management fee shall accrue but will not be paid in any quarter in which we have not paid the six percent preferred return. Any such withheld asset management fee shall be payable to the extent not otherwise restricted pursuant to our advisory agreement following the end of the first quarter thereafter through which we pay the six percent preferred return.

•	Our advisor will be entitled to a subordinated incentive fee of 15% of the cash proceeds distributable to our shareholders from the sale of a property. This fee will be paid once we have paid the six percent preferred return and returned 100% of the money invested by shareholders through distributions or liquidity. Liquidity will be deemed to be provided if the shares are listed on a national securities exchange or included for quotation on Nasdaq. If a subordinated incentive fee is paid to W. P. Carey as a result of the listing of our shares on a national securities exchange or inclusion for quotation on Nasdaq, no termination fee will be paid if the advisory agreement is terminated after the listing or inclusion.

•	Our advisor or an affiliate will be paid a subordinated disposition fee in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property if our advisor or the affiliate provides a substantial amount of services in the sale of a property. The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through liquidity or distributions), plus the six percent preferred return. The total real estate commissions and the subordinated disposition fees we pay to affiliated and unaffiliated parties shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.

•	If we acquire or originate assets other than properties or loans secured by real estate, our board of directors will determine the compensation to be paid to our advisor for its services in connection with the acquisition or origination of those assets; provided that, the compensation to be paid will not be more favorable on an overall basis than the compensation paid to the advisor for services relating to our investments in properties and loans secured by real estate.

      There are many additional conditions and restrictions on the payment of fees to our advisor. There are also a number of other smaller items of compensation and expense reimbursement that our advisor and its affiliates may receive during the life of CPA® :16 - Global. The table set forth below briefly outlines certain additional fees payable in connection with the offering and sales made pursuant to our distribution reinvestment plan as well as certain fees payable to an advisor and its affiliates related to our operation, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are reallowed to selected dealers, please see the “Management Compensation” section of this prospectus.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Organization and Offering Stage

Carey Asset Management/ Carey Financial	Reimbursement for organization and offering expenses including any identified wholesaling expenses incurred on our behalf; provided, however, that if the aggregate of all organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) paid directly by us exceeds four percent of the gross proceeds, our advisor will be responsible for the excess.	Estimated at $13,201,860 if the maximum of 55,000,000 shares are sold in the offering and $14,192,310 if the maximum of 95,000,000 shares are sold which includes 55,000,000 shares sold in the offering and 40,000,000 shares sold pursuant to our distribution reinvestment plan.

Carey Financial	Selling commissions paid in connection with the offering: Selling commissions up to a maximum of $0.65 per share sold. Carey Financial will, in turn, reallow all commissions to selected dealers.	The estimated amount payable to Carey Financial is $35,200,000 if a maximum of 55,000,000 shares are sold in the offering. All selling commissions will be reallowed to the selected dealers.

	Selling commissions paid in connection with purchases pursuant to our distribution reinvestment plan: We will pay selling commissions and administrative fees related to the purchases of shares directly from us through our distribution reinvestment plan. In connection with purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are parties to selected dealer agreements with us, we will pay Carey Financial selling commissions of not more than 5% of the offering price per share of the shares purchased through our distribution reinvestment plan,	The estimated amount payable to Carey Financial is $55,200,000 if 95,000,000 shares are sold in this offering and pursuant to our distribution reinvestment plan through the selected dealers. All selling commissions will be reallowed to the selected dealers.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

which is equivalent to $0.50 per share based on the $10.00 per share offering price. Carey Financial may, in its sole discretion, reallow all of the selling commissions to those selected dealers. Although our distribution reinvestment plan permits us to pay selling commissions with respect to all purchases, we do not currently intend to pay selling commissions with respect to purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are not parties to selected dealer agreements with us. To the extent that Phoenix American purchases shares in the open market, we may pay brokerage commissions on your behalf. However, since there is no liquid market for our shares, we do not currently expect that Phoenix American will purchase shares in the open market.

Carey Financial	Selected dealer fee of up to two percent of the price of each share may be paid to Carey Financial in connection with the offering, and reallowed, in whole or in part, to selected dealers for shares sold by the selected dealers. No selected dealer fees will be paid in connection with purchases of shares made pursuant to our distribution reinvestment plan.	The selected dealer fee is estimated to be $10,725,000 if a maximum of 55,000,000 shares are sold in the offering.
Operational Stage

Carey Asset Management	Reimbursement of operating expenses. Our operating expenses may not exceed the greater of two percent of our average invested assets or 25% of our adjusted net income in any 12 month period immediately preceding the end of any fiscal quarter. The greater of two percent of our average invested assets or 25% of our adjusted net income in any 12 month period immediately preceding the end of any fiscal quarter is referred to in this prospectus as the “2%/25% Guideline”. In calculating adjusted net income, the advisory agreement provides that we will add back depreciation, bad debts or other similar non-cash expenses, and exclude gains and losses on the sale of assets.	Not determinable at this time. See our financial statements included elsewhere in this prospectus and in our 2005 Annual Report on Form 10-K attached to this prospectus as Annex A for information regarding expenses reimbursed to our advisor for the years ended December 31, 2004 and December 31, 2005 and the nine months ended September 30, 2005.

Carey Asset Management	A loan refinancing fee payable by either the tenant of a property or CPA®:16 - Global, which may not exceed one percent of the principal amount of any refinancing obtained by CPA®:16 - Global for which Carey Asset Management renders substantial services. The loan refinancing fee will be payable only if certain conditions are met and only if approved by our board of directors, including a majority of our independent directors.	Not determinable at this time. The actual amount to be paid to Carey Asset Management is not limited, but will depend upon the aggregate amount of the refinancing we obtain.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Independent Directors	We pay to each independent director an annual fee of $18,000, and an additional $3,000 to the Chairman of the Audit Committee.	The estimated aggregate compensation payable to the independent directors as a group for a full fiscal year is approximately $57,000.
Liquidation Stage

Carey Asset Management	A termination fee shall be payable in an amount equal to 15% of the amount, if any, by which (i) the fair value of our property, loan or other permitted investment asset on the date of termination of the advisory agreement less amounts of all indebtedness secured by the property, loan, or other permitted investment asset assets, exceeds (ii) adjusted investor capital plus the six percent preferred return less all distributions we pay from inception through the date of termination. For purposes of calculating this fee, the fair value of any property will be its appraised value. Adjusted investor capital means investors’ initial capital reduced by redemptions of shares and distributions of cash from sales, financings and refinancings of assets. If the subordinated incentive fee is paid to Carey Asset Management as a result of the listing of the shares on a national securities exchange or inclusion for quotation on Nasdaq, and the advisory agreement is terminated after such listing or inclusion, no termination fee is to be paid to Carey Asset Management.	Not determinable at this time.

Description of Properties

      Our advisor actively seeks and evaluates potential investments. We evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location. As of February 14, 2006, we have purchased interests in 158 properties and two mortgage securities for purchase prices aggregating approximately $935 million, excluding projected construction costs for build-to-suit transactions, with the proceeds of our initial public offering, which terminated in March 2005, the sale of shares pursuant to our distribution reinvestment plan and borrowings from mortgage loans. See “Description of the Properties” for a description of our proposed and completed acquisitions.

ERISA Considerations

      The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain pension and other employee benefit plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA or any other employee benefit plan subject to ERISA should read this section very carefully.

Description of Shares

     General

      We will not issue stock certificates. A shareholder’s investment will be recorded on our books as held by Phoenix American Financial Services, Inc., or “Phoenix American”, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American.

     Shareholder Voting Rights and Limitations

      Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own. All shareholders are bound by the decision of the majority of shareholders who vote on each question voted upon.

     Limitation on Share Ownership

      The articles of incorporation of CPA®:16 - Global restrict ownership by one person and their affiliates to no more than 9.8% of our issued and outstanding shares. See “Description of Shares — Restriction on Ownership of Shares.” These restrictions are designed to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

     Sale of Shares

      Our shares are not listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if a public market will ever develop prior to a liquidity event. As a result, you may find that it is difficult to sell your shares unless you sell them at a substantial discount.

      Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one of our affiliated CPA® REITs) or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders’ best interests for us to make new investments.

      Beginning one year after shares are issued to you, you may request that we redeem those shares in accordance with our redemption plan. The redemption procedures are described in the “Description of Shares — Redemption of Shares” section of this prospectus. The redemption will be subject to a surrender charge and other conditions.

      For a more complete description of the shares, including limitations on the ownership of shares, please refer to the “Description of Shares” section of this prospectus.

Distributions

      We have declared and paid distributions to our shareholders as follows:

Date Distribution Paid	Annualized Rate*

01/13/06	6.25%
10/14/05	6.00%
07/15/05	5.80%
04/15/05	5.00%
01/14/05	4.64%
10/15/04	4.62%
07/15/04	4.52%
04/15/04	4.50%

*	Annualized rate is based on a price per share of $10.

      The board of directors of CPA® :16 - Global will determine the amount of distributions we will pay in the future. The amount of any distributions we may make is uncertain. Because we expect to pay distributions quarterly, an investor should not expect to wait more than three months, plus the time between the record date and payment date, to receive a distribution after the closing of a purchase of our shares. As discussed elsewhere in this prospectus, there are some factors specific to making foreign investments, including foreign currency risks that may adversely affect our ability to achieve our dividend objectives as compared to REITs focused primarily on investments in the United States. These factors may also result in significant fluctuations in the amount of our distributions, especially when compared to the distributions paid in prior CPA® programs.

      Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits and will be taxable at ordinary income rates. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA® :16 - Global is liquidated, at which time you will be taxed at the applicable capital gains rate. Because each investor’s tax considerations are different, you are urged to consult your tax advisor. You should also review the section of the prospectus entitled “United States Federal Income Tax Considerations.”

      The advisory agreement provides that upon the achievement of the preferred return, a non-compounded average cumulative distribution return to shareholders of 6%, Carey Asset Management may be entitled to receive certain subordinated fees. The advisory agreement also provides that distributions of cash from sales and cash from financings, as defined, are not included in the calculation of the preferred return. As of December 31, 2005, the non-compounded average cumulative distribution return to shareholders was approximately 5.42%, or approximately $4,686,000 less than that required to meet the preferred return as of that date. The preferred return may be satisfied by a series of future increases of quarterly distributions or the payment of a special distribution to shareholders declared by the board of directors, if warranted, by the operating cash flow of CPA®: 16 - Global. There is no assurance that the preferred return will be achieved.

Reports to Shareholders

      You will receive periodic updates on the performance of your investment in CPA® :16 - Global, including

•	Four quarterly distribution reports;

•	An annual report; and

•	A Form 1099 that will be mailed by January 31 of each year.

Distribution Reinvestment Plan

      We have adopted the distribution reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our distribution reinvestment plan, see the section of the prospectus entitled “Description of Shares — Summary of Distribution Reinvestment and Stock Purchase Plan.”

If you have more questions about this offering or

if you would like additional copies of this prospectus,
you should contact your registered representative or:

CPA® :16 - Global

W. P. Carey & Co. LLC
50 Rockefeller Plaza
New York, NY 10020
1-800-WP CAREY
cpa16global@wpcarey.com

RISK FACTORS

      Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

RISKS RELATED TO THIS OFFERING

Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions.

      We are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Our principal currency exposures are to the Euro and the Pound Sterling (U.K.). We currently also are exposed to the Swedish krona, Canadian dollar and Thai baht. For the year ended December 31, 2005, we have incurred realized and unrealized currency translation losses. We attempt to mitigate a portion of the risk of currency fluctuation by financing our properties in the local currency denominations, although there can be no assurance that this will be effective. As a result, changes in the relation of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. If we were to engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any unhedged foreign currency gain recognized with respect to changes in exchange rates) will generally not qualify as eligible income for purposes of either the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify as a REIT. See “Risks Related to an Investment in Our Shares — Failure to qualify as a REIT would adversely affect our operations and ability to make distributions” and “United States Federal Income Tax Considerations — Requirements For Qualification — Income Tests.”

      Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our qualification as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our qualification as a REIT.

International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions.

      Foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures through which we acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might adversely affect our performance and impair our ability to make distributions to our shareholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with accounting principles generally accepted in the United States of America) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries.

The offering price for shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors.

      The offering price of the shares being offered in this offering and through our distribution reinvestment plan was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

Shareholders’ equity interests may be diluted.

      Our shareholders do not have preemptive rights to any shares of common stock issued by us in the future. Therefore, if we (1) sell shares of common stock in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into our common stock, (3) issue common stock in a private placement to institutional investors, or (4) issue shares of common stock to our directors and to W. P. Carey & Co. LLC and its affiliates for payment of fees in lieu of cash, then existing shareholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in this offering, and the value of our properties and our other investments, existing shareholders might also experience a dilution in the book value per share of their investment in us.

We were incorporated in June 2003 and have a limited operating history.

      We were incorporated in June 2003 and have a limited property acquisition history. You should not rely upon the past performance of other real estate investment programs of our advisor or its affiliates. Such past performance may not predict our future results. This is particularly true since none of these past programs had a significant focus on international investment. We cannot guarantee that we will continue to find suitable property investments, or that our tenants will fulfill their lease obligations. Our failure to timely invest the proceeds of this offering, or to invest in quality properties, could diminish returns to investors and our ability to pay distributions to our shareholders.

Our success is dependent on the performance of our advisor.

      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and the management of our assets. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. The past performance of partnerships and REITs managed by our advisor may not be indicative of our advisor’s performance with respect to us. We cannot guarantee that our advisor will be able to successfully manage and achieve liquidity for us to the extent it has done so for prior programs.

W. P. Carey & Co. LLC and Carey Financial are the subjects of an ongoing SEC investigation, the effects of which could be materially adverse to them and, possibly, us.

      W. P. Carey & Co. LLC has disclosed in its publicly available reports filed with the Securities and Exchange Commission, or the SEC, that the Division of Enforcement of the SEC has commenced an investigation into certain activities of W. P. Carey & Co. LLC and Carey Financial involving other REITs managed by W. P. Carey & Co. LLC. W. P. Carey & Co. LLC has announced that it and Carey Financial are cooperating fully with the SEC’s investigation and that they have provided information to the Division of Enforcement in response to subpoenas and document requests. Although no formal regulatory action has been initiated against W. P. Carey & Co. LLC or Carey Financial in connection with the matters being investigated, W. P. Carey & Co. LLC has publicly reported that the SEC may pursue an action against W. P. Carey & Co. LLC or Carey Financial or both in the future which could have a material adverse effect on W. P. Carey & Co. LLC or Carey Financial or both. If such an action is brought, it could have a material adverse effect on W. P. Carey & Co. LLC and its affiliates and Carey Financial. Any action brought against W. P. Carey & Co. LLC or Carey Financial could also have a material adverse effect on us because of our dependence on W. P. Carey & Co. LLC and Carey Financial for a broad range of services, including in connection with the offering of securities.

Our advisor has limited experience managing a REIT that has a significant focus on international investments.

      We and our advisor have limited experience managing a REIT whose focus is on making a significant percentage of its investments outside of the United States. The experience of our advisor consists mainly of making international investments on our behalf with the proceeds from our initial public offering and making investments on behalf of other CPA® REITs. Our lack of international investing experience could cause increased investment expenses or lower quality investments than anticipated, and therefore could adversely affect our revenues and distributions to our shareholders.

A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

      We have not yet identified the properties to be purchased with the proceeds of this offering and our distribution reinvestment plan; therefore, there could be a substantial delay between the time you invest in shares and the time all the proceeds are invested by us. Delays in investing our capital could also arise from the fact that our advisor is simultaneously seeking to locate suitable investments for other CPA® REITs managed by our advisor and its affiliates. Delays in our ability to invest the proceeds of this offering and our distribution reinvestment plan could adversely affect our ability to pay distributions to our shareholders and adversely affect your total return.

Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

      Our bylaws require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our shareholders. As a result, the nature of your investment could change without your consent.

We may not be able to raise sufficient funds in this offering and through our distribution reinvestment plan to make investments that will enable us to achieve our portfolio diversification objectives.

      The offering is on a best-efforts basis and is not conditioned on the sale of any minimum number of shares. Our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. The investment of a smaller sum of money will likely result in the acquisition of fewer properties and, accordingly, less diversification of our real estate portfolio than the investment of a larger sum in a greater number of properties. In addition to the amount already raised in our initial public offering, the amount we have to invest will depend on the amount to be raised in this offering and through our distribution reinvestment plan and the amount of money we are able to borrow. Lack of diversification will increase the potential adverse effect on us and you of any under-performing investments.

RISKS RELATED TO OUR OPERATIONS

We may have difficulty selling or re-leasing our properties.

      Real estate investments generally lack liquidity compared to other financial assets and this lack of liquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

The inability of a tenant in a single tenant property to pay rent will reduce our revenues.

      We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. For the year ended December 31, 2005, Telcordia Technologies, Inc. represented 18% of our total lease revenues. Lease payment defaults by this and other tenants could cause us to reduce the amount of distributions to our shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

The bankruptcy or insolvency of tenants may cause a reduction in revenue.

      Bankruptcy or insolvency of a tenant could cause:

•	the loss of lease payments;

•	an increase in the costs incurred to carry the property;

•	a reduction in the value of our shares; and

•	a decrease in distributions to shareholders.

      Under U.S. bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years’ lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor. Those rights would not include a right to compel the tenant to timely perform its obligations under the lease but would instead entitle us to “adequate protection,” a bankruptcy concept that applies to protect against further decrease in the value of the property if the value of the property is less than the balance owed to us.

      As a general rule, insolvency laws outside of the United States are not as favorable to reorganization or to the protection of a debtor’s rights as tenants under a lease as are the laws in the United States. Our rights to terminate a lease for default are more likely to be enforceable in countries other than the United States, while a debtor/ tenant or its insolvency representative is less likely to have rights to force continuation of lease without our consent. Nonetheless, most such laws would permit a tenant or an appointed insolvency representative to terminate a lease if it so chooses.

      However, because the bankruptcy laws of the United States are considered to be more favorable to debtors and to their reorganization, entities which are not ordinarily perceived as United States entities may seek to take advantage of the U.S. bankruptcy laws if they are eligible. An entity would be eligible to be a debtor under the U.S. bankruptcy laws if it had a domicile (state of incorporation or registration), place of business or assets in the United States. If a tenant became a debtor under the United States bankruptcy laws, then it would have the option of continuing or terminating any unexpired lease. Prior to taking the requisite procedural steps to continue or terminate an unexpired lease, the tenant (or its trustee if one has been appointed) must timely perform all obligations of the tenant under the lease.

      Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,194,565, with annual rent increases every thirty-six months based on the percentage increase in the CPI. Since filing for bankruptcy protection, Foss has been making partial payments of rent due under the lease and owes us $328,002 as of December 31, 2005.

      In addition, our tenants, Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC (collectively, “Clean Earth,”) have each filed for bankruptcy protection in January 2006. The initial aggregate annual rent under their lease is $710,500 with annual rent increases based on the increase in the CPI. Clean Earth has been making partial payments of rent due under the lease and owes us approximately $118,000 as of January 25, 2006.

      Other CPA® REITs managed by our advisor or its affiliates have had tenants file for bankruptcy protection and are involved in litigation (including two international tenants). Four prior CPA® REITs reduced the rate of distributions to their investors as a result of adverse developments involving tenants. See “Prior Offerings by Affiliates.”

Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

      Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. As stated previously, our tenants, Foss Manufacturing Company, Inc. and Clean Earth, have filed for Chapter 11 bankruptcy. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues may be reduced and could cause us to reduce distributions to shareholders.

The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues.

      Generally, no credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants, as we seek tenants that we believe will have stable or improving credit profiles that have not been recognized by the traditional credit market. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long-term leases with tenants whose credit potential has already been recognized by the market.

We may recognize substantial impairment charges on properties we own.

      We may incur substantial impairment charges, which we are required to recognize whenever we sell a property for less than its carrying value, or we determine that the property has experienced an other-than-temporary decline in its carrying value (or, for direct financing leases, that the unguaranteed residential value of the underlying property has declined). By their nature, such impairment charges are not predictable. If we incur such impairment charges, they will reduce our net income, although they will not necessarily affect our cash flow from operations.

Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation.

      In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The purchase price may be a fixed price or it may be based on a formula. If a tenant exercises its right to purchase the property and the property’s market value has increased beyond the price at which the tenant can purchase the property, we would be limited in fully realizing the appreciation on that property.

Liability for uninsured losses could adversely affect our financial condition.

      Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties, which in turn could cause the value of the shares and distributions to our shareholders to be reduced.

Potential liability for environmental matters could adversely affect our financial condition.

      We expect to invest in properties historically used for industrial, manufacturing, and other commercial purposes. We therefore may own properties that have known or potential environmental contamination as a result of historical operations. Buildings and structures on the properties we purchase may have known or suspected asbestos-containing building materials. Our properties currently are used for industrial, manufacturing, and other commercial purposes, and some of our tenants may handle hazardous or toxic substances, generate hazardous wastes, or discharge regulated pollutants to the environment. We may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and other commercial purposes, will cause us to be subject to the risk of liabilities under environmental laws. Some of these laws could impose the following on CPA®:16 - Global:

•	Responsibility and liability for the cost of investigation, removal or remediation of hazardous or toxic substances released on or from our property, generally without regard to our knowledge of, or responsibility for, the presence of these contaminants.

•	Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property.

•	Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

      Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral. While we will attempt to mitigate identified environmental risks by requiring tenants contractually to acknowledge their responsibility for complying with environmental laws and to assume liability for environmental matters, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us. Also, and although we endeavor to avoid doing so, we may be required, in connection with any future divestitures of property, to provide buyers with indemnification against potential environmental liabilities.

Our use of debt to finance acquisitions could adversely affect our cash flow.

      Most of our property acquisitions are made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. There is no limitation on the amount which we can borrow on a single property. We generally borrow on a limited recourse basis to limit our exposure on any property to the amount of equity invested in the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of our portfolio and revenues available for distributions to our shareholders to be reduced.

      In addition, international loans typically contain covenants that allow the lender to declare a default if the loan-to-value ratio declines below a specified percentage, which may occur if the value of the property (as determined by appraisal) declines below its value at the time the loan is made. Such covenants may allow a default to be declared, and the lender to foreclose on the property, even if the owner is current in its payments. If such an event were to occur, the owner may be able to cure the default by making additional principal payments in order to reduce the loan-to-value ratio, resulting in larger cash expenditures and more rapid loan amortization than originally provided for.

Balloon payment obligations may adversely affect our financial condition.

      A majority of our financing requires us to make a lump-sum or “balloon” payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to refinance the mortgage or to sell the property. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. As of December 31, 2005, no balloon payments are due until 2011.

      We have an equity interest in a property in Finland for which our proportionate share of mortgage debt as of December 31, 2005 is $20,944,000. In accordance with the loan agreement, we have an obligation to complete certain actions within a specified period of time that have not been completed as of December 31, 2005. As a result of not completing this obligation, an event of default has occurred. We are working to complete this obligation and have received a waiver from the lender providing for an extension to complete the obligation by May 31, 2005. In the event that we are unable to complete this obligation by May 31, 2006, the lender may call the remaining obligation on this loan at any time.

Our participation in joint ventures creates additional risk.

      From time to time we participate in joint ventures and purchase properties jointly with other entities. To date, all of our joint venture partners have been affiliated CPA® REIT’s; however, we may have unaffiliated joint venture partners in the future. There are additional risks involved in joint venture transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We do not fully control the management for our properties.

      The tenants or managers of net lease properties are responsible for maintenance and other day-to-day management of the properties. Because our revenues are largely derived from rents, our financial condition is dependent on the ability of net lease tenants to operate the properties successfully. If tenants are unable to operate the properties successfully, the tenants may not be able to pay their rent, which could adversely affect our financial condition.

We may incur costs to finish build-to-suit properties.

      We may sometimes acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective tenant. The primary risks of a build-to-suit project are potential for cost-overruns, failing to meet an agreed-upon delivery schedule and cost-overruns that cause the total project costs to exceed the original appraisal. In some cases, the prospective tenant bears these risks. However, in other instances we are required to bear these risks which means that we may have to advance funds to cover cost-overruns which we would not be able to recover through increased rent payments or that we may incur schedule delays that delay commencement of rent. We attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs described above or any non-occupancy by the tenant upon completion may reduce the project’s and our portfolio’s returns or result in losses to us.

Mortgages on our international properties are subject to provisions over which we have no control which could cause us to default and potentially lose our investment in the property and may adversely affect our revenues and distributions to our shareholders.

      Lenders for our international mortgage loan transactions typically include provisions that can cause a loan default and over which we have no control. These provisions include a loan to value ratio, a debt service coverage ratio and a material adverse change in the borrower’s or tenant’s business. If real estate values decline or a tenant defaults the lender would have the right to foreclosure on its security and we could lose our investment in the property and our revenues and distributions to our shareholders may be adversely affected.

We face intense competition.

      In raising funds for investment through this offering and our distribution reinvestment plan, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds, or private funds. This competition, as well as any change in the attractiveness to investors of an investment in the type of property principally held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments.

      We face competition for the acquisition of commercial properties in general, and such properties net leased to major corporations, in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our evaluation of the acceptability of rates of return on behalf of the CPA® REITs is affected by our relative cost of capital. Thus, if our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties.

      Lenders for certain of our properties, particularly in Europe, may request provisions in the mortgage loan documentation that would make the termination or replacement of W. P. Carey & Co. as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require such provisions. If an event of default or repayment event occurs with respect to any of our properties, our revenues and distributions to our shareholders may be adversely affected.

Loans collateralized by non-real estate assets create additional risk and may adversely affect our REIT qualification.

      We may in the future invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral. Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans and equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a “real estate asset,” for purposes of the 75% REIT asset test. Also, income from that portion of such a loan will not qualify under the 75% REIT income test for REIT qualification. See “United Stated Federal Income Tax Considerations — Requirements For Qualification — Income Tests” and “ — Asset Tests.”

Payment of fees to our advisor will reduce cash available for investment and distribution.

      Our advisor will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. Unless our advisor elects to receive our common stock in lieu of cash compensation, we will pay our advisor substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to our shareholders.

W. P. Carey may be subject to conflicts of interest.

      Our advisor manages our business and selects our real estate investments. Our advisor has some conflicts of interest in its management of CPA® :16 - Global, which arise primarily from the involvement of our advisor in other activities that may conflict with CPA® :16 - Global and the payment of fees by us to our advisor. Activities in which a conflict could arise between CPA® :16 - Global and our advisor include:

•	the receipt of compensation by our advisor for property purchases, leases, sales and financing for CPA® :16 - Global, which may cause our advisor to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

•	agreements between CPA® :16 - Global and our advisor, including agreements regarding compensation, will not be negotiated on an arm’s length basis as would occur if the agreements were with unaffiliated third parties;

•	transactions with affiliates will increase fees payable to affiliates and will decrease our net income;

•	acquisitions of single properties or portfolios of properties from affiliates, including the CPA® REITs, subject to our investment policies and procedures, which may take the form of a direct purchase of assets, a merger or another type of transaction;

•	competition with certain affiliates for property acquisitions, which may cause our advisor and its affiliates to direct properties suitable for us to other related entities;

•	a decision by W. P. Carey (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey because W. P. Carey receives asset management fees and may decide not to sell a property;

•	a recommendation by our advisor that we declare distributions at a particular rate because our advisor will begin collecting subordinated fees once the six percent preferred return has been met; and

•	disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor’s desire to sell a property and our plans to hold or sell the property.

We have limited independence from W. P. Carey.

      All of our management functions are performed by officers of our advisor pursuant to our contract with the advisor. Each member of our board of directors, including our Chairman, is a director of W. P. Carey & Co. LLC or one or more of its affiliates. Our independent directors are selected through a process which includes significant input from our advisor and also serve as the independent directors of other W. P. Carey & Co. LLC-sponsored REITs. As a result of the foregoing, we have limited independence from W. P. Carey & Co. LLC and its affiliates. This limited independence, combined with Carey Asset Management’s and W. P. Carey & Co. LLC’s limited equity interests in us, may exacerbate the conflicts of interest described in this section by giving W. P. Carey substantial control over us while having different economic incentives than our shareholders.

We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties.

      W. P. Carey & Co. LLC and its affiliates specialize in providing lease financing services to corporations and in sponsoring funds, such as other CPA® REITs, that invest in real estate. Some of the other CPA® REITs have investment policies and return objectives that are similar to ours and several of the CPA® REITs are currently actively seeking opportunities to reinvest capital. Therefore, W. P. Carey & Co. LLC and its affiliates, including other CPA® REITs, may compete with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. We have no noncompetition agreement with W. P. Carey & Co. LLC and its affiliates and there are no restrictions on their ability to sponsor or manage funds or other investment vehicles that may compete with us in the future.

The sales agent’s affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

      Carey Financial, LLC will receive a selected dealer fee, all or a portion of which it may reallow to other dealers, and reimbursement for specified expenses. As sales agent, Carey Financial has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. Carey Financial’s affiliation with our advisor may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations. While we make certain representations to Carey Financial on which it may rely, Carey Financial has not requested and will not obtain from Goodwin Procter LLP or other counsel an opinion to the effect that the prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading.

Our capital raising ability is principally reliant on one selected dealer.

      We are principally reliant on Ameriprise Financial Services, Inc. to market our shares to investors. Any adverse change in that arrangement could severely limit our ability to increase assets under management and may prevent us from having funds available for new transactions.

A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services.

      Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, if the present value of a company’s minimum lease payments equal 90% or more of a property’s fair value, the lease is classified as a capital lease, and the lease obligation is included as a liability on the company’s balance sheet. However, if the present value of the minimum lease payments is less than 90% of the property’s value, the lease is considered an operating lease, and the obligation does not appear on the company’s balance sheet, but rather in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet. The SEC has conducted a study of off-balance-sheet financing, including leasing, and the Financial Accounting Standards Board has recently indicated that it is considering addressing the issue. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds, and make it more difficult for us to enter leases on terms we find favorable.

Requirements to obtain U.S. GAAP financial statements from tenants in certain cases may cause us to have to forego an investment opportunity.

      As an SEC registered reporting company, we are subject to SEC rules and regulations that require us to provide financial information with respect to investments we make that are deemed significant under these rules and regulations. The financial information must be prepared in accordance with U.S. GAAP. Potential lessees may not have available U.S. GAAP-based financial information that would enable us to satisfy our obligations. As a result, we may have to elect not to make a particular investment if it will prevent us from satisfying our reporting obligations.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

      We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

      In general, we expect to be able to rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of our portfolio must be comprised of real property and mortgages and other liens on an interest in real estate (collectively, “qualifying assets”) and at least 80% of our portfolio must be comprised of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. In order to maintain our exemption from regulation under the Investment Company Act, we must continue to engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may be able to avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to shareholders and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Compliance with the Americans with Disabilities Act may require us to spend substantial amounts of money which could adversely affect our operating results.

      We must comply with the Americans with Disabilities Act and fire and safety regulations, which can require significant expenditures. All of our properties must comply with the applicable portions of the Americans with Disabilities Act and the related regulations, rules and orders, commonly referred to as the ADA, or similar applicable foreign laws. The ADA, for example, has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to persons with disabilities. If we fail to comply with the ADA and other applicable laws, the U.S. or foreign government might impose fines on us and award damages to individuals affected by the failure. In addition, we must operate our properties in compliance with numerous local and foreign fire and safety regulations, building codes and other land use regulations. Compliance with these requirements could require us to spend substantial amounts of money, which could adversely affect our operating results. Failure to comply with these requirements may also affect the marketability of the properties.

RISKS RELATED TO AN INVESTMENT IN OUR SHARES

We are subject to the risks of real estate ownership which could reduce the value of our properties.

      The performance and asset value of CPA® :16 - Global is subject to risks incident to the ownership and operation of net-leased commercial property, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

There is not, and may never be a public market for our shares, so it will be difficult for shareholders to sell shares quickly.

      There is no current public market for our shares. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our redemption plan. See “Description of Shares—Redemption of Shares” for a description of our redemption program. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. The shares should be purchased as a long-term investment only.

Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

      If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

      Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our shareholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. Because we intend to make investments in foreign real property, we are subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments. See “United States Federal Income Tax Considerations — Requirements for Qualification.”

We may need to use leverage to make distributions.

      We may incur indebtedness if necessary to satisfy the REIT requirement that we distribute at least 90% of our net taxable income, excluding net capital gains, and to avoid the payment of income and excise taxes. It is possible that we could make distributions in excess of our earnings and profits and, accordingly, that such distributions could constitute a return of capital for U.S. federal income tax purposes. It is also possible that we will make distributions in excess of our income as calculated in accordance with generally accepted accounting principles.

The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

      The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the qualification requirements applicable to REITs. See “United States Federal Income Tax Considerations — Sale-Leaseback Transactions.”

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

      The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual domestic shareholders (as such term is defined under “United States Federal Income Tax Considerations” below) is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay U.S. federal income tax on their net income. As a result, the more favorable rates applicable to regular corporate dividends could cause shareholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

      In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.

Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.

      The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to our shareholders or us will be changed.

The ability of our board of directors to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

      Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders.

The limit on the number of shares of CPA® :16 - Global a person may own may discourage a takeover.

      Our articles of incorporation restrict beneficial ownership of more than 9.8% of the outstanding shares by one person or affiliated group in order to assist us in meeting the REIT qualification rules. These restrictions may discourage a change of control of CPA® :16 - Global and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA® :16 - Global. See “Description of Shares — Restriction on Ownership of Shares.”

Maryland law could restrict change in control.

      Provisions of Maryland law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of outstanding shares;

•	an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

•	an affiliate of an interested shareholder.

      These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our shareholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

      Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. If our board of directors determines to take any such action, it will do so in accordance with the fiduciary duties it owes to holders of our common stock.

There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

      If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or any other employee benefit plan subject to ERISA or Section 4975 of the Code in CPA® :16 - Global, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

•	your need to value the assets of the benefit plan annually.

      We believe that, under current ERISA law and regulations, our assets should not be treated as “plan assets” of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code that purchases shares, if the facts and assumptions described in this prospectus arise as expected, and based on our articles of incorporation and on our related representations. See also “ERISA Considerations.” Our view is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions” which could cause us, our advisor and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Asset Management could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

ESTIMATED USE OF PROCEEDS

      The following table presents information about how the proceeds raised in this offering and pursuant to our distribution reinvestment plan will be used. Information is provided assuming the (i) the sale of maximum number of shares in the offering, (ii) the sale of 50% of the shares in the offering and (iii) the sale of the maximum number of shares sold in the offering and pursuant to our distribution reinvestment plan, all based on the $10.00 offering price. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $550,000,000 or the entire amount of $400,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $550,000,000 in the offering or the full $400,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 86% of the proceeds of the offering will be used for investments, while the remaining 14% will be used to pay expenses and fees, including the payment of fees and the reimbursement expenses to our advisor and Carey Financial.

					Maximum Sale Of
					95,000,000 Shares in the
	Maximum Sale Of		Sale Of 50% of the		Offering and Pursuant to
	55,000,000 Shares		Shares in the Offering		Our Distribution
	in the Offering		(27,500,000 Shares)		Reinvestment Plan

		Percent Of		Percent Of		Percent Of
		Public		Public		Public
		Offering		Offering		Offering
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds

Gross Public Offering Proceeds	$550,000,000	100.00%	$275,000,000	100.00%	$950,000,000	100.00%

Less Public Offering Expenses
Selling Commissions(1)	35,200,000	6.40%	17,600,000	6.40%	55,200,000	5.81%
Selected Dealer Fee(2)	10,725,000	1.95%	5,362,500	1.95%	10,725,000	1.13%
Other Organization and Offering Expenses(3)	13,201,860	2.40%	7,951,860	2.89%	14,192,310	1.49%

Total Organization and Offering Expenses(4)	59,126,860	10.75%	30,914,360	11.24%	80,117,310	8.43%

Amount of Public Offering Proceeds Available for Investment	490,873,140	89.25%	244,085,640	88.76%	869,882,690	91.57%

Acquisition Fees(5)	12,452,121	2.26%	6,191,598	2.25%	22,069,711	2.32%
Acquisition Expenses(6)	2,750,000	0.50%	1,375,000	0.50%	4,750,000	0.50%
Working Capital Reserve(7)	0	0	0	0	0	0

Total Proceeds to be Invested	$475,671,019	86.49%	$236,519,042	86.01%	$843,062,979	88.74%

Other terms of the subordinated acquisition fees are described in the ‘’Management Compensation” section of this prospectus.

(1)	We will generally pay a selling commission in connection with the offering of $0.65 per share sold, equivalent to six and one half percent of the $10.00 offering price. Based on prior offerings sponsored by W. P. Carey & Co. LLC, we anticipate that sales which qualify for volume discounts and net of commission sales will reduce the aggregate six and one half percent overall selling commission by .10%. See “The Offering/Plan of Distribution” for a description of volume discounts. In connection with purchases from us through our distribution reinvestment plan by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are parties to selected dealer agreements with us, we will pay Carey Financial selling commissions of not more than 5% of the offering price per share of the shares purchased through the plan, which is equivalent to $0.50 per share based on the $10.00 per share offering price. Carey Financial may, in its sole discretion, reallow all of the selling commissions to those selected dealers. Although the plan permits us to pay selling commissions with respect to all purchases, we do not currently intend to pay selling commissions with respect to purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are not parties to selected dealer agreements with us. To the extent that Phoenix American purchases shares in the open market, we may pay brokerage commissions on your behalf. However, since there is no liquid market for our shares, we do not currently expect that Phoenix American will purchase shares in the open market.

(2)	We will pay a selected dealer fee of up to two percent of the $10.00 offering price to Carey Financial. All or portion of this fee will be reallowed to any selected dealer which enters into an addendum to the selected dealer agreement with Carey Financial. See “The Offering/Plan of Distribution.” No selected dealer fees will be paid in connection with purchases of shares made through our distribution reinvestment plan. We estimate that we will pay .195% per share which takes into consideration the expectation that not all selected dealers will be paid the full two percent.

(3)	“Other Organization and Offering Expenses” represent all expenses incurred in connection with our qualification and registration of our shares and in marketing and distributing the shares, including any personnel and other costs incurred in connection with wholesaling services provided prior to the effective date of the offering, initial set-up and subsequent technology costs incurred by selected dealers in connection with the offering which we have agreed to reimburse pursuant to our agreements with such selected dealers, and any other expenses and fees actually incurred and directly related to the offering and sale of the shares, except selling commissions and the selected dealer fee. To the extent “Other Organization and Offering Expenses” (excluding selling commissions and selected dealer fees paid and expenses reimbursed to Carey Financial and selected dealers) exceed four percent of the gross proceeds of this offering and our distribution reinvestment plan, the excess will be paid by Carey Asset Management with no recourse to CPA® :16 - Global. See “Management Compensation.”

(4)	The total underwriting compensation in connection with this offering and our distribution reinvestment plan, including selling commissions, the selected dealer fee and expense reimbursements (including expense reimbursements for sales seminars, bonuses and sales incentives), as applicable, cannot exceed the limitations prescribed by the National Association Securities Dealers, Inc., or NASD. However, an additional one half percent of gross proceeds of this offering and our distribution reinvestment plan may be paid for bona fide due diligence expenses. The “Total Organization and Offering Expenses” shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan.

(5)	Acquisition fees include all fees and commissions (including interest thereon) paid by us in connection with the making of or investing in loans secured by real property and other real estate related interests and the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of “Acquisition Fees” because these fees will be paid from operating funds generated by us and not from the proceeds of this offering and our distribution reinvestment plan. The presentation in the table is based on the assumption that we will not borrow any funds to purchase properties. If we raise the maximum amount of the offering of $550,000,000 and all of our properties are 65% leveraged (the 65% leverage amount is an estimated average, based upon our current intention that foreign properties will generally be, on average, 75% leveraged and domestic properties will generally be, on average, 60% leveraged), the total acquisition fees payable will be $35,577,488. If we sell the maximum amount of shares in the offering and pursuant to our distribution reinvestment plan equal to $950,000,000, and maintain the same leverage levels, the total acquisition fees payable for gross proceeds will be $63,056,319. See “Management Compensation” for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees are not expected to exceed $9,961,697 (1.8% of the offering proceeds) in the event the maximum offering of $550,000,000 is achieved and $17,655,769 (1.9% of the offering proceeds) if we sell the maximum amount of shares in the offering and pursuant to our distribution reinvestment plan for gross proceeds equal to $950,000,000. If we use 65% leverage, on average, on all properties, the maximum subordinated acquisition fee payable would be $28,461,991 if we sell the maximum amount of shares in the offering and $50,445,055 if we sell the maximum amount of shares in the offering and pursuant to our distribution reinvestment plan. These fees with respect to any property are payable in equal amounts over a three year period following the acquisition of a property, assuming the six percent preferred return has been paid to shareholders.

(6)	“Acquisition Expenses” are expenses related to our selection and acquisition of properties, whether or not the properties are acquired, and the making of or investing in loans secured by real property and other real estate-related interests. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses, related to selection, acquisition and origination of properties and loans, whether or not acquired or originated. “Acquisition Expenses” do not include acquisition fees. This table assumes acquisition expenses will be 0.5% of the gross proceeds of this offering and our distribution reinvestment plan. We previously paid our advisor an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate with the proceeds from our initial public offering and the related offering through our distribution reinvestment plan. We will continue to pay this allowance for investments made with the proceeds of our initial public offering. However, there will be no such allowance payable to our advisor for future investments made by us with the proceeds of this offering and our related offering through our distribution reinvestment plan, although we will be responsible for payment of all acquisition expenses.

(7)	Because leases generally will be on a net basis, we have not established a permanent reserve for maintenance and repairs. W. P. Carey may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets.

MANAGEMENT COMPENSATION

      The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that Carey Asset Management, Carey Financial and their affiliates will or may receive compensation for services performed in connection with (i) this offering and purchases made pursuant to our distribution reinvestment plan, (2) our acquisition and operational stage and (3) our liquidation stage. These payments will result from non-arm’s-length bargaining. See “Conflicts of Interest.” References in this prospectus to the “six percent return” refer to a cumulative, annual, average, non-compounded distribution that may be paid by us to our shareholders.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Organization and Offering Stage

Carey Asset Management/ Carey Financial	Reimbursement for organization and offering expenses, including any identified wholesaling expenses incurred on our behalf; provided, however, that if the aggregate of all organization and offering expenses paid (excluding selling commissions and selected dealer fees (described below) paid or expenses reimbursed to the sales agent and selected dealers) exceeds four percent of the gross offering proceeds, Carey Asset Management will be responsible for the excess.	The actual amounts to be paid will depend upon the actual amount of organization and offering expenses incurred by Carey Asset Management and its affiliates in connection with this offering which is not determinable at this time. These expenses are estimated to be $13,201,860 if 55,000,000 shares are sold in the offering and $14,192,310 if the maximum of 95,000,000 shares are sold in the offering and pursuant to our distribution reinvestment plan.

Carey Financial	Selling commissions paid in connection with the offering: Selling commissions will be paid to Carey Financial up to a maximum of $0.65 per share sold. Carey Financial will, in turn, reallow all commissions to selected dealers.	The estimated amount payable to Carey Financial is $35,200,000 if 55,000,000 shares are sold in the offering, all of which will be reallowed to the selected dealers.(7)

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

	Selling commissions paid in connection with purchases pursuant to our distribution reinvestment plan: We will pay selling commissions and administrative fees related to the purchases of shares directly from us through our distribution reinvestment plan. In connection with purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are parties to selected dealer agreements with us, we will pay Carey Financial selling commissions of not more than 5% of the offering price per share of the shares purchased through our distribution reinvestment plan, which is equivalent to $0.50 per share based on the $10.00 per share offering price. Carey Financial may, in its sole discretion, reallow all of the selling commissions to those selected dealers. Although our distribution reinvestment plan permits us to pay selling commissions with respect to all purchases, we do not currently intend to pay selling commissions with respect to purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are not parties to selected dealer agreements with us. To the extent that Phoenix American purchases shares in the open market, we may pay brokerage commissions on your behalf. However, since there is no liquid market for our shares, we do not currently expect that Phoenix American will purchase shares in the open market.	The estimated amount payable to Carey Financial is $55,200,000 if 95,000,000 shares are sold in this offering and our distribution reinvestment plan through the selected dealers, all of which will be reallowed to the selected dealers.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Financial	A selected dealer fee of up to two percent of the price of each share may be paid to Carey Financial in connection with the offering, all or a portion of which will be reallowed to selected dealers for shares sold by the selected dealers. No selected dealer fees will be paid in connection with purchases of shares made pursuant to our distribution reinvestment plan.	The estimated amount payable to the selected dealers is up to $10,725,000 if 55,000,000 shares are sold in the offering.(7)
Acquisition Stage

Carey Asset Management	Total acquisition fees payable to Carey Asset Management by us (which fees may include real estate brokerage fees, mortgage placement fees, lease-up fees and transaction structuring fees), other than subordinated acquisition fees, may not exceed two and one half percent of the aggregate total property cost of all properties purchased and loans acquired or originated by us. The total of all acquisition fees payable by sellers, borrowers or us to Carey Asset Management and unaffiliated third parties on all properties purchased and loans originated (including subordinated acquisition fees and any interest thereon), and the total amount of acquisition expenses we pay, must be reasonable and may not exceed six percent of the aggregate contract purchase price of all properties we purchase and mortgage loans we originate. (1)(3)(4)	The actual amount to be paid to Carey Asset Management will depend upon the aggregate total property cost of the properties, which in turn is dependent upon the gross offering proceeds and the amount of mortgage financing we use in acquiring the properties, and accordingly is not determinable at this time. If the properties acquired from the proceeds of this offering are, on average, 65% leveraged, the acquisition fees payable to Carey Asset Management are estimated to be approximately $35,577,000 if the maximum of 55,000,000 shares are sold in the offering and $63,056,319 if the maximum of 95,000,000 shares are sold in the offering and pursuant to our distribution reinvestment plan.(2) See “Conflicts of Interest.”

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Asset Management	Total subordinated acquisition fees payable to Carey Asset Management by us may not exceed two percent of the aggregate total property cost of all properties purchased by us. This fee is payable in equal annual installments on January 1 of each of the three calendar years commencing with the first January 1 following the date a property was purchased. The unpaid portion of the subordinated acquisition fee with respect to any property or loan will bear interest at the rate of five percent per annum from the date of acquisition of the property or loan until the portion of the fee is paid. The accrued interest is payable on the date of each annual installment of the fees. The subordinated acquisition fee payable in any year, and accrued interest thereon, will be subordinated to the six percent preferred return.(3)(4)(5)	The actual amount to be paid to Carey Asset Management will depend upon the aggregate cost of the properties, which in turn is dependent upon the gross proceeds of this offering and our distribution reinvestment plan and the amount of mortgage financing we use in acquiring the properties, and accordingly is not determinable at this time. If the properties acquired with the proceeds of this offering are, on average, 65% leveraged, subordinated acquisition fees payable to Carey Asset Management are estimated to be approximately $28,462,000 if the maximum of 55,000,000 shares are sold in the offering (excluding interest) and $50,445,055 if the maximum of 95,000,000 shares are sold in the offering and pursuant to our distribution reinvestment plan (excluding interest).(2) See “Conflicts of Interest.”

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Operational Stage

Carey Asset Management	We will reimburse Carey Asset Management for the expenses incurred in managing and operating CPA®:16 -Global, including an allocable share of costs for advisor personnel and overhead. Carey Asset Management must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in the twelve month period ending on such quarter.	Not determinable at this time. See our financial statements included elsewhere in this prospectus and in our 2005 Annual Report on Form 10-K attached to this prospectus as Annex A for information regarding expenses reimbursed to our advisor for the years ended December 31, 2004 and December 31, 2005 and the nine months ended September 30, 2005.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Asset Management	An asset management fee is calculated monthly in an amount equal to one-twelfth of one percent of the aggregate historical cost of our assets, or their appraised value if our assets have been appraised (other than an initial appraisal at the time of acquisition), in each case before depreciation, bad debt allowances and similar non-cash items. One half of the asset management fee shall be payable each month. The remaining half of such fee shall be paid quarterly, and will be subordinated to payment of the six percent preferred return through the date on which this amount is being calculated. Carey Asset Management must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of the independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in the twelve month period ending on such quarter.(3)(4)(5)	If the maximum number of 55,000,000 shares is sold in the offering and CPA®:16 - Global borrows 65% of invested assets, average invested assets as a result of the offering would be approximately $1,394,638,000. The annual asset management fee on these assets would be approximately $13,946,380.(2)
If the maximum number of 95,000,000 shares is sold in the offering and pursuant to our distribution reinvestment plan and CPA®:16 - Global borrows 65% of invested assets, average invested assets as a result of the offering and our distribution reinvestment plan would be approximately $2,471,808,000. The annual asset management fee on these assets would be approximately $24,718,080.(2)

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Asset Management	A loan refinancing fee payable by CPA®:16 - Global may not exceed one percent of the principal amount of any refinancing obtained by CPA®:16 - Global for which Carey Asset Management renders substantial services. The loan refinancing fee will be payable only if the terms of the new loan represent, in the judgment of a majority of our independent directors, an improvement over the terms of the refinanced loan, or the maturity date of the refinanced loan (which must have had an initial term of five years or more) is less than one year from the date of the refinancing or the new loan is approved by our board of directors, including a majority of our independent directors, and in each case, both the new loan and the loan refinancing fee are found to be in our best interest. See “Conflicts of Interest.”(3)(4)	Not determinable at this time. The actual amount to be paid to Carey Asset Management is not limited, but will depend upon the aggregate amount of the refinancing we obtain.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Asset Management	We shall not borrow funds from Carey Asset Management and its affiliates unless (A) the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in the transaction as being fair, competitive and commercially reasonable, (B) the interest and other financing charges or fees received by the advisor or its affiliates do not exceed the amount which would be charged by non-affiliated lending institutions and (C) the terms are not less favorable than those prevailing for, comparable arm’s-length loans for the same purpose. We will not borrow on a long-term basis from the advisor and its affiliates unless it is to provide the debt portion of a particular investment and we are unable to obtain a permanent loan at that time or in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by the advisor and its affiliates.	The number and amounts of loans, and the amount of interest we may pay, is not determinable at this time.

Independent Directors	We pay to each independent director an annual fee of $18,000, and an additional $3,000 to the Chairman of the Audit Committee.	The estimated aggregate compensation payable to the independent directors as a group for a full fiscal year is approximately $57,000.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Liquidation Stage

Carey Asset Management	Subordinated disposition fees shall be payable in an amount equal to the lesser of (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property (if Carey Asset Management provides a substantial amount of services in the sale of a property). The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through certain liquidity events or distributions) plus the six percent preferred return. To the extent that we do not pay the subordinated disposition fee because of the foregoing limitation, the unpaid commissions will be accrued and paid at the time the limitation has been satisfied. The total real estate commissions and the subordinated disposition fees we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property.(3)(4)(6)	Not determinable at this time.

Carey Asset Management	Subordinated incentive fees shall be payable in an amount equal to 15% of the net cash proceeds distributable to shareholders from the sale, exchange or other disposition of any of its assets remaining after the shareholders have received a return of 100% of their initial investment (through certain liquidity events or distributions) plus the six percent preferred return.(3)(4)(6)	The actual amount to be received will depend upon the results of our operations and the amounts received upon the sale or other disposition of the properties and are not determinable at this time. The payment of the subordinated incentive fee will be taken into account, and no termination fee will be paid if the advisory agreement is terminated after listing of the shares on a national securities exchange or inclusion for quotation on Nasdaq.

Entity Receiving	Form and Method
Compensation	of Compensation	Estimated Amount

Carey Asset Management	Termination Fee, while not limited to a specific dollar amount, shall be payable in an amount equal to 15% of the amount, if any, by which (i) the fair value of our property, loan or other permitted investment asset on the date of termination of the advisory agreement less amounts of all indebtedness secured by the property, loan or other permitted investment asset, exceeds (ii) adjusted investor capital plus the six percent preferred return less all distributions we pay from inception through the date of termination. For purposes of calculating this fee, the fair value of any property will be its appraised value.(4)(5)	Not determinable at this time. The payment of the subordinated incentive fee will be taken into account, and no termination fee will be paid if the advisory agreement is terminated after listing of the shares on a national securities exchange or their inclusion for quotation on Nasdaq.

(1)	A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.

(2)	We currently estimate that we will borrow, on average, approximately 65% of the purchase price of all properties. The actual leverage percentage we experience will affect the amount of acquisition fees earned by Carey Asset Management because the amount of acquisition fees earned is based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of 55,000,000 shares are sold and the properties are 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management as a result of the offering (assuming an aggregate total property cost of all properties of approximately $1,952,493,000) are estimated to be approximately $49,808,000 and subordinated acquisition fees are estimated to be approximately $39,847,000. If the maximum offering of 95,000,000 shares are sold and the properties are 75% leveraged, acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management (assuming an aggregate total property cost of all properties of approximately $3,460,531,000) are estimated to be approximately $88,278,800 and subordinated acquisition fees are estimated to be approximately $70,623,100. We do not expect all of our properties to be 75% leveraged.

(3)	Carey Asset Management may choose on an annual basis to take the acquisition fee, subordinated acquisition fee, asset management fee, loan refinancing fee, subordinated disposition fee, and subordinated incentive fee in cash or restricted shares, or a combination thereof. For purposes of calculating the value per share of restricted stock given for payment of a fee, the price per share shall be the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, $10.00 per share.

(4)	If at any time the shares become listed on a national securities exchange or are included for quotation on Nasdaq, we will negotiate in good faith with Carey Asset Management a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Carey Asset Management. In negotiating a new fee structure, the independent directors shall consider the following factors and any other factors they deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Carey Asset Management in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Carey Asset Management through its relationship with us;

•	the quality and extent of service and advice furnished by Carey Asset Management;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Carey Asset Management for the account of other clients.

The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Carey Asset Management than the current fee structure.

(5)	If we terminate the advisory agreement for the following reasons, Carey Asset Management will be entitled to receive payment of a termination fee:

•	in connection with our change of control;

•	by us for any reason other than “cause” as defined in the advisory agreement; or

•	by Carey Asset Management for “good reason” as defined in the advisory agreement.

If and when the termination fee becomes payable, Carey Asset Management shall also be entitled to payment of any subordinated acquisition fees accrued for which payment has been deferred. Payment of a termination fee, if any, will be paid in a manner determined by the board, but in no event on terms less favorable to the advisor than those represented by a note (i) maturing upon our liquidation or three years from the termination date, whichever is earlier, (ii) with no less than twelve equal quarterly installments and (iii) bearing a fair, competitive and commercially reasonable interest rate. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred:

•	shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties, loans or other permitted investment assets during which the terminated advisor provided services to us;

•	shall not be due and payable until the property, loan or other permitted investment asset to which the fees relate is sold or refinanced; and

•	shall not bear interest until the property, loan or other permitted investment asset to which the fees relate is sold or refinanced.

The termination fee is an amount equal to 15% of the amount, if any, by which (i) the fair value of the property, loan or other permitted investment asset on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the property, loan or other permitted investment asset exceeds (ii) the total of the total capital invested in CPA®:16 - Global plus an amount equal to a non-compounded cumulative annual distribution return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(6)	Once shareholders have been provided with liquidity and the six percent preferred return has been satisfied, Carey Asset Management will be paid any subordinated incentive fee and any subordinated disposition fee it has earned. For these purposes, shareholders will be deemed to have been provided with liquidity if the shares are listed on a national security exchange or included for quotation on Nasdaq. The return requirement will be deemed satisfied if the total distributions paid by CPA®:16 - Global have resulted in at least the six percent preferred return, and the market value of CPA®:16 - Global equals or exceeds 100% of the capital raised by CPA®:16 - Global (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average closing price of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange if the shares are listed or included for quotation.

(7)	The estimated amounts payable to Carey Financial take into consideration volume discounts and sales made net of commissions in connection with the offering only and is not applicable to our distribution reinvestment plan.

CONFLICTS OF INTEREST

      There are various conflicts of interest in the operation of our business. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest arises and have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

      Our advisor may realize substantial compensation. A transaction involving the purchase, financing, lease or sale of any property by CPA®:16 - Global may result in the immediate realization by our advisor of substantial compensation. In most cases, our advisor has discretion with respect to all decisions relating to any such transaction. Acquisition fees and subordinated acquisition fees are based upon the purchase price of properties acquired, rather than the quality or suitability of the properties. Asset management fees are based on the estimated value of the properties. While this may create an incentive for the advisor to use more leverage to acquire more properties, the maximum total overall leverage the advisor may incur without approval of our board of directors is 75%, and W. P. Carey’s prior CPA® programs have averaged approximately 55% leverage. International portions of W. P. Carey’s prior CPA® programs have averaged approximately 73% leverage. Notwithstanding the leverage cap, a conflict still exists in that fees increase as leverage increases and more properties are purchased using leverage. The advisor also has an incentive to purchase properties that it believes to be under-valued and can be sold at a profit because profitable dispositions will increase incentive, disposition and termination fees payable to the advisor. Subordinated disposition fees, subordinated incentive fees and termination fees are dependent upon the sale price of properties and may create a conflict between the advisor and us regarding the timing and terms of the sale of properties. Potential conflicts may also arise in connection with a decision by W. P. Carey (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey. Because W. P. Carey receives asset management fees, it may be incentivized not to sell a property. In addition, W. P. Carey could be incentivized to sell properties to generate fees. Although these conflicts may encourage the advisor to purchase more leveraged properties, these conflicts are mitigated in part by the subordination of many of such fees to certain levels of investor return. Interest accrues on these unpaid subordinated fees during the time that the required return is not met.

      Our advisor may also face a conflict in recommending the rate at which we pay distributions because our advisor will begin collecting subordinated fees once the six percent preferred return has been met.

      Through September 30, 2005 we incurred asset management fees due to Carey Asset Management of $6,776,835. The payment of half of this fee is subordinated to the payment of the six percent preferred return to our shareholders. We also have incurred current and deferred acquisition fees of $20,439,501 and $16,111,836 respectively, through September 30, 2005.

      Agreements between our advisor or entities managed by our advisor and us are not arm’s-length agreements. Agreements and arrangements between our advisor and us will not be the result of arm’s-length negotiations. In addition, as a result of the fact that we and our advisor have some common management, our board of directors may encounter conflicts of interest in enforcing our rights against our advisor in the event of a default by, or disagreement with, our advisor, or in invoking powers, rights or options pursuant to any agreement between our advisor and us. Certain provisions of our bylaws require that compensation to our advisor be approved by a majority of the independent directors and that terms of transactions with our advisor be no less favorable to us than terms which could be obtained from unaffiliated entities. In making such determinations our directors will use their judgement and may, but are not required to, retain the services of advisors, professional service providers or other third parties to assist them.

      We have entered into transactions, such as real estate joint ventures, with other CPA® REITs that are managed by our advisor and we expect that we will do so in the future. We may also purchase assets from, sell assets to, or enter into mergers or other business combination transactions with other CPA® REITs. Although all such transactions must be approved on our behalf by our independent directors, and in some cases by our shareholders, conflicts may arise in the event of a disagreement between us and another CPA® REIT that is managed by our advisor, or because our independent directors may also serve on the boards of other CPA® REITs, or in enforcing our rights against another CPA® REIT under agreements we have with them.

      We have limited independence from our advisor and its affiliates. All of our management functions are performed by officers of Carey Asset Management or its affiliates pursuant to the advisory agreement. Two of the five members of our board of directors, including our Chairman, are officers of W. P. Carey & Co. LLC, the parent company of our advisor, and its affiliates. Our three independent directors were initially selected by our advisor and also serve as the independent directors of other W. P. Carey-sponsored REITs. As a result of the foregoing, we have limited independence from our advisor and its affiliates. This limited independence may exacerbate the conflicts of interest described in this section by giving our advisor and W. P. Carey & Co. LLC substantial control over us while having different economic incentives than our shareholders.

      Most of our officers and certain of our directors have ownership interests in W. P. Carey & Co. LLC. Most of our officers, and certain of our directors, own shares in W. P. Carey & Co. LLC, which is the parent company of Carey Asset Management and Carey Financial. These ownership interests may result in conflicts by creating an incentive for members of our management to make decisions or enter into transactions on our behalf, that may be beneficial to W. P. Carey & Co. LLC and not necessarily beneficial to us.

      We may enter into transactions with or take loans from our advisor or its affiliates. We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See “Investment Objectives, Procedures and Policies.” We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey & Co. or its affiliates.

      See “Investment Objectives, Procedures and Policies.” We may borrow funds on a short-term basis from W. P. Carey & Co. or its affiliates at any time.

      We may also acquire assets from our affiliates, including the other CPA® REITs, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single properties or portfolios of properties. Like us, the other CPA® REITs intend to consider alternatives for providing liquidity for their shareholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from another CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction.

      Except as provided in our bylaws, we may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or affiliates receive separate fees.

      Our advisor may face conflicts of interest in allocating investment, purchase and sale, and financing opportunities among itself and other entities which it advises including other CPA® REITs. These conflicts may be affected by variations in the economic benefits to our advisor and such entities from different allocations of such opportunities. Our advisor will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If our advisor or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be made by the chairman of Carey Asset Management’s investment committee and based upon factors such as:

•	cash flow from the property;

•	the effect of the acquisition of the property on the diversification of each entity’s portfolio;

•	rental payments during any renewal period;

•	the amount of equity required to make the investment;

•	the policies of each entity relating to leverage;

•	the funds of each entity available for investment; and

•	the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

      Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity’s portfolio and efficient completion of an entity’s portfolio. To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. Our directors (including the independent directors) must approve any investment in which we invest jointly with another CPA® REIT.

      It is possible that an affiliate could acquire adjacent properties to properties purchased by us. Although it is not expected to occur, if any of our affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

      There may be competition from our advisor and its affiliates for the time and services of officers and directors. We depend on the board and our advisor for our operations and for the acquisition, operation and disposition of our investments. Carey Asset Management has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See “Management —Advisory Agreement.” Our advisor will be performing similar services for other CPA® REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of our advisor. Our advisor and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of our shareholders. See “Management.” Neither Carey Financial, Carey Asset Management nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

      Two of our officers own a minority interest in W. P. Carey International which performs services and receives fees under our advisory agreement. Jan F. Kärst and Edward V. LaPuma, each of whom is one of our officers, own an aggregate 13% interest in W. P. Carey International, a subsidiary of Carey Asset Management. W. P. Carey International performs services on behalf of Carey Asset Management under our advisory agreement and receives a portion of the compensation we pay to our advisor. For the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005, W. P. Carey International received $3,350,855 and $4,478,356, respectively, of compensation for services rendered pursuant to our advisory agreement and subject to us achieving the preferred return, W. P. Carey International is entitled to deferred fees of $3,084,522 and $3,345,752 respectively for the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005.

      The sales agent is affiliated with W. P. Carey & Co. LLC and both companies are currently under an SEC investigation. Carey Financial, a subsidiary of W. P. Carey & Co. LLC will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co. LLC, its affiliates and its or their employees) and reimbursement for specified expenses. See “The Offering/Plan of Distribution.” As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in this offering, including W. P. Carey & Co. LLC. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

      In March 2004, following a broker-dealer examination of Carey Financial by the staff of the SEC, Carey Financial received a letter from the staff of the SEC alleging certain infractions by Carey Financial of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations thereunder and those of the NASD.

      The staff alleged that in connection with a public offering of shares of CPA®: 15, Carey Financial and its retail distributors sold certain securities without an effective registration statement. Specifically, the staff alleged that the delivery of investor funds into escrow after completion of the first phase of the offering (the “Phase I Offering”), completed in the fourth quarter of 2002 but before a registration statement with respect to the second phase of the offering (the “Phase II Offering”) became effective in the first quarter of 2003, constituted sales of securities in violation of Section 5 of the Securities Act of 1933. In addition, in the March 2004 letter the staff raised issues about whether actions taken in connection with the Phase II offering were adequately disclosed to investors in the Phase I Offering. In the event the SEC pursues these allegations, or if affected CPA®: 15 investors bring a similar private action, CPA®: 15 might be required to offer the affected investors the opportunity to receive a return of their investment. It cannot be determined at this time if, as a consequence of investor funds being returned by CPA®: 15, Carey Financial would be required to return to CPA®: 15 the commissions paid by CPA®: 15 on purchases actually rescinded. Further, as part of any action against W. P. Carey & Co. LLC and Carey Financial, the SEC could seek disgorgement of any such commissions or different or additional penalties or relief, including without limitation, injunctive relief and/or civil monetary penalties, irrespective of the outcome of any rescission offer. The potential effect such a rescission offer or SEC action may ultimately have on the operations of W. P. Carey & Co. LLC and its affiliates, Carey Financial or the REITs managed by W. P. Carey & Co. LLC, and its affiliates cannot be predicted at this time. There can be no assurance that the effect, if any, would not be material.

      The staff also alleged in the March 2004 letter that the prospectus delivered with respect to the Phase I Offering contained material misrepresentations and omissions in violation of Section 17 of the Securities Act and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder in that the prospectus failed to disclose that (i) the proceeds of the Phase I Offering would be used to advance commissions and expenses payable with respect to the Phase II Offering, and (ii) the payment of dividends to Phase II shareholders whose funds had been held in escrow pending effectiveness of the registration statement resulted in significantly higher annualized rates of return than were being earned by Phase I shareholders. Carey Financial has reimbursed CPA®:15 for the interest cost of advancing the commissions that were later recovered by CPA®:15 from the Phase II Offering proceeds.

      In June 2004, the Division of Enforcement of the SEC (“Enforcement Staff”) commenced an investigation into compliance with the registration requirements of the Securities Act in connection with the public offerings of shares of CPA®: 15 during 2002 and 2003. On November 23, 2004, Maryland’s Office of the Attorney General, Division of Securities (the “Division”) notified Carey Financial that it was seeking information to determine the extent of any violations of Maryland law in connection with any sale by Carey Financial and its retail distributors of securities of Corporate Property Associates 15 Incorporated, a real estate investment trust sponsored by W. P. Carey & Co. LLC, without an effective Maryland registration statement in late 2002 and early 2003. In response to the Division’s requests for information, Carey Financial has provided documents and answered specific inquiries in writing. Carey Financial is cooperating fully with this investigation and has responded to all of the Division’s requests. In connection with this investigation the Division could seek to impose penalties and other forms of relief including, without limitation, injunctive relief, civil monetary penalties and/or rescission.

      In December 2004, the scope of the Enforcement Staff’s inquiries broadened to include broker-dealer compensation arrangements in connection with CPA®: 15 and other REITs managed by W. P. Carey & Co. LLC, and its affiliates as well as the disclosure of such arrangements. At that time W. P. Carey & Co. LLC, and its affiliates and Carey Financial received a subpoena from the Enforcement Staff seeking documents relating to payments by W. P. Carey & Co. LLC and its affiliates, Carey Financial, and REITs managed by W. P. Carey & Co. LLC and its affiliates to (or requests for payment received from) any broker-dealer, excluding selling commissions and selected dealer fees. W. P. Carey & Co. LLC and its affiliates and Carey Financial subsequently received additional subpoenas and requests for information from the Enforcement Staff seeking, among other things, information relating to any revenue sharing agreements or payments (defined to include any payment to a broker-dealer, excluding selling commissions and selected dealer fees) made by W. P. Carey & Co. LLC and its affiliates, Carey Financial or any REIT managed by W. P. Carey & Co. LLC and its affiliates in connection with the distribution of REITs managed by W. P. Carey & Co. LLC and its affiliates or the retention or maintenance of REIT assets. Other information sought by the SEC includes information concerning the accounting treatment and disclosure of any such payments, communications with third parties (including other REIT issuers) concerning revenue sharing, and documents concerning the calculation of underwriting compensation in connection with the REIT offerings under applicable NASD rules.

      In response to the Enforcement Staff’s subpoenas and requests, W. P. Carey & Co. LLC and its affiliates and Carey Financial have produced documents relating to payments made to certain broker-dealers both during and after the offering process, for certain of the REITs managed by W. P. Carey & Co. LLC and its affiliates (including Corporate Property Associates 10 Incorporated, CIP®, CPA®: 12, CPA®: 14, and CPA®: 15), in addition to selling commissions and selected dealer fees.

      Among the payments reflected on documents produced to the staff were certain payments made to a broker-dealer which distributed shares of the REITs aggregating in excess of $9.6 million. The expenses associated with these payments, which were made during the period from early 2000 through the end of 2003, were borne by and accounted for on the books and records of the REITs. Of these payments, CPA®:10 paid in excess of $40,000; CIP® paid in excess of $875,000; CPA®:12 paid in excess of $2.455 million; CPA®:14 paid in excess of $4.99 million; and CPA®:15 paid in excess of $1.24 million. In addition, other smaller payments by the REITs to the same and other broker-dealers have been identified aggregating less than $1 million.

      W. P. Carey & Co. LLC and its affiliates, Carey Financial and the REITs managed by W. P. Carey & Co. LLC and its affiliates, are cooperating fully with this investigation and have provided information to the Enforcement Staff in response to the subpoenas and requests. Although no formal regulatory action has been initiated against W. P. Carey & Co. LLC and its affiliates or Carey Financial in connection with the matters being investigated, the SEC may pursue an action against either W. P. Carey & Co. LLC and its affiliates or Carey Financial or both of them in the future. The nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could have a material adverse effect on W. P. Carey & Co. LLC and its affiliates and Carey Financial and the magnitude of that effect would not necessarily be limited to the payments described above but could include other payments and civil monetary penalties.

      On May 5, 2005, W. P. Carey & Co. LLC announced the resignation of John Park as its Chief Financial Officer in connection with this investigation. Mr. Park has also resigned as our Chief Financial Officer. After Mr. Park’s resignation, Claude Fernandez, our Principal Accounting Officer, assumed the position of Acting Chief Financial Officer and Michael D. Roberts, our Controller, assumed the position of Acting Principal Accounting Officer. Effective November 21, 2005, Mark J. DeCesaris has assumed the position of Acting Chief Financial Officer. Since Mr. DeCesaris’ appointment as Acting Chief Financial Officer, Mr. Fernandez has resumed his position as our Principal Accounting Officer and Mr. Roberts has resumed his position as our Controller.

      We shared common counsel with W. P. Carey & Co. and its affiliates. Reed Smith LLP previously acted as counsel to us, W. P. Carey & Co., Carey Financial and the other CPA® funds in connection with our initial public offering and the initial negotiation of our advisory agreement. We have retained Clifford Chance US LLP to act as a special counsel to us in connection with this offering and as special counsel to CPA®:12, CPA®:14, and CPA®:15.

      As of January 13, 2006, the following chart shows the relationship among CPA® :16 - Global, W. P. Carey & Co. LLC, and its affiliates. See “Management.”

(1)	Jan F. Kärst and Edward V. LaPuma, each of whom is an officer of CPA® :16 - Global, own an aggregate of 13% of the shares of common stock of W. P. Carey International. W. P. Carey International performs services under our advisory agreement and receives a portion of the fees paid to our advisor. See “Conflicts of Interest.”

PRIOR OFFERINGS BY AFFILIATES

      The information in this section should not be considered as indicative of how we will perform. This discussion refers to the performance of prior programs over the lifetime of the programs and does not mean that we will make investments comparable to those reflected in this section. If you purchase shares in CPA® :16 - Global, you will not have any ownership interest in any of the real estate programs described in this section (unless you are also an investor in those real estate programs). While the investment objectives of CPA® :16 - Global are similar to those of the CPA® funds, the performance of CPA® :16 - Global is subject to additional risks, including the potential adverse impact on results due to changes in currency exchange rates. Changes in exchange rates will impact the amount of and the stability of any distributions made by CPA® :16 - Global to its shareholders as well as any potential gains on the sales of property. See “Risk Factors — Risks Related to this Offering — Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions.” Also, while we use the term “fund” or “CPA® funds” in this section, neither CPA® :16 - Global nor any of the other CPA® programs is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 or subject to regulation thereunder.

      Affiliates of W. P. Carey organized the limited partnerships known as:

•	Corporate Property Associates

•	Corporate Property Associates 2

•	Corporate Property Associates 3

•	Corporate Property Associates 4

•	Corporate Property Associates 5

•	Corporate Property Associates 6

•	Corporate Property Associates 7

•	Corporate Property Associates 8

•	Corporate Property Associates 9

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently acquired the net lease business operations of W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC.

      Affiliates of W. P. Carey have also organized the REITs listed below, referred to as the CPA® REITs (in addition to CPA® :16 - Global):

•	Corporate Property Associates 10 Incorporated (CPA®:10)

•	Carey Institutional Properties Incorporated (CIP®)

•	Corporate Property Associates 12 Incorporated (CPA®:12)

•	Corporate Property Associates 14 Incorporated (CPA®:14)

•	Corporate Property Associates 15 Incorporated (CPA®:15)

      In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In September 2004, CIP® and CPA®:15 merged, with CPA®:15 being the surviving company. These CPA® REITs and the CPA® limited partnerships (see description above) are referred to as the “CPA® funds.” While the primary investment objectives of the CPA® funds are similar to ours, the investments have been made primarily in the United States.

      The following is information relating to the CPA® funds for the ten year period beginning January 1, 1995 and ending December 31, 2004:

Total equity raised:	$2,584,959,000
Total investors (at December 31, 2004):	94,400
Number of Properties Purchased:	405
Properties Purchased Outside the United States:	57
Aggregate Purchase Price of Properties:	$4,234,298,000
Total Initial Equity Investment in Properties:	$1,763,903,000
Total Initial Mortgage Financing:	$2,470,395,000

      The CPA® funds and W. P. Carey have made international investments since 1998. The following table illustrates certain information on the international investments made by those entities during the five year period beginning January 1, 2000 and ending December 31, 2004.

Summary of International Property Acquisitions

					Acquisition
Date of				City/	Cost		# of
Purchase	Lessee	Facility Type	Country	Province	($)(1)		Properties

3/00	ISA Trading Limited	Office	United Kingdom	Bradford	6,137,000		1
9/00	Bouygues Telecom SA	Office	France	Tours	10,232,000		1
12/00 & 3/02	Societe Hoteliere Toulouse Aeroport	Hotel	France	Toulouse	7,841,000		1
1/01	BLP UK Limited	Manufacturing	United Kingdom	Doncaster	8,702,000		1
6/01	Nexpak B.V.	Warehouse/ Distribution	Netherlands	Helmond	5,445,000		1
12/01	Bouygues Telecom SA	Office	France	Illkirch	13,890,000		1
12/01	Wallac Oy (Perkins Elmer)	Office/ Manufacturing/ Research	Finland	Turku	24,172,000		1
3/02 & 7/02 & 7/03	Carrefour France, SA	Warehouse/ Distribution	France	various	101,487,000		8
7/02	Katun Corporation	Office/ Storage/ Distribution	Netherlands	Gorinchem	6,309,000		1
11/02	Medica — France, SA	Assisted Living	France	various	40,328,000		6
12/02	Carrefour France, SA	Warehouse/ Distribution	France	various	106,966,000		7
1/03	Innovate Holdings Limited	Cold Storage	United Kingdom	Birmingham	22,021,000		1
4/03	Shires Limited	Manufacturing	United Kingdom and Ireland	various	34,728,000		6
11/03	Innovate Holdings Limited	Warehouse/ Distribution	United Kingdom	Brierly Hill	10,898,000		1
11/03	Carrefour France, SA	Distribution/ Warehouse	France	Nimes	20,635,000		1
12/03 & 6/04	Actuant Corporation and GB Tools and Supplies, Inc.	Manufacturing, Warehouse/ Distribution and Office	Germany	Kahl am Main	16,769,000	(2)	1
5/04	Polestar Petty Limited	Office/Industrial/Warehouse	United Kingdom	Leeds	27,921,000	(2)	1
1/04 & 6/04	Régie des Bâtiments	Office	Belgium	Mons	11,155,000	(3)	1
7/04	TietoEnator Corporation	Office	Finland	Espoo	97,763,000	(2)	2
7/04 & 8/04	Thales SA	Office/ Research and Manufacturing	France	various	103,186,000	(2)	5

					Acquisition
Date of				City/	Cost		# of
Purchase	Lessee	Facility Type	Country	Province	($)(1)		Properties

8/04	Ply Gem Industries, Inc.	Industrial/ Manufacturing	Canada	Calgary	5,714,000	(2)	1
12/04	Plantagen Finland, Oy; Plantagen Sverige AB	Retail	Finland and Sweden	Vantaa and Linkoping	30,907,000	(2)	2
1/05	Pohjola Non-Life Insurance Company Ltd.	Office	Finland	Helsinki	113,514,000	(2)	1
1/05	IDS Manufacturing; IDS Logistics	Industrial/ Distribution	Thailand	Lamlukka and Bangpa-In	23,689,000	(2)	2
5/05	MetoKote Corporation	Industrial/ Manufacturing	Canada	Ontario	9,892,000	(2)	1
6/05	Hellweg Die Profi-Baumärkte GmbH and Co. KG	Retail	Germany	Various	154,364,000	(2)	16
7/05	Societe Genedis	Storage	France	Le Mars	1,993,000		1
7/05	Police Prefecture, French Government	Office	France	Paris	106,649,000	(2)	1
7/05	MetoKote de Mexico	Industrial/Manufacturing	Mexico	Coahuila	3,782,000	(2)	1
8/05	John McGavigan Limited	Manufacturing	United Kingdom	Bishopbriggs, Scotland	12,209,000	(2)	1
10/05	John Nurminen Oy	Distribution/Warehouse	Finland	Kotka	9,979,000	(2)	2
12/05	Murray International Metals, Limited	Warehouse/Office	United Kingdom	Newbridge, Scotland	25,244,000	(2)	1

	TOTAL INTERNATIONAL PROPERTY ACQUISITIONS				$1,174,521,000		78

(1)	— Based on currency conversion rates in effect on date funded and rounded to nearest thousand.

(2) —	Includes an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate with the proceeds from our initial public offering which was previously paid by us to our advisor. We will continue to pay this allowance for investments made with the proceeds of our initial public offering. However, there will be no such allowance payable to our advisor for future investments made by us with the proceeds of this offering and our related offering through our distribution reinvestment plan, although we will be responsible for the payment of all acquisition expenses.

(3) —	Excludes construction in progress amounts.

      We currently estimate that we will borrow approximately 60%, on average, of the purchase price of domestic properties and approximately 75%, on average, of the purchase price of international properties. The prior CPA® programs had an expectation of borrowing between 50% and 60% of the purchase price of properties. International portions of W. P. Carey’s prior CPA® programs have averaged approximately 73% leverage. The leverage percentages of the active CPA® funds as of December 31, 2004 are as follows:

CPA®:12	47%
CPA®:14	51%
CPA®:15	61%
CPA®:16 — Global	61%

      As of December 31, 2005 the average leverage percentage on the international properties based on total debt divided by total acquisition cost of all international properties currently owned by W. P. Carey and the CPA® funds is 73%.

      No CPA® fund has missed a quarterly distribution payment, although certain CPA® funds have reduced the rate of distributions as a result of adverse developments such as tenant bankruptcies, as described below. Over two-thirds of CPA® funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA® fund. CPA®:12 and CPA®:14 are currently appraised above their original issue prices and CPA®:15 has not yet been appraised. These funds currently provide an average distribution yield of 7.46%. CPA®:1-9 provided investors with 12% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA® funds have averaged in excess of 98% every year. As of January 13, 2006, CPA® funds have paid 696 quarterly distributions over 26 years, with 15 initial payments, 8 payments going down from the prior quarter, 60 payments staying the same and 613 payments increasing over the prior quarter.

      W. P. Carey’s experience managing the prior CPA® programs has shown that investments in real estate through programs such as the CPA® programs can help diversify a portfolio and reduce overall portfolio risk.

Diversification with Real Estate May Reduce Risk and/or Increase Return (1990 - 2004)

Diversification of Market Risk
Correlation Matrix (1990 - 2004)

		20-Year
		U.S. Gov’t		NAREIT
	S&P 500	Bond Index	CPA® Funds	Equity Index	U.S. Inflation

CPA® Funds	0.11	-0.27	1.00	-0.04	0.04

NAREIT Equity Index (Traded REITs)	0.42	0.14	-0.04	1.00	-0.14

Historically, the CPA® funds have had little to no correlation with financial assets and a positive correlation with inflation. CPA® funds are unlisted and are not actively traded, and therefore have served as a portfolio stabilizer, counterbalancing the daily market fluctuations of actively traded securities, such as stock, bonds, as well as long-term market cycles.

     The above figures do not include years prior to 1990 because annual appraisals were not performed prior to 1990 and do not include CPA®:16 — Global because we are still in our fundraising stage. For informational purposes only. Past performance is no guarantee of future results. The following are used in the exhibits above: Stocks – Standard & Poors 500®, a capitalization-weighted index of 500 stocks; Bonds – 20-year U.S. Government Bond Index; T-Bills – U.S. 30-Day T-Bill; CPA® Funds – CPA®:1-15; NAREIT Equity Index — all REITs traded on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange; U.S. Inflation – Consumer Price Index (CPI). As presented here, return is a measure of income and capital appreciation. Capital appreciation for CPA® funds is calculated based on annual third party appraisals and is realized upon the fund’s ultimate liquidity event. Risk is a measure of standard deviation, the percentage by which the annual returns in these hypothetical portfolios varied. For example, in the 20% Real Estate portfolio, the returns over the 14-year period ranged from -5.45% to 9.17%. CPA® funds and S&P 500 total returns are calculated by reinvesting distributions on the respective ex-dividend dates. The 20-Year U.S. Government Bond total return is calculated as the quarterly change in the flat price plus the accrued interest. NAREIT Equity Index total return is calculated by adding the dividend to the index’s quarter-end value and dividing by the previous quarter-end value. U.S. Inflation total return is calculated by taking the quarterly change in the price on a market basket of goods. CPA® funds and NAREIT Equity Index incorporate any special distributions (return of initial capital) as income for total return calculation purposes. Source: Calculated by W. P. Carey & Co. LLC using information and data presented in Ibbotson Investment Analysis Software, ©2004 Ibbotson Associates, Inc. All rights reserved. Used with permission. MI, MO, PA and TN investors must have a net worth of at least ten times their investment in CPA®:16 — Global. KS recommends that KS investors not invest more than 10% of their liquid net worth in CPA®:16 and other similar investments. OH investors cannot invest more than 10% of their net worth in CPA®:16 — Global and its affiliated programs.

     The CPA® funds have sold all or a portion of 114 properties during the ten-year period between January 1, 1995 and December 31, 2004.

      Some CPA® funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/ or an increase in administrative expenses of the affected CPA® funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA® funds to reduce their rate of distributions to partners or shareholders.

      W. P. Carey undertook measures to mitigate the effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA® funds and, where appropriate, settling litigation. As of December 31, 2004, a total of 46 tenants of properties held by CPA® funds had filed for bankruptcy, affecting 109 properties. Six of these properties were vacant, five were the subject of negotiations while rent was being currently paid, and 98 were under lease or had been sold. The CPA® funds have lost to tenant defaults an average of 0.59% of their income per year. Through December 31, 2004, the annual yield lost to defaults has averaged 0.099% of investor dollars in CPA® funds. The greatest amount of yield lost in one year was 0.32%.

      Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,194,565, with annual rent increases every thirty-six months based on the percentage increase in the CPI. Since filing for bankruptcy protection, Foss has been making partial payments of rent due under the lease and owes us $328,002 as of December 31, 2005.

      In addition, our tenant, Clean Earth filed for bankruptcy protection in January 2006. The initial aggregate annual rent under the Clean Earth lease is $710,500 with annual rent increases based on the increase in the CPI. Clean Earth has been making partial payments of rent due under the lease and owes us approximately $118,000 as of January 25, 2006.

      Most CPA® funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA® fund. Several CPA® funds experienced the types of adverse business developments described above, of which four CPA® funds, CPA®:1, CPA®:5, CPA®:7 and CPA®:10, reduced the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA®:1, the bankruptcy filing by Storage Technology, in the case of CPA®:5, the sale of two properties, in the case of CPA®:7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA®:10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA®:1, CPA®:5, CPA®:7 and CPA®:10 were followed by increases in the distribution rates.

      Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA®:16 - Global will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA® REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the Securities Exchange Commission’s Web site at www.sec.gov.

W. P. CAREY & CO.’S COMPLETED FUNDS

	CPA®:1	CPA®:2	CPA®:3	CPA®:4	CPA®:5	CPA®:6	CPA®:7	CPA®:8	CPA®:9	CPA®:10	CIP®

Total Cash Distributions Plus Terminal Value per $10,000 Invested	$23,670	$36,864	$40,806	$31,007	$21,024	$26,382	$21,504	$22,851	$18,393	$20,833	$24,243
Value Received at Termination per $10,000 Invested(1)	$11,314	$12,028	$16,317	$14,184	$7,903	$14,848	$11,914	$14,960	$11,321	$11,230	$13,900
Total Cash Distributions per $10,000 Invested(2)	$12,356	$24,835	$24,489	$16,824	$13,122	$11,534	$9,590	$7,891	$7,072	$9,603	$10,343
Percentage of Original Investment Received	237%	369%	408%	310%	210%	264%	215%	229%	184%	208%	242%
Average Annual Return(3)	7.17%	14.89%	18.81%	13.85%	7.72%	12.47%	10.15%	13.10%	9.59%	8.81%	11.22%
Annualized Yields 2004											8.58%
Based on 2003											8.54%
Calendar Year 2002										7.18%	8.51%
Distributions(4) 2001										7.15%	8.41%
2000										7.12%	8.32%
1999										7.09%	8.28%
1998										7.05%	8.25%
1997	7.05%	18.92%	19.86%	11.44%	7.05%	9.71%	8.62%	8.81%	8.50%	7.35%	8.22%
1996	7.02%	18.73%	19.72%	11.38%	7.71%	9.61%	8.52%	8.72%	8.48%	8.30%	8.17%
1995	6.50%	17.90%	18.95%	11.24%	9.78%	9.29%	8.37%	8.53%	8.44%	8.29%	8.09%
1994	6.29%	17.51%	18.69%	11.16%	9.74%	9.23%	6.74%	8.45%	8.40%	8.25%	8.02%
1993	6.23%	17.33%	18.49%	11.11%	9.68%	9.17%	6.12%	8.41%	8.36%	8.20%	7.41%
1992	6.15%	17.11%	17.95%	11.03%	9.60%	9.08%	6.62%	8.35%	8.30%	8.12%	7.10%
1991	6.07%	16.82%	16.44%	10.83%	9.52%	8.67%	8.32%	8.27%	8.22%	7.94%
1990	5.75%	16.57%	15.80%	10.59%	9.44%	8.46%	8.29%	8.19%	8.14%
1989	5.41%	16.00%	14.60%	10.45%	9.36%	8.33%	8.18%	8.08%	8.09%
1988	5.32%	15.40%	13.54%	10.35%	9.28%	8.23%	8.10%	8.03%
1987	5.27%	15.08%	13.00%	10.26%	9.19%	8.14%	8.03%
1986	5.22%	13.29%	12.25%	10.19%	9.10%	8.06%
1985	7.45%	9.57%	11.55%	10.11%	8.84%	8.01%
1984	7.45%	9.17%	11.15%	10.03%	8.48%
1983	7.45%	9.09%	10.06%	8.92%
1982	7.45%	8.79%	9.76%
1981	7.43%	8.03%
1980	7.33%	8.01%
1979	7.18%

Past Performance is not a guarantee of future results.

(1)	CPA®:1 through CPA®:9 were merged into Carey Diversified LLC (“CDC”), which was listed on the NYSE in January 1998. Terminal values are based on any final cash distribution plus the average share price for the 30 trading days after the listing, which was $21.51 per share. On June 28, 2000, CDC merged with W. P. Carey & Co., Inc. to form W. P. Carey & Co. LLC (NYSE:WPC). In April 2002, shareholders of CPA®:10 approved an offer to exchange their shares for either shares of CIP® or 4% promissory notes. Those who elected promissory notes received interest and $11.23 per share at the end of 2002, as illustrated here. On September 1, 2004, CIP® and CPA®:15 merged with CPA®:15 being the surviving company. In the merger, CIP® shareholders received a special cash distribution of $3.00 per share and, in addition, the choice of either $10.90 in cash or 1.09 shares of CPA®:15.

(2)	Includes special distributions made during the life of a CPA® fund for the following programs (per $10,000 investment): CPA®:2 $7,300, CPA®:3 $5,000, CPA®:4 $1,400, CPA®:5 $540, CPA®:7 $500.

(3)	Average annual return includes all the cash distributions, special distributions and exchange value/liquidation dividends over the life of the programs.

(4)	Cash return percentages are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total investment in the program. Cash distributions from property sales are deducted from the original investment in calculating subsequent cash return percentages. When a fund’s first or last year was a partial year, the cash distribution rate for that year is quoted on an annualized basis. Yields do not reflect any special distributions or liquidating distributions.

W. P. Carey & Co.’s Currently Operating Funds

Cash Distributions From Operations

					CPA®:16 -
		CPA®:12	CPA®:14	CPA®:15	Global

Total Cash Distributions Per $10,000 Invested(1)		$9,442	$5,540	$2,451	$1,001
Annualized Yields Based	Q1 2006	8.27%	7.68%	6.42%	6.25%
On Calendar Year	2005	8.27%	7.63%	6.37%	5.36%
Distributions(2)	2004	8.27%	7.58%	6.29%	4.54%
	2003	8.26%	7.54%	6.21%
	2002	8.23%	7.49%	6.05%
	2001	8.20%	7.08%
	2000	8.17%	6.59%
	1999	8.14%	6.49%
	1998	8.10%	6.14%
	1997	8.07%
	1996	8.04%
	1995	7.63%
	1994	7.04%
	1993
	1992

Past Performance is not a guarantee of future results.

(1)	Total cash distributions include those received from operations and from property sales through December 31, 2005 and are exclusive of increases or decreases in property values and equity build-up from paydown of mortgage balances. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program’s properties are less than the gross investment in such program.

(2)	All cash distribution return percentages are calculated by dividing the cash distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Cash distribution percentages are quoted on an annualized basis. Current quarter figure represents annualized yield of most recent quarterly distribution.

The charts above include, in summary form, the performance histories of W. P. Carey’s currently operating funds and should not be considered as indicative of the possible operations of CPA®:16 - Global. CPA®:16 - Global owns a portfolio of properties different from those owned by the predecessor CPA® programs. In particular, CPA®:16 - Global owns a number of properties located outside the United States. The inclusion of these charts do not imply in any manner that CPA®:16 - Global will make investments comparable to those reflected in the charts with respect to cash flow, taxable income or other factors, nor does it imply or indicate that purchasers of shares will experience returns comparable to those experienced by investors in the real estate portfolios other than CPA®:16 - Global referred to in the charts. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CPA®:16 - Global should be based. Investors who purchase shares in CPA®:16 - Global will not have ownership interests in the real estate portfolios depicted here (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above was subject to risks similar to those of an investment in CPA®:16 - Global, except that, CPA®:16 - Global is subject to additional risks associated with significant international investments.

W. P. Carey Group — PORTFOLIO DIVERSIFICATION

      The following charts show, as of September 30, 2005, the portfolio diversification of each of the currently operating CPA® funds, including CPA®:16 - Global, by tenant industry, facility type and region.

Portfolio Diversification by Tenant Industry (Based on Annualized Revenues

at September 30, 2005)

CPA®:12	CPA®:14*	CPA®:15	CPA®:16-Global**

*	Companies in automotive related industries (manufacturing, parts, services, etc.) are currently experiencing a challenging environment, which has resulted in several companies filing for bankruptcy protection recently. If conditions in this industry worsen, additional tenants may file for bankruptcy protection and may disaffirm their leases as part of their bankruptcy reorganization plans. The net result of these trends may have an impact on results of operations.

**	Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. In addition, our tenant, Clean Earth, filed for bankruptcy protection in January 2006.

Portfolio Diversification by Facility Type (Based on Annual Revenues)

CPA®:12	CPA®:14	CPA®:15	CPA®:16-Global

Portfolio Diversification by Region (Based on Annual Revenues)

CPA®:12	CPA®:14	CPA®:15	CPA®:16-Global

MANAGEMENT

      We operate under the direction of a board of directors, the members of which are accountable to us and our shareholders as fiduciaries. Our directors have reviewed and ratified the articles of incorporation and adopted the bylaws. The board of directors is responsible for the management and control of our affairs. The board of directors has retained Carey Asset Management to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board’s supervision. We have no employees. We must have at least three directors and may have no more than nine directors. We currently have five directors.

      A majority of the board of directors must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director is a director who is not and has not for the last two years been associated with the advisor or any of its affiliates. A director is deemed to be associated with the advisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of the advisor or any of its affiliates, except as a director, officer or trustee for not more than two other REITs organized by or advised by Carey Asset Management. An independent director may not perform material services for CPA® :16 — Global, except to carry out the responsibilities of a director. Two of our directors are affiliates of W. P. Carey & Co. and three are independent directors.

      Each director holds office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased by a majority of the existing directors, a decrease shall not have the effect of shortening the term of any incumbent director.

      Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

      Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

•	in the case of a director who is not an independent director (an “affiliated director”), by a vote of a majority of the remaining affiliated directors, or

•	in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient.

      The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our advisor. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director an annual fee of $18,000, plus an additional $3,000 to the Chairman of the Audit Committee. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $57,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of our advisor. However, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See “Management — Advisory Agreement”

for a more complete discussion of these reimbursements. The board may change the compensation of directors.

      Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and our advisor to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

      The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fee paid to our advisor in relation to the size, composition and performance of our investment portfolio;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other REITs and investment entities by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for itself or its other clients.

      The advisor will not vote any shares it now owns or hereafter acquires in any vote for the election of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates.

      Our board of directors has established an Audit Committee comprised of three directors, all of whom are independent directors. The Audit Committee currently consists of Elizabeth P. Munson, James D. Price and Trevor P. Bond (Chairman).

Directors and Executive Officers of CPA® :16 - Global

      Our directors and executive officers are as follows:

Name	Office

Wm. Polk Carey	Chairman of the Board and Board Member
Gordon F. DuGan	CEO and Board Member
Trevor P. Bond	Independent Board Member
Elizabeth P. Munson	Independent Board Member
James D. Price	Independent Board Member
Thomas E. Zacharias	President
Mark J. DeCesaris	Acting Chief Financial Officer

      The following is a biographical summary of the experience of our directors and executive officers, each of whom were appointed as officers or directors on June 11, 2003 with the exception of Ms. Munson who was appointed on December 10, 2003, Mr. Bond, who was appointed on February 22, 2005, Mr. Price, who was appointed on September 16, 2005, and Mr. DeCesaris, who was appointed on November 21, 2005:

      Wm. Polk Carey, age 75, serves as Chairman of the Board of Directors. Mr. Carey has served as a director of Corporate Property Associates 15 Incorporated (“CPA®:15”) since 2001, of Corporate Property Associates 14 Incorporated (“CPA®:14”) since 1997, of Corporate Property Associates 12 Incorporated (“CPA®:12”) since 1993 and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also Co-Chief Executive Officer of each of such companies, as well as CPA®:16 – Global, from 2002 through March 2005. He has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He serves as Chairman of the Penn Institute for Economic Research (PIER). In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board of W. P. Carey & Co. LLC, CPA®:16 — Global’s advisor, and Carey Asset Management, and as Chairman of the Board and Board Member of CPA®:12, CPA®:14 and CPA®:15, and was Chairman and Co-Chief Executive Officer of Carey Institutional Properties Incorporated (“CIP®”) prior to its merger with CPA®:15 in 2004.

      Gordon F. DuGan, age 39, Chief Executive Officer, also serves as a President, Board Member and CEO of W. P. Carey & Co. LLC and Carey Asset Management and as a director of Carey Financial. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, and was elevated to President in 1999, Co-CEO in 2002 and CEO in 2005. Mr. DuGan serves as Vice Chairman and CEO of CPA®:12, CPA®:14 and CPA®:15, and as Vice-Chairman and Co- Chief Executive Officer of CIP® prior to its merger with CPA®:15 in 2004. He serves as Trustee of the W. P. Carey Foundation. He also serves on the Boards of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School of the University of Pennsylvania.

      Trevor P. Bond, age 44, was appointed to the Board of Directors in February of 2005, at which time he was also appointed to the Boards of CPA®:14 and CPA®:15. Since 2002, Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships for his personal account. Mr. Bond served in several management capacities for Credit Suisse First Boston from 1992 to 2002, including: co-founder of CSFB’s Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University in 1989.

      Elizabeth P. Munson, age 49, is the President of The Rockefeller Trust Company (New York) and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson serves on the Board of Advisors of the Wildlife Conservation Society, Bronx, New York, is a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York, is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York and is a member of the Board of Trustees of Friends of WWB/ USA Inc., New York, New York. Ms. Munson has also served as an independent director of CPA®:12 since 2002 and CPA®:15 since 2002.

      James D. Price, age 66, was appointed to the Board of Directors in September 2005, at which time he was also appointed to the Boards of CPA®:12 and CPA®:14. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc, where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982.

      Thomas E. Zacharias, age 51, President, joined W. P. Carey & Co. in April 2002. He currently serves as Managing Director and Chief Operating Officer of W. P. Carey & Co. LLC, CPA®:12, CPA®:14 and CPA®:15. Prior to joining W. P. Carey & Co., Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. He has over 24 years experience in acquisitions, financing, development, leasing and asset management in real estate. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and currently serves as a Trustee of Groton School in Groton, Massachusetts. Mr. Zacharias previously served as an independent director of CIP® from 1997 to 2001, CPA®:12 from 1997 to 2000, CPA®:14 from 1997 to 2001 and CPA®:15 in 2001.

      Mark J. DeCesaris, age 46, became Acting Chief Financial Officer, Chief Administrative Officer and Managing Director on November 21, 2005. Mr. DeCesaris also serves as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director for W. P. Carey & Co. LLC, CPA®:12, CPA®:14 and CPA®:15. Mr. DeCesaris had been a consultant to W. P. Carey & Co.’s finance department since May 2005. Prior to joining W. P. Carey & Co., from March 2003 to December 2004, Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the NYSE, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From August 1999 to March 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to August 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, PA and earned his CPA license in 1983.

      Some of our future directors and officers may act as directors or officers of W. P. Carey & Co. LLC and its affiliates and other CPA® funds and may own interests in those entities.

Additional Management of W. P. Carey & Co. LLC and Its Affiliates

Name	Office

George E. Stoddard	Member of the Investment Committee of Carey Asset Management’s board of directors and Board Member of our Advisor
John D. Miller	Chief Investment Officer
Jan F. Kärst	Managing Director and Assistant Treasurer
Edward V. LaPuma	Managing Director, Director of the Investment Department — International and Assistant Treasurer
Claude Fernandez	Principal Accounting Officer
Anne Coolidge Taylor	Managing Director and Assistant Treasurer
John J. Park	Managing Director — Strategic Planning
Douglas E. Barzelay	General Counsel
Benjamin P. Harris	Executive Director, Director of the Investment Department and Assistant Treasurer
Susan C. Hyde	Executive Director and Secretary
Michael D. Roberts	Executive Director and Controller
Donna M. Neiley	Senior Vice President — Asset Management
Alistair Calvert	Director — Europe
Jason E. Fox	Director
Peter E. Kaplan Jr.	Director
James Longden	Director — Europe
Gino M. Sabatini	Director

      George E. Stoddard, age 89, has been with W. P. Carey & Co. since 1979 and is a member of the investment committee of Carey Asset Management’s board of directors. Mr. Stoddard served as CPA®:16-Global’s chief investment officer from June 2003 until March 2005 and as its co-chief investment officer from March 2005 until August 2005. He also served as a director of CPA®:15 from 2001 until March 2005, of CPA®:12 between 1997 and 2003 and between 2004 and March 2005, of W. P. Carey & Co. LLC since 2000 and of CPA®:14 from 1997 to June 2003 and from 2004 to March 2005. He was also a director of CPA®:10 prior to its merger with CIP® and a director of CIP® from 1997 until its merger with CPA®:15 in 2004. Prior to joining W. P. Carey & Co. Mr. Stoddard was Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States (“Equitable”), with responsibility for all activities related to Equitable’s portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LLB from Fordham University Law School. Mr. Stoddard serves as Chairman of the Investment Committee of W. P. Carey & Co. and has been a Trustee of the W. P. Carey Foundation since December 1990.

      John D. Miller, age 60, joined W. P. Carey & Co. in 2004 as Vice Chairman of Carey Asset Management Corporation and serves as Chief Investment Officer of W. P. Carey & Co. LLC. Mr. Miller founded StarVest Partners, L.P., a private equity/venture capital firm, in 1998, where he was its Co-Chairman and President. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. Before joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Prior to that, for 24 years Mr. Miller served in various investment units at the Equitable, including serving as President and CEO of Equitable Capital Management Corporation, a full-line investment advisory subsidiary with assets in excess of $36 billion and as head of Equitable Capital Management Corporation’s corporate finance department. He received his B.S. from the

University of Utah and an M.B.A. from the University of Santa Clara. He currently serves on the Board of CKX, Inc. and is a Board observer of MessageOne, Inc., a StarVest portfolio company.

      Jan F. Kärst, age 41, joined W. P. Carey & Co, in 1992 as a Senior Analyst and Assistant to the Chairman. Mr. Kärst left W. P. Carey to pursue a Masters of Business Administration degree at Duke University’s Fuqua School of Business in 1994. After receiving his MBA in 1996, Mr. Kärst joined Deutsche Bank’s Associate Program and became Assistant Vice President and Vice President. Mr. Kärst returned to W. P. Carey in 2000 and was promoted to Director in 2001 and to Managing Director in 2005. Mr. Kärst serves as Trustee of the W. P. Carey Foundation. He attended Germany’s University of Konstanz and received a B.A. in Economics from Colorado College.

      Edward V. LaPuma, age 33, became a Managing Director of W. P. Carey & Co. in March 2002 and President of W. P. Carey International LLC in 2004. Mr. LaPuma joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. Mr. LaPuma established W. P. Carey & Co.’s Institutional Department, which he headed as President of CIP®. Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with Sol C. Snider Entrepreneurial Center, a strategic consulting firm. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute and a trustee for W. P. Carey foundation.

      Claude Fernandez, age 53, our Principal Accounting Officer, joined W. P. Carey & Co. as Assistant Controller in March 1983. He was elected Executive Vice President and Chief Administrative Officer in June 1997, was elected Controller in July 1983, Vice President in April 1986, and served as our Acting Chief Financial Officer from May 2005 until November 2005 and is now a Managing Director. Prior to joining W. P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in accounting from New York University in 1975, and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

      Anne Coolidge Taylor, age 36, joined W. P. Carey & Co. in 1993 as Assistant to the Chairman and was elected to Managing Director in March 2003. Ms. Taylor founded W. P. Carey & Co.’s London office, which she headed from April 1999 to February 2001. She received an A.B. from Harvard College and an M.B.A. from Columbia University’s Graduate School of Business. She also serves on the Board of Jetora, Inc., the management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Taylor is President of CPA®:15 and was also President of CPA®:10 prior to its merger with CIP®.

      John J. Park, age 41, Managing Director — Strategic Planning, joined W. P. Carey & Co., Inc. as an Investment Analyst in December 1987. Mr. Park became a First Vice President of W. P. Carey & Co., Inc. in April 1993 and a Senior Vice President in October 1995. Mr. Park received a B.S. in Chemistry from Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park is also Managing Director of CPA®:12, CPA®:14 and CPA®:15, and held the same position with CIP® prior to its merger with CPA®:15 in 2004. From 1999 to May 2005, Mr. Park also served as Chief Financial Officer of W. P. Carey & Co. LLC, CPA®:12, CPA®:14 and CPA®:15, and CIP® prior to its merger with CPA®:15 in 2004.

      Douglas E. Barzelay, age 58, joined W. P. Carey & Co. LLC as General Counsel in January 2005. Prior to joining W. P. Carey, Mr. Barzelay was a partner at the law firm Patterson, Belknap, Webb & Tyler LLP in New York where his practice included corporate and securities matters, international transactions and mergers and acquisitions. From 1986 through 1995, he held several positions at Dime Bancorp, Inc., including General Counsel from 1989 through 1995, where he was responsible for all legal affairs of the company and its in-house legal department. Mr. Barzelay received a B.A. from Yale University in 1969 and a J.D. from Harvard Law School in 1973. He is a member of the American Bar Association and the Association of the Bar of the City of New York.

      Benjamin P. Harris, age 30, joined W. P. Carey & Co. in June 1998 and was promoted to Second Vice President in March 2000. He became Vice President in 2001, Director and First Vice President in 2002, Executive Director in 2003 and Director of the Investment Department in September 2005. As Director of the Investment Department, Mr. Harris oversees the daily operation of that department and its officers. Mr. Harris earned a B.S. in Economics and Finance from the University of Kings College in Canada and is a Chartered Financial Analyst. He is a member of the Affirmative Investments Committee of the New York Society of Securities Analysts. Mr. Harris is President of CPA®:12.

      Susan C. Hyde, age 37, is an Executive Director, Corporate Secretary and Director of Investor Relations of W. P. Carey & Co. Ms. Hyde oversees the Investor Relations, Corporate Communications and Special Events departments. Ms. Hyde also serves as Managing Director and Corporate Secretary of Carey Financial LLC. She joined W. P. Carey & Co. in 1990 after graduating from Villanova University, where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English. She is a member of the National Association of Real Estate Investment Trusts (“NAREIT”) and The Society of Corporate Secretaries and Governance Professionals.

      Michael D. Roberts, age 53, Executive Director and Controller, joined W. P. Carey & Co. in April 1989, as Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, First Vice President in July 1990, was elected Senior Vice President in 1997 and served as an Acting Principal Accounting Officer from May 2005 through November 2005. From August 1980 to February 1983, and from September 1983 to April 1989, he was employed by Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.

      Donna M. Neiley, age 43, Senior Vice President, joined W. P. Carey & Co. in July 1999 as a First Vice President in the asset management department. Prior to joining W. P. Carey, Ms. Neiley was a Senior Vice President with Morgan Stanley Dean Witter where she worked in the real estate group from 1987 to 1999. Ms. Neiley was previously with PricewaterhouseCoopers LLP. Ms. Neiley is a Certified Public Accountant, and received a B.A. in Economics from Lafayette College and an M.B.A. in Finance from Columbia University Graduate School of Business.

      Alistair Calvert, age 29, joined W. P. Carey as an Associate in March 2000, was promoted to Vice President in March 2003 and to Director — Europe in March 2004. Mr. Calvert currently co-manages W. P. Carey’s London office where he serves as Director of Investments. He previously worked in W. P. Carey’s New York office. Mr. Calvert graduated in 1999 from Oxford University’s Engineering, Economics and Management Studies program where he was awarded Oxford’s Masters of Engineering.

      Jason E. Fox, age 32, joined the W. P. Carey as Second Vice President in July 2002 and was promoted to Vice President in 2004 and Director in 2005. Previously, he worked at the Spectrum Group, a consulting and M&A advisory firm in San Francisco, from 1997 until 2000. Prior to this, he spent two years teaching mathematics and physics at The Hotchkiss School in Connecticut. Mr. Fox graduated magna cum laude from the University of Notre Dame, where he earned a B.S. in Civil Engineering and Environmental Science. He received his Masters in Business Administration from Harvard Business School.

      Peter E. Kaplan Jr., age 32, joined W. P. Carey as a Second Vice President in 2003 and was promoted to Vice President in 2004 and Director in 2005. Previously, he was a Vice President at Meyer, Duffy & Associates where he sourced and managed private equity investments. Prior to his experience there, Mr. Kaplan was an Assistant Vice President in the Corporate Banking Group of Brown Brothers Harriman where he directed the group’s financial sponsors effort. Mr. Kaplan received his MBA from Columbia Business School in 2003 and graduated in 1996 from the University of Virginia’s McIntire School of Commerce with a concentration in Finance.

      James Longden, age 41 joined W. P. Carey in January 2001 to run the London office. He started his banking career in 1987 when he joined ING Barings. In 1995 Mr. Longden became head of structured finance in London and in 1998 he was made a Director of the bank. During his last 18 months with the firm Mr. Longden worked in ING Barings’ financial institutions corporate finance group. Mr. Longden earned a BSc in Mechanical Engineering from Edinburgh University in 1986.

      Gino M. Sabatini, age 37, joined W. P. Carey & Co. in June 2000 as Second Vice President, was promoted to Vice President in 2002 and became Director in 2004. Prior to joining the firm, he operated a theme restaurant as well as a packaged food manufacturing and distribution business. Mr. Sabatini graduated in 1991 from the University of Pennsylvania where he was enrolled in the Management and Technology program and he received a BS in Mechanical Engineering from the Engineering School and a BS in Economics from the Wharton School. In 2000 he received an MBA from Harvard Business School.

Investment Committee

      W. P. Carey & Co. manages CPA®:16 — Global through Carey Asset Management and the investment committee. Carey Asset Management specializes in arranging private financing for companies, principally net lease financings of real property. W. P. Carey & Co. LLC is the parent company of Carey Asset Management, therefore, many of our directors and executive officers hold similar positions for W. P. Carey & Co. The investment committee evaluates the terms of property acquisition transactions for CPA®:16 — Global and approves acquisitions for us.

      The following are the members of the investment committee of Carey Asset Management’s board of directors:

Ralph F. Verni	Chairman
Dr. Lawrence R. Klein	Member
Nathaniel S. Coolidge	Member
George E. Stoddard	Member
Dr. Karsten von Köller	Member

      Biographical information regarding Mr. Stoddard is presented above. The following is a biographical summary of the remaining investment committee members:

      Ralph F. Verni, age 62, is currently serving on several boards of directors, including our advisor, Commonwealth Capital, a venture capital firm, First Pioneer Credit, a lending institution that finances the agriculture industry, and Eaton Vance Mutual Fund Family. He also serves on the Advisory Boards of several start-up companies, including Broad Reach Communications and Execs Only. Mr. Verni formerly served as a member of the board for The MacGregor Group, the leading provider of order management systems and FIX network services to institutional investors. Starting in 2000, he served as President, CEO and Director of Redwood Investment Systems, Inc. Redwood, a start-up software firm, developed web-based and wireless solutions to help investment professionals tame information overload. In 2001, Redwood merged into Verilytics, Inc. Prior to Redwood, Mr. Verni was President and CEO of State Street Research & Management, MetLife’s investment management subsidiary located in Boston. He was also President and CEO of SSRM Holdings, Inc., an asset management company, and Chairman of its subsidiary, SSR Realty. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board Member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at New England, he founded and served as President and Chief Executive Officer of New England Investment Companies, a holding company of over ten money management firms. Prior to joining New England, he spent sixteen years in a variety of investment management firms. Mr. Verni received a BA from Colgate University and an M.B.A. from Columbia University and is a Chartered Financial Analyst. Mr. Verni also serves on the Advisory Committee of the MIT Center For Real Estate, the Board of Trustees of Colgate University, where he also is the Vice-Chairperson of the Endowment Committee, the Boston Economic Club, and the Commercial Club of Boston. Mr. Verni has also served as a director of CIP®, CPA®:12 and CPA®:15 from 2001 to 2003, and as a director of W. P. Carey & Co. LLC since December 2003.

      Dr. Lawrence R. Klein, age 85, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc. Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President’s Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co. in 1984, as Chairman of the Economic Policy Committee and as a director.

      Nathaniel S. Coolidge, age 66, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer. Mr. Coolidge is a director and Chairman of the audit committee of the board of directors of W. P. Carey & Co. LLC.

      Dr. Karsten von Köller, age 66, became an independent director of W. P. Carey & Co. LLC in March 2004. Dr. von Köller is currently chairman of Lone Star Germany GmbH, a US private equity firm, and is chairman and member of the board of managing directors of Allgemeine HypothekenBank Rheinboden AG. Dr. von Köller was Chairman of the Board of Management for AHBR Bank. Dr. von Köller was Chairman of Eurohypo AG, from 1984 through 2001, Dr. von Köller was a member of the Board of Managing Directors of RHEINHYP Rheinische Hypothekenbank AG (Commerzbank group) where he was responsible for the bank’s commercial real estate lending activities outside Germany. He was an Executive Vice President of BHF-BANK, Frankfurt, and was responsible for his bank’s corporate customer business in northern and western Germany and in western industrial countries from 1981 through 1984. Before holding this position, from 1977 through 1980, he served as Senior Vice President and co-manager of the New York branch of BHF-BANK, Frankfurt. From 1971 through 1976, he served in the syndicated loan and investment banking department of Berline Handels-und Frankfurter Bank (BHF-BANK), Frankfurt am Main. Dr. von Köller studied law at the Universities of Bonn and Munich and is a graduate of Harvard Business School.

Management of Carey Financial, LLC

Harald Paumgarten	Chairman and Manager
Gordon F. DuGan	Manager
Stephen H. Hamrick	President
Richard J. Paley	General Counsel and Chief Compliance Officer
Susan C. Hyde	Managing Director and Secretary
Debra E. Bigler	Executive Director
David S. Eberle	Executive Director
Ted G. Lagreid	Executive Director

      Biographical information regarding Mr. DuGan and Ms. Hyde is presented above. The following is a biographical summary of the remaining directors and additional management of Carey Financial, LLC:

      Harald Paumgarten, age 67, has been Chairman of Carey Financial since 2002. He is also Executive Vice President and a board member of RateFinancials Inc., an independent research boutique rating the financial reporting, qualities of earnings and governance of American companies, which he co-founded in 2002. From 1991 to 2002 Mr. Paumgarten was president of Paumgarten and Company, a consulting and proprietary investment company focusing on small to mid-size companies. From 1999 to 2002 he was Managing Director of investment banking firms Adirondack Capital Corporation and Heritage Capital, and from 1995 to 2002 was Chairman of the Board of Trustees of HSBC Funds Trust. Mr. Paumgarten received a B.A. from the University of Pennsylvania in 1961 and an M.B.A. from the University of California — Berkeley in 1965. Mr. Paumgarten is also an Adjunct Professor at the Columbia University Business School, teaching investment banking as part of Columbia’s M.B.A. program.

      Stephen H. Hamrick, age 53. Mr. Hamrick has been with W. P. Carey & Co. LLC since 2001. Mr. Hamrick served as Chairman of the Board of Carey Financial from 1994 through June 2004. He was then elected President of Carey Financial in July 2004. Mr. Hamrick was appointed National Marketing Director and Managing Director of W. P. Carey & Co. in 2001. Prior to joining W. P. Carey & Co. LLC, he served as CEO of a bank-based investment brokerage business at Wall Street Investor Services. From 1988 until 1994, Mr. Hamrick headed Private Investments for PaineWebber Incorporated (now UBS Financial Services, Inc.), where he was a Senior Vice President and a member of the firm’s Management Council. Mr. Hamrick was with E.F. Hutton from 1975 through 1988 where he was an account executive and later became National Director — Private Placements. Mr. Hamrick has served as Chairman of the Securities Industry Association’s Direct Investment Committee, as Chairman of the Investment Program Association and as a voting member of the American Stock Exchange’s Committee on Securities, which approves companies to be listed or de-listed on the exchange, as well as the comparable panel at NASDAQ. A Certified Financial Planner, Mr. Hamrick received degrees in English and Economics from Duke University.

      Richard J. Paley, age 53, is General Counsel and Chief Compliance Officer, joining Carey Financial in June 2005. At the same time, Mr. Paley joined W. P. Carey & Co. LLC as Associate General Counsel and Senior Vice President. Mr. Paley previously served as Director of Compliance and Associate General Counsel at Daiwa Securities America Inc. and Senior Vice President U.S. Compliance of Fox-Pitt, Kelton Inc., a Swiss Re global investment bank. He also served as Chief Legal and Regulatory Compliance Officer and Associate Counsel of The Depository Trust & Clearing Corporation. Mr. Paley is a former U.S. Securities and Exchange Commission Special Counsel and Kings County New York Assistant District Attorney. He was elected to and was Chairman of the NASD District 10 Committee, and was a member of the NASD Membership Committee. Mr. Paley is a member of the NASD District 10 Consultative Committee and Securities Industry Association’s Self Regulation and Supervisory Practices Committee. Mr. Paley received his B.A. from St. Lawrence University, his M.A. from Michigan State University and his J.D. from Brooklyn Law School.

      Debra E. Bigler, age 53, is the senior marketing representative for the south and central United States. Ms. Bigler joined Carey Financial in March 1989 as an Assistant Marketing Director, became Vice President in May 1993, and Senior Vice President in 1998.

      David S. Eberle, age 39, is the senior marketing representative for the midwest region. He rejoined Carey Financial in May 2002 as a First Vice President in charge of Sales and Marketing in the Midwest Region. Prior to rejoining Carey Financial, Mr. Eberle was Regional Sales Director for SEI Investments located in Oaks, PA. Prior to this, Mr. Eberle was with Carey Financial for four years as a Vice President for Sales and Marketing in the Midwest Region. Mr. Eberle has been in the Financial Services Industry for nearly 15 years. He has held various positions in the industry, but has been primarily involved in the real estate fund raising business. Mr. Eberle graduated from St. John’s University in Collegeville, MN.

      Ted G. Lagreid, age 54, is the senior marketing representative for the western United States. He joined Carey Financial in 1994 and became a Senior Vice President in April 1998. Prior to joining the firm, he was employed by the Shurgard Capital Group then by SunAmerica where he was an executive in its mutual funds group. He earned an B.A. from the University of Washington and an M.B.A. from the University of Puget Sound. He spent eight years in the City of Seattle’s Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

Shareholdings

      As of January 13, 2006, Carey Asset Management owned 323,169 of our shares and its subsidiary, W. P. Carey International, owned 66,668 of our shares. Of these shares, 20,000 shares were received by Carey Asset Management in exchange for its initial contribution to us of $200,000. Carey Asset Management and W. P. Carey International received the balance of the shares in lieu of taking cash for some of their fees pursuant to the terms of the advisory agreement. Neither Carey Asset Management nor any of its affiliates is prohibited from acquiring additional shares. Our advisor may not sell the

20,000 shares it received in return for its initial contribution during the period it serves as an advisor. In addition, shares acquired in lieu of cash fees under the advisory agreement are subject to ratable vesting over five years after their issuance and cannot be sold prior to vesting. Any resale of any shares currently owned by our advisor or W. P. Carey International are also subject to the provisions of Rule 144, promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Our advisor has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates. Wm. Polk Carey owns approximately 34% of the outstanding shares of W. P. Carey & Co. LLC. See “Security Ownership of Certain Beneficial Owners and Management” for a discussion of the share ownership of our officers and directors.

Executive Compensation

      We have no employees to whom we pay salaries. We have not paid, and do not intend to pay, any annual compensation to our officers for their services as officers; however, we reimburse the advisor for the services of its personnel, including those who serve as officers of CPA®:16 - Global, pursuant to the advisory agreement.

Investment Decisions

      Each potential investment will be submitted for review to the investment committee of the board of directors of Carey Asset Management. The board of directors of W. P. Carey & Co. LLC has empowered the investment committee to authorize and approve our investments. However, our board retains ultimate authority to authorize and approve our investments and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

      We maintain a directors and officers liability insurance policy. Our organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and except as may be qualified by the requirements of our articles of incorporation with respect to the indemnification of directors, provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•	the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

      Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

      This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

      Notwithstanding the foregoing, our directors, officers, W. P. Carey and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the directors, W. P. Carey or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the directors, W. P. Carey or their affiliates were acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), W. P. Carey or their affiliates;

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders; and

•	the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

      In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, our organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the above conditions are met, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss liability arising out of the performance of its/their obligations under the advisory agreement.

      We will not indemnify our directors, officers, the advisor and its affiliates and any persons acting as a broker-dealer for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of CPA®:16 Global were offered or sold as to indemnification for violation of securities laws.

      As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

      The general effect to investors of any arrangement under which any controlling person, director or officer of CPA®:16 - Global is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our shareholders against the officers and directors.

      We have been informed that the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, W. P. Carey & Co. LLC or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

Advisory Agreement

      Many of the services performed by the advisor and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.

      Under the terms of our Second Amended and Restated Advisory Agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives. Subject to the authority of our board, the advisor:

•	sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

•	provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

•	takes the action and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

•	provides day-to-day management of our business activities and the other administrative services for us as requested by the board.

      The board has authorized the advisor to make investments in any property on our behalf without the approval of the board if the advisor obtains an appraisal for the property indicating that the contractual purchase price of the property plus acquisition fees but excluding any acquisition expense payable to the advisor does not exceed the appraised value of the property, and also represents to us that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect. The appraisal may take into consideration, among other things, the terms and conditions of a particular lease, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated.

      The term of the advisory agreement with respect to this offering of shares ends on September 30, 2006, and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. For the fiscal year ended December 31, 2004, we incurred asset management fees payable to Carey Asset Management of $1,638,400. The payment of half of the fee is subordinated to the preferred return of six percent. During that period, we also incurred current and deferred acquisition fees of $9,718,429 and $7,534,743, respectively. For the nine months ended September 30, 2005, we incurred asset management fees due to Carey Asset Management of $2,569,217. The payment of half of the fee is subordinated to the preferred return of six percent. We have also incurred current and deferred acquisition fees of $10,721,072 and $8,577,090, respectively, for the nine months ended September 30, 2005.

      Additionally, the advisory agreement may be terminated:

•	immediately by us, at the sole option of a majority of our independent directors, upon the bankruptcy of Carey Asset Management or for “cause”;

•	without cause by action of our directors, a majority of our independent directors or our shareholders upon 60 days’ notice; or

•	immediately with good reason by Carey Asset Management.

      “Good reason” is defined in the advisory agreement to mean either:

•	any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

•	any material breach of the advisory agreement of any nature whatsoever by us provided that the breach is of a material term or condition of the agreement and we have not cured it within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, we have not taken all necessary action with a reasonable time period to cure the breach.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Carey Asset Management that, in each case, is determined by a majority of independent directors to be materially adverse to us, or a breach of a material term of the advisory agreement by Carey Asset Management which breach has not been cured within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, Carey Asset Management has not taken all necessary action within a reasonable time period to cure the breach.

      Carey Asset Management and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See “Conflicts of Interest.” However, pursuant to the advisory agreement, Carey Asset Management must devote sufficient resources to the administration of CPA® :16 – Global to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that we may assign or transfer the advisory agreement to a successor entity and Carey Asset Management may assign the advisory agreement to an entity that is directly or indirectly controlled by W. P. Carey & Co. LLC and that has a net worth of at least $5,000,000. The directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.

      The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Carey Asset Management, subject at all times to compliance with the foregoing requirements.

      Some types of transactions require the prior approval of the board, including a majority of the independent directors and a majority of directors not interested in the transaction, including the following:

•	investments in properties in respect of which the requirements specified above have not been satisfied;

•	investments made through joint venture arrangements with W. P. Carey & Co. LLC, Carey Asset Management or their affiliates;

•	investments which are not contemplated by the terms of a prospectus;

•	transactions that present issues which involve conflicts of interest for Carey Asset Management or its affiliates (other than conflicts involving the payment of fees or the reimbursement of expenses);

•	the lease of assets to W. P. Carey & Co. LLC, Carey Asset Management or its affiliates, or to any director of CPA® :16 – Global;

•	any purchase or sale of an investment asset from or to Carey Asset Management or any of its affiliates; and

•	the retention of any affiliate of Carey Asset Management to provide services to CPA® :16 – Global not expressly contemplated by the advisory agreement and the terms of such services by such affiliate.

      We will pay fees to Carey Asset Management as compensation for services it provides to us. See “Management Compensation.”

      We will reimburse Carey Asset Management for all of the costs it incurs in connection with the services provided to us, including, but not limited to:

•	organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of any registration statement or prospectus (including any amendments thereof or supplements thereto), qualification of the shares for sale under state securities laws, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees, up to a maximum amount of four percent of the gross proceeds of this offering (excluding selling commissions and selected dealer fees paid or expenses reimbursed to the sales agent and the selected dealers);

•	expenses incurred in connection with the investment of our funds;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income, to the extent advanced or paid by the advisor, or on properties and taxes as an expense of doing business, in each case, of CPA® :16 – Global;

•	certain insurance costs in connection with our business;

•	expenses of managing and operating properties owned by us, whether payable to an affiliate of the advisor or a non-affiliated person;

•	fees and expenses of legal counsel, auditors and accountants;

•	payments to directors for expenses in connection with director and shareholder meetings;

•	expenses relating to the listing of the shares on a securities exchange;

•	expenses in connection with dividend payments;

•	expenses of revising or amending our articles of incorporation;

•	expenses of maintaining communication with our shareholders, including the cost of mailing annual reports;

•	expenses related to the properties and loans and other fees relating to making investments, including personnel and other costs incurred in property or loan transactions, where a fee is not payable to Carey Asset Management; and

•	all other expenses Carey Asset Management incurs in connection with providing services to us including reimbursement to Carey Asset Management or its affiliates for the costs of rent, goods, material and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of the overhead allocable to those persons.

      Carey Asset Management must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in the twelve month period ending on such quarter. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of our board of directors.

      If the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by Carey Asset Management, we will pay all accrued and unpaid fees and expense reimbursements, any earned but unpaid subordinated acquisition fees, and in some circumstances, we will also pay a termination fee. See “Management Compensation.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our board of directors oversees the management of CPA®:16 -Global. However, Carey Asset Management, our affiliate, is responsible for managing CPA®:16 - Global on a day-to-day basis and identifying and making acquisitions on our behalf. Carey Asset Management, a wholly-owned subsidiary of W. P. Carey & Co. LLC, utilizes the services of W. P. Carey & Co. LLC and its affiliates in performing its duties under the advisory agreement. Our sales agent, Carey Financial, a wholly owned subsidiary of Carey Asset Management and an affiliate of ours, will also provide services to us in connection with the offering and purchases made through our distribution reinvestment plan. In addition, our Chairman, Wm. Polk Carey, owns 34% of the outstanding common stock of W. P. Carey & Co. LLC and several of our officers and directors are also officers and directors of W. P. Carey & Co. LLC and its affiliates. For a more complete explanation of these relationships see “Conflicts of Interest.”

      Carey Asset Management, Carey Financial and their affiliates will receive compensation for services performed in connection with (1) this offering and purchases made pursuant to our distribution reinvestment plan, (2) our acquisitions and operations, and (3) our liquidation. During the offering, Carey Asset Management and its affiliates will be reimbursed for organization and offering expenses in connection with the offering and purchases made pursuant to the distribution reinvestment plan. In addition, Carey Financial will receive selling commissions in connection with the offering and purchases made pursuant to the distribution reinvestment plan, all of which will be reallowed by Carey Financial to selected dealers. Carey Financial will also receive selected dealer fees in connection with the offering which it will reallow to selected dealers. During our acquisition and operations, we will pay acquisition fees and subordinated acquisition fees to Carey Asset Management. We will also reimburse Carey Asset Management for expenses incurred in connection with the management and operation of CPA®16: - Global, including an allocable share of cost for advisor personnel and overhead. In addition, we will pay Carey Asset Management asset management fees and loan refinancing fees for any refinancing obtained by CPA®:16 - Global for which our advisor renders substantial services. At liquidation, subordinated disposition fees, subordinated incentive fees and termination fees (if the advisory agreement is terminated after a listing of our common stock), will be payable to Carey Asset Management. There are also a number of smaller items of compensation and expense reimbursement that will be paid to our affiliates during the life of CPA®:16 - Global. For a more complete explanation of the compensation to be paid to our affiliates for services and the conflicts that may arise in connection with such compensation, see “Management Compensation” and “Conflicts of Interest.”

      For the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005, W. P. Carey International received $3,350,855 and $4,478,356, respectively, of compensation for services rendered pursuant to our advisory agreement and subject to us achieving the preferred return, W. P. Carey International is entitled to deferred fees of $3,084,522 and $3,345,752 respectively for the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005.

      We have also entered into transactions, such as real estate joint ventures, with other CPA® REITs that are managed by our advisor and we expect that we will do so in the future. Our advisor and its affiliates have received acquisition fees, subordinated acquisition fees and other fees from each of the CPA® REITs participating in the joint venture and may receive fees in connection with future joint ventures involving the CPA® REITs. For a more complete discussion of these transactions, the compensation paid to our affiliates with respect to these transactions and the conflicts of interest that may arise, see “Description of the Properties,” “Management Compensation” and “Conflicts of Interest.”

INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

      Our purpose is to provide investors with an opportunity to diversify their investment holdings by providing an exposure to both domestic and international income-producing real estate. We seek to invest in commercial real estate properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

•	To own a diversified portfolio of net-leased real estate and other real estate related interests.

•	To make income-producing investments that enable us to maximize cash flow available for distribution to our shareholders.

•	To increase the value of the equity in our real estate by making regular mortgage principal payments.

      There can be no assurance that all or any of these objectives will be achieved.

Investment Opportunities

      In addition to opportunities we believe exist in the domestic real estate market, including the net lease market, we believe that international real estate markets provide investors with an opportunity to diversify their portfolio with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States. Although we are primarily focusing our international investments on properties in the European Union including the Eurozone (Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands, Austria, Portugal, Finland), Sweden and United Kingdom, we plan to evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location. We have also invested in properties located in Canada, Mexico and Thailand.

      According to UBS Warburg Global Real Estate Investment Report dated May 1, 2002, the correlation of returns within real estate as a global asset class is only approximately 0.19. These measures indicate that there is greater correlation of the returns from stock and bond investments in different markets than is the case for real estate — and thus a higher degree of diversification enhancement is available through real estate. In addition, the chart below indicates that an investor starting with a U.S.-based portfolio obtains far more diversification by adding non-U.S. real estate than through non-U.S. stocks and bonds. As with other illiquid investments, our shares cannot be liquidated as quickly as stocks, bonds or mutual funds.

Correlation of Investment Performance 1979-2005(1)	U.S. Stocks	U.S. Bonds

U.S. Stocks	1.00	0.15
Global Stocks	0.58	-0.01
U.S. Bonds	0.15	1.00
Global Bonds	0.22	0.61
U.S. Real Estate	0.09	-0.21
U.K. Real Estate	0.05	-0.37

(1)	U.S. Stocks data based upon S&P 500 (Ibbotson); Global Stocks data based upon Morgan Stanley Capital Global World Equity Index (Ibbotson); U.S. Bonds data based upon Lehman’s U.S. Intermediate Government Bonds Index(Ibbotson); Global Bonds data based upon Citigroup World Government Bonds Index (Ibbotson); U.S. Real Estate based upon total returns of NCREIF Property Index; and U.K. real estate based upon total returns of the IPD U.K. Index. All information presented has been calculated based upon local currencies and currency fluctuations have not been factored into these figures.

     Although commercial real estate markets in the European Union are quite diverse, we believe that there are certain characteristics which generally differentiate these markets from the United States real estate market. We also believe that these factors provide additional opportunities for investment in addition to those available in the United States. Differentiating factors include:

Higher Owner Occupancy. The acquisition of corporate real estate on a net lease basis has been a common practice in the United States for a number of years. This has resulted in a level of owner-occupation in the United States in the range of 24% of the total commercial real estate market. In the European Union real estate market, the level of owner-occupation is 67%.(2) We believe that these statistics support our premise that the European Union real estate market may provide us with a larger pool of investment opportunities than would be available solely in the United States.

Less Available Land and Greater Restrictions on Expansion. The economy of the European Union is roughly the same as that of the United States economy but it has 59% less land and 55% greater population. Furthermore, the countries in the European Union have numerous restrictions limiting commercial real estate development. As a result of these factors, we believe that long-term economic

(2)	Owner-occupation data in European Union real estate market based upon “European Real Estate Ownership Structures”, Jones Lang LaSalle, April 2002.

or social growth in the European Union has the potential to increase the value of commercial real estate rates to levels that exceed those in the United States.

Investment Procedures

      We invest primarily in single-tenant commercial real property, either existing or under construction. Generally, the properties are net-leased to tenants that the investment committee deems creditworthy based on leases which will be full recourse obligations of our tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes. We may also invest in other types of income-producing property.

      In analyzing potential acquisitions, the advisor will review all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential acquisition and lease can be structured to satisfy our acquisition criteria. The advisor may consider the following aspects of each transaction:

Tenant Evaluation. The advisor evaluates each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. The advisor seeks tenants it believes will have stable or improving credit profiles and credit potential that has not been recognized by the market. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant’s credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged). Whether a prospective tenant is creditworthy will be determined by the advisor or the investment committee of Carey Asset Management. Creditworthy does not mean “investment grade.”

Leases with Increasing Rent. The advisor seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. The advisor will seek to avoid entering into leases that provide for contractual reductions in rents.

Diversification. The advisor attempts to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, the advisor reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

Property Evaluation. The prospects for the seller/lessee’s enterprise and the financial strength of the seller/ lessee will generally be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Operating results of properties may be examined to determine whether or not projected rental levels are likely to be met. Each property purchased by us will be appraised by a third party appraiser prior to acquisition. The advisor selects an appraiser that is independent from the advisor, and is one of many appraisers preapproved by our board of directors. The contractual purchase price plus acquisition fees, but excluding acquisition expenses, payable to our advisor for a property we acquire will not exceed its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

Environmental Evaluation. W. P. Carey’s practices generally include conducting, or requiring the seller to conduct, evaluations of the physical condition of properties and Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. Sampling or testing generally are conducted only if, and to the extent that, potential environmental liabilities are identified in the environmental site assessment. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses, or expenses arising from such matters. Where such contractual protections are used, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, material environmental conditions, liabilities or compliance concerns may arise after the environmental review has been completed, and future laws, ordinances or regulations may impose material new or additional environmental liabilities.

Properties Important to Tenant Operations. Our advisor generally seeks to acquire properties that it believes are essential or important to the ongoing operations of the tenant. Carey Asset Management believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.

Profitable Locations. Our advisor seeks properties that it believes could be sold or re-leased in the event that it becomes necessary to do so.

Lease Provisions that Enhance and Protect Value. Our advisor attempts to include provisions in its leases that require its consent to specified tenant activity, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may include, for example, operational or financial covenants of the tenant, and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or could reduce the value of our properties. Where such contractual protections are used, however, circumstances may nonetheless arise in which a tenant fails, or is unable, to fulfill its contractual obligations.

Letter of Credit or Guaranty. Our advisor may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of lease obligations from the tenant’s corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. While our advisor will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. Our advisor and the investment committee’s standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for creditworthiness cannot be applied.

      Our advisor uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time, to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements help us to achieve our goal of increasing funds available for the payment of distributions.

      As a transaction is structured, it is evaluated by the chairman of Carey Asset Management’s investment committee, Ralph F. Verni and the Chief Investment Officer, John D. Miller. Before a

property is acquired, the transaction is reviewed by the investment committee. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. Our advisor places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction on our behalf unless it is approved by the members of the investment committee.

      We believe that the investment committee review process provides a benefit to our investors because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

      The following people serve on the investment committee:

•	Ralph F. Verni, Chairman – Currently serving as a board of director member of Commonwealth Capital, First Pioneer Credit and Eaton Vance Mutual Fund Family. Former board member of the MacGregor Group, former executive vice president, board member and chief investment officer of New England Mutual and former president and CEO of State Street Research Management.

•	Dr. Lawrence R. Klein – Currently serving as professor emeritus of economics and finance at the University of Pennsylvania and its Wharton School. Recipient of the 1980 Nobel Prize in Economic Sciences and former consultant to both Federal Reserve Board and the President’s Council of Economic Advisors.

•	Nathaniel S. Coolidge – Former Senior Vice President — Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibilities included overseeing its portfolio of fixed income investments.

•	George E. Stoddard – Former Chairman of the Investment Committee, CPA®:16-Global’s former chief investment officer and former officer-in-charge of the direct placement department of The Equitable Life Assurance Society of the United States.

•	Dr. Karsten von Köller – Currently chairman of Lone Star Germany GmbH and chairman and a member of the board of managing directors of Allgemeine HypothekenBank Rheinboden AG. Former Chairman and member of the Board of Managing Directors of Eurohypo AG.

      For additional biographical information on these individuals, see “Management — Investment Committee.”

      Each property purchased by us will be appraised by a third party appraiser prior to acquisition. The advisor selects an appraiser that is independent from the advisor, and is one of many appraisers approved by our board of directors. We will not purchase any property where the contractual purchase price of the property plus all acquisition fees, but excluding acquisition expenses, payable to our advisor is in excess of its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

      Subject to the limitations set forth in our bylaws and articles of incorporation, our bylaws currently provide that we will not engage in transactions with our directors, W. P. Carey, or any affiliate thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by a majority of our independent directors and a majority of our directors who are not interested in the transaction after a determination by them that: (1) the transaction is in all respects on such terms as at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the shareholders; and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm’s-length basis.

Types of Investments

      Our investments to date have been and will continue to be primarily income-producing properties which are, upon acquisition, improved or being developed or which are be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but we expect to make most of our investments within the United States and the remainder of our investments outside the United States. See “Risk Factors — Risks Related to this Offering — International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions.” Prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See “Risk Factors — Risks Related to this Offering — Our success will be dependent on the performance of our advisor.”

      We expect that many of our property acquisitions will continue to be through sale-leaseback transactions, in which we acquire properties from companies that simultaneously lease the properties back from us. Many of our properties will be subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

      We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). See “Risk Factors — Risks Related to Our Operations — Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.”

      In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

      Our bylaws currently provide that we will not purchase an investment in property or a loan from our directors, W. P. Carey or affiliates, unless a majority of the independent directors and a majority of the directors who are not interested in the transaction approve such transaction as being fair and reasonable to us and (i) at a price to us no greater than the cost of the asset to the affiliate, or (ii) if the price to us is in excess of such costs, that a substantial justification for such excess exists and the total property cost for the property or the loan exceed the appraised value of such property or loan. In no event will the price of the asset to be transferred from the affiliate to us exceed its current appraised value.

     Investments in Loans

      Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See “United States Federal Income Tax Considerations — Requirements for Qualification.” The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not currently expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. LLC, our advisor, our directors or our affiliates.

      We will generally require a security interest in the underlying properties or leases. We will obtain third party appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, the advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.

      We may also invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral against which we lend may or may not be valued by an appraisal. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral.

      Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans, or equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a “real estate asset,” for purposes of the 75% REIT asset test. In addition, in general, under the REIT rules our investment in each loan, to the extent it is not secured by real estate, cannot exceed 10% of the value of the issuer, and in the aggregate can not exceed 25% of our total assets. Also, income from that portion of such a loan will not qualify under the 75% REIT income test. See “United States Federal Income Tax Considerations — Requirements for Qualification — Income Tests.” Investments in corporate loans are not expected to represent a material portion of our portfolio.

     Joint Ventures

      We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments may permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. See “Risk Factors — Risks Related to Our Operations — Our participation in joint ventures creates additional risk.”

      We may participate jointly with publicly registered investment programs or other entities sponsored or managed by the advisor in investments as tenants-in-common or in some type of joint venture arrangement. Joint ventures with affiliates of W. P. Carey will be permitted only if:

•	a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates as being fair and reasonable to us and;

•	the affiliate makes its investment on substantially the same terms and conditions as us.

     Other Investments

      We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in “equity interests.” Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such “equity interests” are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which our advisor believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. Often, equity interests will be “restricted securities” as defined in Rule 144, promulgated under the Securities Act. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act. Whether an issuer registers its securities under the Securities Act may depend on the success of its operations.

      We will exercise warrants or other rights to purchase stock generally if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid.

      We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.

      There can be no assurance as to when our capital may be fully invested in properties. See “United States Federal Income Tax Considerations — Requirements for Qualification.” Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. We also may invest in securities that qualify as “real estate assets” and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which Carey Asset Management or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the net proceeds derived from this offering (other than proceeds used for necessary operating capital), are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the commencement of this offering or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments have been made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments have been made.

      If at any time the character of our investments would cause us to be deemed an “investment company” for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an “investment company.” Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an “investment company” for purposes of the Investment Company Act of 1940.

      Our reserves, if any, will be invested in permitted temporary investments. Carey Asset Management will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return on permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

      Our bylaws currently provide that we will receive all profits or losses from any property held on our behalf on an interim basis by W. P. Carey.

      Our bylaws currently provide that we will not sell properties to our directors, W. P. Carey, or any affiliate except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner, or upon a determination by a majority of our board of directors not otherwise interested in the transaction (including a majority of the independent directors) that the transaction is fair and reasonable and in the best interest of CPA® :16 - Global.

      Our bylaws currently provide that payments to any of our directors, officers, W. P. Carey or affiliates for services rendered in a capacity other than as advisor, director, or officer, may only be made upon the approval of a majority of the independent directors and a majority of the directors who are not interested in the transaction after a determination by them that: (1) the compensation is not in excess of the compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from other persons who are competent and not affiliated with any of the parties involved.

Use of Borrowing — Limited-Recourse Financing

      CPA®:16 - Global, through the subsidiaries it forms to purchase properties, generally will borrow on a limited recourse basis in the United States, in amounts that we believe will maximize the return to our shareholders. The use of limited recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. We will generally borrow in the same currency that is used to pay rent on the property. This will enable us to hedge a portion of our currency risk. Limited-recourse financing generally restricts the lender’s claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We currently estimate that we will borrow, on average, 60% of the purchase price of our domestic properties and approximately 75% of the purchase price of foreign properties, however, there is no limitation on the amount we may borrow against any single property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed on average 75% of the purchase price of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess.

      It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. The advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity or in cases of fraud.

      Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of W. P. Carey as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them.

      We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

     Other Types of Borrowing Arrangements

      We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities, repurchase agreements or other types of financing arrangements. We may also issue corporate debt securities. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

      Our bylaws currently provide that we will not borrow funds from our directors, W. P. Carey, or affiliates unless the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in the transaction as being fair, competitive and commercially reasonable and the interest and other financing charges or fees received do not exceed the amount which would be charged by non-affiliated lending institutions, and the terms are not less favorable than those prevailing for, comparable arm’s-length loans for the same purpose.

Other Investment Policies

General

      We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See “Investment Objectives, Procedures and Policies.” We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor or the affiliate. We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the proceeds from our offerings (other than offerings through our distribution reinvestment plan) being held in escrow, excluding interest and amounts held on behalf of retirement plans, IRAs and other plan investors (which funds will be segregated within the escrow arrangement from funds attributable to investors who are not benefit plan investors, or held under a separate escrow account). See “The Offering/The Plan of Distribution — Escrow Arrangements.”

      These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from our advisor or its affiliates will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See “Conflicts of Interest — We may enter into transactions with or take loans from our advisor or affiliates.”

      Because most leases generally will be on a net basis, it is not anticipated that we will establish a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, our advisor may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

Holding Period for Investments and Application of Proceeds of Sales or Refinancings

      We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if in our judgment or in the judgment of our advisor, the sale of the property is in the best interest of our shareholders.

      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net-leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “United States Federal Income Tax Considerations — Requirements for Qualification.”

      The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See “United States Federal Income Tax Considerations.”

      Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the net proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet invested substantially all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger of one of our affiliated CPA® REITs) or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders’ best interests for us to make new investments. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CPA®:12, CPA®:14 and CPA®:15 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Interests in nine of the previous 14 CPA® programs have been listed through a consolidation into what ultimately became W. P. Carey & Co. LLC. CPA®:10 merged into CIP® and those shareholders desiring liquidity received promissory notes and subsequently cash for their shares. CIP® subsequently merged into CPA®:15 and CIP® shareholders had the option of receiving either cash or shares of CPA®: 15. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

      Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

•	invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency;

•	invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding in the property including our loans, would exceed an amount equal to 85% of the appraised value of the property;

•	invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. “Asset coverage,” for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. “Unimproved real property” means property which has the following three characteristics:

♦	an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

♦	no development or construction is in process on the property; and

♦	no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities which are non-voting or assessable;

•	issue “redeemable securities” as defined in Section 2(a)(32) of the Investment Company Act of 1940;

•	grant warrants and/or options to purchase shares to W. P. Carey, our directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

•	engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

•	invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

•	acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey, our directors, or our affiliates; or

•	make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property.

Change in Investment Objectives and Limitations

      Our bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the bylaws or articles of incorporation, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of January 13, 2006 certain information regarding the ownership of our shares of common stock beneficially owned, both immediately prior to and after this offering, by:

•	each of our directors and named executive officers;

•	all of our directors and executive officers as a group; and

•	all persons known to us that are expected to be the beneficial owner of more than 5% of our common stock.

      As of January 13, 2006, 57,548,417.4191 shares of our common stock were issued and outstanding. In accordance with SEC rules, each listed person’s beneficially ownership includes:

•	All shares the investor actually owns beneficially or of record;

•	All shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	All shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

      Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The business address of the stockholders listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, New York 10020.

	Number of Shares
	of Common Stock
Name	Beneficially Owned	Percentage

Wm. Polk Carey	389,836.862 (1)	*
Elizabeth P. Munson	385.614	*
All directors and executive officers as a group (seven persons)	390,222.476	*

*	Less than 1%.

(1)	323,169 of these shares are owned by Carey Asset Management Corp. and 66,668 shares are owned by W. P. Carey International. Wm. Polk Carey disclaims beneficial ownership of these securities.

      In addition, as of January 13, 2006, the following executive officers and directors held units through the 2005 Partnership Equity Unit Plan of Carey Asset Management, or the “PEP Plan”:

Name	Number of PEP Units

Wm. Polk Carey	22,800.00
Gordon F. DuGan	56,073.45
Thomas E. Zacharias	16,107.30

      The PEP Plan is a long-term incentive plan that offers qualified officers of Carey Asset Management and its affiliates units, or “PEP Units”, which mature either twelve years after the date such PEP Units are awarded, in the case of the 2005 PEP Plan, or upon certain liquidity events, in the case of the 2003 Partnership Equity Unit Plan, or the 2003 PEP Plan. Upon maturity, the value of a participant’s PEP Units is equal to the last appraised value for a share of CPA®: 16 – Global common stock, in the case of the 2005 PEP Plan, or the value associated with the liquidity event, in the case of the 2003 PEP Plan, in either case multiplied by the total number of PEP Units held by the participant. While holders of PEP Units do not carry rights as shareholders of CPA®: 16 – Global, they are entitled to distribution payments in the same amount and frequency as are paid by CPA®: 16 – Global to its shareholders. Each PEP Unit becomes payable by Carey Asset Management in the same form of payment as shareholders of CPA®: 16 – Global would receive in liquidation, subject to the participant’s election and the approval of the board of directors of CPA®: 16 – Global and the compensation committee of W. P. Carey & Co. LLC. Prior to maturity, holders of PEP units may elect to defer payment subject to certain limitations contained within the PEP Plan. PEP units are not obligations of CPA®: 16-Global.

SELECTED FINANCIAL DATA

      We are providing this information to aid you in your analysis of the financial aspects of this offering and related offering through our distribution reinvestment plan. The following table sets forth selected operating and balance sheet information on a consolidated historical and pro forma basis for CPA®:16 - Global. This information is only a summary and should be read in conjunction with the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes to those financial statements included elsewhere in this prospectus and the unaudited pro forma consolidated financial statements included elsewhere herein.

      The historical operating and balance sheet information for CPA®:16 -Global as of December 31, 2004, have been derived from the audited consolidated financial statements included herein and, in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The historical operating and balance sheet information for CPA®:16 - Global as of September 30, 2005 have been derived from the unaudited consolidated financial statements included herein and, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 filed with the SEC.

      The unaudited pro forma consolidated financial statements have been prepared based on our historical consolidated financial statements. The pro forma consolidated balance sheet as of September 30, 2005 has been prepared as if acquisitions of real estate, including purchases of 50% or less interests, owned with affiliates had occurred on September 30, 2005. The pro forma consolidated statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 have been prepared as if investments had occurred on January 1, 2004. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2004, nor are they necessarily indicative of the financial position or results of operations of future periods.

	Year ended	Nine months
	December 31, 2004	ended September 30, 2005

HISTORICAL:
OPERATING DATA:
Revenues	$5,776,000	$28,435,000
Net income	$5,124,000	$11,875,000
Basic earnings per share	$.21	$.21
Dividends declared per share	$.456879	$.42001
Weighted average shares outstanding — basic	24,564,256	56,106,453
BALANCE SHEET DATA:
Total assets	$585,512,000	$847,766,000
Long-term obligations(1)	$105,226,000	$313,045,000
PRO FORMA(2):
OPERATING DATA:
Revenues	$51,815,116	$39,756,417
Net income	$15,040,893	$9,048,761
Basic earnings per share	$.26	$.16
Weighted average shares outstanding — basic	57,012,867	57,012,867
BALANCE SHEET DATA:
Total assets	N/A	$904,473,876
Long-term obligations(1)	N/A	$358,120,410

(1)	Consists of deferred fees payable to affiliate and mortgage notes payable.

(2)	See pro forma consolidated financial statements included herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS
(Amounts in this section are in thousands except share and per share amounts)

      The following discussion and analysis of financial condition and results of operations of Corporate Property Associates 16 — Global Incorporated contain forward-looking statements and should be read in conjunction with the consolidated financial statements and notes thereto as of September 30, 2005 and the consolidated financial statements and notes thereto for the year ended December 31, 2004. Please also see the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto for the fiscal year ended December 31, 2005 contained in our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005 which is attached to this prospectus as Annex A. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seeks,” “plans” or similar expressions. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees, and speak only as of the date they are made. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by such forward-looking statements. While we cannot predict all of the risks and uncertainties, they include, but are not limited to, the risk factors described in this prospectus under the heading “Risk Factors.” Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved. Additionally, a description of our critical accounting estimates is included below for the year ended December 31, 2004. As of September 30, 2005, there has been no material change in such critical accounting estimates.

EXECUTIVE OVERVIEW

Business Overview

      We are a REIT that invests in commercial and industrial properties leased to companies domestically and internationally. The primary source of our revenue is earned from leasing real estate, primarily on a net lease basis. We were formed in June 2003 and are managed by a wholly-owned subsidiary of W. P. Carey & Co. LLC. In December 2003, we commenced an initial “best efforts” public offering to raise up to $1,100,000. We terminated this initial public offering of common stock on March 8, 2005, after suspending sales activities on December 30, 2004. In December 2004, we ceased active fundraising from our initial public offering in order to bring into balance the rates of fundraising and investment as we believed that it was prudent to cease taking in additional funds until we were able to complete new real estate acquisitions in order to substantially reduce our uninvested cash balance. Through January 13, 2006, 57,548,417 shares of common stock were issued and outstanding, including 1,984,473 shares issued through our distribution reinvestment plan, raising aggregate gross proceeds of approximately $575,000. As of February 14, 2006, proceeds from our initial public offering along with limited recourse mortgage financing were used to invest in real estate and real estate related investments that had an aggregate purchase price of approximately $935,000.

      We are using the proceeds from this offering of common stock, along with limited recourse mortgage financing to purchase additional properties and, in most cases, enter into long-term net leases with corporate tenants. We seek to structure our net leases to place certain economic burdens of ownership on corporate tenants by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The lease obligations are unconditional. When possible, we also negotiate guarantees of the obligations from the parent company of the lessee. The leases are generally structured to include periodic rent increases that are stated or based on increases in the CPI or, for retail properties, may provide for additional rents based on sales in excess of a specified base amount. We may also acquire interests in real estate through joint ventures. These joint ventures are generally with affiliates.

      Beginning with our tax year ended December 31, 2004, we elected to be treated as a REIT under the Internal Revenue Code, and accordingly will not be subject to U.S. federal income taxes on amounts distributed to shareholders, provided we distribute at least 90% of our net taxable income to our shareholders and meet certain other conditions. We intend to continue to operate as a REIT.

Current Developments and Trends

Acquisitions

      Our advisor is continuing to evaluate investments to utilize our existing cash balances raised from our initial public offering. During the quarter ended September 30, 2005, we completed five investments at a total cost of $97,515, which is based upon the applicable exchange rate at the date of acquisition where appropriate, and reflects the Company’s proportionate share of cost, under the equity method of accounting, for investments made jointly with related parties where the Company does not have a controlling interest. One of these investments includes a build-to-suit commitment of up to $12,500. In connection with these investments, a total of $46,924, based upon the applicable exchange rate at the date of financing where appropriate, in limited recourse mortgage financing has been obtained. Of the five properties acquired, two are in Europe, two are in the U.S. and one is in Mexico.

      During the quarter ended December 31, 2005 we completed four investments at a total cost of approximately $91,841, which is based on the applicable exchange rate at the date of acquisition where appropriate. In connection with these investments, a total of approximately $39,720, based on the applicable exchange rate at the date of financing where appropriate, in limited recourse mortgage financing has been obtained. Two of the investments are in the U.S., one is in Finland and one is in the United Kingdom.

Tenant Activity

      In September 2005, we substantially completed a build-to-suit project. The lease provides for initial annual rent of approximately $3,545. In October 2005, we obtained limited recourse mortgage financing on this property.

      Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. The initial annual rent under our lease with Foss approximates $3,195. Since filing for bankruptcy, Foss has been making partial payments of rent and as of December 31, 2005 owes us $328.

      Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC have each filed for bankruptcy protection in January 2006. The initial aggregate annual rent under their lease is $710,500 with annual rent increases based on the increase in the CPI. Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC have been making partial payments of rent due under the lease and owe us approximately $118 as of January 25, 2006.

Dividend

      In December 2005, our board of directors approved and increased the fourth quarter dividend to $0.1563 per share payable in January 2006 to shareholders of record as of December 31, 2005.

Sarbanes Oxley

      We will not be performing compliance testing in accordance with the Sarbanes-Oxley Act for 2005 as, pursuant to recently clarified SEC interpretations, we are not considered an accelerated filer. As a non-accelerated filer we are not required to perform compliance testing until 2007.

Current Trends include:

      In raising funds for investment through this offering and our distribution reinvestment plan, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds, or private funds. This competition, as well as any change in the attractiveness to investors of an investment in the type of property principally held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments.

      In addition, we face competition for the acquisition of commercial properties in general, and such properties net leased to major corporations, in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our evaluation of the acceptability of rates of return on behalf of the CPA® REITs is affected by our relative cost of capital. Thus, if our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

      We continue to see increased competition for net leased properties both domestically and internationally as capital continues to flow into real estate, in general, and net leased real estate, in particular. We believe that the low long-term treasury rate has created greater investor demand for yield-based investments, such as net leased real estate, thus creating increased capital flows and a more competitive investment environment.

      We believe that several factors may provide us with continued investment opportunities both domestically and internationally including increased merger and acquisition activity, which may provide additional sale-leaseback opportunities as a source of funding, a continued desire of corporations to divest themselves of real estate holdings and increasing opportunities for sale-leaseback transactions in the international market, which continues to make up a large portion of our investment opportunities.

      We currently expect international commercial real estate to comprise a significant portion of the investments we make. Financing terms for international transactions are generally more favorable as they provide for lower interest rates and greater flexibility to finance the underlying property. These benefits are partially offset by shorter financing maturities and increased exposure to fluctuations in foreign currency exchange rates.

      Increases in long term interest rates would likely cause the value of our real estate assets to decrease. Increases in interest rates may also have an impact on the credit quality of certain tenants. Rising interest rates would likely cause an increase in inflation and a corresponding increase in the Consumer Price Index, or “CPI”. To the extent that the CPI increases, additional rental income streams may be generated for leases with CPI adjustment triggers. In addition, we constantly evaluate our debt exposure and to the extent that opportunities exist to refinance and lock in lower interest rates over a longer term, we may be able to reduce our exposure to short term interest rate fluctuation.

      We have foreign operations and as such are subject to risk from the effects of exchange rate movements in foreign currencies. We benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to foreign currencies. Since December 31, 2004, the U.S. dollar has strengthened which has had an adverse impact on our results of operations and will continue to have such an impact while such strengthening continues.

      For the nine months ended September 30, 2005, cash flows generated from operations and equity investments were sufficient to fund distributions paid and meet other obligations, including paying scheduled mortgage principal payments. As of September 30, 2005, we had $131,081 in cash and cash equivalents as well as $6,728 in short-term instruments and $6,112 in auction-rate marketable securities that we intend to convert to cash, which will primarily be used to fund future real estate investments, as well as maintain sufficient working capital balances and meet other commitments.

      We intend to fund quarterly distributions from cash generated from operations. We also currently expect to continue raising funds through an additional public offering of our common stock (see Fund Raising Activity above). Substantially all of the capital raised has been raised by one selected-dealer and any adverse change in our relationship with this selected-dealer could limit our ability to sell additional shares of common stock.

      Management believes that as the portfolio matures there is a potential for an increase in the value of the portfolio and that any increase may not be reflected in the financial statements; however, rising interest rates and other market conditions may have an adverse affect on the future value of the portfolio.

          REIT Qualification

      CPA®:16 – Global has elected to be treated as a REIT beginning with its tax year ended December 31, 2004. A REIT is a company that uses its resources to acquire or provide financing for real estate. Under the Internal Revenue Code of 1986, as amended, referred to as the “Internal Revenue Code” or the “Code”, REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our shareholders as long as we meet such requirements and distribute at least 90% of our taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT, our net taxable income would be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for the four following years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to U.S. federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See “Risk Factors — Risks Related to an Investment in our Shares” for a description of risks associated with our election to be subject to taxation as a REIT.

      In March 2006, we entered into a closing agreement with the Internal Revenue Service, or the IRS, under which the IRS reached a final determination that it would not challenge our qualification as a REIT, or the deductibility of dividends paid to our shareholders, for the tax years ended December 31, 2004 and December 31, 2005 based upon the manner in which we issued shares in our distribution reinvestment plan. In settlement of this matter, we have agreed to make a nondeductible payment of $101,536.00 to the IRS and to cancel the issuance of a de minimis number of shares issued pursuant to our distribution reinvestment plan that may have caused the dividends to be preferential.

How Management Evaluates Results of Operations

      Management evaluates our results with a primary focus on the ability to generate cash flow necessary to meet its objectives of funding distributions to our shareholders and overall property appreciation. As a result, management’s assessment of operating results gives less emphasis to the effect of unrealized gains and losses, which may cause fluctuations in net income for comparable periods but have no impact on cash flow, and to other non-cash charges such as depreciation and impairment charges. In evaluating cash flow from operations, management includes equity distributions that are included in investing activities to the extent that the distributions in excess of equity income are the result of non-cash charges such as depreciation and amortization. Management does not consider unrealized gains and losses resulting from short-term foreign currency fluctuations or derivative instruments when evaluating our ability to fund distributions. Management’s evaluation of our potential for generating cash flow includes our assessment of the long-term sustainability of our real estate portfolio.

      Our Results of Operations section below contains a table describing our investments as of September 30, 2005 and annual cash flow expected from each investment.

RESULTS OF OPERATIONS

      We commenced real estate operations in 2004, and our results of operations for the three and nine months ended September 30, 2004 reflect the limited nature of our operations during those periods. Through September 30, 2005, we have invested in several properties, both domestic and international, leased to companies on a net lease basis. We have also invested in mortgage loans that are collateralized by real estate. We anticipate that we will continue to use the proceeds of our initial public offering and use the proceeds of this public offering along with limited recourse property-level mortgage financing and proceeds from future offerings of our common stock to form a diversified portfolio of real estate net leased to corporate tenants. Accordingly, the results of operations for the nine-month period ended September 30, 2005 and for the year ended December 31, 2004 are not expected to be representative of our future results because we expect that our asset base will continue to increase. As our asset base increases, revenues and general and administrative, property and depreciation expenses will increase. Interest expense will increase as mortgage loans are obtained. We have investments in Canada, Europe, Mexico, Thailand and the United Kingdom and as such, results of operations are subject to fluctuations in foreign currency exchange rates.

Real Estate Investments

      Our real estate portfolio as of September 30, 2005 is expected to generate annual cash flow (annual contractual rent less annual property level debt service) of $25,794, from our direct ownership of real estate as follows:

	Annual		Estimated
	Contractual	Annual	Annual
Lease Obligor	Rent	Debt Service	Cash Flow

2005 Acquisitions
Telcordia Technologies, Inc.(1)	$8,913	$4,436	$4,477
Huntsman International LLC(3)(8)	3,545	—	3,545
Bob’s Discount Furniture, LLC(3)	2,173	—	2,173
The Talaria Company (Hinckley)(6)	5,162	3,072	2,090
MetoKote Corporation, MetoKote Canada Limited and MetoKote de Mexico(2)(3)(5)	3,731	2,200	1,531
Finisar Corporation	2,951	1,457	1,494
Precise Technology Group, Inc.	1,448	—	1,448
HMS Healthcare, Inc.(4)	1,228	643	585
LFD Manufacturing Limited and IDS Logistics (Thailand) Limited(2)	1,403	845	558
Advanced Circuits, Inc.(3)	483	—	483
John McGavigan Limited (Pressac Decorative Systems)(2)(3)	997	532	465
PolyPipe, Inc.	787	447	340
Clean Earth Kentucky, LLC	711	393	318
MetalsAmerica, Inc.	651	339	312
Career Education Corp.(7)	475	480	(5)

	Annual		Estimated
	Contractual	Annual	Annual
Lease Obligor	Rent	Debt Service	Cash Flow

2004 Acquisitions
Ply Gem Industries, Inc.(2)	3,572	1,819	1,753
Foss Manufacturing Company, Inc.	3,195	1,533	1,662
Polestar Petty Ltd.(2)	2,079	1,331	748
Plantagen Finland Oy and Plantagen Sverige AB(2)	1,903	1,219	684
Xpedite Systems, Inc.	1,395	820	575
Castle Rock Industries, Inc.	1,328	770	558

	$48,130	$22,336	$25,794

(1)	Annual debt service increases to $5,578 in year three and thereafter.

(2)	Based on the applicable exchange rate as of September 30, 2005. Amounts are subject to fluctuations in foreign currency exchange rates.

(3)	Represents investment or build-to-suit project completed during the quarter ended September 30, 2005.

(4)	Excludes two assumed leases that provide for annual rent of $318 and $63, respectively, and which expire in December 2005 and December 2010, respectively.

(5)	Annual debt service increases to $2,171 in year two and thereafter.

(6)	Includes lease revenues applicable to minority interests. Minority interests included in the consolidated amounts above total $627.

(7)	Career Education Corp. is expected to increase its occupancy at the property in stages over an 18-month period. As a result of the increased occupancy as well as stated annual rent increases, rental income will be recognized on an annual straight-line basis of $868.

(8)	Limited recourse mortgage financing was obtained on this property in October 2005.

      We recognize income from equity investments of which lease revenues are a significant component. Our ownership interests range from 25% to 50%. Our pro rata share of equity investments as of September 30, 2005 is expected to generate annual cash flow (annual contractual rent less annual property level debt service) of $11,405 as follows:

	Annual		Estimated
	Contractual	Annual	Annual
Lease Obligor	Rent	Debt Service	Cash Flow

2005 Acquisitions
Police Prefecture, French Government(1)(2)	$3,249	$1,598	$1,651
Pohjola Non-Life Insurance Company(1)	2,892	1,523	1,369
Hellweg Die Profi-Baumarkte GmbH & Co. KG(1)	3,092	1,701	1,391
2004 Acquisitions
U-Haul Moving Partners, Inc. and Mercury LP	8,782	4,541	4,241
Thales S.A.(1)	3,415	2,017	1,398
TietoEnator Plc.(1)	2,722	1,686	1,036
Actuant Corporation(1)	787	468	319

	$24,939	$13,534	$11,405

(1)	Based on the applicable exchange rate as of September 30, 2005. Amounts are subject to fluctuations in foreign currency exchange rates.

(2)	Represents investment completed during the quarter ended September 30, 2005.

Mortgage Notes Receivable

      We currently have interests in two mortgage notes receivable. Our interest in a mortgage note receivable collateralized by the distribution facilities of BlueLinx Holdings, Inc. was purchased in December 2004 and is expected to provide annual cash flow of approximately $1,300, which is based on a floating rate of interest. The note is initially scheduled to mature in November 2007 and may be extended for two-1 year periods.

      In January 2005, we purchased a $12,740 mortgage note receivable and related interest-only participation collateralized by the distribution and storage facilities of Reyes Holding L.L.C. Annual cash flow from this investment, including installments of principal, is expected to approximate $1,515. The note expires in February 2015.

FINANCIAL CONDITION (NINE MONTHS ENDED SEPTEMBER 30, 2005)

Uses of Cash During the Period

      We used a combination of existing cash balances, limited recourse mortgage financing and other sources (see investing activities below) to fund investments totaling $381,753 for the nine months ended September 30, 2005. As a result, our cash and cash equivalents decreased $86,229 from the December 31, 2004 balance. Management believes we have sufficient cash balances to acquire a diversified real estate portfolio and meet our working capital needs including our distribution rate. Our use of cash during the period is described below.

Operating Activities

      In evaluating cash flow from operations, management includes cash flow from our equity distributions that are included in investing activities. For the nine months ended September 30, 2005, cash flows from operating activities and equity investments of $34,048 were sufficient to pay distributions to shareholders of $20,443 and meet scheduled principal payment installments on mortgage debt of $1,795. Annual operating cash flow is expected to increase as a result of recent investment activity. Investments completed in the nine month period ended September 30, 2005 are expected to generate annual cash flow of approximately $19,814 (subject to fluctuations in foreign currency exchange rates). In addition, the equity investments entered into during the nine months ended September 30, 2005, are expected to generate annual cash flow of approximately $4,411 (subject to fluctuations in foreign currency exchange rates).

Investing Activities

      Our investing activities are generally comprised of real estate transactions (purchases and sales of real estate and mortgage loans collateralized by real estate) and the purchase of and sale of short-term investments and marketable securities which we intend to convert to cash. We completed several investments during the nine months ended September 30, 2005, including the purchase of a mortgage note receivable. These investments are described in Results of Operations above and in the accompanying financial statements. Our recent investment activity was funded through the use of existing cash balances, proceeds from limited recourse mortgage financings, the release of funds of $19,631 held in escrow and a portion of the proceeds from the sale of marketable securities and the issuance of our stock. During the nine months ended September 30, 2005, we had net sales (purchases less proceeds from sale) of marketable securities of $63,800 which were used to fund investment activity and for working capital needs.

Financing Activities

      In addition to paying distributions to shareholders and making scheduled mortgage principal payments, we obtained $202,853 in mortgage financing to fund investment activity and received $42,553 from the issuance of stock, net of costs. The decrease in proceeds from the issuance of our stock as compared to the comparable prior year period is due to the termination of our initial public offering in March 2005.

      All of our mortgage obligations are limited recourse and bear interest at fixed rates and provide for monthly or quarterly installments which include scheduled payments of principal. Accordingly, our cash flow should not be adversely affected by increases in interest rates, which are near historical lows. However, financing on future acquisitions will likely bear higher rates of interest.

Cash Resources

      As of September 30, 2005, we had $131,081 in cash and cash equivalents as well as $6,728 in short-term instruments and $6,112 in auction-rate marketable securities that we intend to convert to cash, which will primarily be used to fund future real estate investments, as well as maintain sufficient working capital balances and meet other commitments. In addition, debt may be incurred on unleveraged properties with a carrying value of $64,104 as of September 30, 2005 and any proceeds may be used to finance future real estate purchases. In October 2005, we obtained limited recourse mortgage financing on an existing property with a carrying value of $33,288.

Cash Requirements

      During the next twelve months, cash requirements will include scheduled mortgage principal payment installments (we have no mortgage balloon payments scheduled until 2011), paying distributions to shareholders, funding build-to-suit commitments on projects that we currently project to total $16,185 as well as other normal recurring operating expenses. We also intend to use our cash to purchase new properties to further diversify our portfolio and maintain cash balances sufficient to meet working capital needs. Based on the projected increase in operating cash flows from recent real estate related acquisitions, cash flow from operations and distributions from operations of equity investments in excess of equity income is expected to be sufficient to meet operating cash flow objectives during the next twelve months.

AGGREGATE CONTRACTUAL AGREEMENTS

      The table below summarizes our contractual obligations as of September 30, 2005 and the effect that such obligations are expected to have on our liquidity and cash flow in future periods.

		Less Than
	Total	1 Year	1-3 Years	3-5 Years	More Than 5 Years

Limited recourse mortgage notes payable(1)	$477,586	$21,898	$46,582	$47,631	$361,475
Deferred acquisition fees due to affiliate-Principal	16,112	2,636	10,741	2,735	—
Deferred acquisition fees due to affiliate-Interest	2,091	651	960	480	—
Deposit held for future expansion(2)	71	71	—	—	—
Build-to-suit commitment(3)	16,185	16,185	—	—	—
Operating leases(4)	2,240	162	337	412	1,329

	$514,285	$41,603	$58,620	$51,258	$362,804

(1)	Amounts are inclusive of principal and interest.

(2)	In connection with the acquisition of the Polestar Petty property in 2004, we entered into an agreement to fund a future expansion at the property.

(3)	Represents remaining build-to-suit commitments for three projects. Commitments include a project in Woodlands, Texas where estimated total construction costs are currently projected to total $36,925, of which $35,204 was funded as of September 30, 2005; a project in Thailand where estimated total construction costs are currently projected to total approximately $5,245 (subject to fluctuations in foreign currency exchange rates), of which $275 was funded as of September 30, 2005; and a project in Norwich, Connecticut where estimated total construction costs are currently projected to total up to $12,500, of which $3,006 has been funded as of September 30, 2005.

(4)	Operating lease obligations consist primarily of our share of minimum rents payable under an office cost-sharing agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities. Such amounts are allocated among the entities based on gross revenues and are therefore subject to fluctuation.

      Amounts related to our foreign operations are based on the exchange rate of the local currencies as of September 30, 2005.

FINANCIAL CONDITION (FOR THE YEAR ENDED DECEMBER 31, 2004)

Uses of Cash During the Year

      Prior to December 31, 2003, we had no substantive operating history and our cash balances consisted of funds received from our advisor to purchase the initial 20,000 shares. From December 31, 2003 through December 31, 2004, we raised funds from our initial public offering and commenced real estate operations. Cash and cash equivalents totaled $217,310 as of December 31, 2004. Management believes we have sufficient cash balances, along with marketable securities of $69,900 which we intend to convert to cash, to invest in a diversified real estate portfolio and meet working capital needs. Our use of cash during the period is described below.

Operating Activities

      For the year ended December 31, 2004, cash flows from operating activities were $7,584 and combined with distributions from equity investments totaled $8,569, and which was sufficient to pay dividends to shareholders of $5,918 and meet scheduled mortgage principal installment payments of $344.

Investing Activities

      For the year ended December 31, 2004, we used $242,981 to invest in real estate interests, including a mortgage loan participation and ownership interests in equity investments. As of December 31, 2004, we placed $22,829 in escrow accounts, of which $11,021 was used in January 2005 to invest in a 40% interest in a property in Helsinki, Finland, owned with an affiliate, $9,960 represents deposits which we intend to use to invest in properties in France and Belgium, with substantially all of the remainder to be used to fund an expansion at a leased property. During 2004, we purchased $9,732 in short-term investments (i.e., money-market type investments with maturities of more than 90 days but less than one year and which we expect to redeem for cash) and as of December 31, 2004, hold $69,900 of auction-rate securities which management believes provide a more favorable yield than short-term investments.

Financing Activities

      For the year ended December 31, 2004, we raised $465,143 net of costs, from our initial public offering, obtained $95,937 in mortgage financing to finance investments, paid $1,294 in financing costs and related deposits and paid dividends to shareholders of $5,918. A quarterly dividend of $5,353 was paid in January 2005.

Cash Resources

      As of December 31, 2004, we had $217,310 in cash and cash equivalents as well as $9,753 in short-term instruments and $69,900 in marketable securities we intended primarily be used to fund future real estate investments, as well as maintain sufficient working capital balances and meet other commitments.

CRITICAL ACCOUNTING ESTIMATES

      A summary of our significant accounting policies is described in Note 2 to the Consolidated Financial Statements for the year ended December 31, 2004. Many of these accounting policies require certain judgment and the use of certain estimates and assumptions when applying these policies in the preparation of our consolidated financial statements. On a quarterly basis, we evaluate these estimates and judgments based on historical experience as well as other factors that we believe to be reasonable under the circumstances. These estimates are subject to change in the future if underlying assumptions or factors change. Certain accounting policies, while significant, may not require the use of estimates. Those accounting policies that require significant estimation and/or judgment are listed below.

Classification of Real Estate Assets

      We classify our directly owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investment in direct financing leases at the inception of a lease. This classification is based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by third party appraisals of the leased assets. The calculation of the present value of future minimum rents includes determining a lease’s implicit interest rate, which requires an estimate of the residual value of leased assets as of the end of the non-cancelable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however the classification is based on accounting pronouncements which are intended to indicate whether the risks and rewards of ownership are retained by the lessor or substantially transferred to the lessee. Management believes that it retains certain risks of ownership regardless of accounting classification. Assets classified as net investment in direct financing leases are not depreciated and, therefore, the classification of assets may have a significant impact on net income even though it has no effect on cash flows.

Identification of Tangible and Intangible Assets in Connection with Real Estate Acquisitions

      In connection with the acquisition of properties, purchase costs are allocated to tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of tangible assets, consisting of land, buildings and tenant improvements, is determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in other liabilities in the accompanying financial statements.

      The value attributed to tangible assets is determined in part using a discount cash flow model which is intended to approximate what a third party would pay to purchase the property as vacant and rent at current “market” rates. In applying the model, we assume that the disinterested party would sell the property at the end of a market lease term. Assumptions used in the model are property-specific as it is available; however, when certain necessary information is not available, we will use available regional and property-type information. Assumptions and estimates include a discount rate or internal rate of return, marketing period necessary to put a lease in place, carrying costs during the marketing period, leasing commissions and tenant improvements allowances, market rents and growth factors of such rents, market lease term and a cap rate to be applied to an estimate of market rent at the end of the market lease term.

      Above-market and below-market lease intangibles are based on the difference between the market rent and the contractual rents and are discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired. We acquire properties subject to net leases and consider the credit of the lessee in negotiating the initial rent.

      The total amount of other intangible assets is allocated to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with each tenant. Characteristics we consider in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals, among other factors. Third party appraisals or our estimates are used to determine these values. Intangible assets for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a tenant terminates its lease, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, are charged to expense.

      Factors considered include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on assessments of specific market conditions. Estimated costs to execute leases include commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.

Impairments

      Impairment charges may be recognized on long-lived assets, including but not limited to real estate, direct financing leases, assets held for sale and equity investments. Estimates and judgments are used when evaluating whether these assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we perform projections of undiscounted cash flows, and if such cash flows are insufficient, the assets are adjusted (i.e., written down) to their estimated fair value. An analysis of whether a real estate asset has been impaired requires us to make our best estimate of market rents, residual values and holding periods. In our evaluations, we generally obtain market information from outside sources; however, such information requires us to determine whether the information received is appropriate to the circumstances. As our investment objective is to hold properties on a long-term basis, holding periods used in the analyses generally range from five to ten years. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We will consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. Because in most cases, each of our properties is leased to one tenant, we are more likely to incur significant writedowns when circumstances change because of the possibility that a property will be vacated in its entirety and, therefore, it is different from the risks related to leasing and managing multi-tenant properties. Events or changes in circumstances can result in further noncash writedowns and impact the gain or loss ultimately realized upon sale of the assets.

      We perform a review of our estimate of residual value of our direct financing leases at least annually to determine whether there has been an other than temporary decline in the current estimate of residual value of the underlying real estate assets (i.e., the estimate of what we could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value, that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue. While an evaluation of potential impairment of real estate accounted for under the operating method is determined by a change in circumstances, the evaluation of a direct financing lease can be affected by changes in long-term market conditions even though the obligations of the lessee are being met. Changes in circumstances include, but are not limited to, vacancy of a property not subject to a lease and termination of a lease. We may also assess properties for impairment because a lessee is experiencing financial difficulty and because management expects that there is a reasonable probability that the lease will be terminated in a bankruptcy organization or a property remains vacant for a period that exceeds the period anticipated in a prior impairment evaluation.

      Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost, as equity investments and subsequently adjusted for our proportionate share of earnings and cash contributions and distributions. On a periodic basis, we assess whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent impairment has occurred, the charge shall be measured as the excess of the carrying amount of the investment over the fair value of the investment.

      When we identify assets as held for sale, we discontinue depreciating the assets and estimate the sales price, net of selling costs, of such assets. If in our opinion, the net sales price of the assets, which have been identified for sale, is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that we have adopted a plan to sell an asset but have not entered into a sales agreement, we will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, (b) the fair value at the date of the subsequent decision not to sell, or (c) the current carrying value.

Provision for Uncollected Amounts from Lessees

      On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because our real estate operations have a limited number of lessees, we believe that it is necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation rather than solely use statistical methods. We will generally recognize a provision for uncollected rents and other tenant receivables that typically range between 0.25% and 1% of lease revenues (rental income and interest income from direct financings leases) and will measure our allowance against actual rent arrearages and adjust the percentage applied. For amounts in arrears, we make subjective judgments based on our knowledge of a lessee’s circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Interest to be Capitalized in Connection with Real Estate Under Construction

      Operating real estate is stated at cost less accumulated depreciation. Costs directly related to build-to-suit projects, primarily interest, if applicable, are capitalized. We consider a build-to-suit project as substantially completed upon the completion of improvements, but no later than a date that is negotiated and stated in the lease. If portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction. We do not have a credit facility and determine an interest rate to be applied for capitalizing interest based on an average rate on our outstanding limited recourse mortgage debt.

Recent Accounting Pronouncements

      In December 2004, the FASB issued Statement No. 153, Exchange of Non-monetary Assets — an amendment of APB Opinion No. 29 (“SFAS No. 153”). The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion No. 29 to eliminate the exception for non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The impact of adopting SFAS No. 153 did not have a material adverse impact on our financial position or results of operations.

      Emerging Issues Task Force (“EITF”) Issue 04-5, Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights, (“EITF 04-5”) was ratified by the FASB in June 2005. At issue is what rights held by the limited partner(s) preclude consolidation in circumstances in which the sole general partner would consolidate the limited partnership in accordance with U.S. generally accepted accounting principles. The assessment of limited partners’ rights and their impact on the presumption of control of the limited partnership by the sole general partner should be made when an investor becomes the sole general partner and should be reassessed if (i) there is a change to the terms or in the exercisability of the rights of the limited partners, (ii) the sole general partner increases or decreases its ownership of limited partnership interests, or (iii) there is an increase or decrease in the number of outstanding limited partnership interests. This issue is effective no later than for fiscal years beginning after December 15, 2005 and as of June 29, 2005 for new or modified arrangements. The impact of adopting EITF 04-5 is not expected to have a material adverse impact on our financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

      Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates and equity prices. In pursuing our business plan, the primary market risks to which we are exposed are interest rate and foreign currency exchange rate risks.

Interest Rate Risk

      The value of our real estate is subject to fluctuations based on changes in interest rates, local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt when balloon payments are scheduled.

      All of our long-term debt bears interest at fixed rates, and therefore the fair value of these instruments is affected by changes in the market interest rates. The following table presents principal cash flows based upon expected maturity dates of our debt obligations and the related weighted-average interest rates by expected maturity dates for our fixed rate debt. The interest rates on our fixed rate debt as of September 30, 2005 ranged from 4.81% to 7.15%.

	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value

Fixed rate debt	$1,044	$4,612	$5,990	$6,958	$7,460	$270,869	$296,933	$291,487
Weighted average interest rate	6.01%	6.04%	5.88%	5.93%	5.93%	5.88%

      A change in interest rates of 1% would not have an effect on annual interest expense as we have no variable rate debt. A change in interest rates of 1% would increase or decrease the fair value of our fixed rate debt at September 30, 2005 by approximately $20,066.

      At September 30, 2005, we own $6,112 of auction-rate securities which are long-term securities that provide a resetting of their interest rate at intervals (typically ranging between weekly and semi-annually) and provide a market mechanism which allows a holder to sell at the interest reset date. Because of the interest reset, auction-rate securities are priced and traded as short-term investments. There is no assurance that an auction-rate security will be sold at par nor can sellers force issuers to redeem if sell orders exceed buy orders at an interest rate reset date.

      Although we have not experienced any credit losses on investments in loan participations, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults could increase and result in us recognizing credit losses, which could adversely affect our liquidity and operating results. Further, such defaults could have an adverse effect on the spreads between interest earning assets and interest bearing liabilities.

Foreign Currency Exchange Rate Risk

      We have foreign operations in Canada, Europe, Thailand and the United Kingdom and as such are subject to risk from the effects of exchange rate movements of foreign currencies, which may affect future costs and cash flows. A significant portion of our foreign operations were conducted in the Euro. We are likely to conduct business in other currencies as we seek to invest funds from our offering internationally. For all currencies we are a net receiver of the foreign currency (we receive more cash then we pay out) and therefore our foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to the foreign currency. Net realized and unrealized foreign currency translation losses of $1,365 are included in the accompanying financial statements for the quarter ended September 30, 2005.

      To date, we have not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates. To manage foreign currency fluctuations, we have obtained limited recourse mortgage financing at fixed rates of interest in the given local currencies. To the extent that currency fluctuations increase or decrease rental revenues as translated to dollars, the change in debt service, as translated to dollars, will partially offset the effect of fluctuations in revenue, and, to some extent mitigate the risk from changes in foreign currency rates.

DESCRIPTION OF THE PROPERTIES

      W. P. Carey is actively seeking and evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for us.

      Our tenants generally will be required to maintain insurance on the leased properties or pay the costs of any insurance maintained by us. While we anticipate that each of our properties will be adequately insured, we will maintain a contingent, blanket building, business personal property and business income policy covering all of our properties, as well as a comprehensive commercial general liability policy covering our properties. Properties that are not net-leased will either be insured by tenants or by CPA®:16 - Global. We believe that our properties are adequately insured.

      In raising funds for investment through this offering and our distribution reinvestment plan, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds, or private funds. This competition, as well as any change in the attractiveness to investors of an investment in the type of property principally held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments.

      In addition, we face competition for the acquisition of commercial properties in general, and such properties net leased to major corporations in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our evaluation of the acceptability of rates of return on behalf of the CPA® REITs is affected by our relative cost of capital. Thus, if our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

      We have invested, and expect to continue to invest in, properties currently or historically used for commercial purposes, including manufacturing and industrial properties. Under various U.S. federal, state and local environmental laws and regulations, current and former owners and operators of property may have liability for the cost of investigating, cleaning-up or disposing of hazardous materials released at, on, under, in or from the property. These laws typically impose responsibility and liability without regard to whether the owner or operator knew of or was responsible for the presence of hazardous materials or contamination, and liability under these laws is often joint and several. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous materials.

      While we typically perform assessments of potential environmental risks when evaluating a new acquisition of property, no assurance can be given that we have performed such assessments on all of our properties, or that the environmental assessments we do perform will disclose all potential environmental liabilities and we may purchase a property that contains hazardous materials in the building, or that is known to have or be near soil or groundwater contamination. In addition, new environmental conditions, liabilities or compliance concerns may arise or be discovered during our ownership.

      While we frequently obtain contractual protection (indemnities, cash reserves, letters of credit or other instruments) from property sellers, tenants, a tenant’s parent company or another third party to address these known or potential issues, we cannot eliminate our statutory liability or the potential for claims against us by governmental authorities or other third parties, the contractual protection may not cover all potential damages or liabilities, and the indemnifying party may fail to meet its contractual obligations. In addition, the existence of any environmental conditions, liabilities or compliance concerns at or near our properties could adversely affect our ability to rent or sell property or to borrow using the property as collateral and could also adversely affect our tenant’s ability to make rental payments.

      As a result of all of the foregoing, we have incurred in the past and will incur in the future costs and liabilities to investigate environmental matters and to address environmental conditions, liabilities and compliance concerns. Although we do not currently anticipate incurring any material liabilities in connection with environmental matters, we cannot assure you that future environmental costs and liabilities will not be material or will not adversely affect our business.

      We are required to provide certain financial information with respect to properties we acquire that are deemed significant under SEC rules based on our total investment in the properties. We provide information regarding the tenant for these significant properties because under net leases, we believe the financial condition of the tenant is more important than financial information relating to the operation of the property. Furthermore, information regarding the operation of the property is often not reliable.

      We have used $585.5 million, which is the amount of our total assets as of our December 31, 2004 consolidated balance sheet, as the base for measuring which properties are significant. For the properties for which our total investment exceeds 10% but not 20% of this amount, we are required to provide summary financial information regarding the tenant. For those properties for which our total investment as of the date of this prospectus is in excess of 20% of this amount, we are required to provide audited financial statements of the tenant that comply with accounting principles generally accepted in the United States of America. We have completed two acquisitions for which our total investment exceeded 10% but not 20% of the amount of our total assets as of our December 31, 2004 consolidated balance sheet. None of our acquisitions have exceeded 20% of the amount of our total assets as of our December 31, 2004 consolidated balance sheet. With respect to properties which we acquire jointly with another CPA® fund or funds, we determine our total investment by calculating our percentage ownership in relation to the total purchase price of the property.

     The following table provides certain summarized information with respect to the properties we have acquired as of February 14, 2006:

				Primary	Approximate		Initial		Rent
	Property	Purchase		Property	Square		Annual		Increase	Lease	Maximum	Amount of	Date of
Lessee	Location	Price*		Type	Footage		Rent**		Factor	Expiration	Term	Financing	Acquisition

Actuant Corporation and GB Tools and Supplies, Inc.(1)	Kahl am Main, Germany	$16,768,815		1,2	306,000		$1,596,282		(7)	1/21	1/31	$11,053,050	12/03 & 6/04
U-Haul Moving Partners, Inc. and Mercury Partners, LP(2)	78 properties(3)	312,445,026		4	5,814,000		28,541,115		(8)	4/15 & 4/25	4/35 & 4/44	183,000,000	4/04
Polestar Petty Limited(4)	Leeds, UK	27,920,501		1,3	200,000		2,116,370		2.5% per year	5/29	5/29	18,840,150	5/04
Castle Rock Industries Inc., Professional Chemicals Corporation, T&G Management Services, Inc. and Windsor Industries, Incorporated	Englewood, CO — 3 properties Chandler, AZ	13,764,817		1	357,000		1,327,620		CPI	6/24	6/44	9,300,000	6/04
Foss Manufacturing Company, Inc.	Hampton, NH — 2 properties	32,170,523		1	528,000		3,194,565		CPI	7/24	7/44	17,000,000	7/04
TietoEnator Corporation(5)	Espoo, Finland — 2 properties	97,763,109		3	466,000		6,984,605		Finnish CPI	1/17	1/32	70,996,640	7/04
Thales SA(6)	Guyancourt, Conflans Saint Honorine, Ymare, Aubagne and Laval, France	103,186,152		1,3	1,597,000		9,744,717		INSEE Index	8/11	8/20	76,656,682	7/04 & 8/04
Ply Gem Industries, Inc.(9)	Kearney, MO Martinsburg, WV Middlesex, PA Calgary, Canada Wallbridge, OH York, NE Fair Bluff, NC Rocky Mount, VA	37,884,817		1	2,093,000		3,510,137		(9)	8/24	8/44	21,185,774	8/04
Xpedite Systems, Inc.	Tinton Falls, NJ	15,522,251		3	90,000		1,395,000		(10)	6/16	6/26	10,250,000	9/04
Huntsman International LLC	Woodlands, TX	37,975,066		3	282,000		3,545,000		2% per year	(11)	(11)	26,600,000	9/04
					(construction total)
Plantagen Finland Oy and Plantagen Sverige AB(12)	Vantaa, Finland, Linköping, Sweden	30,906,841		4	150,000		2,161,659		Finnish, Swedish CPI	12/24 & 12/29	12/44 12/49	19,929,424	12/04
Pohjola Non-Life Insurance Company Ltd.(13)	Helsinki, Finland	113,513,922		3	851,000		8,127,600		Finnish CPI	7/15	7/20	84,662,500	1/05
HMS Healthcare, Inc.	Southfield, MI	18,731,937		3	94,000		1,228,354	(14)	(14)	1/25	1/45	9,100,000	1/05
Clean Earth Kentucky, LLC	Cynthiana, KY	7,366,492		1,3	328,000		710,500		CPI	1/25	1/45	4,550,000	1/05
Precise Technology, Inc.	Buffalo Grove, IL	16,469,372		1,3	265,000		1,447,625		CPI	1/25	1/45	10,500,000	1/05
LFD Manufacturing Ltd. and IDS Logistics (Thailand) Ltd.(15)	Lamlukka and Bangpa-In, Thailand	23,688,824		1,2	673,000		1,495,065		Thai CPI	12/19	12/34	11,440,000	1/05
Finisar Corporation	Allen, TX, Sunnyvale, CA	29,292,330		3	252,000		2,950,510		2.25% per year	2/20	2/40	17,000,000	2/05
MetalsAmerica, Inc.	Shelby, NC	7,436,520		1	170,000		651,000		CPI	2/25	2/45	4,000,000	2/05
Rinker Materials PolyPipe, Inc.	Fernley, NV Sandersville, GA Erwin, TN Gainesville, TX	8,713,508		1	243,000		786,600		CPI	2/25	2/45	5,000,000	2/05
Telcordia Technologies, Inc.	Piscataway, NJ	116,459,046		3	891,000		8,913,190		CPI	9/23	9/43	79,686,000	3/05
The Hinckley Company(16)	Stuart, FL Southwest Harbor, ME — 2 properties Trenton, ME Portsmouth, RI	58,318,586		1	500,000		5,161,500		CPI	4/30	4/60	35,000,000	5/05
MetoKote Corporation	Huber Heights, Sheffield Village, and Lima, OH Lebanon, TN, Peru, IL, Ontario, Canada and Coahuila, Mexico	42,087,927		1	3,243,900		3,660,793		(17)	5/25 7/25	5/45 7/45	26,000,000	5/05 & 7/05
Hellweg Die Profi- Baumärkte GmbH and Co.(18)	Arnstadt, Borken, Bünde, Dorsten, Duisburg, Freiberg, Gütersloh, Bad Salzungen, Monheim, Oberhausen, Osnabrück, Rodewisch, Schmalkalden, St. Augustin, Stendal, and Wuppertal, Germany	154,364,173		4	1,371,000		12,552,050		German CPI	6/30	6/35	106,366,200	6/05
Career Education Corp.	Nashville, TN	10,540,705		3	66,000		474,728		(20)	6/19	6/29	6,500,000	6/05
Police Prefecture, French Government(19)	Paris, France	106,648,598		3	241,000		6,519,983		INSEE	6/19	6/19	78,585,000	7/05
John McGavigan Limited	Bishopbriggs, Scotland, United Kingdom	12,209,008		1	112,000		1,021,169		UK RPI	8/25	8/25	7,630,773	8/05
Bob’s Discount Furniture, LLC(21)	Norwich, CT	22,937,650		2	366,000		2,172,750		CPI	2/26	2/36	—	8/05
Advanced Circuits, Inc.	Aurora, Colorado	5,260,602		1,3	61,000		482,500		CPI	9/20	9/40	3,425,000	9/05
John Nuriminen Oy(22)	Kotka, Finland	9,978,964		2	223,000		709,479		Finnish CPI	10/20	10/35	6,634,650	10/05
Dick’s Sporting Goods, Inc.(23)	Plainfield, Indiana	30,150,000	(24)	2	364,000	(25)	1,242,702		CPI	1/22	1/57	—	12/05
Corinthian Colleges, Inc.	Blairsville, Pennsylvania Laramie, WY	52,482,952	(26)	5	(27)		(28)		CPI	(29)	(29)	16,350,000	12/05 & 1/06
Murray International Metals, Limited(30)	Newbridge, Scotland, United Kingdom	25,243,950		2,3	213,000		2,111,542		UK CPI	12/30	12/50	16,735,200	12/05

Property Types are coded as follows: 1 – Industrial/Manufacturing; 2 – Distribution/Warehouse; 3 – Office/Research; 4 – Retail; 5 – Other

*	Purchase price means the contractual purchase price plus acquisition fees and transaction closing costs. Includes an acquisition expense allowance of 0.5% of the contract purchase price of each of our acquired properties or funds advanced for loans secured by real estate acquired with the proceeds from our initial public offering and the related offering through our distribution reinvestment plan. We will continue to pay this allowance for investments made with proceeds of our initial public offering. There will be no such allowance payable to our advisor for future investments made by us with the future proceeds of this offering and our distribution reinvestment plan, although we will be responsible for the payment of all acquisition expenses.

**	With respect to the calculation of rents on foreign properties, dollar amounts have been translated from the respective foreign currencies using the exchange rate as the date of acquisition.

(1)	Values reflect 100% of this property. CPA®:16 — Global holds a 50% interest and the remaining interest is held by CPA®:15 (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.2218.
(2)	Values reflect 100% of this property. CPA®:16 — Global holds a 30.77% interest and the remaining interests are held by affiliates CPA®:15 (57.69%) and Corporate Property Associates 14 Incorporated (11.54%).
(3)	Mobile, Oxford, AL; Fountain Hills, Peoria, Phoenix, Phoenix West (4 locations), Prescott, Surprise, AZ; Aurora South, Denver South, Littleton, CO; Fort Myers, Jacksonville, Key Largo, Ocoee, Orange City, Orlando (3 locations), Orlando North, Sanford, Tampa, Winter Park, FL; Conyers, Kennesaw, Lawrenceville, Riverdale, Snellville, Smyrna, GA; Alsip, Aurora, Crystal Lake, Naperville, IL; Merrillville, IN; Lenexa, KS; Bossier City, LA; Capital Heights, MD; Chicopee, Stoughton, MA; Apple Valley, MN; Hattiesburg, MS; O’Fallon, St. Charles, MO; Henderson, Las Vegas (3 locations), North Las Vegas, NV; Pennsauken, NJ; Rio Rancho, NM; Bronx, NY; Gastonia, NC; Columbus, OH; Stillwater, OK; Brentwood, TN; Arlington, Austin, Dallas, DeSoto, El Paso, Forth Worth, Grape Vine, Houston North, Houston South (2 locations), Killeen, League City, Lewisville, McKinney, Plano, TX; Chantilly, Colonial Heights, Manassas, Newington, Woodbridge, VA.
(4)	Dollar amounts have been translated from the Pound Sterling using the exchange rate as of the date of acquisition of $1.79430.
(5)	Values reflect 100% of this property. CPA®:16 —Global holds a 40% interest and the remaining interest is held by CPA®:15 (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.23670.
(6)	Values reflect 100% of this property. CPA®:16 — Global holds a 35% interest and the remaining interest is held by CPA®:15 (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the dates of acquisition of $1.210700 and $1.203200.
(7)	The rent will increase by the lesser of 400% of the German Consumer Price Index, or 3.75% of the prior year’s rent.
(8)	These properties are subject to two leases. The rent under each lease will be increased on the fifth anniversary of commencement, and every five years thereafter, by the CPI.
(9)	Dollar amounts related to the Canadian property have been translated from the Canadian Dollar using the exchange rate as of the date of acquisition of $0.76490. These properties are subject to two leases. The rent under each lease will be increased annually based on increases in the US and Canadian CPI.

(10)	The property is subject to an assumed lease with stated rent increases in years two and seven from the date of acquisition.
(11)	There is a primary construction term followed by an initial lease term of 17 years, followed by four renewal terms of 5 years each.
(12)	Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.3538 for the Finland property and from the Swedish Kroner using the exchange rate as of the date of acquisition of $0.1503 for the Sweden property.
(13)	Values reflect 100% of this property. CPA®:16 — Global holds a 40% interest and the remaining interest is held by CPA®:15 (an affiliate). Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.3546.
(14)	Two shorter term leases were also assumed in connection with the acquisition of this property, one of which provides an additional $210,015 in annual rent through June 2009, and one of which provides an additional $62,977 in annual rent through December 2010. The primary lease provides for rent increases of 6.903% every three years.
(15)	Dollar amounts have been translated from the Thai baht using the exchange rate as of the date of acquisition of $0.026.
(16)	Values reflect 100% of this property. CPA®:16 —Global holds a 70% interest and the remaining interest is held by CPA®:15 (an affiliate).
(17)	These properties are subject to three leases. The rent under each lease will be increased annually based on increases in the US, Canadian and Mexican CPI. Dollar amounts related to the Canadian property have been translated from the Canadian Dollar using the exchange rate as of the date of acquisition of $.7894.
(18)	Values reflect 100% of this property. CPA®:16 —Global holds 25% interest and the remaining interest is held by CPA®:15 (an affiliate).
(19)	Values reflect 100% of this property. CPA®:16 —Global holds 50% interest and the remaining interest is held by CPA®:15 (an affiliate). Dollar amounts have been translated from the Pound Sterling using the exchange rate as of the date of acquisition of $1.8061.
(20)	The property is subject to an assumed lease. The tenant will increase its occupancy at the property in stages as the property is being retrofitted to their specifications per an existing agreement with the former owner of the property. It is expected that the tenant will take full occupancy by January 1, 2007. Monthly rent will increase accordingly to reflect occupancy of the additional space, followed by annual rent increases of 3%.
(21)	Amounts assume completion of an addition to an existing facility. Addition is expected to be completed during the first quarter of 2006 at which time the initial 20 year lease term will commence.

(22)	Dollar amounts have been translated from the Euro using the exchange rate as of the date of acquisition of $1.2063.
(23)	Values reflect 100% of this property. CPA®:16 — Global holds a 55.1% interest and the remaining interest is held by CPA®:14 (an affiliate).
(24)	Includes costs relating to the construction of an expansion facility.
(25)	Does not include the 361,000 square foot expansion facility that we have agreed to construct on the property.
(26)	This reflects the aggregate purchase price of the Pennsylvania and Wyoming properties. This includes costs relating to the construction of seven three-story student housing facilities on the Pennsylvania property, consisting of a total of 198,660 square feet. Also includes costs relating to the construction of four student housing facilities on the Wyoming property, consisting of a total of 200,400 square feet.
(27)	No buildings currently exist. We have agreed to construct seven three-story student housing facilities on the Pennsylvania property and four student housing facilities on the Wyoming property.
(28)	While these properties are under construction, the annual rent under each lease will be in an amount equal to LIBOR, plus 250 basis points, based on amounts we advance for construction. Upon completion, the annual rent will be payable monthly at an amount equal to approximately 9% of the funds we advanced for construction.
(29)	Each lease has a 20-year term, beginning on the date of completion of the first building and provides for three 10-year renewal terms.
(30)	Dollar amounts have been translated from the Pound Sterling using the exchange rate as of the date of acquisition of $1.7616.

     Set forth below is information about each of our properties and mortgage loan investments. Information regarding lessees and borrowers was derived by us based upon publicly available information as of the time we decided to acquire the particular investment. We have not updated, and do not undertake to update, this information since the respective dates as of which it was originally prepared.

Actuant Corporation

     Acquisition

      In December 2003, we and our affiliate, CPA®:15 formed a limited partnership in which we owned 0.01% and 99.99% interests, respectively, and through the limited partnership acquired a facility from Actuant Corporation, or “Actuant,” and GB Tools and Supplies, Inc., or “GB,” and leased the facility back to Actuant and GB. In June 2004 we exercised an option to increase our interest in the facility to 50%, by purchasing the additional interest from CPA®:15. The facility is used for light manufacturing, warehouse and distribution and office space located in Kahl am Main, Germany. We have converted the limited partnership to a German limited partnership.

     Purchase Terms

      The total cost of the facility, including the acquisition fee payable to Carey Asset Management, was €13,724,681, or $16,768,815 based on the exchange rate at the time of closing. We and CPA®:15 paid at closing an acquisition fee of $417,259 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $333,807, our portion of which is payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred return. We paid Carey Asset Management an acquisition expense allowance of $41,124 in connection with the transaction. The cost of our 50% interest, net of mortgage proceeds received on the property, was $2,962,133.

     Description of Lease

      The facilities are leased to Actuant and GB under a net lease. The initial term of the lease is 17 years, followed by two 5-year renewal terms at the option of Actuant and GB. The initial aggregate annual rent under the lease is €1,306,500, or $1,596,282 based on the exchange rate as of the time of closing, payable quarterly in advance in equal installments of €326,625, or approximately $399,000 based on the exchange rate as of the time of closing. Additionally, the lease provides for annual rent to be increased by the lesser of 400% of the German CPI, or 3.75% of the prior year’s rent. We will receive our proportionate share of the rent.

     Description of Financing

      We and CPA®:15 obtained non-recourse mortgage financing for the facility in the amount of €9,300,000, or $11,053,050 based on the exchange rate as of the date of the loan closing, at a fixed annual interest rate of 6.82%, based on a 25 year amortization schedule. The loan matures in May 2014.

     Description of Actuant

      Actuant has advised us that it is a diversified global manufacturer and marketer of a broad range of industrial products and systems, organized into two reportable segments, Tools & Supplies and Engineered Solutions. The Tools & Supplies segment is primarily involved in the design, manufacture and distribution of branded hydraulic and electrical tools and supplies to the retail, construction, electrical wholesale, industrial, production automation and marine markets. The Engineered Solutions segment primarily focuses on developing and marketing highly engineered position and motion control systems for original equipment manufacturers in the recreational vehicle, automotive, truck, and other industrial markets.

U-Haul Moving Partners, Inc. and Mercury Partners, LP

     Acquisition

      In April 2004, through a partnership with two of our affiliates (CPA®:14 and CPA®:15) in which we own a 30.77% interest, we acquired seventy-eight retail self-storage and truck rental facilities operated under the U-Haul brand name located in twenty-four states and leased them back to Mercury Partners, LP, or Mercury and U-Haul Moving Partners, Inc. or U-Haul (collectively the “tenants”), pursuant to two separate leases. CPA®:14 and CPA®:15 own the remaining 11.54% and 57.69% interests in the partnership, respectively. The facilities are in the following locations:

Alabama:	Mobile, Oxford
Arizona:	Fountain Hills, Peoria, Phoenix, Phoenix West (4 locations), Prescott, Surprise
Colorado:	Aurora South, Denver South, Littleton
Florida:	Fort Myers, Jacksonville, Key Largo, Ocoee, Orange City, Orlando (3 locations), Orlando North, Sanford, Tampa, Winter Park
Georgia:	Conyers, Kennesaw, Lawrenceville, Riverdale, Snellville, Smyrna
Illinois:	Alsip, Aurora, Crystal Lake, Naperville
Indiana:	Merrillville
Kansas:	Lenexa
Louisiana:	Bossier City
Maryland:	Capital Heights
Massachusetts:	Chicopee, Stoughton
Minnesota:	Apple Valley
Mississippi:	Hattiesburg
Missouri:	O’Fallon, St. Charles
Nevada:	Henderson, Las Vegas (3 locations), North Las Vegas
New Jersey:	Pennsauken
New Mexico:	Rio Rancho
New York:	Bronx
North Carolina:	Gastonia
Ohio:	Columbus
Oklahoma:	Stillwater
Tennessee:	Brentwood
Texas:	Arlington, Austin, Dallas, DeSoto, El Paso, Fort Worth, Grape Vine, Houston North, Houston South (2 locations), Killeen, League City, Lewisville, McKinney, Plano
Virginia:	Chantilly, Colonial Heights, Manassas, Newington, Woodbridge

     Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $312,445,026, an amount less than the appraised value of the facility (CPA®:16 - Global’s share of the purchase price was $96,472,121). We and our affiliates paid at closing an acquisition fee of $7,811,000 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $6,248,901, our portion of which is payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred return. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $480,697.

     Description of Leases

      Each location listed above (with the exception of the Smyrna, GA location which contains a truck rental facility only) contains a self-storage facility and a truck rental facility, each of which is the subject of a separate master lease. The self-storage facilities are leased to Mercury, and the truck rental facilities are leased to U-Haul, each under an absolute net and bond-type master lease.

      The initial term of the Mercury lease is 20 years. The lease will automatically renew for two 10-year periods, unless Mercury affirmatively elects not to renew. The initial aggregate annual rent under the lease is $18,551,115, payable quarterly in advance in equal installments of $4,637,779. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of the day on which the first full quarterly installment of basic rent is due and payable, and every 5 years thereafter, by the percentage increase in the CPI. The Mercury lease is guaranteed by Mercury 99, LLC, an entity that owns a 99% ownership interest in Mercury.

      The initial term of the U-Haul lease is 10 years, followed by two 10-year renewal terms, at the option of U-Haul. The initial aggregate annual rent under the lease is $9,990,000, payable quarterly in advance in equal installments of $2,497,500. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of the day on which the first full quarterly installment of basic rent is due and payable, and every 5 years thereafter, by the rate of the CPI. The U-Haul lease is guaranteed by U-Haul International, Inc. In addition, Mercury 99, LLC has guaranteed U-Haul International, Inc.’s obligations under its lease. In the event of default, termination or expiration of the U-Haul lease, Mercury 99, LLC will automatically assume the obligations of the U-Haul lease and Mercury 99, LLC will continue to lease the self-storage facilities and shall lease the truck rental facilities pursuant to the terms (with extension) of the U-Haul lease. Upon Mercury 99, LLC’s assumption, the term of the U-Haul lease shall be deemed extended so as to automatically become co-terminus for the term of the Mercury 99, LLC lease.

      One of the two tenants, Mercury, has options to purchase all of the facilities subject to both leases on or about the 10th and 20th anniversaries of the lease commencement dates. The purchase price in 2014 is equal to the greater of (i) 115% of the acquisition cost or (ii) fair market value, plus in either case any applicable loan prepayment or defeasance costs. The purchase price in 2024 is equal to the greater of (i) the acquisition cost or (ii) the lesser of (x) fair market value and (y) acquisition costs as adjusted by CPI, plus, in either case any prepayment or defeasance costs.

      The occupancy rate for the facilities leased by U-haul and Mercury was 100% from April 29, 2004 (the closing date of the acquisition) through December 2005. For the purposes of this prospectus, we define “occupancy rate” as the percentage of the facility or facilities leased to the tenant pursuant to the lease. The aggregate effective annual rent per square foot for the facilities is $4.91 for each of 2004 and 2005.

      There is currently no proposed program by us for the renovation, improvement or development of the facilities.

     Description of Financing

      We and our affiliates obtained limited recourse mortgage financing in an amount of $183,000,000 for the facilities from Bank of America, at a fixed interest rate of 6.449% for a term of 10 years maturing on May 1, 2014, amortized over 25 years with monthly debt service of $1,229,804. The principal amount of the loan as of September 30, 2005 was $55,129,611. The loan may be prepaid (without penalty) during the last 6 months of the term of the loan and may not be prepaid at any other time. The loan may be defeased in whole or in part at any time that is the later of (i) 2 years after the securitization “start-up” dates for each note or (ii) four years from closing of the loan. A balloon payment of $44,400,761 will be payable by us at maturity.

     Description of U-Haul and Mercury

      Mercury has advised us that it is a limited partnership formed in March 2004 for the purpose of operating seventy-eight storage locations throughout the United States. Mercury GP, Inc. is the general partner of Mercury and Mercury 99, LLC is the sole limited partner of Mercury. Each of the self-storage locations operate under the registered trade name U-Haul and is managed by U-Haul International, Inc. pursuant to the terms of a property management agreement. U-Haul International, Inc. has advised us that it is a subsidiary of Amerco Inc., a publicly traded company whose common stock is listed on the New York Stock Exchange and whose financial statements are publicly available on the SEC’s website www.sec.gov/edgar/searchedgar/companysearch.html.

     Summary Financial Data

      Summarized unaudited combined financial information of the 78 properties is as follows:

	Year Ended March 31,

	2004	2003	2002

Sales	$57,490,653	$51,332,176	$41,851,012
Income from continuing operations	8,774,600	5,773,648	3,421,638
Net income	8,774,600	5,773,648	3,421,638
Cash flows from operating activities	8,766,661	5,776,201	3,425,002
Cash flows from investing activities	—	—	—
Cash flows from financing activities	(8,774,600)	(5,773,648)	(3,421,638)

	As Of

	March 31,	March 31,	March 31,
	2004	2003	2002

Current assets	$1,071,912	$948,267	$845,258
Total assets	1,071,912	948,267	845,258
Current liabilities	1,071,912	948,267	845,258
Total liabilities	1,071,912	948,267	845,258
Total equity	—	—	—

      Summarized financial information derived from the unaudited consolidated financial statements of Mercury for the nine month period ended September 30, 2005 and the audited consolidated financial statements for the period from March 23, 2004 (inception) through December 31, 2004 is as follows:

		Period from
	Nine Month	March 23, 2004
	Period Ended	(Inception) Through
	September 30, 2005	December 31, 2004

Sales	$20,427,313	$25,707,162
(Loss) income from continuing operations	(2,477,811)	3,074,174
Net (loss) income	(2,477,811)	3,074,178
Net cash (used in) provided by operating activities	(668,244)	2,406,329
Net cash (used in) provided by financing activities	(2,198,485)	3,700,000
Current assets	15,643,494	11,667,901
Non-current assets	2,151,030	2,150,000
Current liabilities	14,546,642	5,893,723
Non-current liabilities	1,150,000	1,150,000

Polestar Petty Limited

     Acquisition

      In May 2004, through a subsidiary we acquired from the Polestar Group and leased to Polestar Petty Limited, or “Polestar,” a facility containing seven office and manufacturing structures located in Petty House, Whitehall Road, Leeds, United Kingdom.

     Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was £15,560,665, or $27,920,501 based upon the exchange rate at the time of the closing, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $694,540 and an acquisition expense allowance of $138,908 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred acquisition fee in the total amount of $555,632, payable in each of the next three years, but only if we achieve the six percent preferred return.

     Description of Lease

      The facility is leased to Polestar under a net lease with the exception of insurance which is to be reimbursed by Polestar. The facility is to be managed by Colliers CRE pursuant to a management agreement at a rate of £2,500, or approximately $4,500 based on the exchange rate as of the time of closing, per annum which is payable by the landlord. Polestar will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The term of the lease is 25 years. The initial aggregate annual rent under the lease is £1,179,496, or $2,116,370 based on the exchange rate as of the time of closing, payable quarterly in advance in equal installments of £294,874, or approximately $529,000 based on the exchange rate as of the time of closing. Additionally, the lease provides for rent to be increased by 2.5% every year. The occupancy rate for the facility leased to Polestar was 100% from May 5, 2004 (the beginning of the initial term of the lease) through December 2005. The average effective annual rent per square foot is $10.58 for 2004 and $10.78 for 2005.

      There is currently no proposed program by us for the renovation, improvement or development of the facility.

     Description of Financing

      We obtained non-recourse mortgage financing from Nationwide Building Society in the principal amount of £10,500,000, or approximately $18,840,150 based on the exchange rate as of the time of closing, for the facility, at a fixed annual interest rate of 6.56% with stated quarterly principal payments which increase annually and mature in 10 years in April 2014, at which time a balloon payment of £8,586,625 (or $15,136,503 based on the exchange rate as of September 30, 2005 which may be subject to fluctuation prior to the maturity date) will be payable by us. The principal amount of the loan as of September 30, 2005 was $18,361,325. Mandatory prepayment of the loan is required for various reasons, including, illegality, change of control, compulsory purchase and disposal. Voluntary prepayment of the whole or any part of the loan is also permitted in certain instances.

     Description of Polestar

      Polestar Petty Limited has advised us that it is a subsidiary of the Polestar Group, a commercial printer in the U.K. Polestar is responsible for the printing of many English titles, including the Radio Times, Sunday Express, and The Guardian.

Castle Rock Industries, Inc., Professional Chemicals Corporation, T&G Management Services, Inc. and Windsor Industries, Incorporated

Acquisition

      In June 2004 we acquired, through a subsidiary, certain industrial/manufacturing facilities real properties in Englewood, Colorado and Chandler, Arizona. Concurrently with the acquisition, we leased the properties to Castle Rock Industries, Inc., Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated (as joint and several tenants) pursuant to a net lease.

Purchase Terms

      The purchase price of the properties, including the acquisition fee payable to Carey Asset Management was $13,764,817, an amount less than the appraised value of the properties. We paid an acquisition fee of $342,407 and an acquisition expense allowance of $68,482 at closing to Carey Asset Management. Carey Asset Management will also receive a deferred fee of $273,927, payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of Lease

      The lease is net. The initial lease term is 20 years, followed by four 5 year renewal terms, at the option of the tenants. The initial annual rent is $1,327,620 per annum, payable quarterly in advance in equal installments of $331,905 each. Additionally, the lease provides for annual rent increases based on increases in the CPI, capped at 5%.

Description of Financing

      We obtained limited recourse mortgage financing in the amount of $9,300,000 for the properties from Prudential Mortgage Capital Company, LLC at a fixed interest rate of approximately 5.54% and for a term of 20 years, maturing in November 2024.

Description of Castle Rock Industries, Inc., Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated

      Castle Rock Industries, Inc. has advised us that it is a holding company for Professional Chemicals Corporation, T&G Management Services, Inc., and Windsor Industries, Incorporated. Professional Chemicals Corporation and Windsor Industries, Incorporated are involved in the manufacture of professional floor cleaning products, equipment and chemicals.

Foss Manufacturing Company, Inc.

Acquisition

      In July 2004, through a wholly-owned subsidiary, we purchased certain industrial/manufacturing facilities in Hampton, New Hampshire. Concurrently with the acquisition of these facilities, Foss Manufacturing Company, Inc., or “Foss”, has entered into a net lease for the facilities.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $32,170,523, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $800,262 and an acquisition expense allowance of $160,052 to Carey Asset Management. Carey Asset Management will also receive a deferred fee of $640,209, payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of the Lease

      The facilities are leased to Foss under a net lease. The initial term of the lease is 20 years, followed by two 10-year renewal terms unless Foss affirmatively elects not to renew. The initial aggregate annual rent under the lease is $3,194,565. Additionally, the lease provides for annual rent to be increased every thirty-six months based on the percentage increase in the CPI. Foss filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,194,565, with annual rent increases every thirty-six months based on the percentage increase in the CPI. Since filing for bankruptcy protection, Foss has been making partial payments of rent due under the lease and owes us $328,002 as of December 31, 2005.

      The occupancy rate for the facility leased to Foss was 100% from July 1, 2004 (the beginning of the initial term of the lease) through December 2005. The average effective annual rent for the facilities per square foot is $6.05 for each of 2004 and 2005.

      If Foss desires to develop the excess land at the property, due to the inability to subdivide the excess land from the remainder of the property, the property must be converted to a condominium form of ownership. In such event, Foss must give us the option of financing the construction of the additional improvements. If we decline to finance such additional improvements, Foss may construct the additional improvements at its sole expense, provided that upon completion, the condominium unit which comprises the additional improvements will be conveyed to Foss.

      There is currently no proposed program by us for the renovation, improvement or development of the facility.

Description of Financing

      We obtained limited recourse mortgage financing from CIBC Inc. in the amount of $17,000,000 to finance a portion of the purchase price. The financing is at a fixed interest rate of 6.60% per annum for a term of 20 years maturing in July 2024 with monthly payments based upon a 20 year amortization. The principal amount of the loan as of September 30, 2005 was $16,525,338. The loan may not be prepaid except during the 90 days prior to the maturity date. The loan may be defeased in full at any time after the earlier of (1) the fourth anniversary of the closing of the loan and (2) the second anniversary of the REMIC startup date. A balloon payment of $614,568 will be payable by us at maturity.

Description of Foss

      Foss has advised us that it is a manufacturer of specialty synthetic fibers and non-woven fabrics. Foss is a supplier to the automotive, technical, decorative and retail industries.

TietoEnator Corporation

Acquisition

      In July 2004, through a subsidiary in which we own a 40% interest, we purchased, together with CPA®:15, our affiliate, two office facilities located in Espoo, Finland, Helsinki’s prime submarket, from TietoEnator Corporation, or “TietoEnator.” Concurrently with the acquisition, we leased the respective facilities back to TietoEnator under two separate lease agreements.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management was €79,051,596, or $97,763,109 based upon the exchange rate at the time of closing, an amount less than the appraised value of the facilities, of which CPA®:16 - Global’s portion was €31,715,311, or $39,222,325 based upon the exchange rate at the time of closing. We and CPA®:15 paid at closing an acquisition fee of $2,439,199 to Carey Asset Management, of which CPA®:16 - Global’s share was

$975,680. Carey Asset Management will also receive a deferred fee of $1,951,359, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA®:16 - Global’s share of this fee is $780,544. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $195,136.

Description of the Lease

      Each of the leases is a net lease. The initial term of each lease is 12.5 years. Each lease will automatically renew for three 5-year periods, unless TietoEnator affirmatively elects not to renew. The combined initial aggregate annual rent under both the leases is €5,647,776, or approximately $6,984,605 based on the exchange rate as of the time of closing, payable quarterly in equal installments which installments aggregate €1,411,944, or approximately $1,746,151 based on the exchange rate as of the time of closing. Additionally, the leases provide for annual rent increases based on a formula indexed to a cost of living index published by Statistics Finland, Inc.

Description of Financing

      We and CPA®:15 obtained non-recourse mortgage financing in the amount of €57,200,000, or approximately $70,996,640 based on the exchange rate as of the time of the loan closing in July 2004, to finance a portion of the purchase price of the facilities. The financing is at a fixed interest rate of 5.16% per annum for a term of 10 years, maturing in July 2014.

Description of TietoEnator

      TietoEnator has advised us that it is a supplier of IT services in the Nordic countries, specializing in the development, implementation and operation of its customers’ IT platforms. Its customers include companies in the banking and finance, telecommunications and media, public health care, energy and forestry industries, as well as local and national Nordic governmental agencies.

Thales SA

Acquisition

      In July 2004 and August 2004, through a subsidiary in which we own a 35% interest, we purchased, together with CPA®:15, our affiliate, five office/research/ manufacturing facilities located in (1) Guyancourt, (2) Conflans Saint Honorine, (3) Ymare, (4) Aubagne, and (5) Laval, France from subsidiaries of Deutsche Bank and Lonestar Capital. The acquisition of the facilities involved the assumption of five existing leases with Thales SA, or “Thales.”

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was €85,475,005, or $103,186,152 based on the exchange rate at the time of closing, an amount less than the leased fee appraised value of the facilities, of which CPA®:16 - Global’s portion is €30,013,310 or $36,232,323 based on the exchange rate at the time of closing. We and CPA®:15 paid at closing an acquisition fee of €2,133,142 or $2,575,147 based on the exchange rate at the time of closing, to Carey Asset Management, of which CPA®:16 - Global’s share is $901,301. Carey Asset Management will also receive a deferred fee of €1,706,514 or $2,060,118, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA®:16 - Global’s share of this fee is $721,041. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $180,260.

Description of the Leases

      The leases are modified net leases. As such, the tenant will pay maintenance, taxes and all other expenses associated with the operation and maintenance of the facilities. However, we are responsible for roof, facade, and structural repair (if needed) at the Guyancourt location. The assumed leases have a remaining initial term of approximately seven years, and allow for the tenant to renew for an additional nine years. The current aggregate annual rent under the leases is €8,098,927, or $9,744,717 based on the exchange rate at the time of closing, payable quarterly in advance. Additionally, the leases provide for this rent to be adjusted annually by the change in the annual French INSEE index (a common measure of inflation in France).

Description of Financing

      We and CPA®:15 have obtained non-recourse mortgage financing in the amount of €63,500,000, or $76,656,682 based on the exchange rate as of the date of the loan closings, to finance a portion of the purchase price of the facilities. The financing has two tranches that bear interest at fixed interest rates of 5.09% and 5.12%, respectively, per annum for a term of 7 years, maturing in July 2011.

Description of Thales

      Thales has advised us that it is a French military contractor whose global operations serve aeronautics, defense, and information technology markets worldwide. Thales is publicly traded on the Euronext Paris and Deutsche Börse, with ADRs on Nasdaq.

Ply Gem Industries, Inc.

     Acquisition

      In August 2004, through a wholly-owned subsidiary, we acquired from Ply Gem Industries, Inc., or “Ply Gem”, and certain of its subsidiaries and leased to Ply Gem and several of its subsidiaries, eight industrial and warehouse facilities located in Kearney, Missouri; Martinsburg, West Virginia; Middlesex, Pennsylvania; Wallbridge, Ohio; York, Nebraska; Fair Bluff, North Carolina; Rocky Mount, Virginia and Calgary, Canada.

     Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $37,884,817, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $942,408 and an acquisition expense allowance of $188,482 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $753,927, payable in each of the next three years, but only if we achieve the six percent preferred return.

     Description of Lease

      The facilities are being leased to Ply Gem and several of its subsidiaries under two net leases, one for the United States properties and one for the Canadian property. Ply Gem will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. Both leases have an initial term of 20 years, with each having two 10-year renewal terms. The initial annual rent under the leases is $2,980,575 for the U.S. properties and CAD 692,329 for the Canadian property, or $529,562 based on the exchange rate at the date of closing, and both provide for annual rent increases based on percentage increases in the U.S. and Canadian CPI, respectively.

      The occupancy rate for the facilities leased to Ply Gem was 100% from August 27, 2004 (the beginning of the initial term of the lease) through December 2005. The average effective annual rent for the facilities per square foot is $1.68 for 2004 and $1.69 for 2005.

      There is no option or contract to purchase or sell any of the facilities under either of the leases.

      There is currently no proposed program by us for the renovation, improvement or development of the facilities.

     Description of Financing

      We obtained limited recourse mortgage financing from GMAC Commercial Mortgage Bank in October 2004 in the amount of $17,650,000 for the U.S. facilities. Interest on the U.S. mortgage loan is at a fixed interest rate of 6.14% with monthly payments of principal and interest of $127,880 based on a 20-year amortization schedule maturing in November 2024. The principal amount of the U.S. mortgage loan as of September 30, 2005 was $17,277,597. A balloon payment of $551,386 will be payable by us at maturity. The U.S. mortgage loan may be prepaid (without penalty) during the last 6 months of the term and may not be prepaid at any other time. The loan may be defeased in whole or in part, at any time that is earlier of (i) 2 years after the securitization “start-up” date or (ii) 3 years from the loan closing. In December 2004, we obtained non-recourse mortgage financing from GMAC Commercial Mortgage of Canada, Limited for the Canadian facility in the amount of CAD 4,250,000, or $3,535,774 based on the exchange rate on the date of the closing of the loan. Interest on the Canadian mortgage loan, which matures in 10 years in December 2014, is at a fixed annual interest rate of 6.23% with monthly payments of principal and interest based on a 25-year amortization schedule. The principal amount of the Canadian mortgage loan as of September 30, 2005 was $3,588,661. A balloon payment of CAD 3,355,942 (or $2,866,645 based on the exchange rate as of September 30, 2005 which may be subject to fluctuation prior to the maturity date) will be payable by us at maturity. The Canadian mortgage loan may not be prepaid but may be defeased after one year from the first payment date.

     Description of Ply Gem

      Ply Gem has advised us that it is a North American manufacturer of residential exterior building products. Ply Gem offers a product line of vinyl siding and skirting, vinyl windows and doors, and vinyl and composite fencing, railing and decking that serves both the home repair and remodeling and new home construction sectors in the U.S. and Western Canada. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows and steel and fiberglass doors.

Xpedite Systems, Inc.

     Acquisition

      In September 2004, through a wholly-owned subsidiary, we acquired from Townsend XPD, LLC, an office facility located in Tinton Falls, New Jersey, and assumed an existing lease for the facility with Xpedite Systems, Inc., or “Xpedite.”

     Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $15,522,251, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $386,125 and an acquisition expense allowance of $77,225 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $308,901 payable in each of the next three years, but only if we achieve the six percent preferred return.

     Description of Lease

      The facility is currently being leased to Xpedite under a net lease that we have assumed. The lease has a remaining term through June 2016, with options for up to two additional five-year renewal terms. The initial annual rent under the lease is $1,395,000 and provides for stated rent increases in years two and seven from the date of acquisition with fair market increases during any renewal terms. Xpedite’s parent company, PTEK Holdings, has provided Xpedite with a limited guaranty of the lease in the amount of $3,600,000.

     Description of Financing

      We have obtained limited recourse mortgage financing in the amount of $10,250,000. Interest on the mortgage loan is at a fixed interest rate of 5.85%. The loan matures in October 2016.

     Description of Xpedite

      Xpedite has advised us that it is an outsourced messaging firm which provides outbound messaging services via fax, email and telephone for companies around the world. Xpedite’s customers include financial services, professional associations, travel, hospitality, publishing, technology and manufacturing companies.

Huntsman International LLC

Acquisition

      In September 2004, through a wholly-owned subsidiary limited partnership, we purchased certain real property in The Woodlands, Texas on which a lab/research and development building currently exists and on which two new lab/research and development buildings were to be constructed. Concurrently with the acquisition of this facility, we entered into a net lease with Huntsman International LLC, or “Huntsman International,” for the existing building, and an agreement to construct the new facility and renovate portions of the existing facilities.

Purchase Terms

      The cost of the facility, including the cost of the land on which the facility had been substantially constructed and the acquisition fee payable to Carey Asset Management, is $37,975,066, net of construction rent. At closing, the property on which the facility had been substantially constructed was purchased from a third-party seller for the sum of $7,050,000. In addition, the sum of $797,985 was disbursed to and on behalf of the tenant for closing costs, reimbursement of costs in connection with the acquisition of the land, plus a portion of the acquisition fee payable to Carey Asset Management in the amount of $994,764 and an acquisition expense allowance of $198,953 paid to Carey Asset Management at closing. Carey Asset Management will receive a deferred fee of $795,812 payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of the Lease

      The lease is a net lease. The initial lease term is 17 years, followed by 4 additional renewal terms of 5 years each, at the option of the tenant. The lease provides for initial annual rent of $3,545,000. Additionally, the lease provides for annual rent to be increased each year during the initial term and each renewal term by 2% per year.

Description of Financing

      We obtained limited recourse mortgage financing in the amount of $26,600,000 at a fixed annual interest rate of 6.2% for a term of 17 years. The loan matures in November 2022.

Description of Huntsman International

      Huntsman International has advised us that the operating companies of Huntsman Corporation, including Huntsman International LLC, manufacture basic products for a variety of global industries including chemicals, plastics, automotive, aviation, footwear, paints and coatings, construction, technology, agriculture, health care, textiles, detergent, personal care, furniture, appliances and packaging.

Plantagen Finland Oy and Plantagen Sverige AB

Acquisition

      In December 2004, through a subsidiary, we entered into a transaction with affiliates of Plantasjen ASA to purchase two retail facilities in Vantaa (Helsinki), Finland and Linköping, Sweden and to lease the facilities back to such affiliated entities, Plantagen Finland Oy and Plantagen Sverige AB, respectively. Plantagen Finland Oy and Plantagen Sverige AB are collectively referred to as “Plantagen.”

Purchase Terms

      The cost of the Finland property, including the acquisition fees payable to Carey Asset Management was €15,387,460, or $20,831,543 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facilities. We paid at closing acquisition fees of $518,198 and an acquisition expense allowance of $103,640 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the amount of $414,558, payable equally over the next three years, but only if we achieve the six percent preferred return. The cost of the Sweden property was 67,034,581 Swedish Kroner (“SEK”), or $10,075,298 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $250,629 and an acquisition expense allowance of $50,126 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the amount of $200,503, payable equally over the next three years, but only if we achieve the six percent preferred return. The lease obligations of the tenants are guaranteed by Plantasjen ASA.

Description of Lease

      The facilities are leased to Plantagen under two separate but cross-defaulted net leases. The leases have 20 and 25-year initial terms in Finland and Sweden, respectively. Rent will increase annually by the increase in the respective CPI for each country. Each lease contains two 10-year renewal options. Initial annual rent under the Finland lease is €1,080,404, or $1,462,651 based on the exchange rate as of the date of acquisition. Initial annual rent under the Sweden lease is SEK4,650,750, or $699,008 based on the exchange rate as of the date of acquisition.

Description of Financing

      We obtained non-recourse mortgage financing of €10,027,094, or $13,574,680 based on the exchange rate as of the date of acquisition, in connection with the acquisition of the Finland property and non-recourse mortgage financing of SEK42,280,400, or $6,354,744 based on the exchange rate as of the date of acquisition, in connection with the acquisition of the Sweden property. Interest on the Finland and Sweden mortgage financing is fixed at annual rates of 4.81% and 5.25%, respectively. Both loans have a 10-year term, maturing in December 2014.

Description of Plantagen

      Plantagen Finland Oy and Plantagen Sverige AB have advised us that they are affiliates of Plantasjen ASA, a garden superstore chain in the Nordic region with stores across Norway, Sweden, and Finland. Plantasjen ASA is a portfolio company of EQT Partners, a private equity group in Northern Europe.

Pohjola Non-Life Insurance Company Ltd.

Acquisition

      In January 2005, together with our affiliate, CPA®:15, and through a subsidiary, we entered into a transaction with Pohjola Non-Life Insurance Company Ltd., or “Pohjola,” to lease to Pohjola land and a corporate office facility in Helsinki, Finland, which we had purchased from Pohjola on December 21, 2004. We purchased 40% of the interest in this facility, with the remainder purchased by CPA®:15.

Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management was €83,798,850, or $113,513,922 based on the exchange rate as of the date of acquisition, an amount less than the appraised value of the facility. Our share of this purchase price was $45,541,514. We and CPA®:15 paid at closing acquisition fees of $2,832,184 to Carey Asset Management, of which our share was $1,132,874. Carey Asset Management is also expected to receive a deferred fee in the amount of $2,265,747, our portion of which is payable equally over each of the next three years, but only if we achieve the six percent preferred return. CPA®:16 - Global’s share of this fee is $906,299. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $226,575.

Description of Lease

      The facility is leased to Pohjola under a net lease. The lease has an initial term of approximately 10.5 years with a 5-year renewal option. The initial annual rent under the lease is €6,000,000, or $8,127,600 based on the exchange rate as of the date of acquisition, of which our share is $3,251,040, with annual rent increases based on the Finnish CPI.

Description of Financing

      We and CPA®:15 have obtained non-recourse mortgage financing in the amount of €62,500,000, or $84,662,500 based on the exchange rate as of the date of acquisition, for the facility at a fixed annual interest rate of 4.59% through February 2007 and then 4.57% thereafter. The loan has a 10-year term and matures in February 2015.

Description of Pohjola

      Pohjola has advised us that it is one of the largest Scandinavian insurance companies and financial institutions.

HMS Healthcare, Inc.

Acquisition

      In January 2005, through a subsidiary, we entered into a transaction with HMS Healthcare, Inc. or HMS, to purchase an office facility in Southfield, Michigan, and lease 81.65% of the leasable space back to HMS’s subsidiary Solomon Office Associates, L.L.C., or “Solomon.” We assumed two leases for the remaining 18.35% of the leasable space.

Purchase Terms

      The cost of the facility, including the acquisition fees payable to Carey Asset Management, was $18,731,937, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $465,969 and an acquisition expense allowance of $93,194 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the amount of $372,775, payable equally over each of the next three years, but only if we achieve the six percent preferred return. The lease obligations of Solomon are guaranteed by HMS, Sloans Lake Managed Care, Inc. and PPOM, L.L.C.

Description of Lease

      The space leased to Solomon is leased under a net lease. The lease has an initial term of 20 years with two 10-year renewal options. The Solomon lease provides for initial annual rent of $1,228,354 with stated rent increases of 6.903% every third year. One of the assumed leases provides for initial annual rent of $210,015 and expires in June 2009 and the other lease provides for initial annual rent of $62,977 and expires in December 2010.

Description of Financing

      We have obtained limited recourse mortgage financing with respect to this facility, in the amount of approximately $9,100,000. The loan has a 10-year term, maturing in June 2030 and a fixed annual interest rate of 5.08%.

Description of HMS

      HMS has informed us that it is a non-risk bearing preferred provider organization, or PPO network which facilitates the delivery of healthcare benefits. HMS’s offered services include the development and maintenance of healthcare provider networks, claims re-pricing, medical management and other ancillary services required to fully manage healthcare costs.

Clean Earth Kentucky, LLC

Acquisition

      In January 2005, we completed the purchase of land and a building located in Cynthiana, Kentucky and entered into a net lease agreement with Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC or “Clean Earth.” The facility is a combined corporate headquarters and manufacturing facility.

Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $7,366,492, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $183,246 and an acquisition expense allowance of $36,649 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $146,597, payable equally over each of the next three years, but only if we achieve the six percent preferred return.

Description of the Lease

      The facility is leased to Clean Earth under a net lease. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of Clean Earth. The initial aggregate annual rent for the first year under the lease is $710,500 with annual rent increases based on the percentage increase in the CPI. Clean Earth filed for bankruptcy protection in January 2006. Since filing for bankruptcy protection, Clean Earth has been making partial payments of rent due under the lease and owes us approximately $118,000 as of January 25, 2006.

Description of Financing

      We obtained limited recourse mortgage financing of $4,550,000 with a fixed annual interest rate of 6.08% to finance a portion of the purchase price. We will make monthly principal and interest payments of $32,808 during the financing’s 20-year term. The loan matures in February 2025.

Description of Clean Earth

      Clean Earth has advised us that it is a national manufacturer of environmental clean-up and refuse trucks. Clean Earth manufactures sewer machines, street sweepers, and refuse trucks, primarily through a network of dealers covering all 50 states and Canada. Clean Earth believes that its dealer network diversifies its customer base and allows it to target smaller accounts not adequately served by its larger competitors.

Precise Technology, Inc.

Acquisition

      In January 2005, through a wholly-owned subsidiary, we acquired from Precise Technology, Inc., or “Precise,” a Delaware corporation, land and a two-story office/manufacturing building located in Buffalo Grove, Illinois and entered into a net lease with Precise. In October 2003, CPA® :15, our affiliate, had also acquired from and leased to Precise industrial facilities located in Excelsior Springs, Missouri, St. Petersburg, Florida, West Lafayette, Indiana, North Versailles Township, Pennsylvania and Buffalo Grove, Illinois.

Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $16,469,372, an amount less than the appraised value of the facility. We paid at closing acquisition fees of $409,686 and an acquisition expense allowance of $81,937 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $327,749, payable equally over each of the next three years, but only if we achieve the six percent preferred return.

Description of Lease

      The facility is leased to Precise under a net lease. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of Precise. The initial aggregate annual rent for the first year under the lease is $1,447,625, with rent increases every second year based on the CPI. Precise Technology Group, Inc., Precise’s parent, and four of its subsidiaries will guarantee the performance of the lease.

Description of Financing

      We and CPA® :15 obtained limited recourse mortgage financing, in the amount of $10,500,000 at a fixed annual interest rate of 5.71% for a term of 20 years, maturing in December 2025.

Description of Precise

      Precise has advised us that it is a manufacturer of injection molded precision plastic products.

IDS Group Limited, LFD Manufacturing Limited and IDS Logistics (Thailand) Ltd.

Acquisition

      In January 2005, we purchased, through a wholly-owned subsidiary, a 49% interest in Borneo Agencies Limited, which owns two warehouse/manufacturing facilities located in Lamlukka and Bangpa-In, Thailand and entered into net lease agreements with LFD Manufacturing Limited of LFD and IDS Logistics (Thailand) Limited or IDS (Thailand) (collectively, the “tenants”). The remaining 51% is held by Thai citizens, as required by Thai law. The leases are guaranteed by the tenants’ parent, IDS Group Limited, or “IDS Group.” This transaction is structured so that we will receive substantially 100% of the economic benefits of ownership of the properties.

Purchase Terms

      The total cost of the properties, including the acquisition fee payable to Carey Asset Management, was 911,108,620 Thai Baht (“THB”), or $23,688,824 based on the exchange rate on the date of closing. We paid at closing an acquisition fee of THB 22,664,394 or $589,274 based on the exchange rate at the time of closing, of which Carey Asset Management will also receive a deferred fee of THB 18,131,515 or $471,419, based on the exchange rate at the time of closing payable in each of the next three years but only if we achieve the six percent preferred return. We paid an acquisition expense allowance to Carey

Asset Management in connection with this transaction of THB 4,532,879 or $117,855, based upon the exchange rate at the time of closing.

      In connection with the acquisition, we are committed to funding an expansion, at the option of the lessee, at both properties. The amount applicable to the proposed expansions is THB 135,000,000, or approximately $3,510,000 based on the exchange rate as of the date of closing for the Lamlukka property and THB 80,000,000, or approximately $2,080,000 based on the exchange rate of as of the date of closing for the Bangpa-In property.

Description of the Lease

      The facilities are leased to the tenants under two net leases. The leases have terms of 15 years with an automatic five-year renewal period. The tenants have the right to renew, by notice of not less than 18 months prior to the end of the initial term, for a period in excess of five years but less than or equal to 15 years. The leases require the tenants to pay maintenance, insurance, taxes and all other expenses associated with the operation of the facilities. The leases provide for initial annual rent of THB 57,502,500, or approximately $1,495,065 based on the exchange rate as of the date of closing. The leases provide for rent increases every third year based on the percentage increase in the CPI of Thailand.

Description of Financing

      In connection with the purchase, we obtained non-recourse mortgage financing of THB 440,000,000, or approximately $11,440,000 based on the exchange rate as of the date of closing. Interest on the mortgage financing is a fixed annual interest rate of 7.15%. The mortgage financing has a 13.5-year term maturing in April 2018. In the event the expansion takes place, we have the ability to increase our borrowing under the loan facility by THB 150,000,000, or approximately $3,900,000 based on the exchange rate as of the date of closing, to partially fund the expansion, at substantially the same terms as the original borrowing.

Description of IDS Group, LFD and IDS (Thailand)

      IDS Group has informed us that it is a multinational marketing company, logistics provider and contract manufacturer focusing on serving brand owners of consumer and healthcare products who wish to penetrate the Greater China and Association of South East Asian Nations (ASEAN) region, including Hong Kong, Taiwan, Thailand, Malaysia, Singapore, the Philippines, Indonesia and Brunei. LFD is the manufacturing operation for the IDS Group in Thailand. IDS (Thailand) is the logistics operation for the IDS Group in Thailand.

Finisar Corporation

Acquisition

      In February 2005, through a wholly-owned subsidiary, we acquired land and a two-story industrial building in Allen, Texas from FSI International, Inc., and land and a two-story office/research and development building in Sunnyvale, California from Finisar Corporation, or “Finisar,” and leased each facility to Finisar.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $29,292,330. We paid at closing an acquisition fee of $728,665 and an acquisition expense allowance of $145,733 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $582,932, payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of Lease

      The facilities are leased to Finisar under a net lease. The initial term of the lease is 15 years, followed by two 10-year renewal terms at the option of Finisar. The initial aggregate annual rent for the first year under the lease is scheduled to be $2,950,510, payable quarterly in advance in equal installments. Additionally, the lease provides for annual basic rent to be increased annually by 2.25% over the basic rent then in effect. As additional security, Finisar posted a security deposit of $2,950,510 in the form of a letter of credit for the entire duration of the lease but subject to reductions if Finisar achieves certain creditworthiness tests.

Description of Financing

      We obtained limited recourse mortgage financing in the principal amount of $17,000,000 for the facilities, at a fixed interest rate of 5.96% for a term of 15 years maturing in March 2020.

Description of Finisar

      Finisar has informed us that it is a provider of components used in high-speed/high volume data transmission. Headquartered in Sunnyvale, CA, Finisar designs, manufactures and markets fiber optic modules for data communications and network performance test systems.

MetalsAmerica, Inc.

Acquisition

      In February 2005, through a wholly-owned subsidiary, we acquired from MetalsAmerica, Inc., and leased to MetalsAmerica and PPB Technologies, Inc., P.P.B. Technologies, Inc., Talco Metals Company, and The International Metals & Chemicals Group, each an affiliate of MetalsAmerica, or collectively, “MetalsAmerica,” a facility in Shelby, North Carolina consisting of land and a one-story industrial building.

Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management and one-half the transaction costs, was $7,436,520. We paid at closing an acquisition fee of $183,246 and an acquisition expense allowance of $36,649 to Carey Asset Management and one-half of the transaction costs in the amount of $70,028. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $146,597, payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of Lease

      The facility is leased to MetalsAmerica under a net lease. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of MetalsAmerica. The initial aggregate annual rent is scheduled to be $651,000, payable quarterly in advance in equal installments of $162,750. Annual basic rent is increased every five years by the percentage increase in the CPI over such period. Additionally, MetalsAmerica posted a cash deposit of $228,130 to secure the completion of certain post-closing obligations, which cash deposit may thereafter be substituted by MetalsAmerica with a letter of credit, to be held until completion of the post-closing obligations.

Description of Financing

      We obtained limited recourse mortgage financing in the principal amount of $4,000,000 for the facility, at a fixed interest rate of 5.84% for a term of 20 years maturing in March 2025.

Description of MetalsAmerica

      MetalsAmerica has advised us that it is one of three operating companies that make up the International Metals & Chemicals Group which produces copper electroplating anodes and is a supplier of other metals and chemicals for use mostly by the electroplating industry.

Rinker Materials PolyPipe, Inc.

Acquisition

      In February 2005, through a wholly-owned subsidiary, we acquired from Rinker Materials Polypipe, Inc. and leased back to Rinker Materials Polypipe, Inc. and its affiliate Pipe Liners, Inc., or collectively, “PolyPipe”, certain industrial/manufacturing facilities in Fernley, Nevada, Sandersville, Georgia, Erwin, Tennessee and Gainesville, Texas.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $8,713,508. We paid at closing an acquisition fee of $216,754 and an acquisition expense allowance of $43,351 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately $173,403, payable in each of the next three years, but only if we achieve the six percent preferred return.

Description of Lease

      The facilities are leased to PolyPipe under a net lease. The initial term of the lease is 20 years, followed by two 10-year renewal terms at the option of PolyPipe. The initial aggregate annual rent for the first year under the lease is scheduled to be $786,600, payable quarterly in advance in equal installments of $196,650. Additionally, the lease provides for annual basic rent to be increased every three years by the percentage increase in the CPI over such period. As additional security, PolyPipe posted a security deposit of $131,100 in cash (equal to two months of annual basic rent) for the entire duration of the lease.

Description of Financing

      We obtained limited recourse mortgage financing in the principal amount of $5,000,000 at a fixed rate of 6.5% for a term of 20 years, maturing in April 2025.

Description of PolyPipe

      PolyPipe has informed us that it is a manufacturer of polyethylene pressure pipe in North America. PolyPipe customers are comprised of both distributors and end-users, which include gas utilities throughout North America. PolyPipe focuses on the industrial, wastewater, and oil and gas industries.

Telcordia Technologies, Inc.

Acquisition

      In March 2005, through a wholly-owned subsidiary, we purchased from Telcordia Technologies, Inc., or “Telcordia,” certain office/retail facilities located in Piscataway, New Jersey. Concurrently with the acquisition of the facilities, Telcordia entered into a net lease for the facilities.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management was $116,459,046, an amount less than the appraised value of the facilities. We paid an acquisition fee of $1,292,388 and an acquisition expense allowance of $581,633 to Carey Asset Management. Carey Asset

Management will also receive a deferred fee in the total amount of $1,034,143 payable in installments over each of the next three years, but only if we achieve the six percent preferred return.

Description of the Lease

      The lease is a net lease. The initial term of the lease is 18.5 years, followed by four 5-year renewal terms at the option of Telcordia. The initial aggregate annual rent under the lease is $8,913,190, payable monthly in equal installments of $742,766. Additionally, the lease provides for annual rent to be increased by CPI.

      The occupancy rate for the facilities leased to Telcordia was 100% from March 15, 2005 (the beginning of the initial term of the lease) through October 2005. The average effective rent per square foot for each of 2004 and 2005 is $10.

      Database Service Management, Inc., Telcordia Technologies International, Inc., Granite Systems, Inc., Granite Systems Holding Company, Inc., Mediterranean Ventures, LLC, Italy Holdings, LLC, and Mesa Solutions, Inc., each a subsidiary of Telcordia, have guaranteed Telcordia’s obligations under the lease, pursuant to a Subordinate Guaranty and Suretyship Agreement delivered by each of them to our subsidiary at closing.

      Telcordia has a right of first refusal exercisable within 15 days following receipt from us of a contract for the sale of the leased premises to a third party purchaser (unaffiliated with us or the tenant.

      There is currently no proposed program by us for the renovation, improvement or development of the facilities.

Description of Financing

      In March 2005, we obtained limited recourse mortgage financing from Morgan Stanley Mortgage Capital, Inc. in the amount of $79,686,000 to finance a portion of the purchase price of the facilities. The financing is at a fixed interest rate of 5.49% for a term of 10 years maturing in April 2015. Monthly payments of interest only are due for the first two years of the financing with monthly payments of principal and interest of $464,849 due thereafter, based on a 28-year amortization schedule. The principal amount of the loan as of September 30, 2005 was $79,686,000. A balloon payment of $68,238,285 will be payable by us at maturity. The loan may not be prepaid except during the 90 days prior to the maturity day. The loan may be defeased in full at any time after the earlier of (i) the third anniversary of the loan closing, and (ii) the second anniversary of the REMIC startup date.

Description of Telcordia

      Telcordia has advised us that it provides a variety of telecom networking and operations software, as well as consulting and training services.

Summary Financial Data

      Summarized financial information derived from the unaudited consolidated financial statements of Telcordia for the nine month period ended October 31, 2005 and the audited consolidated financial statements for the years ended January 31, 2005, 2004 and 2003 is as follows (in thousands):

		Year Ended January 31,
	Nine Month
	Period Ended
	October 31, 2005	2005	2004	2003

Net sales	$578,688	$881,652	$899,476	$1,087,162
Operating (loss) income	(729)	133,680	149,702	193,811
(Loss) income from continuing operations	(18,369)	111,525	113,448	153,909
Net (loss) income	(18,369)	110,108	124,807	161,716
Cash flows (used in) provided by operating activities	(111,290)	275,250	140,755	342,444
Cash flows used in investing activities	(907,093)	(11,757)	(15,602)	(12,430)
Cash flows provided by (used in) financing activities	1,048,166	(258,672)	(124,891)	(331,635)
Current assets	165,070	152,230	114,278	N/A
Non-current assets	1,610,489	2,054,608	2,121,143	N/A
Current liabilities	312,013	491,528	423,621	N/A
Non-current liabilities	1,160,992	326,517	320,659	N/A

The Hinckley Company

Acquisition

      In May 2005, through a 70% interest in a limited liability company, we completed the purchase of land and manufacturing facilities located in Stuart, Florida, Southwest Harbor and Trenton, Maine, from The Talaria Company, LLC (doing business as The Hinckley Company or Hinckley) and entered into a ground lease with respect to land and buildings located in Portsmouth, Rhode Island which ground lease gives us the right to purchase such property at any time during the term of such ground lease for one dollar and entered into a net lease with Hinckley(which net lease is a sublease with respect to the Portsmouth, Rhode Island property). Our affiliate, CPA®:15 owns the remaining 30% interest in the limited liability company.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management, was $58,318,586 of which CPA®:16 — Global’s share was $40,884,031. We and CPA®:15 paid at closing an acquisition fee of $1,452,880 to Carey Asset Management, of which our share was $1,017,016. Carey Asset Management will also receive a deferred fee in the total amount of $1,162,304, our portion of which is payable in installments over each of the next three years, but only if we achieve the six percent preferred return CPA®:16 — Global’s share of this fee is $813,613. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $203,403.

Description of Lease

      The facilities are leased to Hinckley under a net lease. The initial term of the lease is 25 years, with two 5 year renewal terms followed by two 10 year renewal terms unless Hinckley affirmatively elects not to renew the lease. The initial aggregate annual rent under the lease is $5,161,500, payable monthly in equal installments of $430,125. Additionally, the lease provides for rent increases every four years beginning with the fourth anniversary of the lease term based on the increase in the CPI over such period.

      Talaria Holding LLC, and Talaria Holdings, Inc. have guaranteed Hinckley’s obligations under the lease, pursuant to a Guaranty and Suretyship Agreement, dated May 6, 2005.

Description of Financing

      In connection with the purchase, we and CPA®:15 obtained limited recourse mortgage financing in the amount of $35,000,000 at a fixed interest rate of 6.26% per annum, for a term of 20 years, maturing in June 2025.

Description of Hinckley

      Hinckley has advised us that it is a yacht building and servicing business in the United States.

MetoKote Corporation

Acquisition

      In May 2005, through a wholly-owned subsidiary, we purchased from MetoKote Corporation, or “MetoKote,” land and industrial/ manufacturing facilities located in Huber Heights, Sheffield Village and Lima, Ohio; Lebanon, Tennessee; Peru, Illinois and from MetoKote Canada Limited or MetoKote Canada land and industrial/ manufacturing facilities located in Ontario, Canada and leased them back to MetoKote for the U.S. properties and to MetoKote Canada for the Canadian property. MetoKote Canada’s lease is guaranteed by MetoKote.

      In July 2005, through a wholly-owned subsidiary, we purchased from MetoKote de Mexico, or “MetoKote Mexico,” an industrial/manufacturing facility located in Ramos Arizpe, Coahuila, Mexico. MetoKote Mexico’s lease is guaranteed by MetoKote Corporation.

Purchase Terms

      The cost of the U.S. facilities, including the acquisition fee payable to Carey Asset Management, was $28,413,613. We paid at closing an acquisition fee of $706,806 to Carey Asset Management. Carey Asset Management will receive a deferred fee in the total amount of $565,445 payable in three equal annual installments over the next three years, but only if we achieve the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $141,361. The cost of the Canadian facility, including the acquisition fee payable to Carey Asset Management, was CAD 12,464,104, or $9,892,146 based on the exchange rate as of the date of closing. We paid at closing an acquisition fee of $246,073 to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of $196,859 payable in three equal annual installments over the next three years, but only if we achieve the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $49,215.

      The cost of the Mexican facility, including acquisition fee payable to Carey Asset Management, was $3,782,168. We paid at closing an acquisition fee of $91,496 to Carey Asset Management. Carey Asset Management will receive a deferred fee in the total amount of $73,197, payable in three equal annual installments over the next three years, but only if we receive the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $17,476.

Description of the Lease

      The facilities are being leased under three net leases, one for the U.S. properties which are leased to MetoKote, one for the Canadian property which is leased to MetoKote Canada and one for the Mexican property which is leased to MetoKote Mexico. The leases for the U.S. properties and the Canadian property each have an initial term of 20 years with two 10-year renewal terms. The initial annual rent under the lease for the U.S. properties is $2,470,500 and under the lease for the Canadian property is

CAD 1,083,726, or $855,493 based on exchange rate as of the date of closing and both leases provide for annual rent increases based on increases in the U.S. and Canadian CPI, respectively. The Mexican facility is leased to MetoKote Mexico. The lease has an initial term of 20 years with two 10-year renewal terms. The initial annual rent under the lease is $334,800, paid in quarterly installments of $83,700. Additionally, the lease provides for annual rent to be increased annually based on increases in the Mexican CPI.

Description of Financing

      We obtained limited recourse mortgage financing from CIBC, Inc. in May 2005 in the amount of $20,000,000 for the U.S. facilities. Interest on the U.S. mortgage financing is at a fixed rate of 5.70% and matures in June 2025. We obtained non-recourse mortgage financing from Canadian Imperial Bank of Commerce, New York Agency in June 2005 in the amount of CAD 7,491,600, or $6,000,000 based on the exchange rate on the date of the financing closing, for the Canadian facility. Interest on the Canadian mortgage financing is at a fixed rate of 5.63% and matures in June 2015.

Description of MetoKote Corporation, MetoKote Canada Limited and MetoKote de Mexico

      MetoKote has advised us that it provides outsourced industrial coating services to manufacturers in North America, Brazil, Mexico, and Europe. MetoKote serves customers in the automotive, agricultural, and construction industries. MetoKote operates stand-alone general purpose coating facilities and coating facilities located inside its customers’ plants.

Hellweg Die Profi-Baumärkte GmbH and Co.

Acquisition

      In June 2005 through a subsidiary in which we own a 25% interest and our affiliate, CPA®:15, owns a 75% interest, we purchased from Hellweg Die Profi-Baumärkte GmbH and Co., or “Hellweg,” sixteen retail facilities located at various locations in Germany. We entered into a lease agreement with Hellweg for facilities which are located in the German cities of Arnstadt, Borken, Bünde, Dorsten, Duisburg, Freiberg, Gütersloh, Bad Salzungen, Monheim, Oberhausen, Osnabrück, Rodewisch, Schmalkalden, St. Augustin, Stendal, and Wuppertal. We have converted the limited partnership to a German limited partnership.

Purchase Terms

      The cost of the facilities, including the acquisition fee payable to Carey Asset Management and transaction costs, was €126,258,935, or $154,364,173 based on the exchange rate on the date of closing, an amount less than the fee-simple appraised value of the facilities, of which CPA®:16 — Global’s share was €31,682,954, or $38,735,579.

      We and CPA®:15 paid at closing an acquisition fee of €3,152,533 or $3,854,286 based on the exchange rate at the time of closing, of which CPA®:16 — Global’s share was €788,133 or $963,572. Carey Asset Management will also receive a deferred fee of €2,522,026 or $3,083,429, based on the exchange rate at the time of closing, our portion of which is payable in each of the next three years but only if we achieve the six percent preferred return. CPA®:16 — Global’s share of this fee is €630,507 or $770,857. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of €157,627 or $192,714, based upon the exchange rate at the time of closing.

Description of Lease

      The facilities are leased to Hellweg under a net lease. The initial term of the lease is 25 years, followed by one 5-year renewal term at the option of Hellweg. The initial aggregate annual rent for the first year under the lease is €10,266,686, or $12,552,050 based on the exchange rate on the date of closing, of which our share is €2,566,671, or $3,138,012 based on the exchange rate on the date of closing, payable monthly in advance in equal installments of € 855,557, or $1,046,004 based on the exchange rate on the date of closing, of which our share is €213,889, or $261,501 based on the exchange rate on the date of closing. Additionally, the lease provides for annual basic rent to be increased every two years by the percentage increase in the German CPI over such period. Additionally, Hellweg posted a security deposit of €1,283,336, or $1,569,007 based on the exchange rate on the date of closing, to secure Hellweg’s obligations under the lease.

Description of Financing

      We and CPA®:15 obtained non-limited recourse mortgage financing in the principal amount of €87,000,000, or $106,366,200 based on the exchange rate on the date of closing, for the facilities, at a fixed interest rate of 4.55% for a term of ten years, maturing in May 2015.

Description of Hellweg

      Hellweg has advised us that it is a Do-It-Yourself retailer in Germany which operates in Germany and Austria.

Career Education Corporation

     Acquisition

      In June 2005, through a wholly-owned subsidiary, we purchased an office building located in Nashville, Tennessee and assumed the lessor’s interest under a lease with the International Academy of Design and Technology Nashville, LLC, or “IADT.” Career Education Corporation, or “CEC,” has guaranteed IADT’s financial obligations under the lease pursuant to a guaranty.

     Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $10,540,705. We paid an acquisition fee of $259,162 and an acquisition expense allowance of $49,500 to Carey Asset Management. Carey Asset Management will also receive a deferred fee in the total amount of $207,330, payable in installments over each of the next three years, but only if we receive the six percent preferred return.

     Description of the Lease

      The facility is leased to IADT under an existing lease. IADT will pay its proportionate share of the maintenance, insurance, taxes and other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 15.25 years, followed by two five-year renewal terms at the option of IADT. The initial annual rent is $474,728, payable monthly in equal installments of $39,561. Additionally, the lease provides for scheduled annual rent increase of various amounts.

     Description of Financing

      We obtained limited recourse mortgage financing in the amount of $6,500,000 to finance a portion of the purchase price of the facility. The financing is at a fixed annual interest rate of 5.86%, for a term of 14 years maturing in July 2019.

     Description of Design & Technology Nashville

      The IADT-Nashville School has advised us that it is a new school started by CEC in 2004, and is one of several schools owned by CEC with career-based curricula for Visual Communication and Design Technologies. CEC is an on-campus provider of private, for-profit, post-secondary education operating in campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates. CEC offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-

oriented disciplines of visual communication and the design technologies, information technology, business studies, culinary arts and health education.

Police Prefecture, French Government

     Acquisition

      On July 2005, we and our affiliate, CPA®:15, each through a 50% interest, jointly acquired land and an office building located in Paris, France from Immeubles J-L L-P SAS and SNC Paris 13ME and assumed an existing net lease with the Police Prefecture, French Government, or the “French Government.”

     Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was €88,212,240, or $106,648,598 based on the exchange rate at the date of closing, of which CPA®:16 – Global’s share was €44,211,961 or $53,452,261. We paid at closing an acquisition fee of €2,044,148, or $2,471,375 based on the exchange rate at the date of closing, of which CPA®:16 – Global’s share was €1,022,074 or $1,235,687 to Carey Asset Management Corp. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately €1,635,319, or $1,977,101 based on the exchange rate at the date of closing of which our share is €817,660 or $988,550, payable in three equal annual installments over the next three years, but only if we achieve the six percent preferred return. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of €211,682, or $255,923, based on the exchange rate at the date of closing.

     Description of the Lease

      The facility is leased to the French Government under an existing lease which is net except as described below. We and CPA®:15 are jointly responsible for certain structure maintenance, repair and replacement obligations, as well as the cost of land and office tax. The initial term of the lease was 15 years, with 14 years remaining, with no renewal options. The initial aggregate annual rent, as of July 1, 2005 is €5,392,873, or $6,519,983 based on the exchange rate at the date of closing, paid in equal installments quarterly in advance. Additionally, the lease provides for annual rent increases based on the French National Construction Index, or INSEE.

     Description of Financing

      We and CPA®:15 obtained non-recourse mortgage financing in the amount of €65,000,000, or $78,585,000 based on the exchange rate at the date of closing, to finance a portion of the purchase price of the facility. The financing is at fixed interest rates of 4.45% and 4.25% per annum (Euro denominated) for a term of fifteen years, maturing in August 2015.

     Description of French Government

      We have been advised by the French Government that the facility is utilized by the Paris Police Department. Specifically, it serves as the city headquarters for the Paris Traffic Department as well as a “Prefecture de Police.” “Prefecture de Police” is responsible for, among other things, the security of Paris, motor vehicle registration and traffic control, and management of the police and firefighters. In this case the facility is the headquarters for the 13th Arrondissement, more commonly referred to as the “Rive Gauche.”

John McGavigan Limited

Acquisition

      In August 2005, through a wholly-owned subsidiary, we purchased land and an industrial/manufacturing facility in Bishopbriggs, Glasgow (Scotland) and entered into a net lease agreement with John McGavigan Limited, or “McGavigan,” a subsidiary of Advanced Decorative Systems.

Purchase Terms

      The cost of the property, including the acquisition fee payable to Carey Asset Management, was £6,759,874, or $12,209,008 based on the exchange rate for the Pound Sterling as of the date of closing. We paid at closing an acquisition fee of £168,194, or $303,775 based on the exchange rate as of the date of closing and an acquisition expense allowance of £32,125, or $58,021 based on the exchange rate as of the date of closing to Carey Asset Management. Carey Asset Management is also expected to receive a deferred fee in the total amount of approximately £134,555, or $243,020 based on the exchange rate as of the date of closing payable in three equal annual installments over the next three years, but only if we achieve the six percent deferred return.

Description of the Lease

      The property is leased to McGavigan under a net lease and is guaranteed by Advanced Decorative Systems, Inc., Advanced Decorative Systems Limited and Kaumagraph Flint Corporation. The lease has a term of 20 years and does not provide for any renewal terms. The initial annual rent under the lease is £565,400, or $1,021,169 based on the exchange rate as of the date of closing paid in quarterly installments of £141,350, or $255,292. Additionally, the lease provides for annual rent increases based on increases in the general index of retail prices as published by the Office for National Statistics in the UK or RPI.

Description of Financing

      We obtained non-recourse mortgage financing, in the amount of £4,225,000, or $7,630,773 based on the exchange rate as of the date of closing at a fixed annual interest rate of 6.091% for a term of 10 years, maturing in October 2015.

Description of McGavigan

      McGavigan has advised us that it is the UK division of Advanced Decorative Systems, formerly a division of Pressac plc., a manufacturer of automotive instrument dials and appliqués (formed or printed products, which include car instruments panels and backgrounds, dials, audio button and other dials).

Bob’s Discount Furniture, LLC

Acquisition

      In August 2005, through a wholly-owned subsidiary, we acquired from 70 Jewett City Road, LLC certain real property in Norwich, Connecticut on which a one story, warehouse/distribution building currently exists and entered into a net lease with Bob’s Discount Furniture, LLC or “BOBS.” BOBS, as our agent, entered into an agreement to construct an approximately 271,000 square foot addition to the facility.

Purchase Terms

      The cost of the facility, including our maximum share of the cost of construction of the addition to the facility and the acquisition fee payable to Carey Asset Management, was approximately $22,937,650. We will fund the construction of the facility addition subject to a maximum of $12,500,000. We paid at closing an acquisition fee of $564,496 to Carey Asset Management. Carey Asset Management will receive a deferred fee in the total amount of $451,597 payable in three equal annual installments over the next three years, but only if we achieve the preferred return of six percent. We paid an acquisition expense allowance to Carey Asset Management in connection with this transaction of $107,819.

Description of Lease

      The facility is leased to BOBS under a net lease. There is a maximum primary construction term of seven and a half months. This is followed by an initial term of the lease of 20 years, with two 5-year renewal terms. While the current annual rent is $954,000 payable in equal quarterly installments of $238,500, it is estimated that upon completion of construction of the addition to the facility the initial aggregate annual rent under the lease will be approximately $2,172,750, payable in equal quarterly installment of $543,188. Additionally, the lease provides for rent increases every two years based on CPI increases. During the construction term, the rent with respect to the addition to the facility will be payable monthly in an amount equal to a percentage equal to LIBOR plus 300 basis points of the funds advance for the addition.

Description of Financing

      We will endeavor to obtain limited recourse, fixed rate mortgage financing at the current market rate of approximately $15,400,000, having a 10-year term. However, there can be no assurance that we will be successful in obtaining financing on the terms described.

Description of BOBS

      BOB’s has advised us that it is a home furniture retailer, offering BOB’s branded products in stores located throughout Connecticut, Maine, New Hampshire and Massachusetts.

Advanced Circuits, Inc.

Acquisition

      In September 2005, through a wholly-owned subsidiary, we acquired from RJCS LLC a manufacturing and office facility located in Aurora, Colorado.

Purchase Terms

      The cost of the facility, including the acquisition fee payable to Carey Asset Management, was $5,260,602. We paid at closing an acquisition fee of $130,890. Carey Asset Management will receive a deferred fee in the total amount of $104,712 payable in three equal installments over the next three years, but only if we achieve the six percent preferred return. We paid an acquisition expense allowance of $25,000 to Carey Asset Management in connection with this transaction.

Description of Lease

      The facility is leased to Advanced Circuits, Inc., or “Advanced Circuits,” under a net lease. The lease has a term of 15 years and provides for two additional renewal terms of 10 years each, at the option of the tenant. The initial annual rent under the lease is $482,500, payable in quarterly installments of $120,625. Additionally, the lease provides for annual rent increases every three years based on increases in the CPI over such period.

Description of Financing

      We obtained limited recourse mortgage financing, in the amount of $3,425,000, at a fixed annual interest rate of 5.93% for a term of 15 years, maturing in November 2020.

Description of Advanced Circuits

      Advanced Circuits has advised us that it is a quick-turn printed circuit board manufacturer that specializes in producing engineering prototypes and production boards. Advance Circuits’ headquarters are located in Aurora, Colorado.

John Nurminen Oy

Acquisition

      In October 2005, through a wholly-owned subsidiary, we acquired land and two warehouse facilities in Kotka, Finland and entered into a net lease with John Nurminen Oy, or “John Nurminen.”

Purchase Terms

      The total cost of the property, including the acquisition fee payable to Carey Asset Management, was €8,272,373, or $9,978,964 based on the exchange rate as of the date of closing. We paid at closing an acquisition fee of €205,818, or $248,278 based on the exchange rate as of the date of closing, and an acquisition expense allowance of €39,311, or $47,421 based on the exchange rate as of the date of closing. Carey Asset Management is also expected to receive a deferred acquisition fee of €164,655, or $198,623 based on the exchange rate as of the date of closing, payable in three equal annual installments over the next three years but only if we achieve the six percent preferred return.

Description of the Lease

      The facilities are leased to John Nurminen under a net lease. The lease has an initial term of fifteen years and provides for three renewal terms of five years. The initial annual rent is €584,000, or $704,479 based on the exchange rate as of the date of closing, paid in quarterly installments. Additionally, the lease provides for annual rent increases based upon the Finnish CPI. The tenant has an option to purchase the property for a fixed purchase price on the fifth, tenth and fifteenth anniversaries of the initial term of the lease.

Description of Financing

      We obtained non-recourse mortgage financing in the amount of €5,500,000, or $6,634,650 based on the exchange rate as of the date of closing, at a fixed annual interest rate of 4.36% for a term of 10 years, maturing in December 2015.

Description of John Nurminen

      John Nurminen has advised us that it is a Finnish logistics services company.

Dick’s Sporting Goods, Inc.

Acquisition

      In December 2005, through a joint venture in which we own a 55.1% interest and our affiliate, CPA®:14, owns the remaining 44.9% interest, we acquired vacant land and an existing distribution/warehouse facility in Plainfield, Indiana that was previously wholly-owned by CPA®:14. Concurrent with this transaction, we entered into an agreement with Dick’s Sporting Goods, Inc., or “Dick’s,” to construct a 361,000 square foot addition to the existing distribution/warehouse facility (the acquisition of such vacant land plus the construction of the addition, the “expansion”) on the newly acquired vacant land and to amend the existing net lease agreement with Dick’s.

Purchase Terms

      The total cost of the property, including the maximum construction costs for the expansion facility and the acquisition fee payable to Carey Asset Management, was $30,150,000, of which our share was

$18,517,319. We are responsible for all the construction costs and acquisition fees related to the expansion. At closing, we paid an acquisition fee to Carey Asset Management of $460,733. Carey Asset Management will receive a deferred fee in the total amount of $368,586, payable in three equal annual installments over the next three years but only if we achieve the six percent preferred return. We paid an acquisition expense allowance of $88,000 in connection with this transaction.

Description of the Lease

      The property is leased to Dick’s under a net lease. Provided that the expansion is completed before February 1, 2007, the lease will have an initial term of approximately 16 years. This lease term shall be extended one day for each day construction takes place after February 1, 2007. In addition, the lease will provide for seven five-year renewal terms. The current annual rent on the existing facility is $1,242,702. This rent will increase annually by 1.5%, beginning on February 1, 2006 and each year thereafter. The monthly rent for the expansion during construction will equal the product of the 30-day LIBOR plus 400 basis points and the amount we advanced for construction. The rent payable during the construction period will be credited towards the amount of funds we advanced for construction of the expansion. Once construction is complete which we expect will be in February 2007, the annual rent attributable to the expansion will equal the product of 9.9% and the aggregate amount of funds we advanced for the expansion and will increase every five years based on the CPI.

      Until the construction on the expansion is completed, rent for the existing facility will be paid solely to CPA®:14 and rent for the expansion will be paid solely to us. Once the construction on the expansion is completed, we and CPA®:14 will each receive our respective pro rata portion of the aggregate rent for the entire property.

      Dick’s has a right of first offer to purchase the property.

Description of Financing

      We will endeavor to obtain limited recourse, fixed rate mortgage financing at the current market rate with respect to the property of approximately $23,000,000. However, there can be no assurance that we will be successful in obtaining financing on the terms described.

Description of Dick’s

      Dick’s has advised us that it is a Pittsburgh PA-based sporting goods retailer, offering an assortment of brand name sporting goods equipment, apparel and footwear.

Corinthian Colleges, Inc.

Acquisition

      In October 2005, through a wholly-owned subsidiary, we purchased vacant land in Blairsville, Pennsylvania and in December 2005, we agreed to construct seven three-story student-housing facilities on that land for Corinthian Colleges, Inc. or “Corinthian,” consisting of a total of 198,660 square feet. Concurrent with this property acquisition, we entered into a net lease with MJB Acquisition Corporation, or “MJB,” a subsidiary of Corinthian, for the property.

      In January 2006, through a wholly-owned subsidiary, we purchased vacant land in Laramie, Wyoming and agreed to construct four student housing facilities on that land for Corinthian, consisting of 200,400 square feet. Concurrent with this property acquisition, we entered into a net lease with MJB for this property.

Purchase Terms

      The total cost for the Pennsylvania property is $26,462,566, based on our current estimation of construction costs and including an acquisition fee payable to Carey Asset Management. At closing, we paid an acquisition fee of $658,420 and an acquisition expense allowance of $125,758. Carey Asset Management is also expected to receive a deferred acquisition fee of $526,736, payable in three equal annual installments over the next three years but only if we achieve the six percent preferred return.

      The total cost of the Wyoming property is $26,020,386, based on our current estimation of construction costs and including an acquisition fee payable to Carey Asset Management. At closing, we paid an acquisition fee of $647,418 and an acquisition expense allowance of $123,657. Carey Asset Management is also expected to receive a deferred fee in the total amount of $517,935, payable in three equal annual installments over the next three years provided we achieve the six percent preferred return.

Description of the Lease

      The properties are being leased to MJB under two net leases, one for the Pennsylvania property and one for the Wyoming property. Corinthian serves as a guarantor for both leases. The leases for the Pennsylvania and Wyoming properties each have a term of twenty years beginning on the date of completion of the first building, and provide for three ten year renewals. Until construction for each building is complete, which is expected to be in March 2007 for both properties, the annual rent for each building will be in an amount equal to LIBOR plus 250 basis points, based on the amounts we advance for construction. The rent payable during the construction period of each building will be credited towards the amount of funds we advance for the construction of the facility. Upon completion of a building, the annual rent will be payable monthly at an amount equal to approximately 9% of the funds we advanced for construction. Additionally, each lease provides for rent increases once every three years based on the CPI.

Description of Financing

      For the Pennsylvania property, as of February 14, 2006, we have entered into a commitment to obtain limited recourse, fixed rate mortgage financing at the current market rate with respect to this facility of approximately $16,350,000 at an interest rate of approximately 5.75% for a term of 20 years. However, there can be no assurance that we will be successful in obtaining financing on the terms described.

Description of Corinthian

      Corinthian has advised us that it is a for-profit post secondary academic system, comprised of colleges in the United States and the Canadian provinces. The colleges under the Corinthian umbrella offer master’s, bachelor’s and associate’s degrees as well as diploma programs in a variety of fields, including healthcare, business, criminal justice and information technology.

Murray International Metals, Limited

Acquisition

      In December 2005, through a wholly-owned subsidiary, we acquired land and three buildings in Newbridge, Edinburgh (Scotland) and entered into a net lease with Murray International Metals, Limited, or “Murray International Metals.” The three buildings are used for warehousing and office space.

Purchase Terms

      The total cost of the property, including the acquisition fee payable to Carey Asset Management, was £14,330,126, or $25,243,950 based on the exchange rate as of the date of closing. We paid at closing an acquisition fee of £356,625, or $628,231 based on the exchange rate as of the date of closing, and an acquisition expense allowance of £65,000, or $114,504 based on the exchange rate as of the date of closing. Carey Asset Management is also expected to receive a deferred acquisition fee of £285,300, or

$502,585 based on the exchange rate as of the date of closing, payable in three equal annual installments over the next three years but only if we achieve the six percent preferred return.

Description of Lease

      The property is leased to Murray International Metals under a net lease. The lease has an initial term of 25 years and provides for two 10-year renewal terms. The initial annual rent is £1,198,650, or $2,111,542 based on the exchange rate as of the date of closing, paid in quarterly installments. Additionally, the lease provides for rent increases, the first of which will occur on the fifth anniversary of the lease, and then every two years thereafter. Increases are based on the index of consumer prices as published by the Office for National Statistics in the UK.

Description of Financing

      We obtained non-recourse mortgage financing of £9,500,000 or $16,735,200 based on the exchange rate as of the date of closing, at a fixed annual interest rate of 5.54% for a term of 20 years, maturing in December 2025.

Description of Murray International Metals

      Murray International Metals has advised us that it is headquartered in Newbridge, Edinburgh (Scotland) and is a specialist distributor of steel products to construction companies which serve the offshore oil and gas industry.

DESCRIPTION OF OTHER INVESTMENTS

      W. P. Carey has begun utilizing its expertise in net lease financing to offer mortgages when they may be more appropriate than traditional sale-leaseback financing. W. P. Carey seeks to take advantage of opportunities to make investments, consistent with our investment objectives and policies, in loans secured by real estate assets where such investments are available and advantageous to us. See “Investment Objectives, Procedures and Policies — Types of Investments.”

      High loan to value (“LTV”) mortgage loans are non-recourse loans secured by real estate collateral and can provide up to 100% of the appraised value of the assets, although we are generally limited by our by-laws to providing up to 85% of the appraised value of the assets. The terms of the loans range from three to twenty years, with fixed or floating rates, and amortization schedules ranging from interest-only to thirty years. The largest providers of these types of mortgages are the investment bank conduit programs, which originate loans and pool them into commercial mortgage-backed securities, or “CMBS” offerings, against which they sell numerous classes of bonds. The different classes of bonds represent a difference in priority with respect to the loan collateral. The more senior bonds will have first priority on the security if a borrower fails to make payments on the notes. These same banks commonly provide financing for W. P. Carey’s acquisitions. When a higher LTV mortgage loan is originated, the loan may be similarly structured to have a senior portion (“A-note”) and a subordinate portion (“B-note”). The B-note is subordinate to the A-note in terms of priority of payments and priority to collateral. The A-note and the B-note are generally both secured by a single mortgage on the property and are governed by a single loan agreement with the borrower.

      An intercreditor agreement between the A-note holder and the B-note holder establishes the subordinate nature of the B-note and describes the B-note holder’s rights under the loan documents. For example, the B-note holder is usually permitted the right to cure borrower defaults. The intercreditor agreement also outlines the B-note holder’s rights regarding the option to purchase the A-note out of the securitization trust in the event of a borrower default and note acceleration. Typically the B-note holder has a specific period of time after default to exercise the A-note purchase option.

      Because the subordination of the B-note generally increases the risk to the holder of the B-note, its holder receives a commensurately higher rate of interest than the A-note holders. When issued against a single-tenant, net-leased asset, the high current yield of a B-note, combined with the rights to cure defaults and refinance the senior creditors (at par in a default), creates a risk profile similar to that of W. P. Carey’s traditional investment in the equity of a sale-leaseback property.

      To date, we have made the following B-note investments:

BlueLinx Holdings, Inc.

Investment

      On December 22, 2004, we acquired a $20,000,000 interest in a limited recourse mortgage collateralized by the distribution facilities of Atlanta, Georgia-based BlueLinx Holdings Inc., a distributor of building products in the United States. The cost of the interest acquired was $20,300,000, inclusive of fees of $300,000 paid to Carey Asset Management. The $20,000,000 B-2 Note represents the junior position in a $165,000,000 five-year floating rate first mortgage loan against BlueLinx’s real estate portfolio, which consists of 61 distribution centers located throughout 36 states.

      The loan has a three-year term with two 1-year extensions. The loan bears interest at an annual variable rate equal to the one-month London Interbank Offered Rate (with a 2% floor) plus 4.5%.

Description of BlueLinx Holdings, Inc.

      BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a distributor of building products in the United States. BlueLinx trades on the New York Stock Exchange under the symbol “BXC.”

Reyes Holdings, L.L.C.

Investment

      In January 2005, W. P. Carey originated a $54,000,000 first mortgage, 85% LTV loan against three cold storage facilities located in Rogers, Minnesota; Mt. Pleasant, Pennsylvania, and Oak Creek, Wisconsin; and one beer distribution facility in Gardena, California, operated by Reyes Holdings, L.L.C. The loan was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. W. P. Carey arranged for the syndication of the first $41,260,000 in the form of an A-note. In consideration for an investment of $12,740,000, we then retained the $12,740,000 B-note, which bears interest at a fixed rate of 6.34%, and represents the 65% to 85% LTV portion of the first mortgage and an interest only participation in the A-note for the difference between the stated amounts payable under the A-note and the amounts receivable from the interest sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). The B-note is secured by critical operating assets subject to a single, absolute net lease. These same assets also secure the A-note portion of the loan. W. P. Carey received fees of $540,000 from the borrower for originating the loan.

Description of Reyes Holdings, L.L.C.

      Reyes is a private, family-owned distribution and logistics company that operates two primary lines of business: (1) beer distribution with operations in the Los Angeles/ Orange County, Chicago, Northern Virginia, and Washington D.C. markets; and (2) McDonald’s supply business in the Americas. Reyes also distributes to Wendy’s and other quick service and casual dining chains.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general summary of the material U.S. federal income tax considerations associated with an investment in the shares. In this section when we refer to “the Internal Revenue Code” we mean the Internal Revenue Code of 1986, as amended. This summary is not exhaustive of all possible United States tax considerations, does not address state, local, foreign or other U.S. federal taxes, and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, financial institutions and broker-dealers. The Internal Revenue Code provisions governing the U.S. federal income tax treatment of REITs are highly technical and complex.

      This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of CPA®:16 – Global, and of its subsidiaries and other lower-tier and affiliated entities will in each case be in accordance with its applicable organizational documents or partnership agreements.

      This summary assumes that shareholders will hold our common stock as capital assets, which generally means as property held for investment.

      We urge you, as a prospective investor, to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership and sale.

Opinion Of Counsel

      We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and operated in a manner that has enabled us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and to operate in such a manner.

      The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with this public offering. We expect to receive the opinion of Clifford Chance US LLP to the effect that commencing with our taxable year ending December 31, 2004, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

      It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations, and will assume that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

      Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

      We also expect to receive the opinion of counsel that the description of the material U.S. federal income tax consequences of an investment in our shares contained herein is accurate.

      As a prospective investor you should note that the opinions described herein represent only our counsel’s best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of our counsel’s opinions. Although the board and W. P. Carey & Co. intend to cause CPA®:16 — Global to operate in a manner that will enable it to comply with REIT provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges our tax status as a REIT, many, if not all, of the tax benefits available to entities qualifying as REITs would not be available to us or our shareholders.

Taxation

      For any taxable year in which we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation, although foreign taxation and the inability of REITs to pass through foreign tax credits to shareholders (discussed below under “— Taxation of Foreign Investments”) may eliminate part of the advantage.

      Even if we qualify for taxation as a REIT, we will be subject to federal tax, as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to “alternative minimum tax;”

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•	if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•	if we fail to distribute during each year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

•	activities conducted through “taxable REIT subsidiaries” will be subject to U.S. federal income tax at regular corporate rates, and we will be subject to a 100% tax on payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) with respect to arrangements among us and our taxable REIT subsidiaries that are not comparable to similar arrangements among unrelated parties; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to regulations issued by the Internal Revenue Service (the “Built-In-Gain Rules”).

•	If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “— Requirements for Qualification — Organizational Requirements.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholders’ basis in our common stock.

      In addition, our subsidiaries and we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements For Qualification

      In order for us to qualify as a REIT, we must elect to be taxed as a REIT and satisfy a variety of complex tests relating to our organization, structure, share ownership, assets, income and distributions, as well as record keeping requirements. These tests are summarized below.

Organizational Requirements

Definition of REIT under the Code

      In order to qualify for taxation as a REIT under the Code, we

•	must be a domestic corporation;

•	must be managed by one or more trustees or directors;

•	must have transferable shares;

•	cannot be a financial institution or an insurance company;

•	must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

•	must not be closely held.

      As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares, we do not intend to operate as a financial institution or insurance company, and we have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements or to avoid the closely held test. However, there can be no assurance that a refusal to transfer will be effective.

      We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares (by value), or one or more tax-exempt shareholders, each own at least 10% of CPA®:16 — Global, and in the aggregate own more than 50% of our shares (by value), those shareholder(s) may be required to treat all or a portion of their distributions from us as UBTI. See “United States Federal Income Tax Considerations — Taxation of Tax-Exempt Shareholders.”

      Based on the foregoing, we believe that we satisfy the organizational and structural requirements as well as the share ownership and the non-closely held tests.

Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

      In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and to earn its proportionate share of the partnership’s gross income based on its pro rata share of the capital interests in the partnership for purposes of the REIT asset and gross income tests. Also, if a REIT owns a qualified REIT subsidiary, it will be treated as owning all of the subsidiary’s assets and earning all of the subsidiary’s income. In addition, for purposes of the various REIT requirements the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character.

Income Tests

Gross Income Requirements

      To qualify and maintain our status as a REIT, we must satisfy annually two gross income requirements:

•	At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property,” dividends from other REITs, interest on mortgages secured by real property and certain types of mortgage backed securities, and gain from the sale of assets producing these types of income. For purposes of this requirement, gross income from the disposition of property held primarily for sale to customers in the ordinary course of a trade or business (“prohibited transactions”) is excluded. This is the 75% Income Test.

•	At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from gross income meeting the 75% Income Test described above and from dividends, interest and gains from the sale or disposition of stock or securities. This is the 95% Income Test.

     Rents from Real Property

      The rents that we receive or that we are deemed to receive qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property,” however, solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	Rents received from a tenant will not qualify as “rents from real property” if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property.”

•	The REIT must not operate or manage the property or furnish or render services to tenants, other than through an independent contractor who is adequately compensated and from whom the REIT does not derive any income or through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties and the income will qualify as “rents from real property” if the services are usually or customarily rendered in connection with the rental of space only and are not otherwise considered rendered to the occupant. In addition, the receipt of income from non-customary tenant services will not prevent rents from qualifying as “rent from real property” if such non-customary service income does not exceed one percent of all amounts received or accrued with respect to that property.

      If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant lease default and we elect to treat the property as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy the requirements of those tests for three years, which period may be extended for up to an additional three years, provided that reasonable cause is established and the IRS consents to such extension. If the election is made, then we must satisfy a number of complex rules, one of which is that we may be required to operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

      Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing our cash in stocks or debt instruments, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the date in which we received the cash from the sale of our stock (“New Capital”), including the proceeds of this offering. To the extent that offering proceeds have not been invested in properties following the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs, if permitted. See “Investment Objectives, Procedures and Policies — Investment Limitations.”

      We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for New Capital. No rulings or regulations have been issued under the provisions of the Code governing New Capital, and there can be no assurance that the IRS will agree with this methodology.

      Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard.

Eligibility for Relief

      If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	following the identification of such failure, we attach a schedule of our income sources to our U.S. federal income tax return.

      It is not possible to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this type of income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above, even if these relief provisions apply, a tax would be imposed on the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

      At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting securities, or 10% of the total value of any one issuer’s securities. However, these rules do not apply to the stock of qualified REIT subsidiary or the stock of a taxable REIT subsidiary.

      A taxable REIT subsidiary is a taxable corporation that we and the taxable REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of one or more taxable REIT subsidiaries.

      The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT Income Test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter.

  Eligibility for Relief

      If we fail the 5% asset test or the 10% asset test at the end of any quarter, and the such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

      We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Annual Distribution Requirements

      In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

•	the sum of 90% of our REIT taxable income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

•	the sum of specific items of noncash income.

This is known as the 90% Distribution Test.

      We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our U.S. federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distribution relate to our prior year for purposes of the 90% distribution requirement. In addition, we may declare a distribution in October, November or December of a taxable year that is payable to shareholders of record on a specified date in any such month, and pay such distribution before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared.

      In order for a distribution to be counted towards our distribution requirement, and to provide a tax deduction to us, the distribution must not be a “preferential dividend.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among our different classes of stock as set forth in our organizational documents.

      Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT taxable income as adjusted, we will be subject to tax on the undistributed portion at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

•	85% of our ordinary income for that year,

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

•	any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

  Election To Retain Our Long-Term Capital Gains

      We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

•	we are required to pay the tax on these gains;

•	shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by us; and

•	the basis of the shareholder’s shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the shareholders’ long-term capital gains.

  Distribution Policy

      We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of:

•	timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of income and deduction of these expenses in arriving at our taxable income,

•	nondeductible costs such as principal amortization or capital expenditures in excess of noncash deductions; or

•	deferring the repatriation of foreign earnings to avoid current recognition of foreign currency gains.

      In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the 90% Distribution Test or to avoid the payment of income and excise taxes.

  Deficiency Distributions

      In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency distributions” to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

      In computing our taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual U.S. federal income tax return, which, like other corporate returns, is subject to IRS examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to W. P. Carey & Co. or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See “United States Federal Income Tax Considerations — Sale-Leaseback Transactions.” If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the IRS.

Failure To Qualify As A REIT

      If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See “Risk Factors — Risks Related to an Investment in Our Shares — Failure to qualify as a REIT would adversely affect our operations and ability to make distributions.”

Taxation Of Foreign Investments

      We intend to invest primarily in real property, some of which will be located outside of the United States. Because of the international nature of our operations, we will face some tax considerations that are different than a REIT investing in property located solely within the United States. In certain circumstances our REIT structure may not be the most efficient tax structure for making investments in international real estate.

      We may be subject to taxation in various foreign jurisdictions. We generally will be entitled to deduct foreign taxes paid, including foreign income taxes for which we do not claim a credit, from our taxable income, which would reduce the amount that we are required to distribute annually to our shareholders. In lieu of a deduction, the Internal Revenue Code generally provides a credit against U.S. federal income taxes for foreign income taxes paid by a United States taxpayer. If we so elect, we may be able to use part of this credit to offset our liability for U.S. federal income tax, for example by distributing less than 100 percent (but more than 90 percent) of our net income, thus incurring a REIT-level U.S. federal income tax liability that we could offset with foreign tax credits. We may not be able to fully utilize our foreign tax credits depending upon the source of our foreign income and the timing of the payment of our foreign and U.S. federal taxes. The amount of any available foreign tax credit does not reduce the amount we are required to distribute annually to our shareholders, and we will not be able to use our foreign tax credits to the extent that we do not otherwise have a U.S. federal income tax liability. We are unable to pass through a foreign tax credit to our shareholders with respect to foreign taxes we pay.

      To minimize the impact of foreign taxes on foreign income, we may structure our foreign investments to take advantage of special United States or foreign tax or treaty provisions. Some structures that minimize foreign taxes on foreign investments may convert the character of income received by us and passed through to our shareholders from capital gains to ordinary income for U.S. federal income tax purposes.

      Any income that we recognize with respect to hedging transactions that we have entered into to limit the risks to us with respect to changes in foreign currency exchange rates, as well as any foreign currency gains that we recognize, will not be qualifying income for purposes of either the 75% Income Test or the 95% Income Test. Although we do not intend at this time to engage in hedging activities to mitigate the risks of exchange rate fluctuations, we are not prohibited from doing so. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains. It is possible that we could have sufficient foreign currency exchange gain, due to either rate fluctuations or hedging activities, in a year thereby jeopardizing our qualification as a REIT unless we were eligible for the relief provisions under the Internal Revenue Code. See “United States Federal Income Tax Considerations — Requirements For Qualification — Income Tests.” In addition, changes in currency rates could adversely affect our REIT status.

Sale-Leaseback Transactions

      Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for U.S. federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of our leases for U.S. federal income tax purposes.

      The Internal Revenue Service may take the position that specific sale-leaseback transactions are financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our taxable income could be recalculated which could cause us to fail the Distribution Test.

Taxation Of Domestic Shareholders

     Definition

      In this section, the phrase “domestic shareholder” means a holder of shares that for U.S. federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	is an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      In any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

     Distributions Generally

      Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders. Dividends from domestic corporations and certain qualified foreign corporations are generally subject to tax at the same rate as capital gains, provided that the shareholder has held the stock for a period of more than 60 days during that 120 day period that begins 60 days prior to the ex-dividend date for the dividend. The maximum rate of tax on most long-term capital gains realized by individuals is 15% (through 2008). Dividends from REITs, such as CPA®:16 - Global generally do not qualify for this rate of tax, however, and are instead taxable as ordinary income. Dividends, other than capital gain dividends, that are (i) attributable to income on which we were subject to tax in the previous taxable year at the REIT level, either because we did not distribute such income or such income consists of gains subject to tax under the Built-In Gain Rules, or (ii) attributable to dividends received by us from domestic and certain qualified foreign corporations during the current taxable year, including dividends from a taxable REIT subsidiary, will be taxable, to the extent designated by us, to individual domestic shareholders as dividends eligible to be taxed at the maximum capital gains rate of 15%.

      Dividend distributions from a REIT are not eligible for the dividends-received deduction for shareholders that are U.S. corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder’s shares, and the amount of each distribution in excess of a domestic shareholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months may be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distributions during January of the following calendar year. Shareholders may not include any of our losses on their own U.S. federal income tax returns.

      We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax, discussed in the section titled “Taxation” above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital or capital gains as taxable dividends.

     Capital Gain Distributions

      As long as we qualify as a REIT, distributions to domestic shareholders that we designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock. Capital gains distributions received by an individual shareholder from a REIT should qualify for the long-term capital gain tax rate (at a maximum U.S. federal income tax rate of 15%). We will classify portions of any designated capital gain distribution as either:

•	a 15% capital gain distribution, which would be taxable to individual shareholders at the maximum 15% capital gain tax rate that was adopted in the 2003 Act; and

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to individual shareholders at a maximum rate of 25%.

Passive Activity Loss and Investment Interest Limitations

      Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any “passive losses” against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest limitation, which treatment allows investment interest expense that would otherwise not be deductible to be deductible to the extent of certain types of investment income. However, to the extent that dividends qualify for the lower rate of tax, such dividends will not be included in investment income for purposes of the investment interest deduction limitation unless you elect to have them taxed as ordinary income. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitation only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

     Certain Dispositions of the Shares

      In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gain distributions with respect to its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from the sale of shares to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted. While no such regulations have been issued, the regulations could be adopted at any time, and are authorized to have retroactive effect. The 2003 Act reduced the maximum rate of tax on most long-term capital gains realized by individuals from 20% to 15%.

     Redemption of Shares

      If we redeem any of the shares held by a shareholder, including a redemption under our redemption plan, the tax treatment of the redemption will depend upon the number of shares redeemed and the facts and circumstances surrounding the redemption. If all of a shareholder’s shares in CPA®:16 — Global are redeemed or if the redemption is a “substantially disproportionate” redemption, the redemption will be treated as a sale or exchange of the redeemed shares as discussed under the heading “— Certain Dispositions of the Shares.” A redemption is treated as substantially disproportionate for this purpose, if the shareholder’s proportionate ownership of CPA®:16 — Global has been reduced by more than twenty percent. In determining the extent to which a shareholder’s ownership has been reduced, certain attribution rules will treat as shares owned by the shareholder shares that are owned by other persons, including certain family members, entities in which the shareholder owns an interest, and persons that own an interest in the shareholder. If a redemption fails to satisfy either the completion termination of interest or substantially disproportionate tests above, it may none-the-less be treated as a sale or exchange if under all facts and circumstances the redemption is not essentially equivalent to a distribution.

      If a redemption of shares is not treated as a sale or exchange, the redemption will be treated as a distribution. For a discussion of distributions, see “— Taxation of Domestic Shareholders — Distributions Generally.”

Taxation of Tax-Exempt Shareholders

      Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute UBTI unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT’s distributions as UBTI. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

      For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in CPA®:16 - Global will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA®:16 - Global. Prospective tax-exempt shareholders should consult their tax advisors concerning these “set aside” and reserve requirements.

Taxation of Foreign Shareholders

      The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, “foreign shareholders”) are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in CPA® :16 - Global, including any reporting requirements.

Taxation if Effectively Connected With a United States Trade or Business

      In general, foreign shareholders will be subject to regular U.S. federal income tax with respect to their investment in CPA® :16 — Global if the investment is “effectively connected” with the foreign shareholder’s conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Internal Revenue Code, which is payable in addition to regular U.S. federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA® :16 — Global is not so effectively connected. Foreign investors should be aware that a REIT may not be the most tax efficient structure for making investments in international real estate.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

      A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. A foreign shareholder may be entitled to a refund from the IRS to the extent we withhold amounts otherwise payable to the foreign shareholder in excess of such foreign shareholder’s substantive U.S. federal income tax liability. See “— Withholding Obligations From Distributions to Foreign Shareholders” below.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

      Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as “FIRPTA”. Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder absent treaty reduction. Distributions that are not attributable to gain from the sale or exchange of a United States real property interest (including gains from the sale of our foreign properties) will not be subject to FIRPTA.

Withholding Obligations From Distributions to Foreign Shareholders

      Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the IRS,

•	35% of designated capital gain distributions or, if greater, 35% of distributions that could be capital gain distributions, and

•	30% of distributions not subject to the 35% rate of withholding (regardless of whether the distribution is paid out of earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder’s U.S. federal income tax liability with respect to that distribution, the foreign shareholder may file with the IRS for a refund of the excess taxes paid.

Sale of Our Shares by a Foreign Shareholder

      A sale of our shares by a foreign shareholder generally will not be subject to U.S. federal income taxation unless our shares constitute a “United States real property interest” within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if either we are not a “United States real property holding corporation,” or we are a “domestically controlled” REIT. A United States real property holding corporation is, in general, a corporation 50% or more of the value of whose assets is attributable to investments in U.S. real property during a specified testing period. A domestically controlled REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We anticipate that we will be both a United States real property holding expiration and a domestically controlled REIT. However, we cannot assure you that we will be or remain a domestically controlled REIT. If we are a United States real property holding corporation and are not a domestically controlled REIT, whether a foreign shareholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling shareholder’s interest in CPA®:16 — Global. Our shares currently are not “regularly traded” on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, gain on dispositions of our shares and distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made by or to a corporate foreign shareholder absent treaty reduction. If the sale of our shares were subject to tax under FIRPTA, the purchaser of our shares from a foreign shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

      Treasury regulations altered the procedures for claiming the benefits of an income tax treaty or exemption from FIRPTA withholding tax. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

Information Reporting Requirements And Backup Withholding Tax For Domestic Shareholders

      Under some circumstances, domestic shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, shares. For payments made through 2010, the rate is 28%. After 2010, the rate is scheduled to return to the pre-August 7, 2001 rate of 31% unless subsequent legislation changes that rate. Backup withholding will apply only if the shareholder:

•	fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his or her Social Security Number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

      Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder’s U.S. federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Backup Withholding Tax For Foreign Shareholders

      Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Statement Of Stock Ownership

      We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its U.S. federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our U.S. federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State, Local and Foreign Tax

      We and our operating subsidiaries may be subject to state and local tax in states, localities and foreign jurisdictions in which we or they do business or own property. The tax treatment of CPA®:16 — Global, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA CONSIDERATIONS

      The following is a summary of certain considerations associated with an investment in CPA®:16 — Global by a pension, profit-sharing, IRA or other employee benefit plan subject to ERISA or Section 4975 of the Code. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

      In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, “Benefit Plans”), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

•	whether the investment is consistent with the applicable provisions of ERISA and the Code,

•	whether the investment will produce UBTI to the Benefit Plan (see “United States Federal Income Tax Considerations — Taxation of Tax-Exempt Shareholders”), and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so; and

•	to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

      In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

      Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

      While neither ERISA nor the Code defines the term “plan assets,” a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the “Regulation”). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be “plan assets” of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

      The Regulation provides as one exception that the underlying assets of entities such as CPA®:16 — Global will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	“freely transferable,”

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

•	either part of a class of securities registered under the Exchange Act or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Securities Exchange Act, as amended, within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, we will proceed on the basis that the restrictions imposed to maintain our status as a REIT should not cause the shares to not be considered freely transferable for purposes of the Regulation.

      Accordingly, we currently have over 100 shareholders and we anticipate having over 100 shareholders following the completion of this offering. Thus, we anticipate the second criterion of the publicly offered exception will be satisfied.

      The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Securities Exchange Act before the 120th day after December 31, 2005. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

      We believe that the shares should constitute “publicly-offered securities,” and that our underlying assets should not be considered plan assets under the Regulation, assuming that our common stock is “freely transferable” and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

      In the event that our underlying assets were treated by the Department of Labor as “plan assets” of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders, and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

      If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA®:16 — Global also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey & Co. and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W. P. Carey & Co. of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA®:16 - Global might result in an impermissible commingling of plan assets with other property.

      If a prohibited transaction were to occur, W. P. Carey & Co, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

      If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

      Regardless of whether the shares qualify for the “publicly-offered security” exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

Investment In Escrow Account

      The escrow agent will establish an escrow account into which all investors’ funds will be deposited. The escrow agent will invest funds in a money market account maintained by the escrow agent. On each closing date, the funds deposited into escrow by each investor will be released from the escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to an investor only if the investor’s funds have been held in the escrow account for at least 20 days or more.

      In considering an investment in CPA®:16 – Global, a Benefit Plan should consider whether the escrow account arrangement as well as the ultimate investment in CPA®:16 - Global would be consistent with fiduciary standards applicable to that Benefit Plan.

Annual Valuation

      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

      Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Beginning no later than three years after the final closing of our initial public offering, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of W. P. Carey & Co. Prior to that time, we intend to use the offering price of shares as the per share net asset value.

      We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

      We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance:

•	that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

•	that shareholders could realize this value if they were to attempt to sell their shares, or

•	that this value would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

      The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and bylaws and is qualified in its entirety by reference to the articles of incorporation and bylaws. Our articles of incorporation and bylaws became operative on June 5, 2003 and will remain in effect for the duration of CPA®:16 – Global’s existence although they may be amended in accordance with their terms.

General Description Of Shares

      We are authorized to issue 250,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA®:16 - Global upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights (which are intended to insure that a shareholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors.

      Our intention is to consider alternatives for providing liquidity for our shareholders beginning generally after eight years following the investment of substantially all of the proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet substantially invested all of the net proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger of one of our affiliated CPA® REITs) or another transaction approved by our board of directors. While our intention is to seek to complete a liquidity transaction generally within eight to twelve years following the investment of substantially all of the proceeds from our initial public offering, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our shareholders’ best interests for us to make new investments.

      We will not issue certificates. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American a duly executed transfer form available upon request from them or from our website at www.cpa16global.com. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

Meetings And Special Voting Requirements

      An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or by an officer of CPA®:16 - Global upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at such a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares (as discussed below), shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action and elect each director.

      Our articles of incorporation may be amended by a majority of our board of directors (including a majority of the independent directors) and approval of the shareholders either at a duly held meeting at which a quorum is present by the affirmative vote of a majority of all shares entitled to vote or by unanimous written consent. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA®:16 – Global, must be approved by a vote of shareholders holding two-thirds of all outstanding shares entitled to vote. In general, our bylaws may be amended by the affirmative vote of a majority of the shares voting on a particular matter. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA®:16 – Global or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Without the consent of the shareholders, the directors may make minor changes that do not impact such rights, or that the directors deem are necessary to resolve ambiguities or to conform the bylaws to any applicable laws or regulations. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA®:16 – Global. Shareholders do not have the ability to vote to replace W. P. Carey & Co. or to select a new advisor.

      The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term “substantially all” as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law’s lack of definition is that we cannot provide investors with a definition for “substantially all” and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers’ report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

      Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests unrelated to the shareholder’s interest in us. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

      The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

Restriction On Ownership Of Shares

      In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

      In order to assist us in qualifying as a REIT, the articles of incorporation contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed “excess shares.” Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

      The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

      We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. W. P. Carey & Co. and its affiliates may not receive a fee on the purchase of excess shares by us.

      The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any “affiliates” or “associates” thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our ability to qualify as a REIT is not jeopardized.

      All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See “United States Federal Income Tax Considerations — Statement of Stock Ownership.” If we were to have less than 2,000 shareholders at any time, statements or affidavits would be required from shareholders who own (i) at least one percent of the outstanding shares in a taxable year (more than 200, but less than 2,000 shareholders) or (ii) at least one half of one percent of the outstanding Shares in a taxable year (200 or fewer shareholders).

Distributions

      Distributions will be paid to investors who are shareholders as of the record date selected by the directors regardless of whether such shareholder was a shareholder for all or a portion of the period covered by such record date. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements. We paid our most recent distribution on January 13, 2006 for shareholders of record at December 31, 2005 at the rate of $0.1563 per share. This represents an annualized yield of 6.25%.

      Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors’ discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. Also each distribution will not necessarily be funded solely through current or accumulated earnings and profits. As discussed in “United States Federal Income Tax Considerations — Taxation of Domestic Shareholders — Distributions Generally,” we may make distributions in excess of our current or accumulated earnings and profits, in which case the distribution will be treated in part as a return of capital. The directors, in their discretion, will determine in each case whether the sources and amounts of distributions are appropriate. We can borrow to make distributions if the borrowing is necessary to comply with the REIT requirements or if the borrowing is part of a liquidation strategy whereby, the borrowing is done in anticipation of the sale of the properties, and the proceeds will be used to repay the loan.

      We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Summary of Our Distribution Reinvestment and Stock Purchase Plan

      CPA® :16 – Global has adopted the Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan, referred to in this prospectus as the “distribution reinvestment plan,” pursuant to which some shareholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the distribution reinvestment plan. The distribution reinvestment plan is attached as Exhibit 4.1 to our registration statement filed with the SEC on November 3, 2005.

      The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in CPA® :16 – Global by investing cash distributions in additional shares and voluntary cash payments after the termination of the offering at the net asset value per share of common stock determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

      The distribution reinvestment plan will be available to shareholders who purchase shares in this offering. You may elect to participate in the distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other shareholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the distribution reinvestment plan and who has not previously elected to participate in the distribution reinvestment plan may so elect at any time to participate in the distribution reinvestment plan.

Participation; Agent. Our distribution reinvestment plan is available to shareholders of record of our common stock. Phoenix American acting as agent for each participant in the plan, will apply cash distributions which become payable to such participant on our shares (including shares held in the participant’s name and shares accumulated under the plan), to the purchase of additional whole and fractional shares of our common stock for such participant.

Eligibility. Participation in the distribution reinvestment plan is limited to registered owners of CPA®:16 – Global’s common stock. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan. Further, a shareholder who wishes to participate in the distribution reinvestment plan may purchase shares through the plan only after receipt of a prospectus relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent public offering of shares by us. Our board of directors reserves the right to amend the plan in the future to permit voluntary cash investments in our common stock pursuant to the plan. A participating shareholder is not required to include all of the shares owned by such shareholder in the plan but all of the distributions paid on enrolled shares will be reinvested.

Stock Purchases. Shares distributed to participants in the plan may be purchased directly from us or in the open market. Since there is no liquid market for our stock, we anticipate that purchases will be made directly from us. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the distribution reinvestment plan. All shares purchased under the distribution reinvestment plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant’s account shall be deemed to be the average price of all shares purchased with the funds available from the applicable distribution. In the case of purchases made directly from us, the price will be equal to the net asset value per share of our common stock as determined by our board of directors from time to time. If an appraisal of the real estate owned by us has been performed, our board of directors’ determination of net asset value shall be based upon such appraisal, as increased by the value of our other assets, and reduced by the total amount of our liabilities and then divided by the total number of outstanding shares of our common stock. Until an appraisal of our real estate assets is performed, or our board of directors makes a subsequent determination of net asset value, our board of directors has determined that, for the purpose of purchasing shares through the distribution reinvestment plan, shares will initially be purchased at the offering price of $10.00 per share.

Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the distribution reinvestment plan.

Timing of Purchases. Phoenix American will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary to comply with applicable securities laws by us. If, for any reason beyond the control of Phoenix American, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants’ funds held by Phoenix American will be distributed to the participant.

Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash distributions, the number of shares purchased, the price per share and the participant’s total shares accumulated under the distribution reinvestment plan.

Expenses and Commissions. There will be no expenses to participants for the administration of the plan. Brokerage commissions and administrative fees associated with the plan will be paid by us. Any interest earned on distributions while held by Phoenix American will be paid to us to defray costs relating to the plan. Additionally, in connection with purchases of shares under the distribution reinvestment plan, we may, in our sole discretion, pay to Carey Financial selling commissions of not more than 5% of the offering price of shares purchased through reinvestment. Carey Financial, may, in its sole discretion, reallow all of the selling commission to select dealers.

To the extent that Phoenix American purchases shares in the open market, we may pay brokerage commissions on your behalf. As previously stated, since there is no liquid market for our shares, we do not currently expect that Phoenix American will purchase shares in the open market.

We will also pay administrative fees associated with the distribution reinvestment plan. Any interest earned on distributions while held by Phoenix American will be paid to us to defray costs relating to the distribution reinvestment plan.

Taxation of Distributions. The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions.

Stock Certificates. No share certificates will be issued to a participant.

Voting of Shares. In connection with any matter requiring the vote of CPA®:16 – Global shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the distribution reinvestment plan. Fractional shares will not be voted.

Absence of Liability. Neither CPA®:16 – Global nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither CPA®:16 – Global nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant’s participation in the distribution reinvestment plan upon such participant’s death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

Termination of Participation. A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to Phoenix American. To be effective on a distribution payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant’s account at any time in its discretion by notice in writing mailed to the participant.

Amendment, Supplement, Termination and Suspension of Distribution Reinvestment Plan. The distribution reinvestment plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant’s account. Amendment may include an appointment by us or Phoenix American of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the distribution reinvestment plan. The plan may also be suspended by us at any time without notice to the participants.

Governing Law. The distribution reinvestment plan and the authorization card signed by the participant (which is deemed a part of the distribution reinvestment plan) and the participant’s account shall be governed by and construed in accordance with the laws of Maryland.

Redemption of Shares

      Prior to the time, if any, as the shares are listed on a national securities exchange or included for quotation on Nasdaq, any shareholder that has held shares for at least one year since the date of their issuance, and who purchased those shares from us or received the shares from us through a non-cash transaction, not in the secondary market, may present all or any portion of these shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and to the extent the number of shares for which redemption is requested does not exceed 5% of the total number of our shares outstanding on a rolling 12-month period, measured from the beginning of the redemption period. As a result, some or all of a shareholder’s shares may not be redeemed. In addition, our advisor may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other shareholders.

      Generally, cash available for redemption will be limited to proceeds from our distribution reinvestment plan, plus, if such amount is insufficient, up to 1% of the operating cash flow of the previous fiscal year. Shareholders may offer shares to us for purchase and we will purchase the offered shares if we have sufficient cash, subject to the 5% limit in any rolling 12-month period. During this offering, the redemption price will be $9.30 per share before the first annual valuation is received and after such annual valuation has been received, the then-current net asset value, less a 7% surrender fee, provided that in no event will the redemption price exceed the then-current offering price of our common stock. During periods when we are not engaged in an offering, the redemption price will be the then current net asset value, less a 7% surrender fee as determined by our board of directors. Net asset value will be determined in accordance with the procedure described in connection with ERISA compliance. See “ERISA Considerations — Annual Valuation.”

      If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding shares are offered for redemption, requesting shareholders’ shares will be redeemed on a pro-rata basis, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically have their request carried forward to the next quarter, unless such request is revoked. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.

      A shareholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American Financial Services, Inc. To request a form, call our Investor Relations Department at 1-800-WP CAREY. Within 30 days following our receipt of the shareholder’s request, we will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

      The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interest. The board of directors may also suspend the redemption of shares if:

•	they determine, in their sole discretion, that such redemption impairs our capital or operations;

•	they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

•	they determine, in their sole discretion, that such redemption would be unlawful;

•	they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

•	the board of directors, in their sole discretion, deem such amendment or suspension to be in our best interest.

      For a discussion of the tax treatment of such redemptions, See “United States Federal Income Tax Considerations — Taxation of Domestic Shareholders.” The redemption plan will terminate, and CPA®:16 — Global no longer shall accept shares for redemption, if and when our shares are listed on a national securities exchange or included as quotation on Nasdaq.

Restrictions on Roll-Up Transactions

      In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent third party appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the third party appraiser shall clearly state that the engagement is for the benefit of CPA® :16 – Global and its shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A “Roll-up Transaction” is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA® :16 – Global and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on Nasdaq National Market System for at least 12 months; or

•	a transaction involving the conversion to corporate, trust, or association form of only CPA®:16 – Global if, as a consequence of the transaction there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to W. P. Carey & Co.; or our investment objectives.

      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote “no” on the proposal the choice of:

(i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(ii) one of the following:

(A) remaining as shareholders of CPA® :16 – Global and preserving their interests therein on the same terms and conditions as existed previously, or

(B) receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

      We are prohibited from participating in any proposed Roll-up Transaction:

(i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA® :16 – Global. See “Management,” “Reports to Shareholders” and “Description of Shares;”

(ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

(iii) in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

(iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

Transfer Agent

      The transfer agent and registrar for the shares is Phoenix American Financial Services, Inc. The transfer agent’s address is 2401 Kerner Boulevard, San Rafael, CA 94901-5529, and its phone number is 1-888-241-3737.

Promoter

      W. P. Carey & Co. LLC is the promoter of our company because it is the founder and organizer of CPA® :16 – Global.

THE OFFERING/PLAN OF DISTRIBUTION

      Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Amended and Restated Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers and directly to selected investment advisors, on a best efforts basis, a maximum of $550,000,000 of shares of common stock consisting of 55,000,000 shares priced at $10 per share. A shareholder may purchase shares in the offering only after receipt of a prospectus related to the offering. The minimum order is 200 shares or $2,000. The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings. The offering price was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

      We have also registered 40,000,000 shares ($400,000,000) available to shareholders who elect to participate in the distribution reinvestment plan who receive a copy of this prospectus or a separate prospectus for such plan. Prior to the conclusion of this offering, if any of the 40,000,000 shares remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell a portion of these shares in this offering. Shares may be purchased pursuant to our distribution reinvestment plan directly from us or on the open market. Since there is no liquid market for our common stock, we anticipate that purchases will be made directly from us. The price of the shares purchased directly from us through our distribution reinvestment plan will be equal to the net asset value per share of our common stock as determined by our board of directors from time to time. If an appraisal of the real estate owned by us has been performed, our board of directors’ determination of net asset value shall be based upon such appraisal, as increased by the value of our other assets, and reduced by the total amount of our liabilities and then divided by the total number of outstanding shares of our common stock. Until an appraisal of our real estate assets is performed, or our board of directors makes a subsequent determination of net asset value, our board of directors has determined that, for the purpose of purchasing shares through the distribution reinvestment plan, shares will initially be purchased at the offering price of $10.00 per share. In the case of purchases made on the open market, the price per share of each participant’s account shall be deemed to be the average price of all of the shares purchased with the funds from the applicable distribution.

      We commenced our initial public offering of shares of common stock in December 2003. We terminated our initial public offering on March 8, 2005, after suspending sales activities on December 30, 2004. Through January 13, 2006, 57,548,417 shares of our common stock were issued and outstanding, including 1,984,473 shares through our distribution reinvestment plan. As of December 31, 2005, we had 18,959 holders of common stock.

      Carey Financial will receive a selling commission in an amount equal to $0.65 per share on sales made by Carey Financial and the selected dealers in this offering, all of whom must be members in good standing of the NASD. Carey Financial will, in turn, reallow up to $0.65 per share of the selling commissions to selected dealers for shares they sell. We also will pay a selected dealer fee of up to two percent of the price of each share sold by the selected dealer to Carey Financial. All or a portion of this fee will be reallowed to any selected dealer which enters into an addendum to the selected dealer agreement with Carey Financial. Generally, we will not pay any portion of the selected dealer fee to selected dealers unless they have a prescribed minimum annual sales volume of shares of our common stock and they agree to provide one or more of the following services: (i) provide internal marketing support personnel and marketing communications vehicles to assist Carey Financial in the promotion of CPA®:16 - Global; (ii) respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, the financial status of CPA®:16 - Global and the real estate markets in which CPA®:16 - Global has invested; (iii) assist investors with reinvestments and redemptions; and/or (iv) provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors. To the extent a selected dealer is entitled to all or a portion of the selected dealer fee, the selected dealer may elect to defer over time its receipt of the selected dealer fee to which it is entitled. In such event, the selected dealer fee to be reallowed will be paid to the selected dealer over a period of up to ten years (which period will be agreed upon by Carey Financial and the selected dealer) until the selected dealer fee payable to the selected dealer has been paid in full. Further, if listing of CPA®:16 -Global’s shares occurs, any remaining deferred portion of the selected dealer fee payable to the selected dealer will become immediately due and payable. For a more complete discussion of all compensation and fees paid in connection with the offering, see “Management Compensation.” We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act.

      We will pay selling commissions and administrative fees related to the purchase of shares directly from us through our distribution reinvestment plan. In connection with purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are parties to selected dealer agreements with us, we will pay Carey Financial selling commissions of not more than 5% of the offering price per share of the shares purchased through the plan, which is equivalent to $0.50 per share based on the $10.00 per share offering price. Carey Financial may, in its sole discretion, reallow all of the selling commissions to those selected dealers. Although the plan permits us to pay selling commissions with respect to all purchases, we do not currently intend to pay selling commissions with respect to purchases from us by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are not parties to selected dealer agreements with us. To the extent that Phoenix American purchases shares in the open market, we may pay brokerage commissions on your behalf. As previously stated, since there is no liquid market for our shares, we do not currently expect that Phoenix American will purchase shares in the open market. No selected dealer fees will be paid in connection with purchases of shares made through our distribution reinvestment plan.

      We will pay organizational and offering expenses in connection with the offering which are estimated to be $13,201,860 if the maximum of 55,000,000 shares are sold in the offering. If we sell the maximum of 95,000,000 shares in the offering and pursuant to our distribution reinvestment plan, we will pay organizational and offering expenses of approximately $14,192,310. If the aggregate of all organization and offering expenses (excluding selling commissions) paid directly to us exceeds four percent of the gross proceeds, our advisor will be responsible for the excess.

      We will offer a reduced share purchase price in the offering to single purchasers on orders of more than $250,000 made through the same broker, which we refer to in this prospectus as “volume discounts.” Volume discounts are not applicable to shares purchased pursuant to our distribution reinvestment plan. Selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below.

			Purchase Price	Selling Commission
			Per Share For	Per Share For
For A “Single			Incremental Share In	Incremental Share In
Purchaser”			Volume Discount Range	Volume Discount Range

$2,000	—	$250,000	$10.00	$0.65
250,001	—	500,000	9.85	0.50
500,001	—	750,000	9.70	0.35
750,001	—	1,000,000	9.60	0.25
1,000,001	—	5,000,000	9.50	0.15

      As an example, a single purchaser would receive 50,380.7107 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380.7107 shares.

      Selling commissions for purchases of more than $5,000,000 are negotiable but in no event will the net purchase price be less than $9.35 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of more than $5,000,000, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

      For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account.

      An investor may accomplish this instruction by checking the appropriate box and providing requested information under the “Investment” section of the CPA®:16 — Global order form. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 45,000 shares, and a second purchase is for 8,000 shares, then the first 5,000 shares of the second purchase will be priced at $9.85 per share and the remaining 3,000 shares of the second purchase will be priced at $9.70 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.

      In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

      The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

      Any reduction in selling commissions will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us with which to acquire properties or use for other corporate purposes. All investors will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions will receive higher returns on their investments in CPA®:16 - Global as compared to investors who do not pay reduced selling commissions.

      Clients of selected investment advisors will be purchasing shares in this offering at $9.15 per share, which is net of all selling commissions and selected dealer fees.

      Our executive officers and directors and their immediate family members, as well as officers, directors and employees and immediate family members of our advisor and its affiliates and, if approved by our board, consultants, may purchase directly from us shares offered in this offering at $9.15 per share which is net of all selling commissions and selected dealer fees. We expect that a limited number of shares will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our articles of incorporation, there is no limit on the number of shares that may be sold to such persons.

      The net offering proceeds we receive will not be affected by the reduced sales price of such shares. Such persons shall be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution. In addition, shares purchased by the advisor or its affiliates, shall not be entitled to vote on any matter presented to the shareholders for a vote.

      We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers (to the extent Carey Financial reimburses the selected dealers for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and the prior review and approval by the NASD (in order to comply with Rule 2710(c)(3)(A)(viii)), and Carey Financial and the selected dealers (as appropriate), CPA® :16 - Global, W. P. Carey & Co. or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial, or selected dealers, or may reimburse Carey Financial and selected dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and W. P. Carey & Co. directly to associated persons during this offering will not exceed $100 per person per year.

      Carey Financial may provide wholesaling services to us. These wholesaling services include, conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will reimburse Carey Financial for its identified expenses incurred in connection with wholesaling activities, including:

•	travel and entertainment expenses;

•	compensation of employees of Carey Financial in connection with wholesaling activities;

•	expenses incurred in coordinating broker-dealer seminars and meetings; and

•	wholesaling expense reimbursements paid by it or its affiliates to other entities.

      In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, selected dealer fees, wholesaling expense reimbursements and other expense reimbursements (including reimbursements for sales seminars, client and advisor training events, costs related to regional and national selected dealer conferences and meeting expenses), exceed the limitations prescribed by the NASD. Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this limit is not exceeded.

      The maximum amount of all items of compensation we may pay to Carey Financial and the selected dealers is set forth below. For a complete description of these fees, see “Management Compensation.”

	Maximum Aggregate	Per Share

Selling Commission	$35,750,000	$0.65
Selected Dealer Fees	$11,000,000	$0.20
Expense Reimbursements	$8,250,000	$0.15

      In the event that all organization and offering expenses, other than selling commissions and selected dealer fees paid and expenses reimbursed to or paid on behalf of the sales agent and selected dealers, exceed four percent of the gross offering proceeds, the excess will be paid by W. P. Carey & Co. with no recourse by or reimbursement to W. P. Carey & Co. The organization and offering expenses paid in connection with this offering and our distribution reinvestment plan, including selling commissions and fees paid and expenses reimbursed to the sales agent, as applicable, and selected dealers shall be reasonable and shall in no event exceed an amount equal to 15% of the proceeds raised in this offering and our related offering through our distribution reinvestment plan.

Order Procedures

      Every prospective investor desiring to purchase shares, other than our officers and directors purchasing directly from us, will be required to comply with the procedures for ordering shares we impose on Carey Financial and the selected dealer and selected investment advisors from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to “Deutsche Bank Trust Company Americas, as Escrow Agent” for the aggregate purchase price of the shares ordered.

      Generally, investors must complete and execute an order form. Selected dealers and selected investment advisors will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers or selected investment advisors may offer investors alternate procedures for purchasing shares. An investor may then purchase shares by contacting his/her or its broker-dealer and indicating the amount of the desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker-dealer.

      On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order and no sale of shares will be completed until at least five days after the date on which the investor receives a copy of this prospectus. We or the person designated by us shall send each shareholder a confirmation of his or her purchase. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon within 10 days after the date of such rejection. Shares will be evidenced on our books and records, which will include a list of shareholders’ names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA® :16 — Global unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

      Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. See section of this prospectus titled “Suitability Standards.” Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder. Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

      If Carey Financial or selected dealers chose to, with your prior consent, they may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

Escrow Arrangements

      All funds received by the escrow agent from the selected dealers and selected investment advisors in connection with orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Payment for shares is to be sent to the escrow agent at Deutsche Bank Trust Company Americas, as escrow agent. While your funds are held in escrow and at any time prior to the date the sale is completed, you may withdraw your order by notifying your broker-dealer. The escrow agent will be given the right to invest funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4. Within 15 calendar days after the date on which the escrow funds are transferred to CPA®:16 -

Global, the escrow agent shall remit interest earned on such escrowed funds to CPA®:16 - Global. Interest, if any, earned on funds held in escrow will be payable to you only if your funds have been held in escrow by Deutsche Bank Trust Company Americas for at least 20 days or more from the date of receipt of the funds by the escrow agent. You will not otherwise be entitled to interest earned on funds held by the escrow agent. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).

      Funds received by the escrow agent from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. Those of you who have placed funds in escrow will become shareholders when shares are issued to you upon transfer of the escrowed funds to us. We may sell our shares in the offering until the date that is two years after the effective date of the registration statement relating to this offering, or until they have all been sold, unless we decide to stop selling them sooner.

REPORTS TO SHAREHOLDERS

      We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual financial statements will contain or be accompanied by a complete statement of any transactions with W. P. Carey & Co. or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value.

      We also receive requests from shareholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our sales agent and our advisor’s investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this shareholder service.

      Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders under certain conditions. See “Description of Shares — Meetings and Special Voting Requirements.” Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interest of CPA®:16 - Global and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

LEGAL OPINIONS

      Certain legal matters, including the legality of the shares, will be passed upon for us by Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019. Certain legal matters will be passed upon for us by Reed Smith LLP, 2500 Liberty Place, Philadelphia, Pennsylvania 19103. Certain legal matters will be passed upon for Carey Asset Management and W. P. Carey & Co. LLC by Davis Polk & Wardwell and certain legal matters will be passed upon for Carey Financial by Goodwin Procter LLP.

EXPERTS

      The financial statements as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the period from inception (June 5, 2003) to December 31, 2003 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2004 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SALES LITERATURE

      In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include, but is not limited to, the following:

•	an investor sales promotion brochure;

•	prospecting letters or mailers and seminar invitations;

•	media advertising inviting seminar attendance;

•	a brochure describing the investment committee;

•	information on a website;

•	a presentation using a computer;

•	reprints of articles about us or the net lease or sale-leaseback industry;

•	fact sheets describing our acquisitions;

•	a slide presentation and studies of the prior performance of entities managed by W. P. Carey & Co. and its affiliates as well as other net lease investment programs;

•	broker-dealer updates;

•	an electronic media presentation;

•	a video presentation;

•	a cd-rom presentation;

•	a script for telephonic marketing; and

•	certain third-party articles.

      In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

FURTHER INFORMATION

      This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the SEC, Washington, D.C., under the Securities Act, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the SEC in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public

Reference Section of the SEC, Washington, D.C. 20549, the Commission’s Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission’s Web Site: http://www.sec.gov.

      All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

INDEX TO FINANCIAL STATEMENTS

Corporate Property Associates 16 - Global Incorporated: Pro Forma Consolidated Financial Information (Unaudited), September 30, 2005
Management’s Report on Internal Control Over Financial Reporting	F-2
Pro Forma Consolidated Balance Sheet as of September 30, 2005 (Unaudited)	F-4
Pro Forma Consolidated Statement of Operations, for the year ended December 31, 2004 (Unaudited)	F-5
Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2005 (Unaudited)	F-8
Pro Forma Consolidated Statement of Taxable Income and After-Tax Cash Flow for the twelve months ended September 30, 2005 (Unaudited)	F-10
Notes to Pro Forma Consolidated Financial Statements (unaudited)	F-11
Consolidated Financial Statements (Unaudited), September 30, 2005
Consolidated Balance Sheets as of September 30, 2005 and December 31, 2004 (Unaudited)	F-31
Consolidated Statements of Income for the three and nine months ended September 30, 2005 and 2004 (Unaudited)	F-32
Consolidated Statements of Comprehensive Income for the three and nine months ended September 30, 2005 and 2004 (Unaudited)	F-33
Consolidated Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (Unaudited)	F-34
Notes to Consolidated Financial Statements (Unaudited)	F-35
Consolidated Financial Statements, December 31, 2004
Report of Independent Registered Public Accounting Firm	F-42
Consolidated Balance Sheet as of December 31, 2004	F-44
Consolidated Statements of Operations for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003	F-45
Consolidated Statements of Shareholder’s Equity for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003	F-46
Consolidated Statements of Cash Flows for the year ended December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003	F-47
Notes to Consolidated Financial Statements	F-48
Schedules to Consolidated Financial Statements
Schedule III — Real Estate and Accumulated Depreciation	F-66
Schedule IV — Mortgage Loans on Real Estate	F-69

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

      Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

      Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

      We assessed the effectiveness of our internal control over financial reporting as of December 31, 2004. In making this assessment, we used criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our assessment, we concluded that, as of December 31, 2004, our internal control over financial reporting is effective based on those criteria.

      Our assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm who also audited our consolidated financial statements included herein, as stated in their report herein.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      The pro forma consolidated financial statements of Corporate Property Associates 16 — Global Incorporated (the “Company”), which are unaudited, have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company as of September 30, 2005 has been prepared as if (i) investments completed in October, November and December, 2005 had been completed as of September 30, 2005, and (ii) proposed mortgage financings, which are probable of being completed, had been completed as of September 30, 2005. The pro forma consolidated statements of operations for the year ended December 31, 2004 and for the nine month period ended September 30, 2005, have been prepared as if the investments subsequent to January 1, 2004 and related mortgage financing had occurred on January 1, 2004 and carried forward through their issuance dates. In addition, adjustments have been recorded to reflect the Company’s asset management and performance fee expense, reimbursement for administrative services and interest expense on the subordinated fees payable and to eliminate other interest income on uninvested cash. Pro forma adjustments are intended to reflect what the effect would have been had the Company held its ownership interest as of January 1, 2004 less amounts, which have been recorded in the historical consolidated statements of operations. In management’s opinion, all adjustments necessary to reflect the effects of these investments have been made. The pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included herein.

      The pro forma information is not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2004, nor are they necessarily indicative of the financial position, cash flows or results of operations of future periods.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2005
(Unaudited)

		Pro Forma Adjustments

							Murray
						Dick’s Sporting	International
			BOBS	Advanced	John Nurminen	Goods	Metals
	Historical	Precise(O)	(BB)	Circuits(CC)	(DD)	(EE)	(FF)	Pro Forma

Assets:
Real estate, net of accumulated depreciation	$358,700,180				$12,266,100	$11,633,036		$382,599,316
Net investment in direct financing leases	130,490,611						$25,243,950	155,734,561
Real estate under construction	4,473,206							4,473,206
Mortgage notes receivable	29,822,972							29,822,972
Cash and cash equivalents	131,080,855	$10,500,000	$7,079,483	$3,425,000	(3,145,691)		(8,006,165)	140,933,482
Short-term investments	6,727,734							6,727,734
Equity investments	98,109,733							98,109,733
Marketable securities	9,182,835							9,182,835
Funds in escrow	3,854,020							3,854,020
Intangible assets, net	66,033,087				(2,287,136)			63,745,951
Deferred offering costs	2,232,651							2,232,651
Other assets, net	7,057,415							7,057,415

Total assets	$847,765,299	$10,500,000	$7,079,483	$3,425,000	$6,833,273	$11,633,036	$17,237,785	$904,473,876

Liabilities, minority interest and shareholders’ equity:
Liabilities:
Limited recourse mortgage notes payable	$296,933,034	$10,500,000	$7,079,483	$3,425,000	$6,634,650		$16,735,200	$341,307,367
Accrued interest	1,708,964							1,708,964
Prepaid rental income and security deposits	5,843,139							5,843,139
Other deposits	—							—
Due to affiliates	6,747,023							6,747,023
Dividends payable	8,496,301							8,496,301
Deferred acquisition fees payable to affiliate	16,111,835				198,623		502,585	16,813,043
Accounts payable and accrued expenses	6,068,529							6,068,529
Other liabilities	8,633,620							8,633,620

Total liabilities	350,542,445	10,500,000	7,079,483	3,425,000	6,833,273	—	17,237,785	395,617,986

Minority interest	6,665,231					$11,633,036		18,298,267

Commitments and contingencies	—							—
Shareholders’ equity:	—							—
Common stock	56,776							56,776
Additional paid-in capital	510,037,888							510,037,888
Dividends in excess of accumulated earnings	(17,899,570)							(17,899,570)
Accumulated other comprehensive income	(410,056)							(410,056)

	491,785,038							491,785,038
Less, treasury stock	(1,227,415)							(1,227,415)

Total shareholders’ equity	490,557,623	—	—	—	—	—	—	490,557,623

Total liabilities, minority interest and shareholders’ equity	$847,765,299	$10,500,000	$7,079,483	$3,425,000	$6,833,273	$11,633,036	$17,237,785	$904,473,876

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2004
(Unaudited)

	Pro Forma Adjustments

	Historical	Actuant (A)	U-Haul (B)	Polestar (C )	Castle Rock (D)	Foss (E)	TietoEnator (F)	Thales (G)	Ply Gem (H)	Xpedite (I)	Plantagen(J)

Revenues:
Rental income	$2,900,943				$550,372	$1,598,330			$134,716	$1,125,522
Interest income from direct financing leases	2,769,476			$973,952					2,101,535		$1,651,287
Interest income on mortgage receivable	29,779
Other operating income	76,260

	5,776,458	—	—	973,952	550,372	1,598,330	—	—	2,236,251	1,125,522	1,651,287

Operating Expenses:
Depreciation and amortization	(556,506)				(125,177)	(330,817)				(312,428)
Property expenses	(1,703,704)
General and administrative	(1,034,123)

	(3,294,333)	—	—	—	(125,177)	(330,817)	—	—	—	(312,428)	—

Other income and expenses:
Income from equity investments	2,339,814	$151,466	$1,132,357				$47,130	$580,614
Other interest income	2,288,394
Minority interest in income	—
Gain on foreign currency transactions and derivative instrument, net	18,130
Interest expense	(2,004,489)			(412,655)	(394,270)	(554,674)			(1,054,327)	(423,358)	(881,337)

	2,641,849	151,466	1,132,357	(412,655)	(394,270)	(554,674)	47,130	580,614	(1,054,327)	(423,358)	(881,337)

Net income (loss)	$5,123,974	$151,466	$1,132,357	$561,297	$30,925	$712,839	$47,130	$580,614	$1,181,924	$389,736	$769,950

Pro forma weighted average shares outstanding — basic (HH)	24,564,256
Pro forma earnings per share — basic	$0.21

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2004
(Unaudited)

	Pro Forma Adjustments

	Blue Linx (K)	HMS (L)	Pohjola (M)	Clean Earth (N)	Precise (O)	IDS Group (P)	Reyes Holdings (Q)	Finisar (R )	Metals America (S)	PolyPipe (T)	Telcordia (U)

Revenues:
Rental income		$1,810,596		$734,346	$1,447,625	$1,696,101		$3,285,922	$651,000	$748,213	$8,823,598
Interest income from direct financing leases
Interest income on mortgage receivable	$1,167,364						$1,305,472
Other operating income

	1,167,364	1,810,596	—	734,346	1,447,625	1,696,101	1,305,472	3,285,922	651,000	748,213	8,823,598

Operating Expenses:
Depreciation and amortization		(414,589)		(186,587)	(390,302)	(492,954)		(586,652)	(186,542)	(182,459)	(3,012,029)
Property expenses
General and administrative

	—	(414,589)	—	(186,587)	(390,302)	(492,954)	—	(586,652)	(186,542)	(182,459)	(3,012,029)

Other income and expenses:
Income from equity investments			$311,917
Other interest income
Minority interest in income
Gain on foreign currency transactions and derivative instrument, net
Interest expense		(464,542)		(277,133)	(600,461)	(779,369)		(1,015,427)	(234,071)	(321,289)	(4,435,522)

	—	(464,542)	311,917	(277,133)	(600,461)	(779,369)	—	(1,015,427)	(234,071)	(321,289)	(4,435,522)

Net income (loss)	$1,167,364	$931,465	$311,917	$270,626	$456,862	$423,778	$1,305,472	$1,683,843	$230,387	$244,465	$1,376,047

Pro forma weighted average shares outstanding — basic (HH)
Pro forma earnings per share — basic

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2004
(Unaudited)

	Pro Forma Adjustments

				Career	French			Advanced	John	Dick’s	Murray
	Hinckley	MetoKote	Hellweg	Education	Government	McGavigan	BOBS	Circuits	Nurminen	Sporting	International	Completed	Other
	(V)	(W)	(X)	(Y)	(Z)	(AA)	(BB)	(CC)	(DD)	Goods (EE)	Metals (FF)	Transactions	(GG)	Pro Forma

Revenues:
Rental income	$1,872,090	$3,633,976		$908,590		$920,421	$958,778	$494,910	$845,918	$1,353,722		$33,594,746		$36,495,689
Interest income from direct financing leases	3,147,016										$2,097,286	9,971,076		12,740,552
Interest income on mortgage receivable												2,472,836		2,502,615
Other operating income												—		76,260

	5,019,106	3,633,976	—	908,590	—	920,421	958,778	494,910	845,918	1,353,722	2,097,286	46,038,658	—	51,815,116

Operating Expenses:
Depreciation and amortization		(1,047,726)		(353,902)		(239,461)	(231,147)	(132,749)	(466,826)	(250,833)		(8,943,180)		(9,499,686)
Property expenses												—	$(7,695,625)	(9,399,329)
General and administrative												—	(451,467)	(1,485,590)

	—	(1,047,726)	—	(353,902)	—	(239,461)	(231,147)	(132,749)	(466,826)	(250,833)	—	(8,943,180)	(8,147,092)	(20,384,605)

Other income and expenses:
Income from equity investments			$1,856,753		$113,545							4,193,782		6,533,596
Other interest income												—	(2,288,394)	—
Minority interest in income	(846,814)									(1,102,889)		(1,949,703)		(1,949,703)
Gain on foreign currency transactions and derivative instrument, net												—		18,130
Interest expense	(2,196,392)	(1,482,601)		(386,190)		(475,214)	(435,511)	(204,831)	(285,448)		(958,605)	(18,273,227)	(713,925)	(20,991,641)

	(3,043,206)	(1,482,601)	1,856,753	(386,190)	113,545	(475,214)	(435,511)	(204,831)	(285,448)	(1,102,889)	(958,605)	(16,029,148)	(3,002,319)	(16,389,618)

Net income (loss)	$1,975,900	$1,103,649	$1,856,753	$168,498	$113,545	$205,746	$292,120	$157,330	$93,644	$—	$1,138,681	$21,066,330	$(11,149,411)	$15,040,893

Pro forma weighted average shares outstanding — basic (HH)														57,012,867
Pro forma earnings per share — basic														$0.26

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(Unaudited)

		Pro Forma Adjustments

			Pohjola	Clean	Precise	IDS Group	Reyes Holdings	Finisar	Metals	PolyPipe	Telcordia	Hinckley
	Historical	HMS (L)	(M)	Earth (N)	(O)	(P)	(Q)	(R)	America (S)	(T)	(U)	(V)

Revenues:
Rental income	$19,359,095	$10,170		$24,677	$65,110	$118,394		$310,204	$72,333	$116,424	$1,794,498	$646,683
Interest income from direct financing leases	6,963,495											1,079,310
Interest income on mortgage receivable	1,767,884						$214,895
Other operating income	344,053

	28,434,527	10,170	—	24,677	65,110	118,394	214,895	310,204	72,333	116,424	1,794,498	1,725,993

Operating expenses:
Depreciation and amortization	(4,907,274)	(17,275)		2,922	(16,263)	(26,093)		(73,331)	(23,270)	(22,807)	(625,787)
Property expenses	(5,743,117)
General and administrative	(3,281,550)

	(13,931,941)	(17,275)	—	2,922	(16,263)	(26,093)	—	(73,331)	(23,270)	(22,807)	(625,787)	—

Other income and expenses:
Income from equity investments	4,121,519		$(42,595)
Other interest income	4,266,386
Minority interest in income	(339,534)											(305,648)
Loss on foreign currency transactions and derivative instrument, net	(663,410)
Interest expense	(10,012,783)	(185,040)		(4,096)	(439,808)	(41,737)		(78,099)	(21,173)	(66,569)	(911,409)	(707,168)

	(2,627,822)	(185,040)	(42,595)	(4,096)	(439,808)	(41,737)	—	(78,099)	(21,173)	(66,569)	(911,409)	(1,012,816)

Net income (loss)	$11,874,764	$(192,145)	$(42,595)	$23,503	$(390,961)	$50,564	$214,895	$158,774	$27,890	$27,048	$257,302	$713,177

Pro forma weighted average shares outstanding — basic (HH)	56,106,453
Pro forma earnings per share — basic	$0.21

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2005

(Unaudited)

	Pro Forma Adjustments

				French				John	Dick’s	Murray
			Career	Government	McGavigan		Advanced	Nurminen	Sporting	International	Completed
	MetoKote (W)	Hellweg (X)	Education (Y)	(Z)	(AA)	BOBS (BB)	Circuits (CC)	(DD)	Goods (EE)	Metals (FF)	Transactions	Other (GG)	Pro Forma

Revenues:
Rental income	$1,534,734		$555,909		$584,201	$600,378	$356,124	$644,797	$1,015,292		$8,449,928		$27,809,023
Interest income from direct financing leases										$1,577,757	2,657,067		9,620,562
Interest income on mortgage receivable											214,895		1,982,779
Other operating income											—		344,053

	1,534,734	—	555,909	—	584,201	600,378	356,124	644,797	1,015,292	1,577,757	11,321,890	—	39,756,417

Operating expenses:
Depreciation and amortization	(413,714)		(162,215)		(150,742)	(144,697)	(92,948)	(365,426)	(188,119)		(2,319,765)		(7,227,039)
Property expenses											—	$(1,862,085)	(7,605,202)
General and administrative											—	(286,924)	(3,568,474)

	(413,714)	—	(162,215)	—	(150,742)	(144,697)	(92,948)	(365,426)	(188,119)	—	(2,319,765)	(2,149,009)	(18,400,715)

Other income and expenses:
Income from equity investments		$898,577		$24,536							880,518		5,002,037
Other interest income											—	(4,266,386)	—
Minority interest in income									(827,173)		(1,132,821)		(1,472,355)
Loss on foreign currency transactions and derivative instrument, net											—		(663,410)
Interest expense	(595,516)		(185,145)		(304,222)	(322,271)	(152,154)	(224,064)		(737,885)	(4,976,356)	(184,074)	(15,173,213)

	(595,516)	898,577	(185,145)	24,536	(304,222)	(322,271)	(152,154)	(224,064)	(827,173)	(737,885)	(5,228,659)	(4,450,460)	(12,306,941)

Net income (loss)	$525,504	$898,577	$208,549	$24,536	$129,237	$133,410	$111,022	$55,307	$—	$839,872	$3,773,466	$(6,599,469)	$9,048,761

Pro forma weighted average shares outstanding — basic (HH)													57,012,867
Pro forma earnings per share — basic													$0.16

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME AND

AFTER-TAX CASH FLOW
For the twelve months ended September 30, 2005
(Unaudited)

Consolidated pro forma net income for the twelve months ended September 30, 2005	$12,808,984
Adjustment to interest income on direct financing leases and straight-line rental income for tax purposes (II)	(971,815)
Depreciation adjustment for tax purposes (JJ)	(1,568,057)
Adjustment to equity income for tax purposes (KK)	1,311,916

Pro forma taxable income	11,581,028
Add: Taxable depreciation (LL)	11,080,340
Distributions from equity investments in excess of share of tax earnings, net of distributions to minority interest in excess of share of tax earnings (MM)	3,231,006
Company’s share of principal paid on mortgage loans (NN)	(5,075,743)

Pro forma after-tax cash flow	$20,816,631

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Unaudited)

Note 1.     Basis of Presentation

      The pro forma consolidated balance sheet of Corporate Property Associates 16-Global Incorporated (the “Company”) as of September 30, 2005 was derived from the historical unaudited consolidated balance sheet as of September 30, 2005, included herein. The pro forma consolidated statement of operations for the year ended December 31, 2004 was derived from the historical audited consolidated statement of operations for the year ended December 31, 2004, included herein. The pro forma consolidated statement of operations for the nine-month period ended September 30, 2005 was derived from the historical unaudited consolidated statement of operations for the nine-month period ended September 30, 2005, included herein. For pro forma purposes, no adjustments were made for build-to-suit transactions with Huntsman International LLC and Corinthian Colleges, Inc. because these transactions did not have operating results in the pro forma period. The pro forma adjustments are described in Note 2.

Note 2.     Pro Forma Adjustments

      A.     In December 2003, the Company and an affiliate, Corporate Property Associates 15 Incorporated (“CPA®:15”) formed a limited partnership with 0.01% and 99.99% interests, respectively, and purchased land and building in Kahl am Main, Germany and entered into a net lease with Actuant Corporation (“Actuant”). In June 2004, the Company exercised an option which increased its interest to 50%. The pro forma consolidated financial statements have been presented as though the Company purchased its 50% interest and obtained the mortgage loan as of January 1, 2004. The limited partnership has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.

      The total cost of the Actuant property was €13,724,681, ($16,768,815 based on the exchange rate for the Euro as of the date of acquisition of $1.2218). The land portion of the lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. The building portion of the lease has been classified as an investment in direct financing lease.

      The lease provides for initial annual rent of €1,306,500 with annual rent attributable to the land portion of the lease of €442,518 based on the lessee’s incremental borrowing rate of 7.86% with the remaining rent attributable to the building portion of the lease. Interest income from the direct financing lease is recorded such that the Company recognizes income at a constant rate of interest and includes assumptions on the residual value of the property as of the end of the initial lease term which may differ from the cost attributed to the investment in the direct financing lease. Accordingly, interest income on the financing lease does not necessarily reflect the contractual rent that is allocable to the investment in the direct financing lease. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      In May 2004, the limited partnership obtained limited recourse mortgage financing of €9,300,000 at a fixed annual interest rate of 6.82%, with quarterly payments of principal and interest of €194,328 based on a 25-year amortization schedule.

      Pro forma equity income for the year ended December 31, 2004 is $326,444, of which $174,978 is included in the historical results from operations for the year then ended. There were no pro forma

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

adjustments for the nine-month period ended September 30, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:

For the year ended
December 31, 2004

Rental income	$550,430
Interest income from direct financing lease	886,194
Interest expense	(783,737)

Net income	$652,887

Company’s share of net income (at 50% interest)	$326,444
Included in historical results of operations	174,978

Pro forma adjustment	$151,466

      B.     In April 2004, the Company, along with two affiliates, CPA®:15 and Corporate Property Associates 14 Incorporated (“CPA®:14”), through a limited partnership in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The limited partnership has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interests under the equity method of accounting. The self-storage facilities are leased to Mercury Partners, LP, (“Mercury”), and the truck rental facilities are leased to U-Haul Moving Partners, Inc., (“U-Haul”). The total cost of the facilities to the limited partnership was $312,445,026.

      The Mercury lease has an initial term of 20 years with two 10-year renewal options and provides for annual rent of $18,551,115. The U-Haul lease has an initial term of 10 years with two 10-year renewal options and provides for annual rent of $9,990,000. In the event that U-Haul does not renew its lease, Mercury will assume the lease obligation for the truck rental facilities. Each lease provides for rent increases every five years based on a formula indexed to the Consumer Price Index (“CPI”).

      The limited partnership obtained limited recourse mortgage financing of $183,000,000 with an annual fixed rate of interest of 6.449%, with monthly payments of principal and interest of $1,229,804 based on a 25-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets of $243,365,026 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $7,377,790, and over 40 years on a straight-line basis for tax purposes.

      Pro forma equity income for the year ended December 31, 2004 is $2,855,643 of which $1,723,286 is included in the historical results from operations for the year then ended. There were no pro forma

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

adjustments for the nine-month period ended September 30, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:

For the year ended
December 31, 2004

Rental income	$28,541,115
Depreciation and amortization	(7,377,790)
Interest expense	(11,882,717)

Net income	$9,280,608

Company’s share of net income (at 30.77% interest)	$2,855,643
Included in historical results of operations	1,723,286

Pro forma adjustment	$1,132,357

      C.     In May 2004, the Company purchased land and buildings in Leeds, England and entered into a net lease with Polestar Petty Ltd. (“Polestar”). The cost of the Polestar property was £15,560,665 ($27,920,501 based on the exchange rate for the Pound Sterling on the date of acquisition of $1.7943). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Pound Sterling for the year ended December 31, 2004 of $1.83277.

      The lease has an initial term through May 2029 and provides initial annual rent of £1,179,496 with annual stated increases of 2.5%. Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is $2,635,023. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained limited recourse mortgage financing of £10,500,000. Interest on the mortgage financing is based on a fixed annual interest rate of 6.56% with principal payments which increase annually. The financing matures in May 2014.

      Included in the historical balances for the year ended December 31, 2004 are interest income from direct financing lease of $1,661,072, interest expense of $846,589 and net income of $814,483. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

      D.     In June 2004, the Company purchased land and buildings in Englewood, Colorado and Chandler, Arizona and entered into a net lease with Castle Rock Industries, Inc. (“Castle Rock”). The cost of the Castle Rock property was $13,764,817. The lease has an initial term of 20 years with four 5-year renewal options and provides for initial annual rent of $1,327,620. The lease provides for annual rent increases based on increases in the CPI, capped at 5%. Rental income includes annual amortization of above-market rent intangible of $17,359.

      The Company obtained limited recourse mortgage financing in the amount of $9,300,000 on the properties. Interest on the financing is at a fixed annual rate of 5.54% with monthly payments of principal and interest of $64,184, based on a 20-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets of $10,384,817 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $273,114, and over 40 years on a straight-line basis for tax purposes.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      Included in the historical balances for the year ended December 31, 2004 are rental income of $759,889, depreciation and amortization of intangibles of $147,937, interest expense of $121,548 and net income of $490,404. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

      E.     In July 2004, the Company purchased land and buildings in Hampton, New Hampshire and entered into a lease with Foss Manufacturing Company, Inc. (“Foss”). The cost of the Foss property was $32,170,523. The lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $3,194,565, with rent increases every three years based on increases in the CPI. Rental income includes annual amortization of below-market rent intangible of $1,934.

      The Company obtained limited recourse mortgage financing of $17,000,000 with a fixed annual interest rate of 6.6%, with monthly payments of principal and interest of $127,750 based on a 20-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets of $22,447,886 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $610,739, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the year ended December 31, 2004 are rental income of $1,598,169, depreciation and amortization of intangibles of $279,922, interest expense of $570,757, and net income of $747,490. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

      F.     In July 2004, the Company and CPA®:15, through a limited liability company, purchased land and buildings in Finland and entered into two leases with TietoEnator Corporation (“TietoEnator”). The Company owns a 40% interest in the limited liability company. The total cost of the TietoEnator properties to the limited liability company was €79,051,596 ($97,763,109 based on the exchange rate for the Euro on the date of acquisition of $1.2367). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interests under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.

      The leases have an initial term of 12.5 years with three five-year renewal options at an initial aggregate annual rent of €5,647,776. Both leases provide for annual rent increases based on a formula indexed to a cost of living index published by Statistics Finland, Inc. (the “Finnish CPI”). Rental income includes annual amortization of a net above-market rent intangible of €42,681.

      The limited liability company obtained limited recourse mortgage financing of €57,200,000. Interest on the financing is based on a fixed annual interest rate of 5.16% with stated principal payments which increase annually.

      Depreciable and amortizable tangible and intangible assets are being depreciated and amortized for financial reporting purposes over periods ranging from 12.5 years to 40 years at an annual amount of €2,156,799, and over 40 years on a straight-line basis for tax purposes.

      Pro forma equity income for the year ended December 31, 2004 is $230,997, of which $183,867 is included in the historical results from operations for the year then ended. There were no pro forma

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

adjustments for the nine-month period ended September 30, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:

For the year ended
December 31, 2004

Rental income	$6,971,954
Depreciation and amortization	(2,682,756)
Interest expense	(3,711,705)

Net income	$577,493

Company’s share of net income (at 40% interest)	$230,997
Included in historical results of operations	183,867

Pro forma adjustment	$47,130

      G.     In July 2004 and August 2004, the Company, and CPA®:15 through 35% and 65% interests, respectively, in a limited liability company, purchased properties in France and assumed existing leases for land and buildings with Thales SA (“Thales”). The total cost to the limited liability company for the properties was €85,475,005 ($103,186,152 based on the exchange rates for the Euro as of the dates of acquisition of $1.2107 and $1.2032, respectively). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 of $1.24386.

      The Thales leases have remaining terms of approximately seven years, as of the dates of acquisition, at an annual rent of €8,098,927. The leases provide for annual rent increases based on increases in the French INSEE index. Rental income includes net annual amortization of below-market rent intangible of €354,352.

      The limited liability company obtained limited recourse mortgage financing totaling €63,500,000 with fixed annual interest rates of 5.09% and 5.12% and stated principal payments which increase annually.

      Depreciable and amortizable tangible and intangible assets of €67,218,686 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 7 to 40 years at an annual amount of €3,344,564, and over 40 years on a straight-line basis for tax purposes.

      Pro forma equity income for the year ended December 31, 2004 is $838,297 of which $257,683 is included in the historical results from operations for the year then ended. There were no pro forma

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

adjustments for the nine-month period ended September 30, 2005. Pro forma equity income for the year ended December 31, 2004 is derived as follows:

For the year ended
December 31, 2004

Rental income	$10,514,696
Depreciation and amortization	(4,145,310)
Interest expense	(3,974,250)

Net income	$2,395,136

Company’s share of net income (at 35% interest)	$838,297
Included in historical results of operations	257,683

Pro forma adjustment	$580,614

      H.     In August 2004, the Company purchased land and buildings in Kearney, Missouri; York, Nebraska; Fair Bluff, North Carolina; Wallbridge, Ohio; Middlesex, Pennsylvania; Rocky Mount, Virginia and Martinsburg, West Virginia; and entered into a net lease with Ply Gem Industries, Inc. (“Ply Gem”). The Company also purchased a property in Calgary, Canada, on the same date, and entered into a net lease with Ply Gem. The total cost of the Ply Gem properties was $37,884,817. For pro forma purposes, revenue and expenses for the Canadian property have been translated using the average exchange rate for the Canadian Dollar (“CAD”) for the year ended December 31, 2004 of $0.77014.

      Each lease has an initial term of 20 years with two 10-year renewal options. The domestic leases and Canadian lease provide for initial annual rent of $2,980,575 and CAD 692,329, respectively, and each lease provides for annual rent increases based on increases in the CPI of the respective countries. The land portion of the Canadian lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. Annual land rent is CAD 273,141. The building portion of the Canadian lease and the domestic lease for both land and buildings have been classified as investments in direct financing lease.

      Interest income from the direct financing leases is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is $3,180,179. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained a limited recourse mortgage financing of $17,650,000 on the domestic properties and CAD 4,250,000 (approximately $3,591,250 based on the exchange rate for the CAD on the date of the financing closing) on the Calgary property. Interest on the domestic mortgage financing is at a fixed annual interest rate of 6.14% with monthly payments of principal and interest of $127,880 based on a 20-year amortization schedule. Interest on the Canadian mortgage financing is at a fixed annual interest rate of 6.23% with monthly payments of principal and interest of CAD 27,776 based on a 25-year amortization schedule.

      Included in the historical balances for the year ended December 31, 2004 are rental income of $75,641, interest income from direct financing leases of $1,078,644, interest expense of $231,341 and net income of $922,944. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      I.     In September 2004, the Company purchased land and a building located in Tinton Falls, New Jersey and assumed an existing lease with Xpedite Systems, Inc. (“Xpedite”). The total cost for the property was $15,522,251. The Xpedite lease expires in June 2016, and has two five-year renewal options, at an annual rent of $1,395,124 as of the date of assumption. As a result of stated rent increases rental income is being recognized on an annual straight-line basis of $1,519,485. Rental income also includes annual amortization of below-market rent intangible of $73,281.

      The Company obtained limited recourse mortgage financing of $10,250,000 with a fixed annual interest rate of 5.85%, with monthly payments of principal and interest of $68,357 based on a 22.5-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets of $14,683,298 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 12 to 40 years at an annual amount of $441,074, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the year ended December 31, 2004 are rental income of $467,244, depreciation and amortization of intangibles of $128,646, interest expense of $178,721 and net income of $159,877. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

      J.     In December 2004, the Company purchased land and buildings located in Vantaa (Helsinki), Finland and Linköping, Sweden and entered into net lease agreements with affiliates of Plantasjen ASA, Plantagen Finland Oy and Plantagen Sverige AB (Plantagen Finland Oy and Plantagen Sverige AB, collectively, “Plantagen”). The cost of the Finnish property was €15,387,460 ($20,831,543 based on the exchange rate for the Euro on the date of acquisition). The cost of the Swedish property was 67,034,581 Swedish Kroner (“SEK”) ($10,075,298 based on the exchange rate for the SEK on the date of acquisition). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the year ended December 31, 2004 of $1.24386 for the Euro and $0.13639 for the SEK.

      The Helsinki lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of €1,080,404. The Linköping lease has an initial term of 25 years with two 10-year renewal options and provides for initial annual rent of SEK 4,650,750. Both leases provide for annual rent increases based on increases in the CPI of each respective country.

      Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income on the Helsinki and Linköping leases for the first lease year are €890,404 and SEK 4,204,920, respectively. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained limited recourse mortgage financing of €10,027,094 and of SEK 42,280,400 on the Helsinki and Linköping properties, respectively. Interest on the Helsinki and Linköping mortgage financing have fixed annual interest rates of 4.81% and 5.25%, respectively, with stated principal payments that increase annually.

      Included in the historical balances for the year ended December 31, 2004 are interest income from financing leases of $29,761, interest expense of $13,583 and net income of $16,178. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      K.     In December 2004, the Company acquired a $20,000,000 interest in a $165,000,000 mortgage loan collateralized by the distribution facilities of Atlanta, Georgia-based BlueLinx Holdings Inc. (“BlueLinx”). The cost of the interest acquired was $20,300,000. The acquired interest represents the junior position in a $165,000,000 five-year floating rate first mortgage loan against BlueLinx’s real estate portfolio. The Company’s participation in the note bears annual interest at a variable rate equal to the one-month London Interbank Offering Rate (with a 2% floor), plus 4.5%. The Company will receive monthly interest only payments through the scheduled maturity date of November 9, 2007. Subject to certain conditions, BlueLinx may exercise two 1-year extensions. Certain costs incurred in connection with the acquisition are being amortized over the term of the loan, resulting in an annual reduction to other interest income of approximately $103,000.

      For pro forma purposes, an annual interest rate of 6.5% was used for the year ended December 31, 2004. Included in the historical balances for the year ended December 31, 2004 is $29,779 of interest income on mortgage receivables. There were no pro forma adjustments for the nine-month period ended September 30, 2005.

      L.     In January 2005, the Company purchased land and building located in Southfield, Michigan and entered into a net lease agreement with Solomon Office Associates, L.L.C. (“Solomon”), a subsidiary of HMS Healthcare, Inc. (“HMS”) for 81.65% of the leaseable space of the property and assumed two leases with existing tenants for the remaining 18.35% of the leaseable space. The cost of the property was $18,731,937.

      The Solomon lease has an initial term of 20 years with two 10-year renewal options. The Solomon lease provides for initial annual rent of $1,228,354 with stated rent increases of 6.903% every third year. The assumed leases for the remaining leasable space provide for initial annual rent of $210,015 and $62,977 and expire in June 2009 and December 2010, respectively. As a result of stated rent increases, rental income is being recognized on an annual straight-line basis of $1,881,306. Rental income also includes annual amortization of above-market rent intangible of $70,710. The lease obligations of the tenants are guaranteed by HMS, Sloans Lake Managed Care, Inc. and PPOM, L.L.C.

      In June 2005, the Company obtained limited recourse mortgage financing of $9,100,000 with a fixed annual interest rate of 5.08%, with monthly interest and principal payments of $53,623 based on a 25-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets of $16,981,937 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $414,589, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $1,350,365, depreciation and amortization of intangibles of $293,667, interest expense of $156,287 and net income of $900,411.

      M.     In January 2005, the Company and CPA®:15, through 40% and 60% interests, respectively, in a limited liability company, purchased land and buildings located in Helsinki, Finland and entered into a net lease with Pohjola Non-Life Insurance Company (“Pohjola”). The total cost for the property was €84,049,745 ($113,513,922 based on the exchange rate for the Euro on the date of acquisition of $1.3546). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income (loss) have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.24386 and of $1.26417, respectively.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      The lease has an initial term of approximately 10.5 years with a 5-year minimum renewal option and provides for initial annual rent of €6,000,000. Rental income also includes annual amortization of above-market rent intangible of €21,165. The lease provides for annual rent increases based on increases in the Finland CPI.

      The limited liability company obtained limited recourse mortgage financing of €62,500,000 with a fixed annual interest rate of 4.59% through February 2007 and then 4.57%, thereafter, with stated principal payments which increase annually.

      Depreciable and amortizable tangible and intangible assets of €65,406,587 are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 10.5 to 40 years at an annual amount of €2,480,532, and over 40 years on a straight-line basis for tax purposes.

      Pro forma equity income for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 is $311,917 and $243,822, respectively, of which $286,417 is included in the historical results from operations for the nine-month period ended September 30, 2005, and is derived as follows:

	For the year ended	Nine months ended
	December 31, 2004	September 30, 2005

Rental income	$7,436,834	$5,668,698
Depreciation and amortization	(3,095,854)	(2,358,242)
Interest expense	(3,561,187)	(2,700,901)

Net income	$779,793	$609,555

Company’s share of net income (at 40% interest)	$311,917	$243,822

Included in historical results of operations		286,417

Pro forma adjustment		$(42,595)

      N.     In January 2005, the Company purchased land and building located in Cynthiana, Kentucky and entered into a net lease agreement with Clean Earth Kentucky, LLC (“Clean Earth”). The cost of the Clean Earth property was $7,366,492. The lease has an initial term of 20 years with two 10-year renewal options. The lease provides for initial annual rent of $710,500 with annual rent increases based on the CPI. Rental income also includes annual amortization of below-market rent intangible of $23,846.

      The Company obtained limited recourse mortgage financing of $4,550,000 with a fixed annual interest rate of 6.08%, with monthly interest and principal payments of $32,808 based on a 20-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets are $6,606,492 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $201,687, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $526,083, depreciation and amortization of intangibles of $142,862, interest expense of $198,368, and net income of $184,853.

      O.     In January 2005, the Company purchased land and buildings located in Buffalo Grove, Illinois and entered into a net lease agreement with Precise Technology Group, Inc. (“Precise”). The cost of the Precise property was $16,469,372. The lease has an initial term of 20 years with two 10-year renewal

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

options. The lease provides for initial annual rent of $1,447,625 with rent increases every second year based on the CPI.

      In November 2005, the Company obtained limited recourse mortgage financing of $10,500,000 at a fixed annual interest rate of 5.71% for a term of 20 years.

      Depreciable and amortizable tangible and intangible assets are $14,349,372 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $390,302, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $1,020,609, depreciation and amortization of intangibles of $276,464, and net income of $744,145.

      P.     In January 2005, the Company purchased land and buildings located in Lamlukka and Bangpa-In, Thailand and entered into net lease agreements with LFD Manufacturing Limited and IDS Logistics (Thailand) Limited. The total cost for the properties is 911,108,620 Thai Baht (“THB”)($23,688,824 based on the exchange rate of the THB on the date of acquisition of $0.026). In connection with the purchase, the Company is committed to funding expansions at both properties. The amount applicable to the proposed expansions is THB 135,000,000 for the Lamlukka property and THB 80,000,000 for the Bangpa-In property. For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the THB for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $0.02489 and $0.2505, respectively. No pro forma effect is reflected for the proposed expansions.

      The leases have initial terms of 15 years with 5-year renewal options. The leases provide for initial annual rent of THB 57,502,500, with rent increases every three years based on increases in the Thailand cost of living index. Rental income also includes annual amortization of below-market rent intangible of THB 10,641,363. The leases are guaranteed by the parent IDS Group Limited.

      The Company obtained limited recourse mortgage financing of THB 440,000,000 with a fixed annual interest rate of 7.15%, with stated principal payments increasing over the term of the financing. In the event an expansion is funded, the Company has obtained a commitment from the lender which allows the Company to increase its borrowing under the financing by THB 150,000,000, at substantially the same terms as the original borrowing.

      Depreciable and amortizable tangible and intangible assets are THB 549,601,372 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 15 to 40 years at an annual amount of THB 20,101,808, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $1,161,858, depreciation and amortization of intangibles of $344,744, interest expense of $542,669, and net income of $274,445.

      Q.     In January 2005, the Company originated a $54,000,000 mortgage collateralized by distribution and storage facilities of Reyes Holdings L.L.C. The mortgage was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. The Company arranged for the syndication of the first $41,260,000 in the form of an A-note, bearing interest at a fixed rate of 5.14%. In consideration for an investment of $12,740,000 the Company obtained the $12,740,000 B-note, which bears interest at a fixed rate of 6.34%, and an interest only participation in the A-note (the “I/O”) for the difference between the stated amounts payable under the A-note and the amounts

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NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

receivable from the interests sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). Annual cash flow, including installments of principal, approximates $1,515,000 in the first year and will decrease as the I/O balance decreases. The note and the I/O mature in February 2015. Certain costs incurred in connection with the acquisition are being amortized over the term of the loan, resulting in an annual reduction to other interest income of approximately $6,370. Included in the historical balances for the nine-month period ended September 30, 2005 is interest income on mortgage receivable of $749,049.

      R.     In February 2005, the Company purchased land and buildings in Sunnyvale, California and Allen, Texas and entered into a net lease agreement with Finisar Corporation (“Finisar”). The total cost of the Finisar properties was $29,292,330. The lease has an initial term of 15 years with two ten-year renewal options. The lease provides for initial annual rent of $2,950,510 with stated annual rent increases of 2.25%. As a result of stated rent increases, rental income is being recognized on an annual straight-line basis of $3,463,740. Rental income includes annual amortization of above-market rent intangible of $177,818.

      The Company obtained limited recourse mortgage financing of $17,000,000 with a fixed annual interest rate of 5.96%, with monthly interest and principal payments of $121,401 based on a 20-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets are $15,665,060 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 15 years to 40 years at an annual amount of $586,652, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $2,154,237, depreciation and amortization of intangible of $366,657, interest expense of $668,882, and net income of $1,118,698.

      S.     In February 2005, the Company purchased land and building in Shelby, North Carolina and entered into a net lease agreement with MetalsAmerica, Inc. (“Metals”). The total cost of the Metals property was $7,436,520. The lease has an initial term of 20 years with two ten-year renewal options. The lease provides for initial annual rent of $651,000, with rent increases every five years based on increases in the CPI.

      The Company obtained limited recourse mortgage financing of $4,000,000 with a fixed annual interest rate of 5.84%, with monthly interest and principal payments of $28,289 based on a 20-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets are $6,886,520 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $186,542, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $415,917, depreciation and amortization of intangibles of $116,637, interest expense of $150,957, and net income of $148,323.

      T.     In February 2005, the Company purchased land and buildings in Fernley, Nevada; Gainesville, Texas; Sandersville, Georgia and Erwin, Tennessee and entered into a net lease agreement with Rinker Materials PolyPipe, Inc. (“PolyPipe”). The total cost of the PolyPipe properties was $8,713,508. The lease has an initial term of 20 years with two ten-year renewal options. The lease provides for initial

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NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

annual rent of $786,600, with rent increases every three years based on increases in the CPI. Rental income also includes net annual amortization of above-market rent intangible of $38,387.

      The Company obtained limited recourse mortgage financing of $5,000,000 with a fixed annual interest rate of 6.50%, with monthly interest and principal payments of $37,279 based on a 20-year amortization schedule. The financing matures in April 2025.

      Depreciable and amortizable tangible and intangible assets are $6,774,657 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $182,459, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $444,736, depreciation and amortization of intangibles of $114,037, interest expense of $168,888, and net income of $161,811.

      U.     In March 2005, the Company purchased land and buildings in Piscataway, New Jersey and entered into a net lease with Telcordia Technologies, Inc. (“Telcordia”). The total cost for the Telcordia property was $116,459,046. The lease has an initial term of 18.5 years with four five-year renewal options. The lease provides for initial annual rent of $8,913,190, with annual rent increases based on increases in the CPI. Rental income includes annual amortization of above-market rent intangible of $89,592.

      The Company obtained limited recourse mortgage financing of $79,686,000 with a fixed annual interest rate of 5.49%. Monthly payments of interest only are due for the first two years of the financing, with monthly interest and principal payments of $464,849 due thereafter based on a 28-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets are $95,801,600 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 18.5 years to 40 years at an annual amount of $3,012,029, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $4,823,201, depreciation and amortization of intangibles of $1,633,234, interest expense of $2,430,423, and net income of $759,544.

      V.     In May 2005, the Company and CPA®:15 through 70% and 30% interests, respectively, in a limited liability company, purchased land and buildings located in Stuart, Florida, Southwest Harbor and Trenton, Maine from The Talaria Company, LLC (doing business as “The Hinckley Company” or “Hinckley”) and entered into a ground lease with respect to land and buildings located in Portsmouth, Rhode Island that gives the Company the right to purchase such property at any time during the lease term for one dollar and also entered into a net lease with Hinckley that is a sublease with respect to the Rhode Island property. The cost of the Hinckley properties was $58,318,586. The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The interest applicable to CPA®:15 is reflected as minority interest in the accompanying consolidated pro forma financial statements.

      The lease has an initial term of 25 years with two 5-year renewal options followed by two 10-year renewal options and provides for initial contractual annual rent of $5,161,500. The lease provides for rent increases every four years based on increases in the CPI. The land portion of the lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

leased assets. The building portion of the lease has been classified as an investment in direct financing lease. Initial annual rent attributable to the land portion of the lease is $1,872,090 based on the lessee’s incremental borrowing rate of 9.3% with the remaining rent attributable to the building portion of the lease. Interest income of the direct financing lease is recorded such that the Company recognizes income at a constant rate of interest and includes assumptions on the residual value of the property as of the end of the initial lease term. Interest income for the first lease year and subsequent six-month period is $3,147,016 and $1,573,508, respectively. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained limited recourse mortgage financing of $35,000,000 with a fixed annual interest rate of 6.26%, with monthly payments of principal and interest of $256,029 based on a 20-year amortization schedule. The financing matures in June 2025.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $757,384, interest income from direct financing leases of $1,272,892, interest expense of $898,495, minority interest in income of $339,514 and net income of $792,267.

      W.     In May 2005, the Company purchased land and buildings located in Huber Heights, Sheffield Village and Lima, Ohio; Lebanon, Tennessee and Peru, Illinois from MetoKote Corporation and land and buildings in Ontario, Canada from MetoKote Canada Limited and entered into net lease agreements guaranteed by MetoKote Corporation (“MetoKote”). The cost of the MetoKote domestic properties was $28,413,613. The cost of the Canadian property was CAD 12,464,104 ($9,892,146 based on the exchange rate for the Canadian dollar as of the date of acquisition of $.79365). In addition, in July 2005 the Company purchased land and building located in Saltillo, Mexico and entered into a net lease agreement also guaranteed by MetoKote at the property. The cost of the Mexico property was $3,782,168. For pro forma purposes, revenues and expenses for the Canadian property have been translated using the average exchange rate for the CAD for the year ended December 31, 2004 and the nine month period ended September 30, 2005 of $.77014 and $0.8174, respectively.

      The leases have initial lease terms of 20 years with two 10-year renewal options. The leases for the domestic properties and the Mexican property provide for initial annual rent of $2,470,500 and $334,800, respectively. The lease on the Canadian property provides for initial annual rent of CAD 1,083,726. Each of the leases provide for annual rent increases based on increases in the CPI of the respective country. Rental income includes net annual amortization of above-market rent intangibles of $5,944 for the domestic and Mexican properties.

      The Company obtained limited recourse mortgage financing of $20,000,000 on the domestic properties and CAD 7,491,600 on the Canadian property. Interest on the domestic mortgage financing is at an annual fixed interest rate of 5.70% with monthly interest only payments for the first year and monthly principal and interest payments of $143,819 thereafter, based on a 19-year amortization schedule. Interest on the Canadian mortgage financing is at an annual fixed interest rate of 5.63% with monthly principal and interest payments of CAD 46,297 based on a 25-year amortization schedule. The Company did not obtain mortgage financing for the Mexico property.

      Depreciable and amortizable tangible and intangible assets in service for pro forma purposes are $30,085,781 for the properties in the United States and Mexico and CAD 11,632,148 for the Canadian property and are being, or are expected to be, depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $808,618 and CAD 312,130, respectively, and over 40 years on a straight-line basis for tax purposes.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $1,229,260, depreciation and amortization of intangibles of $383,091, interest expense of $517,066 and net income of $329,103.

      X.     In June 2005, the Company and CPA®:15, through 25% and 75% interests, respectively, in a limited liability company, purchased 16 properties located throughout Germany and entered into a net lease agreement with Hellweg Die Profi-Baumarkte GmbH & Co. KG (“Hellweg”). The cost of the Hellweg properties was €126,258,935 ($154,364,173 based on the exchange rate for the Euro as of the date of acquisition of $1.2226). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.24386 and $1.26417, respectively.

      The lease has an initial term of 25 years with a five-year renewal option. The lease provides for initial annual rent of €10,266,686 with rent increases every two years based on increases in the German CPI. Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is expected to be €9,879,959. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained limited recourse mortgage financing of €87,000,000 at a fixed annual interest rate of 4.55%, with stated principal payments that increase annually.

      Pro forma equity income for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 is $1,856,753 and $1,425,196, respectively, of which $526,619 is included in the historical results from operations for the nine month period ended September 30, 2005 and is derived as follows:

	For the year ended	Nine months ended
	December 31, 2004	September 30, 2005

Interest income from direct financing lease	$12,289,285	$9,341,353
Interest expense	(4,862,272)	(3,640,568)

Net income	$7,427,013	$5,700,785

Company’s share of net income (at 25% interest)	$1,856,753	$1,425,196

Included in historical results of operations		526,619

Pro forma adjustment		$898,577

      Y.     In June 2005, the Company purchased land and buildings in Nashville, Tennessee and assumed a net lease agreement with International Academy of Design & Technology Nashville, LLC (“IADT”), which is guaranteed by Career Education Corporation (“Career Education”). The cost of the Career Education property was $10,540,705.

      IADT is expected to increase its occupancy at the property in stages over an 18-month period as the property is being retrofitted to their specifications per an existing agreement with the former owner of the property. It is expected that IADT will take full occupancy at the property by January 1, 2007.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      The Career Education lease expires in June 2019, and has two 5-year renewal options, at an annual rent as of the date of assumption of $474,728. Monthly rent will increase accordingly to reflect occupancy of the additional space followed by stated annual rent increases. As a result, rental income will be recognized on an annual straight-line basis of $908,590. Rental income also includes annual amortization of below-market rent intangibles of $36,913.

      The Company obtained limited recourse mortgage financing of $6,500,000. Interest on the mortgage financing is a fixed annual interest rate of 5.86% with monthly principal and interest payments of $39,993, based on a 27-year amortization schedule.

      Depreciable and amortizable tangible and intangible assets are $10,340,705 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 14 years to 40 years at an annual amount of $353,674, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $237,790, depreciation and amortization of intangibles of $103,212, interest expense of $104,641 and net income of $29,937.

      Z.     In July 2005, the Company and CPA®:15, through joint 50% interests, in a limited liability company, purchased land and buildings in Paris, France and assumed an existing lease agreement with the Police Prefecture, French Government (“French Government”). The cost of the French Government property was €88,212,240 ($106,648,598 based on the exchange rate for the Euro as the date of acquisition of $1.2090). The limited liability company has been structured so that capital was contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. The Company is accounting for its interest under the equity method of accounting. For pro forma purposes, revenue and expenses to determine pro forma equity income have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.24386 and of $1.26417, respectively.

      The assumed lease expires in June 2019, and does not provide for any renewal options. Annual rent as of the date of lease assumption is €5,010,823, with annual rent increases based on increases in the French National Construction Index, or INSEE.

      The limited liability company obtained limited recourse mortgage financing totaling €65,000,000 with fixed annual interest rates of 4.45% and 4.25% and stated principal payments which increase annually.

      Depreciable and amortizable tangible and intangible assets are €68,352,133 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 14 to 40 years at an annual amount of €2,324,113, and over 40 years on a straight-line basis for tax purposes.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      Pro forma equity income for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 is $227,091 and $192,408, respectively, and is derived as follows:

	For the year ended	Nine months ended
	December 31, 2004	September 30, 2005

Rental income	$6,169,107	$4,702,378
Depreciation and amortization	(2,377,101)	(1,810,559)
Interest expense	(3,564,915)	(2,699,411)

Net income	$227,091	$192,408

Company’s share of net income (at 50% interest)	$113,545	$96,204

Included in historical results of operations		71,668

Pro forma adjustment		$24,536

      AA.     In August 2005, the Company purchased land and building in Bishopbriggs, Glasgow (Scotland) and entered into a net lease agreement with John McGavigan Limited (“McGavigan”), a subsidiary of Advanced Decorative Systems. The cost of the McGavigan property was £6,759,874 ($12,209,008 based on the exchange rate for the Pound Sterling as of the date of acquisition of $1.80610). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Pound Sterling for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.83277 and of $1.84476, respectively.

      The lease has an initial term of 20 years, and will not provide for any renewal terms. The lease provides for initial annual rent of £565,400 with annual rent increases based on increases in the general index of retail prices as published by the Office for National Statistics in the UK. Rental income includes annual amortization of above-market rent intangibles of £63,198.

      The Company obtained limited recourse mortgage financing of £4,225,000, with a fixed annual interest rate of 6.091%, with stated principal payments which increase annually.

      Depreciable and amortizable tangible and intangible assets are £4,795,920 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 20 years to 40 years at an annual amount of £130,655 and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $110,631, depreciation and amortization of intangibles of $30,028, interest expense of $50,393 and net income of $30,210.

      BB.     In August 2005, the Company purchased land and building in Norwich, Connecticut and entered into a net lease with Bob’s Discount Furniture, LLC (“BOBS”) as well as an agreement to construct an addition to the facility. The cost of the property is expected to be approximately $22,937,650, which includes the Company’s estimated cost to construct the facility addition of approximately $11,779,000. The Company will fund the construction of the facility addition to a maximum of $12,500,000.

      The lease has a maximum construction term of seven and a half months followed by an initial term of 20 years, with two 5-year renewal terms. The lease provides for annual rent during the construction term of $954,000 and it is estimated, based on estimated construction costs, that the initial annual rent once construction is completed will be approximately $2,172,750. Additionally, the lease provides for

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

rent increases every two years beginning after the second year based on increases in the CPI over such period. Rental income also includes annual amortization of below-market rent intangible of $4,778.

      The Company will endeavor to obtain limited recourse, fixed rate mortgage financing at the current market rate with respect to this facility of approximately $15,400,000, which includes an allocation of $7,100,000 related to the existing facility, having a 10-year term and an amortization period of not more than 30 years. For pro forma purposes, only the portion of the financing associated with the existing facility is included in the determination of pro forma net income. A fixed interest rate of 6.1% has been used in the determination of pro forma net income. There can be no assurance that the Company will be successful in obtaining mortgage financing on the terms described.

      Depreciable and amortizable tangible and intangible assets are $7,944,593 and are being amortized for financial reporting purposes on a straight-line basis over periods ranging from approximately 20 years to 40 years at an annual amount of $229,227, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $118,705, depreciation and amortization of intangibles of $28,663 and net income of $90,042.

      CC.     In September 2005, the Company purchased land and building in Aurora, Colorado and entered into a net lease with Advanced Circuits, Inc. (“Advanced Circuits”). The total cost for the Advanced Circuits property was $5,260,602. The lease has an initial term of 15 years with two 10-year renewal options. The lease provides for initial annual rent of $482,500 with rent increases every third year beginning in year three based on increases in the CPI during each three-year period. Rental income also includes annual amortization of below-market rent intangible of $12,410.

      The Company obtained limited recourse mortgage financing of $3,425,000 at a fixed annual interest rate of 5.93% for a term of 15 years.

      Depreciable and amortizable tangible and intangible assets are $4,800,602 and are being amortized for financial reporting purposes on a straight-line basis over periods ranging from 15 years to 40 years at an annual amount of $142,765, and over 40 years on a straight-line basis for tax purposes.

      Included in the historical balances for the nine-month period ended September 30, 2005 are rental income of $15,058, depreciation and amortization of intangibles of $6,613 and net income of $8,445.

      DD.     In October 2005, the Company purchased land and buildings in Kotka, Finland, and entered into a net lease with John Nurminen Oy (“John Nurminen”). The cost of the John Nurminen property was €8,272,373 ($9,978,964 based on the exchange rate for the Euro as of the date of acquisition of $1.2063). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Euro for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.24386 and of $1.26417, respectively.

      The lease has an initial term of 15 years, with three 5-year renewal terms. The lease provides for initial annual rent of €584,000 with annual rent increases based on increases in the Finnish CPI. Rental income includes annual amortization of below-market rent intangibles of €96,075.

      The Company obtained limited recourse mortgage financing of €5,500,000, at a fixed annual interest rate of 4.36% for a term of 10 years.

      Depreciable and amortizable tangible and intangible assets are €11,115,807 and are being depreciated and amortized for financial reporting purposes on a straight line basis over periods ranging from 15 to 31 years at an annual amount of €385,419 and over 40 years on a straight-line basis for tax purposes.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      EE.     In December 2005, the Company and CPA®:14, through 55.1% and 44.9% interests, respectively, in a limited liability company, acquired land and building in Plainfield, Indiana that was previously wholly-owned by CPA®:14. Concurrent with this transaction, the Company entered into an agreement with Dick’s Sporting Goods, Inc. (“Dick’s”) to construct an addition to the existing facility and to amend the existing lease agreement with Dick’s.

      The cost of the property is expected to be approximately $30,150,000, including the maximum construction costs of up to $17,600,000 for the expansion facility. The Company is responsible for all the construction costs and acquisition fees related to the expansion.

      The lease has an expected construction term of approximately 13 months and provided that construction is completed prior to February 1, 2007, will have an initial term of approximately 16 years, with seven 5-year renewal terms. The current annual rent on the existing facility is $1,242,702. This rent will increase annually by 1.5%, beginning on February 1, 2006 and each year thereafter. The monthly rent for the expansion facility during construction will equal the product of the 30-day LIBOR plus 400 basis points and the amount the Company advanced for construction. Once construction is complete, the initial annual rent on the expansion facility is expected to approximate $3,023,000 and will increase every five years based on the CPI. For pro forma purposes, only the lease revenue associated with the existing facility is included in the determination of pro forma net income.

      Until the construction on the expansion facility is completed, rent for the existing facility will be paid solely to CPA®:14 and rent for the expansion facility will be paid solely to the Company. Once the construction on the expansion facility is completed, the Company and CPA®:14 will each receive our respective pro rata portion of the cumulative rent for both facilities.

      Depreciable tangible assets are $10,033,036 and are being depreciated for financial reporting purposes on a straight line basis over 40 years at an annual amount of $250,826 and over 40 years on a straight-line basis for tax purposes.

      FF.     In December 2005, the Company purchased land and buildings located in Newbridge, Edinburgh (Scotland), and entered into a net lease with Murray International Metals Limited (“Murray International Metals”). The cost of the Murray International Metals property was £14,330,126 ($25,243,950 based on the exchange rate for the Pound Sterling as of the date of acquisition of $1.7616). For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Pound Sterling for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 of $1.83277 and of $1.84476, respectively.

      The lease has an initial term of 25 years, with two 10-year renewal terms. The lease provides for initial annual rent of £1,198,650 with rent increases every five years based on increases in the general index of retail prices as published by the Office for National Statistics in the UK.

      Interest income from the direct financing lease is recorded such that the Company recognizes interest income at a constant rate of interest and includes assumptions on the unguaranteed residual value of the property at the end of the initial lease term. Interest income for the first lease year is expected to approximate £1,144,326. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

      The Company obtained limited recourse mortgage financing of £9,500,000, at a fixed annual interest rate of 5.54% for a term of 20 years.

      GG.     The Company pays its Advisor, W. P. Carey & Co. LLC, a combined asset management and performance fee equal to 1% per annum of average invested assets, or its pro rata share of amounts

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

invested in real estate, net of unpaid deferred acquisition fees. Based on Average Invested Assets of $933,402,483 as of September 30, 2005, the pro forma fees amount to $9,334,025 for the year ended December 31, 2004 and $7,000,519 for the nine-month period ended September 30, 2005, of which $1,638,400 and $5,138,434, respectively, is included in the historical results of operations, and are reflected in property expenses in the accompanying pro forma consolidated statements of operations for the respective periods. The Advisor is reimbursed for the cost of personnel needed to provide administrative services to the operation of the Company. The amount of the reimbursement is allocated based on adjusted gross revenues. The Company’s pro forma calculation of reimbursement for administrative services was $501,000 for the year ended December 31, 2004 and $648,000 for the nine-month period ended September 30, 2005, of which $49,533 and $361,076, respectively, is included in the historical results from operations, and are reflected in general and administrative expenses for the respective periods. The Company’s pro forma calculation of deferred acquisition fees payable to an affiliate amount to $17,708,361 as of September 30, 2005 and bear interest at an annual rate of 5%, or $885,418 for the year ended December 31, 2004 and $664,064 for the nine-month period ended September 30, 2005, of which $171,493 and $479,990, respectively, is included in the historical results of operations for the respective periods. For pro forma purposes, other interest income from uninvested cash is eliminated based on an assumption that substantially all cash proceeds of the offering have been invested in real estate.

      HH.     The pro forma weighted average shares outstanding for the year ended December 31, 2004 and the nine-month period ended September 30, 2005 were determined as if all shares issued since the inception of the Company’s “best efforts” offering were issued on January 1, 2004.

      II.     For tax purposes, rents are recognized on a contractual basis and differences between contractual rents and rents recognized on a straight-line basis and interest income recognized at a constant rate of interest are eliminated.

      JJ.     For financial reporting purposes, no depreciation is recorded on direct financing leases. Depreciation is recorded for the purpose of determining taxable income. Annual taxable depreciation of $3,140,081 is computed on a straight-line basis over 40 years and is based on the tax basis of building and improvements, adjusted for the exchange rate, of $125,603,240.

      For financial reporting purposes, a portion of the underlying assets of the operating leases have been classified as intangible assets and are being amortized on a straight-line basis over the initial term or renewable term of the leases, ranging from 7 years to 40 years. Such assets are classified as buildings and improvements for tax purposes and are being depreciated on a straight-line basis over 40 years. As a result, annual depreciation and amortization for financial reporting purposes is $1,568,057 less than depreciation computed for tax purposes.

      KK.     Equity income for tax purposes differs from equity income for financial reporting purposes due to differences in depreciation as a result of equity investees having leases classified as direct financing leases or equity investees amortizing intangible assets over periods ranging from 7 years to 40 years for financial reporting purposes. Such assets are depreciated on a straight-line basis over 40 years for tax purposes.

      LL.     For tax purposes, the Company’s basis in buildings and improvements is $443,213,617. Such assets are being depreciated on a straight-line basis over 40 years resulting in annual taxable depreciation of $11,080,340.

      MM.     Amounts available for distribution were computed by adding back pro rata tax-basis depreciation expense to taxable income and deducting pro rata scheduled principal amortization.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

      NN.     Mortgage amortization is as follows:

Polestar	$145,702
Castle Rock	265,276
Foss	428,508
Ply Gem	530,309
Xpedite	228,072
Plantagen	394,979
HMS	185,943
Clean Earth	122,048
Precise	293,753
IDS Group	82,533
Finisar	461,896
MetalsAmerica	110,196
PolyPipe	132,356
Hinckley	642,899
MetoKote	550,111
Career Education	24,875
McGavigan	78,171
BOBS	88,181
Advanced Circuits	41,567
John Nurminen	92,732
Murray International Metals	175,636

$5,075,743

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands except share amounts)

	September 30, 2005	December 31, 2004

		(Note)
ASSETS:
Real estate, net of accumulated depreciation of $3,802 and $443 at September 30, 2005 and December 31, 2004	$358,700	$58,654
Net investment in direct financing leases	130,491	97,102
Real estate under construction	4,473	9,994
Mortgage notes receivable	29,823	20,291
Cash and cash equivalents	131,081	217,310
Short-term investments	6,728	9,753
Equity investments	98,110	65,964
Marketable securities	9,183	69,900
Funds in escrow	3,854	22,922
Intangible assets, net	66,033	5,614
Deferred offering costs	2,233	3,080
Other assets, net	7,057	4,928

Total assets	$847,766	$585,512

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY:
Liabilities:
Limited recourse mortgage notes payable	$296,933	$97,691
Accrued interest	1,709	298
Prepaid rental income and security deposits	5,843	2,821
Other deposits	—	2,458
Due to affiliates	6,747	4,399
Dividends payable	8,496	5,353
Deferred acquisition fees payable to affiliate	16,112	7,535
Accounts payable and accrued expenses	6,069	833
Other liabilities	8,634	916

Total liabilities	350,543	122,304

Minority interest	6,665	—

Commitments and contingencies (Note 8)
Shareholders’ equity:
Common stock, $.001 par value; 110,000,000 shares authorized; 56,642,004 and 51,426,720 shares issued and outstanding at September 30, 2005 and December 31, 2004	57	51
Additional paid-in capital	510,038	465,292
Dividend in excess of accumulated earnings	(17,900)	(6,188)
Accumulated other comprehensive (loss) income	(410)	4,053

	491,785	463,208
Less, treasury stock at cost, 131,980 shares at September 30, 2005	(1,227)	—

Total shareholders’ equity	490,558	463,208

Total liabilities, minority interest and shareholders’ equity	$847,766	$585,512

Note:	The balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date.

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2005	2004	2005	2004

Revenues:
Rental income	$8,472	$1,214	$19,359	$1,320
Interest income from direct financing leases	2,657	945	6,964	1,286
Interest income on mortgage receivable	709	—	1,768	—
Other operating income	137	1	344	1

	11,975	2,160	28,435	2,607

Operating expenses:
Depreciation and amortization	(2,187)	(214)	(4,907)	(225)
Property expenses	(2,449)	(636)	(5,743)	(858)
General and administrative	(1,237)	(272)	(3,282)	(584)

	(5,873)	(1,122)	(13,932)	(1,667)

Other income and expenses:
Income from equity investments	1,604	972	4,122	1,394
Other interest income	1,259	629	4,266	1,020
Minority interest in income	(210)	—	(340)	—
Loss on foreign currency transactions and derivative instrument, net	(477)	(196)	(663)	(197)
Interest expense	(4,291)	(695)	(10,013)	(927)

	(2,115)	710	(2,628)	1,290

Net income	$3,987	$1,748	$11,875	$2,230

Basic earnings per share	$.07	$0.05	$.21	$0.13

Dividends declared per share	$.15000	$.11546	$.42001	$.34083

Weighted average shares outstanding — basic	56,660,533	32,974,058	56,106,453	17,287,184

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(In thousands)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2005	2004	2005	2004

Net income	$3,987	$1,748	$11,875	$2,230
Other comprehensive income:
Change in foreign currency translation adjustment	2,468	492	(4,463)	529

Comprehensive income	$6,455	$2,240	$7,412	$2,759

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended
	September 30,

	2005	2004

Cash flows from operating activities:
Net income	$11,875	$2,230
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	4,681	191
Realized loss on foreign currency transactions, net	1,312	—
Unrealized loss (gain) on foreign currency transactions, net	117	(152)
Unrealized gain on derivative instrument	(702)	—
Equity income in excess of distributions received	(413)	(243)
Issuance of shares to affiliate in satisfaction of fees due	2,199	—
Minority interest in income	340	—
Straight-line rent adjustments and amortization of rent related intangibles	(692)	(62)
Increase in accrued interest	1,444	403
Increase in due to affiliates(a)	3,375	793
Increase in accounts payable and accrued expenses(a)	3,943	288
Increase in prepaid rent and security deposits	4,626	1,603
Net change in other operating assets and liabilities	(1,112)	174

Net cash provided by operating activities	30,993	5,225

Cash flows from investing activities:
Distributions received from equity investments in excess of equity income	3,055	43
Contributions to equity investments	(38,499)	—
Purchase of short term investments	2,888	—
Purchase of securities	(32,625)	(65,325)
Proceeds from sale of securities	96,425	10,000
Purchase of mortgage note receivable	(12,798)	—
Release of funds held in escrow for acquisition of real estate and equity investments	19,631	—
Principal payment of mortgage note receivable	153	—
VAT taxes paid and recoverable from purchase of real estate	(2,044)	(1,739)
Acquisition of real estate and equity investments(b)	(381,753)	(193,858)

Net cash used in investing activities	(345,567)	(250,879)

Cash flows from financing activities:
Proceeds from issuance of stock, net of costs of raising capital	42,553	358,857
Proceeds from mortgages(c)	202,853	45,522
Contributions from minority partners	6,724	—
Payment of financing costs and mortgage financing deposits	—	(947)
Deferred financing costs and mortgage deposits, net of deposits refunded	854	—
Distributions paid to minority partners	(399)	—
Scheduled payments of mortgage principal	(1,795)	(90)
Dividends paid	(20,443)	(2,112)
Purchase of treasury stock	(1,227)	—

Net cash provided by financing activities	229,120	401,230

Effect of exchange rate changes on cash	(775)	(15)

Net (decrease) increase in cash and cash equivalents	(86,229)	155,561
Cash and cash equivalents, beginning of period	217,310	170

Cash and cash equivalents, end of period	$131,081	$155,731

(a)	Increase in due to affiliates and accounts payable and accrued expenses excludes amounts related to the raising of capital (financing activities) pursuant to the Company’s initial public offering. At September 30, 2005 and 2004, the amount due to the Company’s advisor for such costs were $2,233 and $2,811, respectively.

(b)	The cost basis of real estate investments acquired during the nine-month periods ended September 30, 2005 and 2004 also includes deferred acquisition fees payable of $8,577 and $6,748, respectively.

(c)	Net of $2,325 retained by mortgage lenders during the nine-month period ended September 30, 2005.

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands except share and per share amounts)

Note 1.	Business:

      Corporate Property Associates 16 — Global Incorporated (the “Company”) is a real estate investment trust (“REIT”) that invests in commercial and industrial properties leased to companies domestically and internationally. The primary source of the Company’s revenue is earned from leasing real estate, primarily on a net lease basis. The Company was formed in 2003 and is managed by a wholly-owned subsidiary of W. P. Carey & Co. LLC. As a REIT, the Company is not subject to federal income taxation as long as it satisfies certain requirements relating to the nature of the Company’s income, the level of the Company’s distributions and other factors.

Note 2.	Basis of Presentation:

      The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). They do not include all information and notes required by generally accepted accounting principles for complete financial statements. All significant intercompany balances and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results of the interim periods presented have been included. The results of operations for the interim periods are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Information About Geographic Areas

      The Company has international investments in Canada, Europe, Mexico, Thailand and the United Kingdom. These investments accounted for lease revenues (rental income and interest income from direct financing leases) of $2,034 and $697 for the three months ended September 30, 2005 and 2004, respectively, lease revenues of $5,371 and $1,038 for the nine months ended September 30, 2005 and 2004, respectively, income from equity investments of $886 and $275 for the three months ended September 30, 2005 and 2004, respectively, and income from equity investments of $1,906 and $300 for the nine months ended September 30, 2005 and 2004, respectively. As of September 30, 2005 and December 31, 2004, long-lived assets related to international investments were $165,397 and $92,798, respectively.

Reclassification

      Certain prior period amounts have been reclassified to conform to current period presentation. For the period ended September 30, 2004, the Company purchased and sold auction-rate securities. As a result, certain amounts were reclassified in the accompanying statements of cash flows for the period ended September 30, 2004 to conform to the current period presentation.

Recent Accounting Pronouncements

      In June 2005, the Financial Accounting Standards Board ratified the Emerging Issues Task Force (“EITF”) Consensus on Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” The EITF agreed on a framework for evaluating when a general partner controls, and should consolidate, a limited partnership or a similar entity. The EITF is effective after June 29, 2005, for all newly formed limited partnerships and for any pre-existing limited partnerships that modify

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

their partnership agreements after that date. General partners of all other limited partnerships must apply the consensus no later than the first reporting period in fiscal years beginning after December 15, 2005. The adoption of EITF 04-5 is not expected to have a material impact on the Company’s financial position or results of operations.

Note 3.	Organization and Offering:

      The Company commenced its initial public offering of up to 110,000,000 shares of common stock at a price of $10 per share in December 2003. The initial offering was conducted on a “best efforts” basis by Carey Financial, LLC (“Carey Financial”), a wholly-owned subsidiary of W. P. Carey & Co. LLC, and selected other dealers. The Company sold 55,332,415 shares of common stock in its initial offering before suspending sales activities on December 30, 2004. The Company formally terminated its initial offering in March 2005 by filing an amendment to the registration statement for its initial offering, to deregister shares of its common stock that remained unissued as of March 8, 2005, excluding 50,000,000 shares issuable under its Distribution Reinvestment and Share Purchase Plan (the “Plan”).

      In August 2005, the Company filed an amendment to the registration statement filed with the SEC in 2004 for a second “best efforts” public offering of up to 55,000,000 shares. This registration statement has not yet been declared effective.

Note 4.	Transactions with Related Parties:

      Pursuant to an advisory agreement between the Company and a wholly-owned subsidiary of W. P. Carey & Co. LLC (the “Advisor”), the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The advisory agreement between the Company and the Advisor provides that the Advisor will receive an asset management fee. The fee is 1% of average invested assets as defined in the advisory agreement, 1/2 of which (the “performance fee”) is subordinated to the preferred return, a non-compounded cumulative distribution return of 6%. As of September 30, 2005, the non-compounded cumulative distribution return was 5.25%. The asset management and performance fees will be payable in cash or restricted stock at the option of the Advisor. For 2005, the Advisor has elected to receive its management fee in restricted shares of common stock of the Company at net asset value. In connection with the day-to-day operations, the Advisor is also reimbursed for the allocated cost of personnel needed to provide administrative services to the operations of the Company. For the three months ended September 30, 2005 and 2004, the Company incurred asset management fees of $1,063 and $315, respectively and $2,569 and $426 for the nine months ended September 30, 2005 and 2004, respectively, with performance fees in like amounts, which are included in property expenses in the accompanying financial statements. For the three months ended September 30, 2005 and 2004, the Company incurred personnel reimbursements of $183 and $15, respectively and $361 and $15 for the nine months ended September 30, 2005 and 2004, respectively, which are included in general and administrative expenses in the accompanying financial statements.

      In connection with structuring and negotiating acquisitions and related mortgage financing on behalf of the Company, the advisory agreement provides for acquisition fees averaging not more than 4.5%, based on the aggregate cost of properties acquired, of which 2% will be deferred and payable in equal annual installments over three years with payment subordinated to the preferred return. Unpaid installments bear interest at an annual rate of 5%. For transactions that were completed during the nine months ended September 30, 2005, current and deferred acquisition fees were $10,721 and $8,577, respectively, and were paid or payable to the Advisor. For transactions that were completed during the nine months ended September 30, 2004, current and deferred acquisition fees were $8,227 and $6,748, respectively, and were paid or payable to the Advisor subject to subordination to the preferred return.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

When a real estate acquisition is completed, the Company pays the Advisor an acquisition expense allowance of 0.5% of the cost of the properties in consideration for the Advisor’s payment of certain acquisition expenses. For the nine months ended September 30, 2005 and 2004, the allowance was $2,528 and $1,686, respectively.

      The Company owns interests in entities which range from 25% to 50%, with the remaining interests held by affiliates. The Company has significant influence in these investments, which are, therefore, accounted for under the equity method of accounting (see Note 5).

Note 5.	Equity Investments:

      On April 29, 2004, the Company, along with two affiliates, CPA®:14 and CPA®:15, through a limited partnership in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The self-storage facilities are leased to Mercury Partners, LP and the truck rental facilities are leased to U-Haul Moving Partners, Inc.

      Summarized financial information of the limited partnership is as follows:

	September 30, 2005	December 31, 2004

Assets (primarily real estate)	$322,862	$350,882
Liabilities (primarily mortgage notes payable)	(198,204)	(219,753)

Partners’ and members’ equity	$124,658	$131,129

Company’s share of equity investees’ net assets	$38,587	$40,596

	Nine Months Ended
	September 30,

	2005	2004

Revenues (primarily rental income)	$21,426	$12,065
Expenses (primarily interest on mortgages and depreciation)	(14,167)	(8,478)

Net income	$7,259	$3,587

Company’s share of net income from equity investments	$2,216	$1,094

      The Company also owns interests in single-tenant net leased properties leased to corporations through non-controlling interests in partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence. The underlying investments are owned with affiliates that have similar investment objectives as the Company. The ownership interests range from 25% to 50%. The lessees are Actuant Corporation, Hellweg Die Profi-Baumarkte GmbH & Co. KG, Pohjola Non-Life Insurance Company, Police Prefecture (French Government), Thales S.A. and TietoEnator Plc. The interests in Pohjola, Hellweg and the Police Prefecture were acquired during the nine months ended September 30, 2005 (see Note 6).

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Summarized financial information of the above mentioned equity investees are as follows:

	September 30, 2005	December 31, 2004

Assets (primarily real estate)	$546,206	$249,920
Liabilities (primarily mortgage notes payable)	(434,188)	(185,665)

Partners’ and members’ equity	$112,018	$64,255

Company’s share of equity investees’ net assets	$59,523	$25,368

	Nine Months Ended
	September 30,

	2005	2004

Revenues (primarily rental income and interest income from direct financing leases)	$27,573	$4,461
Expenses (primarily interest on mortgages and depreciation)	(21,750)	(3,182)

Net income	$5,823	$1,279

Company’s share of net income from equity investments	$1,906	$300

Note 6.	Acquisitions of Real Estate-related Investments:

Real Estate and Real Estate Investments Acquired

      During the nine months ended September 30, 2005, the Company completed 15 investments, at a total cost of $379,514, which is based upon the applicable exchange rate at the date of acquisition where appropriate. In connection with these investments, $209,807 in limited recourse mortgage financing was obtained with a weighted average interest rate and term of approximately 5.9% and 13.9 years, respectively. Included in the total cost of investments is an amount of $116,459 representing an investment in certain office/retail facilities located in Piscataway, New Jersey. In connection with this investment, the Company obtained limited recourse mortgage financing of $79,686 at a fixed interest rate of 5.49% for a term of 10 years.

      During the nine-month period ended September 30, 2005, the Company, together with an affiliate, also completed three equity investments in entities where the Company’s ownership interests are 50% or less. The Company is accounting for these investments under the equity method of accounting as the Company does not have a controlling interest. The Company’s proportionate share of cost and limited recourse mortgage financing in these investments is $137,321 and $99,749, respectively. The weighted average interest rate and term of the limited recourse mortgage financing are approximately 4.5% and 10 years, respectively.

      For the comparative nine-month period ended September 30, 2004, the Company completed seven investments, at a total cost of $197,986, which is based upon the applicable exchange rate at the date of acquisition where appropriate. In connection with these investments, a total of $123,160 in limited recourse mortgage financing was obtained with a weighted average interest rate and term of approximately 6.0% and 13.4 years, respectively.

      Also during the nine months ended September 30, 2004, the Company, together with affiliates, completed four equity investments in entities where the Company’s ownership interests are 50% or less. The Company is accounting for these investments under the equity method of accounting as the Company does not have a controlling interest. The Company’s proportionate share of cost and limited recourse mortgage financing in these investments is $179,744 and $117,064, respectively. The weighted

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

average interest rate and term of the limited recourse mortgage financing obtained on the Company’s equity investments are approximately 5.8% and 9.3 years, respectively. Included in this total is $96,139 representing an investment in 78 self-storage facilities that operate under the U-Haul brand name. The Company’s proportionate share of limited recourse mortgage financing on this investment is $56,309 at a fixed interest rate of 6.449% for a term of 10 years. These investments have been disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

      Costs incurred in connection with structuring proposed transactions that were not completed were $387 and $979 for the three and nine months ended September 30, 2005, respectively. No such costs were incurred in the three and nine months ended September 30, 2004. These costs are included in general and administrative expenses in the accompanying financial statements.

Mortgage Notes Receivable Acquired

      In January 2005, the Company originated a $54,000 mortgage collateralized by the distribution and storage facilities of Reyes Holdings L.L.C. The mortgage was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. The Advisor arranged for the syndication of the first $41,260 in the form of an A-note, bearing interest at a fixed rate of 5.14%. In consideration for an investment of $12,740, the Company obtained the $12,740 B-note, which bears interest at a fixed rate of 6.34%, and an interest only participation in the A-note for the difference between the stated amounts payable under the A-note and the amounts receivable from the interests sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). The interest only participation is accounted for as a derivative instrument with changes in its fair value included in the determination of net income.

Note 7.	Intangibles:

      In connection with its acquisition of properties, the Company has recorded net intangibles of $59,055, which are being amortized over periods ranging from 12 years to 40 years. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to rental income.

      Intangibles are summarized as follows:

	September 30, 2005	December 31, 2004

Lease intangibles
In-place lease	$42,926	$3,822
Tenant relationship	12,290	1,568
Above-market rent	12,768	347
Less: accumulated amortization	(1,951)	(123)

	$66,033	$5,614

Below-market rent	$(8,929)	$(938)
Less: accumulated amortization	295	22

	$(8,634)	$(916)

      Net amortization of intangibles, including the effect of foreign currency translation, was $711 and $1,555 for the three and nine months ended September 30, 2005, respectively. Net amortization for the three and nine months ended September 30, 2004 was $43 and $45, respectively. Based on the intangibles recorded through September 30, 2005, annual net amortization of intangibles for each of the next five years is expected to be $3,072.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Commitments and Contingencies:

      As previously reported, the Advisor and Carey Financial, the wholly-owned broker-dealer subsidiary of the Advisor, are currently subject to an investigation by the SEC into payments made to third party broker-dealers and other matters.

      In response to subpoenas and requests of the Division of Enforcement of the SEC (“Enforcement Staff”), the Advisor and Carey Financial have produced documents relating to payments made to certain broker-dealers, both during and after the offering process, for certain of the REITs managed by the Advisor (including Corporate Property Associates 10 Incorporated (“CPA®:10”), Carey Institutional Properties Incorporated (“CIP®”), Corporate Property Associates 12 Incorporated (“CPA®:12”), Corporate Property Associates 14 Incorporated (“CPA®:14”) and Corporate Property Associates 15 Incorporated (“CPA®:15”)), in addition to selling commissions and selected dealer fees.

      Among the payments reflected in documents produced to the Enforcement Staff were certain payments, aggregating in excess of $9,600, made to a broker-dealer which distributed shares of the REITs. The expenses associated with these payments, which were made during the period from early 2000 through the end of 2003, were borne by and accounted for on the books and records of the REITs. Of these payments, CPA®:10 paid in excess of $40; CIP® paid in excess of $875; CPA®:12 paid in excess of $2,455; CPA®:14 paid in excess of $4,990; and CPA®:15 paid in excess of $1,240. In addition, other smaller payments by these REITs to the same and other broker-dealers have been identified aggregating less than $1,000. The Company did not make, or make reimbursements in respect of, any of these payments to broker-dealers.

      Although no formal regulatory action has been initiated against the Advisor or Carey Financial in connection with the matters being investigated, the SEC may pursue such an action against either or both of them. The nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could have a material adverse effect on the Advisor and the REITs managed by the Advisor, including the Company, and the magnitude of that effect would not necessarily be limited to the payments described above but could include other payments and civil monetary penalties. Any action brought against the Advisor or Carey Financial could also have a material adverse effect on the Company because of the Company’s dependence on the Advisor and Carey Financial for a broad range of services, including in connection with the offering of securities.

      The Company is liable for certain expenses of offerings of its securities including filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the offerings. The Company reimburses Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial’s employees or those of one of its affiliates relating to the Company’s securities offerings. Total underwriting compensation with respect to any offering may not exceed 10% of gross proceeds of such offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) which exceed 4% of the gross proceeds of each offering and (ii) organization and offering expenses (including selling commissions, fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of each offering. The total costs paid by the Advisor and its subsidiaries in connection with offerings of the Company’s securities were $14,823 through September 30, 2005, of which the Company has reimbursed $12,831. Unpaid costs are included in due to affiliates in the accompanying financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9.     Pro Forma Financial Information:

      The following consolidated pro forma financial information has been presented as if the Company’s acquisitions made during the nine month period ended September 30, 2005 had occurred on January 1, 2005 and 2004 for the three month and nine month periods ended September 30, 2005 and 2004. The pro forma financial information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods

	Three Months
	Ended
	September 30,

	2005	2004

Pro forma total revenues	$12,902	$12,385
Pro forma net income	4,993	3,838
Pro forma earnings per share:
Basic and diluted	$.09	$.07

	Nine Months Ended
	September 30,

	2005	2004

Pro forma total revenues	$38,823	$37,239
Pro forma net income	16,804	11,635
Pro forma earnings per share:
Basic and diluted	$.30	$.21

      The pro forma net income and earnings per share figures for the three and nine-month periods ended September 30, 2005 presented above include losses on foreign currency transactions of $1,154 and $1,366, respectively. Losses on foreign currency transactions totaled $197 for the three months and nine months ended September 30, 2004. No such losses on foreign currency transactions were incurred in the three and nine-month periods ended September 30, 2004. The pro forma weighted average shares outstanding for the three and nine month periods ended September 30, 2005 and 2004 were determined as if all shares issued since the inception of the Company were issued on January 1, 2004.

Note 10.	Subsequent Events:

      In October 2005, the Company completed an investment in Europe for approximately $10,000 (based on the exchange rate of the Euro as of the date of acquisition). In connection with this investment, the Company obtained limited recourse mortgage financing of $6,635 (based on the rate of the Euro as of the date of acquisition), with a fixed interest rate of 4.36% and a 10-year term.

      Also in October 2005, the Company obtained limited recourse mortgage financing on a build-to-suit project that was completed in September 2005. The financing totaled $26,600 and has a fixed interest rate of 6.20% and a 17-year term. A balloon payment will be payable at maturity.

REPORT of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Corporate Property Associates 16 - Global Incorporated:

We have completed an integrated audit of Corporate Property Associates 16-Global Incorporated’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and an audit of its 2003 consolidated financial statements for the period from inception (June 5, 2003) to December 31, 2003 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements and financial statement schedules

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 16-Global Incorporated and its subsidiaries at December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2003, and the results of their operations and their cash flows as of December 31, 2004 and for the period from inception (June 5, 2003) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

March 15, 2005

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share amounts)

	December 31,

	2004	2003

ASSETS:
Real estate leased to others:
Accounted for under the operating method:
Land	$17,318	$
Buildings	41,779		—

	59,097		—
Less, accumulated depreciation	443		—

	58,654		—
Net investment in direct financing leases	97,102		—
Real estate under construction	9,994		—
Mortgage note receivable	20,291		—
Cash and cash equivalents	217,310		170
Short-term investments	9,753		—
Equity investments	65,964		1
Marketable securities	69,900		—
Funds in escrow	22,922		—
Intangible assets, net of accumulated amortization of $123 at December 31, 2004	5,614		—
Due from affiliates	—		30
Deferred offering costs	3,080		1,029
Other assets, net	4,928		—

Total assets	$585,512		$1,230

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Liabilities:
Limited recourse mortgage notes payable	$97,691		$—
Accrued interest	298		—
Prepaid and deferred rental income and security deposits	3,737		—
Other deposits	2,458		—
Due to affiliates	4,399		1,045
Dividends payable	5,353		—
Deferred acquisition fees payable to affiliate	7,535		—
Accounts payable and accrued expenses	833		27

Total liabilities	122,304		1,072

Commitments and contingencies
Shareholders’ equity:
Common stock, $.001 par value; authorized 110,000,000 shares; 51,426,720 and 20,000 shares issued and outstanding at December 31, 2004 and 2003	51		—
Additional paid-in capital	465,292		200
Dividend in excess of accumulated earnings	(6,188)		(42)
Accumulated other comprehensive income	4,053		—

Total shareholders’ equity	463,208		158

Total liabilities and shareholders’ equity	$585,512		$1,230

The accompanying notes are an integral part of the consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share and per share amounts)

		For the Period
		from Inception
		(June 5, 2003)
	Year Ended	through
	December 31,	December 31,
	2004	2003

Revenues:
Rental income	$2,901	$—
Interest income from direct financing leases	2,769	—
Interest income on mortgage receivable	30	—
Other operating income	76	—

	5,776	—

Operating expenses:
Depreciation and amortization	$556	$—
General and administrative	1,034	42
Property expenses	1,704	—

	3,294	42

Income (loss) before other interest income, equity investments, interest expense and gains, net	2,482	(42)
Other interest income	2,288	—
Income from equity investments	2,340	—
Gain on foreign currency transactions, net	18	—
Interest expense	(2,004)	—

Net income (loss)	$5,124	$(42)

Basic earnings (loss) per share	$0.21	$(2.08)

Weighted average shares outstanding — basic	24,564,256	20,000

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Period from Inception (June 5, 2003) through December 31, 2003 and for the Year Ended December 31, 2004
(In thousands except share and per share amounts)

				Dividends in	Accumulated
		Additional		Excess of	Other
	Common	Paid-In	Comprehensive	Accumulated	Comprehensive
	Stock	Capital	(Loss) Income	Earnings	Income	Total

20,000 shares issued $.001 par, at $10 per share		$200				$200
Net loss			$(42)	$(42)		(42)

Balance at December 31, 2003		200		(42)		158
51,406,720 shares issued $.001 par, at $10 per share, net of offering costs	$51	465,092				465,143
Dividends declared				(11,270)		(11,270)
Comprehensive Income:
Net income			5,124	5,124		5,124
Other comprehensive income:
Foreign currency translation adjustment			4,053		$4,053	4,053

			$9,135

December 31, 2004	$51	$465,292		$(6,188)	$4,053	$463,208

The accompanying notes are an integral part of the consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands except share and per share amounts)

		For the Period
		from Inception
		(June 5, 2003)
	Year Ended	through
	December 31,	December 31,
	2004	2003

Cash flows from operating activities:
Net income (loss)	$5,124	$(42)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	464	—
Unrealized gain on foreign currency transactions	(192)	—
Straight-line rent adjustments	(103)	—
Increase in accrued interest	298	—
Decrease (increase) in due from affiliates	30	(30)
Increase in due to affiliates(a)	1,305	15
Increase in accounts payable and accrued expenses	(245)	27
Increase in other assets	(507)	—
Increase in prepaid rent and security deposits	2,155	—
Increase in funds in escrow	(745)	—

Net cash provided by (used in) operating activities	7,584	(30)

Cash flows from investing activities:
Distributions received from equity investments in excess of equity income	985	—
Purchase of short-term investments	(9,732)	—
Purchase of mortgage receivable	(20,300)	—
VAT taxes paid and recoverable from purchase of real estate, net	(86)	—
Funds held in escrow for acquisition of real estate and equity investments	(22,829)	—
Purchases of securities	(82,175)	—
Sales of securities	12,275	—
Acquisition of real estate and equity investments and other capitalized costs(c)	(222,681)	—

Net cash used in investing activities	(344,543)	—

Cash flows from financing activities:
Proceeds from issuance of stock, net of costs of raising capital	465,143	200
Proceeds from mortgages(b)	95,937	—
Payment of financing costs and mortgage financing deposits	(1,294)	—
Payments of mortgage principal	(344)	—
Dividends paid	(5,918)	—

Net cash provided by financing activities	553,524	200

Effect of exchange rate changes on cash	575	—

Net increase in cash and cash equivalents	217,140	170
Cash and cash equivalents, beginning of period	170	—

Cash and cash equivalents, end of period	$217,310	$170

(a)	Increase in due to affiliates excludes amounts related to the raising of capital (financing activities) pursuant to the Company’s public offering. At December 31, 2004 and 2003, the amount due to the Company’s advisor for such costs was $3,080 and $1,043, respectively.

(b)	Net of $570 retained by mortgage lenders.

(c)	Included in the cost basis of real estate investments acquired in 2004 are deferred acquisition fees payable of $7,535

Supplemental Cash Flows Information:

	2004	2003

Interest paid, net of amounts capitalized	$1,836	$—

Interest capitalized	$151	$—

      A dividend of $.116012 per share for the quarter ended December 31, 2004 was declared in December 2004 and paid in January 2005.

The accompanying notes are an integral part of the consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share and per share amounts)

1.	Organization

      Corporate Property Associates 16 — Global Incorporated (the “Company”), a Maryland corporation, was formed on June 5, 2003 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing and owning property net-leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management (the “Advisor”). On June 12, 2003, the Advisor purchased 20,000 shares of common stock for $200,000 as the initial shareholder of the Company.

      A maximum of 110,000,000 shares of common stock are being offered to the public (the “Offering”) on a “best efforts” basis by Carey Financial Corporation (“Carey Financial”), a wholly-owned subsidiary of the Advisor, and selected other dealers at a price of $10 per share. For the year ended December 31, 2004, the Company issued 51,133,332 shares ($511,333) pursuant to its Offering (see Note 16).

      In September 2004, the Company filed a registration statement with the United States Securities and Exchange Commission (“SEC”) for a second offering of shares of common stock that has not yet been declared effective. The second offering will be for a maximum of 80,000,000 shares at a price of $10 per share and will register up to 40,000,000 shares for the Distribution Reinvestment and Share Purchase Plan.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. At December 31, 2004, the Company is not the primary beneficiary of any variable interest entity (“VIE”). All material inter-entity transactions have been eliminated.

      For acquisitions of an interest in an entity, the Company evaluates the entity to determine if the entity is deemed a VIE, and if the Company is deemed to be the primary beneficiary, in accordance with the Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). Entities that meet one or more of the criteria listed below are considered VIEs.

•	The Company’s equity investment is not sufficient to allow the entity to finance its activities without additional third party financing;

•	The Company does not have the direct or indirect ability to make decisions about the entity’s business;

•	The Company is not obligated to absorb the expected losses of the entity;

•	The Company does not have the right to receive the expected residual returns of the entity; and

•	The Company’s voting rights are not proportionate to its economic interests, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

      The Company consolidates the entities that are VIEs and the Company is deemed to be the primary beneficiary of the VIE. For entities where the Company is not deemed to be the primary beneficiary or the entity is not deemed a VIE and the Company’s ownership is 50% or less and has the ability to exercise significant influence as well as jointly-controlled tenancy-in-common interests are accounted for under the equity method, i.e. at cost, increased or decreased by the Company’s share of earnings or losses, less distributions. The Company will reconsider its determination of whether an entity is a VIE

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and who the primary beneficiary is if certain events occur that are likely to cause a change in the original determinations.

     Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Purchase Price Allocation

      In connection with the Company’s acquisition of properties, purchase costs are allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, are determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in deferred rental income in the accompanying financial statements.

      Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) management’s estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value is amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value is amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

      The total amount of other intangibles are allocated to in-place lease values and tenant relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with each tenant. Characteristics that are considered in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals among other factors. Third party appraisals or management’s estimates are used to determine these values. Intangibles for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a lease is terminated, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, is charged to expense.

      Factors considered in the analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Management also considers information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on management’s assessment of specific market conditions. Estimated costs to execute leases including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property will also be considered.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The value of in-place leases are amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles are amortized to expense over the initial and expected renewal terms of the leases but no amortization period for intangible assets will exceed the remaining depreciable life of the building.

Operating Real Estate

      Land and buildings and personal property are carried at cost less accumulated depreciation. Renewals and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Real Estate Under Construction and Redevelopment

      For properties under construction, operating expenses including interest charges and other property expenses, including real estate taxes, are capitalized rather than expensed and rentals received are recorded as a reduction of capitalized project (i.e., construction) costs. Interest is capitalized by applying the interest rate applicable to outstanding borrowings to the average amount of accumulated expenditures for properties under construction during the period.

Mortgage Notes Receivable

      For investments in mortgage notes and loan participations, the loans are initially reflected at acquisition cost which consists of the outstanding balance net of the acquisition discount or premium. The Company amortizes any discount or premium as an adjustment to increase or decrease, respectively, the yield realized on these loans using the effective interest method. As such, differences between carrying value and principal balances outstanding do not represent embedded losses or gains as we generally plan to hold such loans to maturity.

Cash and Cash Equivalents and Short-Term Investments

      The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. The Company’s cash and cash equivalents at December 31, 2004 were held in the custody of five financial institutions, and which balance at times exceeds federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions. Instruments that have a maturity of three months or more at the time of purchase are classified as short-term investments in the accompanying consolidated financial statements.

Marketable Securities

      Marketable securities which consist of auction-rate securities are classified as available for sale securities and reported at fair value with any unrealized gains and losses on these securities reported as a component of other comprehensive income (loss) until realized.

Other Assets

      Included in other assets are deferred charges and deferred rental income. Deferred charges are costs incurred in connection with mortgage financings and refinancings and are amortized over the terms of the mortgages and included in interest expense in the accompanying consolidated financial statements. Deferred rental income is the aggregate difference for operating leases between scheduled rents, which vary during the lease term, and rent recognized on a straight-line basis.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Acquisition Fees

      Fees are payable for services provided by the Advisor, to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than three years following the first anniversary of the date a property was purchased. Payment of such fees is subject to achieving to the preferred return (see Note 3).

Real Estate Leased to Others

      Real Estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. Expenditures for maintenance and repairs including routine betterments will be charged to operations as incurred. Significant renovations, which increase the useful life of the properties, will be capitalized.

      The Company intends to diversify its real estate investments among various corporate tenants engaged in different industries, by property type and geographically. Four of the Company’s lessees each currently represent more than 10% of total leasing revenues. Substantially all of the Company’s leases provide for either scheduled rent increases or periodic rent increases based on formulas indexed to increases in the Consumer Price Index (“CPI”).

      The leases are accounted for under either the direct financing or operating methods. Such methods are described below (see Notes 4 and 5):

Direct financing method — Leases accounted for under the direct financing method are recorded at their net investment (see Note 5). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company’s net investment in the lease.

Operating method — Real estate is recorded at cost less accumulated depreciation, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred (see Note 4).

      On an ongoing basis, the Company assesses its ability to collect rent and other tenant-based receivables and determines an appropriate allowance for uncollected amounts. Because the real estate operations has a limited number of lessees, the Company believes that it is necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation rather than solely use statistical methods. The Company will generally recognize a provision for uncollected rents and other tenant receivables that typically ranges between 0.25% and 1% of lease revenues (rental income and interest income from direct financing leases) and will measure its allowance against actual rent arrearages and adjust the percentage applied. For amounts in arrears, the Company makes subjective judgments based on its knowledge of a lessee’s circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

     Depreciation

      Depreciation is computed using the straight-line method over the estimated useful lives of the properties — generally 40 years. Depreciation of tenant improvements is computed using the straight-line method over the remaining term of the lease.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Impairments

      When events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses the recoverability of its long-lived assets and certain intangible assets based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. The Company performs a review of its estimate of residual value of its direct financing leases at least annually to determine whether there has been an other than temporary decline in the Company’s current estimate of residual value of the underlying real estate assets (i.e., the estimate of what the Company could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue.

      Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost, as equity investments and are subsequently adjusted for our proportionate share of earnings and cash contributions and distributions. On a periodic basis, we assess whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent an other than temporary impairment has occurred, the charge is measured as the excess of the carrying amount of the investment over the fair value of the investment.

      When the Company identifies assets as held for sale, it discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets. If in the Company’s opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that the Company has adopted a plan to sell an asset but has not entered into a sales agreement, it will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, the Company decides not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used, (b) the fair value at the date of the subsequent decision not to sell, or (c) the current carrying value.

     Foreign Currency Translation

      The Company consolidates its real estate investments in Finland, Sweden, Germany, France, Canada and the United Kingdom. The functional currencies for these investments are the Euro, the Swedish Kroner, the Canadian Dollar and the British Pound. The translation from these local currencies to the U.S. dollar is performed for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses resulting from such translation are reported as a component of other comprehensive income as part of shareholders’ equity. As of December 31, 2004, the cumulative foreign currency translation adjustment gain was $4,053.

      Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is a foreign currency transaction gain or loss that generally will be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in the Company’s financial statements will not be included in determining net income but will be accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income as part of shareholder’s equity. The contributions to the equity investments were funded in part through subordinated debt.

      Foreign currency intercompany transactions that are scheduled for settlement, consisting primarily of accrued interest and the translation to the reporting currency of intercompany subordinated debt with scheduled principal repayments, are included in the determination of net income, and the Company recognized unrealized gains of $192 from such transactions for the year ended December 31, 2004. For the year ended December 31, 2004, the Company recognized realized losses of $175, on foreign currency transactions in connection with the transfer of cash from foreign operations of subsidiaries to the parent company. No realized or unrealized gains were recognized in 2003.

     Accumulated Other Comprehensive Income

      As of December 31, 2004 and 2003, accumulated other comprehensive income reflected in the shareholders’ equity is comprised of the following:

	December 31,

	2004	2003

Foreign currency translation adjustment	$4,053	$—

Accumulated other comprehensive income	$4,053	$—

     Federal Income Taxes

      The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning with its 2004 tax year. In order to maintain its qualification as a REIT, the Company is required to, among other things, distribute at least 90% of its REIT taxable income to its shareholders and meet certain tests regarding the nature of its income and assets. As a REIT, the Company is not subject to U.S. federal income tax with respect to that portion of its income which meets certain criteria and is distributed annually to the shareholders. Accordingly, no provision for U.S. federal income taxes is included in the accompanying consolidated financial statements. The Company has and intends to continue to operate so that it meets the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, the Company would be subject to U.S. federal income tax. The Company is subject to certain state, local and foreign taxes. Provision for such taxes has been included in general and administrative expenses in the Company’s Consolidated Statements of Operations.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Costs of Raising Capital

      Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholder’s equity upon the issuance of shares.

     Earnings Per Share

      The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts only for all periods presented in the accompanying consolidated financial statements.

     Accounting Pronouncements

      In May 2003, the FASB issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity” (“FAS 150”). FAS 150 establishes standards to classify as liabilities certain financial instruments that are mandatorily redeemable or include an obligation to repurchase and expands financial statement disclosure requirements. Such financial instruments will be measured at fair value with changes in fair value included in the determination of net income. FAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003.

      In November 2003, the FASB issued FASB Staff Position 150-3 (“FSP 150-3”), which defers the classification and measurement provisions of FAS 150 indefinitely as they apply to mandatorily redeemable non-controlling interests associated with finite-lived entities. As of December 31, 2004, the Company does not have any minority interests that have finite lives and were considered mandatorily redeemable non-controlling interests prior to the issuance of FSP 150-3. The Company adopted FAS 150 in July 2003 and it did not have a significant impact on our consolidated financial statements.

3.	Agreements and Transactions with Related Parties

      Pursuant to the advisory agreement, the Advisor will perform certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative duties. The advisory agreement between the Company and the Advisor provides that the Advisor will receive an asset management fee of 1% per year of average invested assets, as defined in the advisory agreement. One-half of this fee is subordinated to the preferred return, a non-compounded cumulative distribution return of 6%. As of December 31, 2004, the preferred return has not been achieved. The asset management and performance fees will be payable in cash or restricted stock at the option of the Advisor. In connection with the day-to-day operations, the Advisor will also be reimbursed for the actual cost of personnel needed to provide administrative services to the operation of the Company. The Company incurred asset management fees of $819 with performance fees in like amount, and personnel reimbursements of $50 in 2004. Asset management and personnel reimbursement costs are included in property expense and general and administrative expense, respectively in the accompanying financial statements.

      The Company is a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. Pursuant to the terms of the agreement, the Company’s share of rental occupancy and leasehold costs is based on gross revenue, and expenses incurred in 2004 were $3. The Company’s current share of future minimum lease payments on the office lease, which has a current term through 2016, is $168.

      In connection with structuring and negotiating acquisitions and related mortgage financing on behalf of the Company, the advisory agreement provides for acquisition fees of not more than 4.5%, based on the aggregate cost of properties acquired of which 2% will be deferred and payable in equal annual

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

installment over three years with payment, subject to achieving the preferred return. Unpaid installments bear interest at an annual rate of 5%. The acquisition fees will be payable in cash or restricted stock at the option of the Advisor.

      Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties and refinancing of mortgages. A portion of such fees are deferred and payable in equal installments over no less than three years following the first anniversary of the date a property was purchased. Such deferred fees are only payable if the preferred return has been met. As of December 31, 2004, the preferred return has not been met. The unpaid portion of the deferred fees bears interest at an annual rate of 5% from the date of acquisition of a property until paid. For transactions and refinancings that were completed in 2004, current fees were $9,410 and deferred fees were $7,535.

      In connection with the disposition of properties, the Company will incur a subordinated disposition fee which will be the lesser of (i) 50% of the competitive real estate commission and (ii) 3% of the sales price of the property. The subordinated disposition fee is not payable unless or until shareholders have received a return of 100% of their initial investment plus a 6% non-compounded cumulative annual distribution return.

      The Advisor must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which the operating expenses of the Company, including asset management fees, exceed the 2%/ 25% Guidelines (the greater of 2% of average invested assets or 25% of net income) as defined in the advisory agreement for the same twelve month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future quarters for the full amount of such excess or any portion thereof, but only to the extent that such reimbursement would not cause the Company’s operating expenses to exceed this limit in the twelve month period ending on any such quarter. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to-day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the Advisor and independent directors, is made at the sole discretion of the independent directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. The operating expenses of the Company have not exceeded the amount that would require the Advisor to reimburse the Company.

      The Company owns interests in entities which range from 35% to 50%, with the remaining interests held by affiliates. The Company has a significant influence in these investments, which are, therefore, accounted for under the equity method of accounting (see Note 6).

      As previously reported by the Advisor, the Advisor and Carey Financial, the wholly-owned broker-dealer subsidiary of the Advisor, are currently subject to an SEC investigation into payments made to third party broker dealers and other matters. Although no regulatory action has been initiated against the Advisor or Carey Financial in connection with the matters being investigated, it is possible that the SEC may pursue an action in the future. The potential timing of any such action and the nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could materially affect the Advisor and the REITs managed by the Advisor.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Real Estate Leased to Others Accounted for Under the Operating Method

      Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, under non-cancelable operating leases amount are approximately as follows:

Year Ending December 31,

2005	$6,144
2006	6,197
2007	6,234
2008	6,234
2009	6,234
Thereafter through 2024	79,589

      There were no contingent rents earned in 2004.

5.	Net Investment in Direct Financing Leases

      Net investment in direct financing leases is summarized as follows:

December 31,
2004

Minimum lease payments receivable	$188,762
Unguaranteed residual value	72,248

261,010
Less: unearned income	(163,908)

$97,102

      Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants, under non-cancelable direct financing leases are approximately as follows:

Year Ending December 31,

2005	$7,822
2006	7,880
2007	7,939
2008	8,000
2009	8,062
Thereafter through 2029	149,059

      There were no contingent rents earned in 2004.

6.	Equity Investments:

      On April 29, 2004, the Company, along with two affiliates, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated, through a limited partnership, UH Storage (DE) Limited Partnership (“UH Storage”), in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The self-storage facilities are leased to Mercury Partners, LP and the truck rental facilities are leased to U-Haul Moving Partners, Inc.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Summarized financial information of UH Storage is as follows:

December 31,
2004

Assets (primarily real estate)	$350,882
Liabilities (primarily mortgage notes payable)	(219,753)

Partners’ and members’ equity	$131,129

Company’s share of equity investees’ net assets	$40,596

Year Ended
December 31,
2004

Revenues (primarily rental income)	$19,197
Expenses (primarily depreciation)	(5,486)
Other interest income	4
Interest expense	(8,066)

Net income	$5,649

Company’s share of net income from equity investment	$1,723

      The Company also owns interests in single-tenant net-leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence. The underlying investments are owned with affiliates that have similar investment objectives as the Company. The ownership interests range from 35% to 50%. The lessees are Actuant Corporation, TietoEnator Plc. and Thales S.A. (see Note 7).

      Summarized financial information of the above mentioned equity investees are as follows:

		For the Period
		From Inception
		(June 5, 2003)
		Year Ended
		Through
	December 31,	December 31,
	2004	2003

Assets (primarily real estate)	$249,920	$17,575
Liabilities (primarily mortgage notes payable)	(185,665)	(635)

Partners’ and members’ equity	$64,255	$16,940

Company’s share of equity investees’ net assets	$25,368	$1

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		For the Period
		From Inception
		(June 5, 2003)
	Year Ended	Through
	December 31,	December 31,
	2004	2003

Revenues (primarily rental income and interest income from direct financing leases)	$9,874	$93
Expenses (primarily depreciation)	(3,720)	—
Other interest income	65	—
Interest expense	(4,059)	—

Net income	$2,160	$93

Company’s share of net income from equity investments	$617	$—

7.	Acquisitions of Real Estate Interests:

      A summary of the properties (real estate accounted for under the operating method and net investment in direct financing leases), equity investments, real estate under construction and mortgage note receivable acquired in 2004 is as follows:

                  Properties Acquired:

			Initial
			Annual		Annual
			Contractual	Mortgage	Debt	Date(s)
Lease Obligor:	Cost	Location	Rent	Financing	Service	Acquired

Polestar Petty Ltd.(1)	$27,921	Leeds, United Kingdom	$2,116	$18,840	$1,354	5/5/2004
Castle Rock Industries, Inc.	13,765	Chandler, AZ and	1,328	9,300	770	6/1/2004
		Englewood, CO
Foss Manufacturing Company, Inc.	32,171	Hampton, NH	3,195	17,000	1,533	7/1/2004
Ply-Gem Industries, Inc.(1)	37,885	Kearney, MO;	3,510	21,186	1,812	8/27/2004
		Martinsburg, WV; Valencia, PA; Toledo, OH; York, NE; FairBluff, NC; Rockey Mountain, VA; Alberta, Canada
Xpedite Systems, Inc.	15,522	Tinton Falls, NJ	1,395	10,250	820	9/16/2004

      On December 27, 2004, the Company completed the purchase of land and buildings located in Vantaa (Helsinki), Finland for $20,832 (based on the exchange rate of the Euro on the date of acquisition) and Linkoping, Sweden for $10,075 (based on the exchange rate of the Swedish Kroner on the date of acquisition) and entered into net lease agreements with affiliates of Plantasjen ASA, Plantagen Finland Oy and Plantagen Sverige AB (Plantagen Finland Oy and Plantagen Sverige AB, collectively, “Plantagen”).

      The Vantaa lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $1,462 (based on the exchange rate on the date of acquisition). The Linkoping lease has an initial term of 25 years with two 10-year renewal options and provides for initial annual

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rent of $699 (based on the exchange rate on the date of acquisition). Both leases provide for annual rent increases based on increases in the cost of living index of each respective country.

      The Company obtained limited recourse mortgage loans of $13,575 and $6,355 (based on the exchange rates as of the date of acquisition) in connection with the acquisition of the Helsinki and Linkoping properties, respectively. The Helsinki and Linkoping mortgage loans provide for payments of principal and interest at annual interests rates of 4.81% and 5.25%, respectively, with quarterly payments of principal and interest. The loans have a 10-year term with principal amortizing 2% annually over the mortgage terms.

Equity Investments Acquired:

			Initial
			Annual		Annual
			Contractual	Mortgage	Debt	Date(s)
Lease Obligor:	Cost	Location	Rent	Financing	Service	Acquired

Mercury Partners, LP and U-Haul Moving
Partners, Inc.(3)	$96,620	78 properties	$8,782	$56,309	$4,541	4/29/2004
		24 states
Actuant
Corporation(1)(2)(5)	8,266	Kahl am Main,	798	5,680	475	6/7/2004
		Germany
TietoEnator Plc.(1)(6)	39,222	Espoo, Finland	2,794	28,296	1,731	7/8/2004
Thales S.A.(1)(4)	36,232	Guyancourt, Conflans,	3,421	26,830	2,021	7/26/2004
		Laval, Ymare and				and
		Aubagne, France				8/3/2004

Real Estate Under Construction:

			Initial Annual		Annual Debt

			Contractual	Mortgage		Date(s)
Lease Obligor:	Cost	Location	Rent	Financing	Service	Acquired

Huntsman LLC(6)	$38,025	Woodland, TX	$3,545	$—	$—	9/30/2004

(1)	Based on the applicable foreign currency exchange rate on the dates of acquisition.

(2)	The Company exercised an option, which increased its 0.01% interest in a limited partnership as a limited partner to 50% on June 7, 2004. Amounts shown represent the Company’s proportionate 50% share.

(3)	Amounts represent the Company’s proportionate 30.77% share.

(4)	Amounts shown represent the Company’s proportionate 35% share.

(5)	Amounts shown represent the Company’s proportionate 40% share.

(6)	Build-to-suit commitment. The initial annual rent is based on estimated construction costs of $36,925 and will commence when construction is completed.

Mortgage Note Receivable Acquired:

      In December 2004, the Company acquired a $20,000 participation in a $165,000 mortgage loan collateralized by the distribution facilities of BlueLinx Holdings Inc. (“BlueLinx”). The participation represents the subordinate position in a $165,000 five-year floating rate first mortgage loan against BlueLinx’s real estate portfolio. The Company’s participation in the note bears annual interest at the

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

sum of the greater of the one-month London Interbank Offering Rate plus 2% or 4.5%. The loan is interest only and is initially scheduled to mature on November 9, 2007, which maturity may be extended for two 1-year periods. A balloon payment of $20,000 is due to the Company at maturity.

8.	Intangibles:

      In connection with its acquisition of properties, the Company has recorded net intangibles of $4,799, which are being amortized over periods ranging from 12 years to 40 years. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to rental income.

      Intangibles are summarized as follows:

December 31,
2004

Lease intangibles
In-place lease	$3,822
Tenant relationship	1,568
Above-market rent	347
Less: accumulated amortization	(123)

$5,614

Below-market rent	$(938)
Less: accumulated amortization	22

$(916)

      Net amortization of intangibles was $101 for the year ended December 31, 2004. Scheduled annual amortization of intangibles for each of the next five years is $223.

9.	Mortgage Notes Payable:

      Mortgage notes payable, all of which are limited recourse to the Company, are collateralized by an assignment of various leases and by real property with a carrying value of $155,756 As of December 31, 2004, mortgage notes payable had fixed interest rates ranging from 4.81% to 6.60% and maturity dates ranging from 2014 to 2024.

      Scheduled principal payments during each of the five years following December 31, 2004 are as follows:

Fixed Rate
Year Ending December 31,	Debt

2005	$1,839
2006	2,110
2007	2,276
2008	2,452
2009	2,673
Thereafter through 2024	86,341

Total	$97,691

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Disclosures About Fair Value of Financial Instruments:

      The Company’s mortgage notes payable had a carrying value of $97,961 and a fair value of $96,377 at December 31, 2004. The fair value of the Company’s mortgage note receivable of $20,291 at December 31, 2004 approximated its carrying value. The fair value of the Company’s marketable securities of $69,900 and other assets and liabilities at December 31, 2004 approximated their carrying value. The fair value of debt instruments was evaluated using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk.

11.	Dividends:

      Dividends paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. For the year ended December 31, 2004, dividends per share reported for tax purposes were as follows:

2004

Ordinary income	$.34
Return of capital	.12

$.46

12.	Commitments and Contingencies

      The Company is liable for certain expenses of the Offering, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company is reimbursing Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial’s employees or those of one of its affiliates relating to the Offering. Total underwriting compensation with respect to the Offering may not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions and selected dealer fees paid and expenses reimbursed to the sales agent and selected dealers) which exceed 4% of the gross proceeds of the Offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. The total costs paid by the Advisor were $11,654 through December 31, 2004, of which the Company has reimbursed $8,997. Unreimbursed costs are included in due to affiliates in the accompanying consolidated financial statements.

      Total costs paid by the Advisor as of December 31, 2004, in connection with the Company’s filing of a registration statement for a second offering (see Note 1) with the SEC were $424, which has not been reimbursed.

13.	Segment Information

      The Company currently operates in one business segment with domestic and foreign investments. The Company acquired its first foreign real estate investments in December 2003.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For 2004, geographic information for the real estate operations segment is as follows:

	Domestic	Foreign(1)	Total

Revenues	$3,893	$1,883	$5,776
Operating expenses	(3,289)	(5)	(3,294)
Income from equity investments	1,723	617	2,340
Interest expense	(1,112)	(892)	(2,004)
Other, net(2)	2,268	38	2,306

Net income	$3,483	$1,641	$5,124

Total assets	$514,013	$71,499	$585,512
Total long-lived assets	169,898	67,430	237,328

(1)	Consists of operations in the European Union and Canada.

(2)	Consists of other interest income and gains on foreign currency transactions.

14.	Selected Quarterly Financial Data (unaudited)

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004

Revenues	$—	$447	$2,160	$3,169
Operating expenses	127	419	1,121	1,627
Net (loss) income	(33)	515	1,748	2,894
(Loss) earnings per share — basic	(0.01)	0.03	0.05	0.14
Dividends declared per share	0.112476	0.112931	0.115460	0.116012

Three Months
Ended
December 31,
2003(1)

Revenues	$—
Expenses	42
Net loss	(42)
Net loss per share — Basic	$(2.08)
Dividends declared per share	N/A

(1)	The Company was formed in June 2003 and commenced operations in December 2003.

15.	Pro Forma Financial Information (Unaudited)

      The following consolidated pro forma financial information has been presented as if the Company’s acquisitions made during 2004 had occurred on January 1, 2004 for the year ended December 31, 2004 and June 5, 2003 (inception) for the period ended December 31, 2003. The pro forma financial

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods.

		For the Period
		From Inception
		(June 5, 2003)
	Year Ended	Through
	December 31,	December 31,
	2004	2003

Pro forma total revenues	$15,091	$8,424
Pro forma net income	8,590	4,602
Pro forma earnings per share:
Basic	0.17	0.09

      For pro forma purposes, the Company’s interest income, other than interest earned on a mortgage note, has been eliminated based on an assumption that substantially all cash proceeds from the Company’s Offering, have been or will be invested in real estate. The Company will likely earn interest on cash generated from operations; however, it is not practicable to make such assumptions as to how much interest income would have been earned on such funds during the pro-forma periods presented.

      The pro forma weighted average shares outstanding for the period from inception (June 5, 2003) to December 31, 2003 and for the year ended December 31, 2004 was determined as if all shares issued since the inception of the Company were issued on June 5, 2003.

16.	Subsequent Events:

Acquisitions

      On January 3, 2005, the Company purchased a property in Southfield, Michigan for $18,732 and entered into a net lease agreement with HMS Healthcare, Inc. (“HMS”) for 81.65% of the leaseable space of the property and assumed two leases with existing tenants for the remaining 18.35% of the leaseable space. The lease with HMS has an initial term of 20 years with two 10-year renewal options. The HMS lease provides for initial annual rent of $1,228 with stated rent increases of 6.903% every third year. The assumed leases provide for initial annual rent of $318 and $63, respectively, and expire in December 2005 and December 2010, respectively.

      On January 3, 2005, the Company and CPA®:15, through 40% and 60% interests, respectively, in a limited liability company, purchased a property in Helsinki, Finland for $113,287 (based on the exchange rate of the Euro on the date of acquisition) and entered into a net lease with Pohjola Non-Life Insurance Company. The lease has an initial term of 10 years 5 months with a 5-year renewal option and provides for initial annual rent of $8,128 with annual rent increases based on increases in the Finnish CPI. In connection with the purchase, the limited liability company obtained a limited recourse mortgage loan of $84,663 at a fixed annual interest rate of 4.59% through February 2007 and 4.57%, thereafter. The loan matures in January 2015 at which time a balloon payment is scheduled.

      On January 14, 2005, the Company purchased a property in Cynthiana, Kentucky for $7,366 and entered into a net lease agreement with Clean Earth Kentucky, LLC. The lease has an initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $711 with annual rent increases based on increases in the CPI. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $4,550 with a fixed annual interest rate of 6.08%. The loan matures in February 2025 at which time a balloon payment is scheduled.

      On January 18, 2005, the Company purchased a property located in Buffalo Grove, Illinois for $16,469 and entered into a net lease agreement with Precise Technology Group, Inc. The lease has an

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

initial term of 20 years with two 10-year renewal options and provides for initial annual rent of $1,448 with increases every two years based on increases in the CPI.

      On January 28, 2005, the Company purchased properties in Lamlukka and Bangpa-In, Thailand for $23,689 (based on the exchange rate of the Thai baht on the date of acquisition) and entered into net lease agreements with LFD Manufacturing Limited and IDS Logistics (Thailand) Limited. The leases are guaranteed by the parent, IDS Group Limited. The Company is committed to funding expansions, at the option of the lessee of $6,057. The transaction is structured so that the Company owns 49% of the subsidiary that purchased the properties but receives substantially all of the economic benefits and risks of ownership of the property. The lease has an initial term of 15 years with a 5-year renewal option and provides for initial annual rent of $1,495 with rent increases every three years based on increases in the cost of living index of the respective country.

      In connection with the acquisition, the Company obtained a limited recourse mortgage loan of $11,440. Interest on the mortgage loan is at an annual fixed interest rate of 7.15%. The loan matures in July 2018 at which time a balloon payment is scheduled. In the event the expansion takes place, the Company has the ability to increase its borrowing under the loan facility by $3,900 to partially fund the expansion, at substantially the same terms as the original borrowing.

      On January 31, 2005, the Company purchased a mortgage note receivable of $12,740, collateralized by distribution and storage facilities of Reyes Holdings L.L.C.

      On February 4, 2005, the Company purchased properties in Sunnyvale, California and Allen, Texas for $29,292 and entered into a net lease agreement with Finisar Corporation for an initial term of 15 years with two 10 year renewal options and which provides for initial annual rent of $2,951 with stated annual rent increases of 2.25%. In connection with this purchase, the Company obtained a limited recourse mortgage loan of $17,000 at a fixed annual interest rate of 5.96%. The loan matures in March 2020 at which time a balloon payment is scheduled.

      On February 9, 2005, the Company purchased a property in Shelby, North Carolina for $7,437 and entered into a net lease agreement with MetalsAmerica, Inc. The lease has an initial term of 20 years with two ten year renewal options and provides for initial annual rent of $651. In connection with this purchase, the Company obtained a limited recourse mortgage loan of $4,000 with a fixed annual interest rate of 5.84%. The loan matures in March 2025.

      On February 25, 2005, the Company purchased properties in Fernley, Nevada; Gainesville, Texas; Sandersville, Georgia and Erwin, Tennessee for $8,714 and entered into a net lease with PolyPipe, Inc. The lease has an initial term of 20 years, with two ten-year renewal options and provides for initial annual rent of $787.

      On March 1, 2005, the Company purchased property in Piscataway, New Jersey for $119,970 and entered into a net lease with Telcordia Technologies, Inc. The lease has an initial term of 18.5 years and provides for initial annual rent of $8,913. Limited recourse mortgage financing of $79,686 was obtained in connection with this purchase.

Proposed Acquisitions

      On February 28, 2005, the Company and CPA®:15, through 25% and 75% interests, respectively, in a limited liability company, entered into a purchase and sales agreement with Hellweg Die Profi-Baumarkte GMBH to purchase up to 16 properties in Germany for up to $166,345 (based on the exchange rate of the Euro as of the date of the agreement), subject to certain due diligence procedures

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and negotiations with the proposed lessees. There is no assurance that this purchase will be completed, and, if completed, that the actual terms will not differ from the proposed terms. To the extent that all 16 properties are purchased, initial annual rent will be $13,597 (based on the exchange rate of the Euro as of the date of the agreement). In the event that the purchase is completed, the Company and CPA®:15 intend to seek limited recourse mortgage financing of approximately $115,223.

Fundraising Activity

      On March 8, 2005, the Company filed an amendment to the registration statement for its Offering, to deregister all shares of its common stock that remain unissued as of March 8, 2005, pursuant to its Offering. Also registered under the registration statement were shares of the Company’s common stock to be sold pursuant to its Distribution Reinvestment and Share Purchase Plan (the “Plan Shares”). The unsold Plan Shares were not deregistered by such amendment, and the Company will continue to issue and sell Plan Shares under its Distribution Reinvestment and Share Purchase Plan pursuant to the registration statement.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

as of December 31, 2004

Initial Cost to Company

				Increase in Net
Description	Encumbrances	Land	Buildings	Investment(a)

Operating Method:
Manufacturing facilities leased to Castle Rock Industries, Inc.	$9,278,751	$3,380,000	$8,884,549
Manufacturing facilities leased to Foss Manufacturing Company, Inc.	16,836,319	9,800,000	19,960,449
Office building leased to Xpedite Systems, Inc.	10,214,809	1,700,000	12,933,861
Manufacturing facility leased to CWD Windows and Doors, Inc.	3,528,775	2,246,511		192,080

	$39,858,654	$17,126,511	$41,778,859	$192,080

Gross Amount at which Carried at Close of Period

						Life on which
						Depreciation in
						Latest
						Statement of
				Accumulated	Date	Income is
Description	Land	Buildings	Total	Depreciation(d)	Acquired	Computed

Operating Method:
Manufacturing facilities leased to Castle Rock Industries, Inc.	$3,380,000	$8,884,549	$12,264,549	$120,312	6/1/2004	40 yrs.
Manufacturing facilities leased to Foss Manufacturing Company, Inc.	9,800,000	19,960,449	29,760,449	228,713	7/1/2004	40 yrs.
Office building leased to Xpedite Systems, Inc.	1,700,000	12,933,861	14,633,861	94,309	9/16/2004	40 yrs.
Manufacturing facility leased to CWD Windows and Doors, Inc.	2,438,591		2,438,591		8/27/2004	40 yrs.

	$17,318,591	$41,778,859	$59,097,450	$443,334

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

as of December 31, 2004

	Initial Cost to Company
					Gross Amount
				Increase	at which
				(Decrease) in	Carried at
				Net	Close of	Date
Description	Encumbrances	Land	Buildings	Investment(a)	Period Total	Acquired

Direct Financing Method:
Manufacturing facility leased to Polestar Petty Ltd.	$20,138,268	$6,908,055	$21,012,446	$2,199,417	$30,119,918	5/5/2004
Manufacturing facility leased to CWD Windows and Doors, Inc.			3,467,782	272,193	3,739,975	8/27/2004
Manufacturing facilities leased to Ply Gem Industries, Inc.	17,612,429	2,980,000	29,190,524	(60,229)	32,110,295	8/27/2004
Retail stores leased to Plantagen Finland Oy and Plantagen Sverige AB	20,082,220	4,279,286	26,627,554	225,062	31,131,902	12/27/2004

	$57,832,917	$14,167,341	$80,298,306	$2,636,443	$97,102,090

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES to SCHEDULE III — REAL ESTATE

and ACCUMULATED DEPRECIATION

(a)	The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received and foreign currency translation adjustments.

(b)	At December, 2004, the aggregate cost of real estate owned by CPA®:16-Global and its subsidiaries for Federal income tax purposes is $168,163,559

      (c)

Reconciliation of Real Estate Accounted for
Under the Operating Method
December 31, 2004

Balance at beginning of year	$—
Additions	58,905,370
Disposition	—
Foreign currency translation adjustment	192,080

Balance at December 31, 2004	$59,097,450

Reconciliation of Accumulated Depreciation
December 31, 2004

Balance at beginning of year	$—
Depreciation expense	443,334

Balance at December 31, 2004	$443,334

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE
as of December 31, 2004

Principal
Amount of
Loans
Subject to
		Final	Periodic	Periodic			Carrying	Delinquent
	Interest	Maturity	Maturity	Payment	Prior	Face Amount	Amount of	Principal or
Description	Rate	Date(1)	Date	Terms	Liens	of Mortgages	Mortgages	Interest

Subordinated Mortgage — collateralized by properties occupied by BlueLinx Holdings, Inc. or its affiliates	Libor + 4.5%	11/9/07	Monthly	Interest Only	N/A	$20,000,000	$20,291,429	$—

(1)	Upon maturity, we are due a balloon payment of $20,000,000.

NOTES to SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE

Reconciliation of Mortgage Loans on Real Estate
December 31, 2004

Balance at beginning of year	$—
Additions	20,300,000
Collections of principal	—
Amortization of premium	(8,571)

Balance at December 31, 2004	$20,291,429

Annex A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to .

Commission file number: 333-106838

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

(Exact name of registrant as specified in its charter)

MARYLAND	80-0067704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 ROCKEFELLER PLAZA NEW YORK, NEW YORK (Address of principal executive offices)	10020 (Zip code)

Registrant’s telephone numbers, including area code:

INVESTOR RELATIONS (212) 492-8920

(212) 492-1100

Securities registered pursuant to Section 12(b) of the Act: NONE

Securities registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

      Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.     Yes ☐          No ☑

      Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.     Yes ☐          No ☑

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this report, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.     ☐

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☐          Accelerated filer     ☐          Non-accelerated filer     ☑

      Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).     Yes ☐          No ☑

      Registrant has no active market for its common stock at March 17, 2006. Non-affiliates held 57,197,546 shares of common stock, $.001 par value outstanding at March 17, 2006.

      As of March 17, 2006, there are 57,587,383 shares of common stock of registrant outstanding.

      The registrant incorporates by reference its definitive Proxy Statement with respect to its 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of its fiscal year, into Part III of this Annual Report on Form 10-K.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PART I

      This Annual Report on Form 10-K contains certain forward-looking statements relating to Corporate Property Associates 16 — Global Incorporated. As used in this Annual Report on Form 10-K, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 16 — Global Incorporated, its consolidated subsidiaries and predecessors, unless otherwise indicated. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seeks,” “plans” or similar expressions. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees, and speak only as of the date they are made. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by such forward-looking statements. While we cannot predict all of the risks and uncertainties, they include, but are not limited to, those described below in “Risk Factors.” Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved.

Financial information in this report is in thousands except share and per share amounts.

ITEM 1.	Business.

(a)	General Development of Business

Overview

      We are a real estate investment trust (“REIT”) that invests primarily in commercial real estate leased to companies domestically and internationally. As a REIT, we are not be subject to federal income taxation as long as we satisfy certain requirements relating to the nature of our income, the level of our distributions and other factors.

      Our core investment strategy is to own and manage a portfolio of properties leased to a diversified group of companies on a single tenant net lease basis. We may make additional investments if appropriate opportunities arise. These leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and other operating expenses (referred to as triple-net leases). We generally seek to include in our leases:

•	clauses providing for mandated rent increases or periodic rent increases over the term of the lease tied to increases in the consumer price index (“CPI”) or other indices for the jurisdiction in which the property is located or, when appropriate, increases tied to the volume of sales at the property;

•	indemnification for environmental and other liabilities;

•	operational or financial covenants of the tenant; and

•	guarantees of lease obligations from parent companies or letters of credit.

We may also invest in mortgage loans that are collateralized by real estate.

      We are managed by W. P. Carey & Co. LLC (“WPC”) through its wholly-owned subsidiaries (collectively, the “advisor”). WPC is a publicly traded company listed on the New York Stock Exchange under the symbol “WPC.”

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      Our advisor provides both strategic and day-to-day management services for us, including capital funding services, investment research and analysis, investment financing and other investment acquisition related services, asset management, disposition of assets, investor relations and administrative services. The advisor also provides office space and other facilities for us. We pay asset management fees and certain transactional fees to the advisor and also reimburse the advisor for certain expenses. The advisor also serves in this capacity for the following affiliated entities: Corporate Property Associates 12 Incorporated (“CPA®:12”), Corporate Property Associates 14 Incorporated (“CPA®:14”), Corporate Property Associates 15 Incorporated (“CPA®:15”) and served in this capacity for Carey Institutional Properties Incorporated (“CIP®”) until its merger with CPA®:15 in September 2004 (collectively, including us, the “CPA® REITs”).

      We were formed as a Maryland corporation in June 2003. In December 2003, we commenced our initial public offering of up to 110,000,000 shares of our common stock at $10 per share pursuant to our registration statement on Form S-11 (No. 333-106838) filed with the United States Securities and Exchange Commission (the “SEC”). We also registered up to 50,000,000 shares issuable pursuant to our Distribution Reinvestment and Stock Purchase Plan (the “Plan”). These shares were offered on a “best efforts” basis through our affiliate, Carey Financial, LLC (“Carey Financial”) and other selected dealers. We suspended sales activities with respect to our initial public offering in December 2004 and formally terminated the offering in March 2005 by filing an amendment to this registration statement to deregister shares of our common stock that remained unissued as of March 8, 2005, excluding shares issuable under the Plan. Prior to terminating the offering we sold 55,332,415 shares and through December 31, 2005 have sold 1,580,724 shares of common stock through the Plan.

      In September 2004, we filed a registration statement on Form S-11 (No. 333-119265) with the SEC for a second “best efforts” public offering of up to 120,000,000 shares of our common stock at $10 per share, including 40,000,000 shares of our common stock issuable under the Plan. In August 2005, we amended this registration statement to reduce the number of shares being registered to 95,000,000 shares of our common stock, including 40,000,000 shares of our common stock issuable under the Plan. This registration statement was declared effective by the SEC on February 22, 2006.

      Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our telephone number is (212) 492-1100. As of December 31, 2005 we had no employees. WPC employs 128 individuals who are available to perform services for us.

Significant Developments During 2005

      Fundraising Activities — While we currently anticipate that our second offering may commence shortly, the offering may be delayed or suspended based upon a number of factors, which may include obtaining regulatory approvals, negotiation of satisfactory agreements with selected dealers, our analysis of market conditions, our ability to invest the net proceeds and other factors affecting the offering.

      Investment Activity — During the year ended December 31, 2005, we completed 22 investments, including entering into three build-to-suit projects and an investment in a mortgage note receivable, at a total cost of $609,778, which is based upon the applicable foreign exchange rate at the date of acquisition where appropriate, and reflects the Company’s proportionate share of cost, under the equity method of accounting, for investments made jointly with affiliates where we do not have a controlling interest. During 2005, we obtained limited recourse mortgage financing of $369,551 including our proportionate share of financing for investments accounted for under the equity method of accounting, with a weighted average interest rate and term of approximately 5.5% and 13.6 years, respectively. Of the 22 investments made, 13 are in the U.S, six are in Europe, one is in Thailand with the remaining two investments owning interests in multiple locations in the U.S, Canada and Mexico.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      Tenant Activity — One of our tenants, Foss Manufacturing Company, Inc. (“Foss”), filed for Chapter 11 bankruptcy in September 2005. The initial annual rent under our lease with Foss is approximately $3,195. Since filing for bankruptcy, Foss has been making partial payments of rent and as of December 31, 2005 owes us $231 for unpaid rent and tenant reimbursable costs.

      SEC Investigation — WPC and Carey Financial, the wholly-owned broker-dealer subsidiary of WPC, are currently subject to an investigation by the SEC into payments made to third-party broker-dealers in connection with the distribution of REITs managed by WPC and other matters. Although no regulatory action has been initiated against WPC or Carey Financial in connection with the matters being investigated, we expect that the SEC may pursue an action in the future. The potential timing of any such action and the nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could materially affect WPC and the REITs managed by WPC, including us. See Item 3 — Legal Proceedings for a discussion of this investigation.

      Senior Management — The following changes in our advisor’s senior management occurred during 2005:

•	In March 2005, Gordon F. DuGan was elected chief executive officer. Mr. DuGan was previously co-chief executive officer with William Polk Carey, who remains chairman of the board.

•	In March 2005, Thomas E. Zacharias was appointed chief operating officer. Mr. Zacharias also continues to serve as managing director and head of the asset management department.

•	In March 2005, the board of directors accepted the resignation of John J. Park as chief financial officer and elected Claude Fernandez, who had been the chief accounting officer, as acting chief financial officer. Mr. Park is currently managing director — strategic planning.

•	In November 2005, Mark J. DeCesaris, managing director, was appointed acting chief financial officer and chief administrative officer. Mr. DeCesaris has been a consultant in the finance department since May 2005. Mr. Fernandez has resumed his responsibilities as chief accounting officer.

      Sarbanes-Oxley — We will not be performing compliance testing in accordance with the Sarbanes-Oxley Act for 2005 as, pursuant to recently clarified SEC interpretations, we are no longer considered an accelerated filer. As a non-accelerated filer we are not required to perform compliance testing until 2007.

      Refer to Subsequent Events in Item 7 for developments that have occurred since December 31, 2005.

(b)	Financial Information About Segments

      We operate in one segment, real estate operations with domestic and foreign operations. Refer to the Segment Information footnote of the accompanying consolidated financial statements for financial information about this segment.

(c)	Narrative Description of Business

Business Objectives and Strategy

      We invest primarily in income-producing commercial real estate properties, which are upon acquisition, improved or developed or which will be developed within a reasonable time after acquisition.

      Our objectives are to:

•	own a diversified portfolio of triple-net leased real estate and other real estate related investments;

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

•	make income-producing investments that enable us to maximize cash flow available for distribution to our shareholders; and

•	increase our equity in our real estate by making regular mortgage principal payments.

We seek to achieve these objectives by investing in and holding commercial properties each triple-net leased to a single corporate tenant. We intend our portfolio to be diversified by tenant, facility type, geographic location and tenant industry.

Our Portfolio

      As of December 31, 2005, our portfolio consisted of 157 properties leased to 35 tenants, totaling more than 12.4 million square feet and had the following property and lease characteristics:

GEOGRAPHIC DIVERSIFICATION

      Information regarding the geographic diversification of our properties as of December 31, 2005 is set forth below:

	Consolidated Investments		Combined Investments(2)

	Annualized	% of Annualized	Annualized	% of Annualized
	Contractual Lease	Contractual	Contractual Lease	Contractual
Region	Revenue(1)	Lease Revenue	Revenue(1)	Lease Revenue

United States
East	$19,967	41.57%	$21,352	29.28%
South	7,682	16.00	11,787	16.16
Midwest	6,470	13.47	7,712	10.57
West	3,409	7.10	5,458	7.48

Total U.S.	37,528	78.14	46,309	63.49

International
Europe	7,716	16.07	23,843	32.69
Canada	1,531	3.19	1,531	2.10
Asia	917	1.91	917	1.26
Mexico	335	.69	335	.46

Total Non-U.S.	10,499	21.86	26,626	36.51

Total	$48,027	100.00%	$72,935	100.00%

(1)	Reflects annualized contractual base rent for the fourth quarter of 2005.

(2)	Reflects information regarding our consolidated investments and includes our pro rata share of contractual lease revenue from equity investments.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PROPERTY DIVERSIFICATION

      Information regarding our property diversification as of December 31, 2005 is set forth below:

	Consolidated Investments		Combined Investments(2)

	Annualized	% of Annualized	Annualized	% of Annualized
	Contractual Lease	Contractual	Contractual Lease	Contractual
Property Type	Revenue(1)	Lease Revenue	Revenue(1)	Lease Revenue

Industrial	$26,716	55.63%	$27,520	37.73%
Office	14,542	30.28	26,821	36.77
Warehouse/distribution	4,388	9.14	4,388	6.02
Retail	1,864	3.88	4,907	6.73
Other properties	475	.99	9,257	12.69
Land	42	.08	42	.06

	$48,027	100.00%	$72,935	100.00%

(1)	Reflects annualized contractual base rent for the fourth quarter of 2005.

(2)	Reflects information regarding our consolidated investments and includes our pro rata share of contractual lease revenue from equity investments.

TENANT DIVERSIFICATION

      Information regarding our tenant diversification as of December 31, 2005 is set forth below:

	Consolidated Investments		Combined Investments(2)

	Annualized	% of Annualized	Annualized	% of Annualized
	Contractual Lease	Contractual	Contractual Lease	Contractual
Tenant Industry(3)	Revenue(1)	Lease Revenue	Revenue(1)	Lease Revenue

Manufacturing	$26,477	55.13%	$30,837	42.28%
Information	8,913	18.56	8,913	12.22
Construction	3,670	7.64	3,670	5.03
Wholesale trade	2,078	4.33	2,078	2.85
Professional, scientific and technical services	1,460	3.04	4,139	5.67
Finance and insurance	1,229	2.56	4,075	5.59
Retail trade	954	1.99	3,998	5.48
Real estate, rental and leasing	—	—	8,782	12.04
Public Administration	—	—	3,197	4.38
Other(4)	3,246	6.75	3,246	4.46

Total	$48,027	100.00%	$72,935	100.00%

(1)	Reflects annualized contractual base rent for the fourth quarter of 2005.

(2)	Reflects information regarding our consolidated investments and includes our pro rata share of contractual lease revenue from equity investments.

(3)	Based on the North American Industry Classification System (NAICS) and information provided by the tenant.

(4)	Includes revenue from tenants in the transportation, educational services, healthcare and social assistance industries as well as other services industries.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

LEASE EXPIRATIONS

      As of December 31, 2005, lease expirations of our properties, including our pro rata share of equity investments are as follows:

	Consolidated Investments		Combined Investments(2)

	Annualized	% of Annualized	Annualized	% of Annualized
	Contractual Lease	Contractual	Contractual Lease	Contractual
Year of Lease Expiration	Revenue(1)	Lease Revenue	Revenue(1)	Lease Revenue

2006 - 2008	$—	—%	$—	—%
2009	210	.44	210	.29
2010	65	.13	1,873	2.57
2011	—	—	1,747	2.40
2012 - 2013	—	—	—	—
2014	—	—	3,074	4.21
2015	—	—	2,846	3.90
2016 - 2020	6,917	14.40	12,795	17.54
2021 - 2025	31,511	65.61	38,022	52.13
2026 and thereafter	9,324	19.42	12,368	16.96

Total	$48,027	100.00%	$72,935	100.00%

(1)	Reflects annualized contractual base rent for the fourth quarter of 2005.

(2)	Reflects information regarding our consolidated investments and includes our pro rata share of contractual lease revenue from equity investments.

Asset Management

      We believe that effective management of our net lease assets is essential to maintain and enhance property values. Important aspects of asset management include restructuring transactions to meet the evolving needs of current tenants, re-leasing properties, refinancing debt, selling properties and knowledge of the bankruptcy process.

      The advisor monitors, on an ongoing basis, compliance by tenants with their lease obligations and other factors that could affect the financial performance of any of our properties. Monitoring involves receiving assurances that each tenant has paid real estate taxes, assessments and other expenses relating to the properties it occupies and confirming that appropriate insurance coverage is being maintained by the tenant. The advisor reviews financial statements of our tenants and undertakes regular physical inspections of the condition and maintenance of our properties. Additionally, the advisor periodically analyzes each tenant’s financial condition, the industry in which each tenant operates and each tenant’s relative strength in its industry.

Holding Period

      We intend to hold each property we invest in for an extended period. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors with a view to achieving maximum capital appreciation for our shareholders. No assurance can be given that this objective will be realized.

      Our intention is to consider alternatives for providing liquidity for our shareholders generally after eight years following the investment of substantially all of the net proceeds from our initial public offering, which terminated on March 8, 2005. We have not yet invested substantially all of the net

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

proceeds from our initial public offering. A liquidity transaction could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one of our affiliated CPA® REITs) or another transaction approved by our board of directors. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within any particular period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated. In the two most recent instances in which CPA® REIT shareholders were provided with liquidity, the affected entity merged with another, later-formed CPA® REIT. In each of these transactions, shareholders of the affected entity were offered the opportunity to exchange their shares either for shares of the merged entity or for cash in one instance and a short-term note in the other.

Financing Strategies

      Our strategy is to borrow, generally, on a limited recourse basis. The use of limited-recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. We generally borrow in the same currency that is used to pay rent on the property. This will enable us to hedge a portion of our currency risk on international investments. Limited-recourse financing generally restricts the lender’s claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We currently estimate that we borrow, on average, approximately 60% of the purchase price of our domestic properties and approximately 75% of the purchase price of our foreign properties; however, there is no limitation on the amount we may borrow against any single property or with respect to properties in particular geographic locations. Aggregate borrowings on our portfolio as a whole may not exceed, on average, 75% of the purchase price of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess.

      As of December 31, 2005, all of our mortgages are limited recourse, bear interest at fixed rates and provide for monthly or quarterly installments which include scheduled payments of principal. Accordingly, our near term cash flow should not be adversely affected by increases in interest rates. However, financing on future investments will likely bear higher rates of interest because we are in a rising interest rate environment. A lender on limited recourse mortgage debt generally has recourse only to the property collateralizing such debt and not to any of our other assets, while unsecured financing would give a lender recourse to all of our assets. The use of limited recourse debt, therefore, will help us to limit our exposure of all of our assets to any one debt obligation. Lenders may however, have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness, such as under an environmental indemnity or in the case of fraud. Lenders may also seek to include in the terms of mortgage loans, provisions making the termination or replacement of the advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will attempt to negotiate loan terms allowing us to replace or terminate the advisor. Even if we are successful in negotiating such provisions, the replacement or termination of the advisor may require the prior consent of the mortgage lenders.

      The advisor may refinance properties or defease a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

Investment Opportunities

      In addition to opportunities in the domestic real estate market, including the net lease market, we believe that international real estate markets also provide investors with an opportunity to diversify their portfolio with investments that may provide returns that are less correlated to the returns of the equity, bond or real estate markets of the United States. Although we are primarily focusing our international investments on properties in the European Union, we plan to evaluate potential investments on a case-by-case basis and have no predetermined limitations or targets for geographical location.

      The commercial real estate markets of certain countries within the European Union or other countries or geographic locations where we may invest in properties may have different characteristics than those described above. We will evaluate each transaction on a case-by-case basis and will, as a part of this evaluation, examine current characteristics and market conditions.

Investment Strategies

      Generally, the properties in which we invest are triple net-leased to tenants that the investment committee of the advisor deems creditworthy based on leases that will be full recourse obligations of the tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes. We may also invest in other types of income-producing properties.

      In analyzing potential investments, the advisor reviews all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential investment and lease can be structured to satisfy our investment criteria. The advisor generally considers, among other things, the following aspects of each transaction:

      Diversification. The advisor seeks to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. Diversification, to the extent achieved, helps to reduce the adverse effect of a single under-performing tenant or downturn in any particular industry or geographic location.

      Tenant Evaluation. The advisor evaluates each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. The advisor seeks tenants it believes will have stable or improving credit profiles and credit potential that has not been recognized by the market. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant’s credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged). Whether a prospective tenant is creditworthy will be determined by the advisor or its investment committee. Creditworthy does not mean “investment grade.”

      Leases with Increasing Rent. The advisor seeks to include clauses in our leases that provide for increases in rent over the term of the leases. These increases may be fixed or generally tied to increases

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

in certain indices such as the CPI, or mandated rental increases on specific dates, or in the case of retail stores, participation in gross sales above a stated level.

      Property Evaluation. The prospects for the seller/lessee’s enterprise and the financial strength of the seller/lessee will generally be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Operating results of properties may be examined to determine whether or not projected rental levels are likely to be met. Each property that we invest in will be appraised by a third party appraiser prior to acquisition. The contractual purchase price plus acquisition fees, but excluding acquisition expenses, payable to the advisor for a property we invest in will not exceed its appraised value. The appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee’s credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

      Environmental Evaluation. The advisor’s practices generally include conducting, or requiring the seller to conduct, evaluations of the physical condition of properties and Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. Sampling or testing generally are conducted only if, and to the extent that, potential environmental liabilities are identified in the environmental site assessment. If potential environmental liabilities are identified, we generally require that identified environmental issues be resolved by the seller prior to property acquisition or require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses, or expenses arising from such matters. Where such contractual protections are used, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, material environmental conditions, liabilities or compliance concerns may arise after the environmental review has been completed, and future laws, ordinances or regulations may impose material new or additional environmental liabilities.

      Properties Important to Tenant Operations. The advisor generally seeks to invest in properties that it believes are essential or important to the ongoing operations of the tenant. The advisor believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.

      Profitable Locations. The advisor seeks properties that it believes are profitable locations for the user of the property, thus increasing the likelihood that it could be sold or re-leased in the event that it becomes necessary to do so.

      Lease Provisions that Enhance and Protect Value. When available, the advisor attempts to include provisions in our leases that require our consent to specified tenant activity, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may include, for example, operational and financial covenants of the tenant and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or could reduce the value of our properties. Even where such contractual protections are obtained, however, circumstances may nonetheless arise in which a tenant fails, or is unable, to fulfill its contractual obligations.

      Letter of Credit or Guaranty. The advisor may also seek to enhance the likelihood of a tenant’s lease obligations being satisfied through a guaranty of lease obligations from the tenant’s corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. While the advisor will select tenants it believes are creditworthy, tenants will not be required to

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

meet any minimum rating established by a third party credit rating agency. The advisor and the investment committee’s standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for credit worthiness cannot be applied.

      Investment Committee. The advisor has an investment committee that provides services to the CPA® REITs and WPC. Under our current arrangement with the advisor, as a transaction is structured, it is evaluated by the chairman of the investment committee and the advisor’s chief investment officer with respect to the potential tenant’s creditworthiness, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a property is acquired by a CPA® REIT, the transaction is reviewed by the investment committee to ensure that it satisfies the investment criteria. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process. The advisor places special emphasis on having experienced individuals serve on its investment committee and generally does not invest in a transaction on our behalf unless it is approved by the investment committee. For transactions that meet the investment criteria of more than one CPA® REIT, the chief investment officer has discretion as to which CPA® REIT or REITs will hold the investment. In cases where two or more CPA® REITs (or one or more CPA® REIT and WPC) will hold the investment, the independent directors of each CPA® REIT investing in the property must also approve the transaction.

      The following people, each of whom is also a director of WPC, currently serve on the investment committee:

•	Ralph F. Verni, Chairman — Currently serving as a board of director member of Commonwealth Capital, First Pioneer Credit and the Eaton Vance Mutual Fund Family. Former board member of The MacGregor Group and former executive vice president, board member and chief investment officer of The New England Mutual Life Insurance Company and former president and chief executive officer of State Street Research Management.

•	Dr. Lawrence R. Klein — Currently serving as professor emeritus of economics and finance at the University of Pennsylvania and its Wharton School. Recipient of the 1980 Nobel Prize in economic sciences and former consultant to both the Federal Reserve Board and the President’s Council of Economic Advisors.

•	Nathaniel S. Coolidge — Former senior vice president and head of the bond and corporate finance department of John Hancock Mutual Life Insurance. Mr. Coolidge’s responsibilities included overseeing its entire portfolio of fixed income investments.

•	George E. Stoddard — Former officer-in-charge of the direct placement department of The Equitable Life Assurance Society of the United States and our former chief investment officer.

•	Dr. Karsten von Köller — Currently chairman of Lone Star Germany GmbH and chairman and member of the board of managing directors of Allgemeine HypothekenBank Rheinboden AG.

      The advisor is required to use its best efforts to present a continuing and suitable investment program to us but is not required to present to us any particular investment opportunity, even if it is of a character which, if presented, could be taken by us.

Segments

      We currently operate in one industry segment, real estate operations with domestic and foreign investments. For the year ended December 31, 2005, Telcordia Technologies, Inc. represented 18% of our total lease revenues.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Competition

      In raising funds for investment, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds, or private funds. This competition, as well as any change in the attractiveness to investors of an investment in the type of property principally held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments.

      We face competition for the acquisition of commercial properties in general, and such properties net leased to major corporations in particular, from many sources, including insurance companies, credit companies, pension funds, private individuals, financial institutions, finance companies, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. We believe the advisor’s experience in real estate, credit underwriting and transaction structuring should allow us to compete effectively for commercial properties.

Environmental Matters

      We have invested, and expect to continue to invest, in properties currently or historically used for commercial purposes, including industrial and manufacturing properties. Under various federal, state and local environmental laws and regulations, current and former owners and operators of property may have liability for the cost of investigating, cleaning-up or disposing of hazardous materials released at, on, under, in or from the property. These laws typically impose responsibility and liability without regard to whether the owner or operator knew of or was responsible for the presence of hazardous materials or contamination, and liability under these laws is often joint and several. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous materials.

      While we typically perform assessments of potential environmental risks when evaluating a new acquisition of property, no assurance can be given that we have performed such assessments on all of our properties, or that the environmental assessments we do perform will disclose all potential environmental liabilities and we may purchase a property that contains hazardous materials in the building, or that is known to have or be near soil or groundwater contamination. In addition, new environmental conditions, liabilities or compliance concerns may arise or be discovered during our ownership.

      While we frequently obtain contractual protection (indemnities, cash reserves, letters of credit or other instruments) from property sellers, tenants, a tenant’s parent company or another third party to address these known or potential issues, we cannot eliminate our statutory liability or the potential for claims against us by governmental authorities or other third parties, the contractual protection may not cover all potential damages or liabilities, and the indemnifying party may fail to meet its contractual obligations. In addition, the existence of any environmental conditions, liabilities or compliance concerns at or near our properties could adversely affect our ability to rent or sell property or to borrow using the property as collateral and could also adversely affect the tenant’s ability to make rental payments.

      As a result of all of the foregoing, we have incurred in the past and will incur in the future costs and liabilities to investigate environmental matters and to address environmental conditions, liabilities and compliance concerns. Although we do not currently anticipate incurring any material liabilities in connection with environmental matters, we cannot assure you that future environmental costs and liabilities will not be material or will not adversely affect our business.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Transactions with Affiliates

      We may acquire assets from our affiliates, including the other CPA® REITs, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single properties or portfolios of properties. Like us, the other CPA® REITs intend to consider alternatives for providing liquidity for their shareholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from another CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction.

Types of Investments

      Substantially all of our investments to date have been and will continue to be income-producing properties, which are, upon acquisition, improved or being developed or which will be developed within a reasonable period of time after their acquisition. These investments have been through sale-leaseback transactions, in which we invest in properties from companies that simultaneously lease the properties back from us subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock. We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). Investments will not be restricted as to geographical areas.

      In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

      Investments in Loans. Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not currently expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage or equity interest of the advisor, our directors or our affiliates.

      The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, the advisor will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.

      We will generally require a security interest in the underlying properties or leases. We will obtain third party appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, the advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      We may also invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral against which we lend may or may not be valued by an appraisal. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral.

      Our rights in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans, or equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a “real estate asset,” for purposes of the 75% REIT asset test. In addition, in general, under the REIT rules our investment in each loan, to the extent it is not secured by real estate, can not exceed 10% of the value of the issuer, and in the aggregate can not exceed 25% of our total assets. Also, income from that portion of such a loan will not qualify under the 75% REIT income test. Investments in corporate loans are not expected to represent a material portion of our portfolio.

      Joint Ventures. We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others, including other CPA® REITs, for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. See “Risk Factors — Our participation in joint ventures create additional risk.”

      Other Investments. We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in “equity interests.” Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such “equity interests” are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which the advisor believes will appreciate in value, or which will increase the value of adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. Often, equity interests will be “restricted securities” as defined in Rule 144 under the Securities Act. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act. Whether an issuer registers its securities under the Securities Act may depend on the success of its operations.

      We will exercise warrants or other rights to purchase stock generally if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid.

      We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.

      There can be no assurance as to when our capital may be fully invested in properties. Pending investment, cash obtained from the a public offering of our securities will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit, other short-term liquid investments and auction-rate securities. Auction-rate securities are purchases of long-term income instruments which provide for frequent resets of stated interest rates. A

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market exists to provide for redemption of auction-rate securities at the interest reset date, generally at par value; however, there is a risk that a redemption price will be below par value. To maintain our REIT qualification, we also may invest in securities that qualify as “real estate assets” and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which the advisor or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction.

      If at any time the character of our investments would cause us to be deemed an “investment company” for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an “investment company.” The advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Investment Company Act of 1940.

      Our reserves, if any, will be invested in permitted temporary investments. The advisor will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than would be obtainable from real estate investments.

(d)	Financial Information About Geographic Areas

      Refer to the Segment Information footnote of the accompanying consolidated financial statements for financial information pertaining to our segment and geographic operations.

(e)	Available Information

      All filings we make with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, and any amendments to those reports, are available for free on our website as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is http://www.cpa16global.com. Our SEC filings are available to be read or copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our filings can also be obtained for free on the SEC’s Internet site at http://www.sec.gov. The reference to our website address does not constitute incorporation by reference of the information contained on our website in this Report or other filings with the SEC, and the information contained on our website is not part of this document.

ITEM 1A.	Risk Factors.

      Our future results may be affected by certain risks and uncertainties including the following:

Investments in properties outside of the United States subject us to foreign currency risks which may adversely affect distributions.

      We are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Our principal currency exposures are to the Euro and the Pound Sterling (U.K.). We currently also are exposed to the Swedish krona, Canadian dollar and Thai baht. For the year ended December 31, 2005, we have incurred realized and unrealized foreign currency translation losses. We attempt to mitigate a portion of the risk of currency fluctuation by financing our properties in the local currency denominations, although there can be no assurance that this will be effective. As a result, changes in the relation of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the

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amount of shareholders’ equity. Although we have not done so to date, we anticipate that in the future we may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. If we were to engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any unhedged foreign currency gain recognized with respect to changes in exchange rates) will generally not qualify as eligible income for purposes of either the 75% gross income test or the 95% gross income test that we must satisfy annually in order to qualify as a REIT.

      Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our qualification as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our qualification as a REIT.

International investment risks, including currency fluctuation, adverse political or economic developments, lack of uniform accounting standards (including availability of information in accordance with U.S. generally accepted accounting principles), the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our operations and our ability to make distributions.

      Foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures though which we acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might adversely affect our performance and impair our ability to make distributions to our shareholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with accounting principles generally accepted in the United States of America) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries.

The offering price for shares of our common stock was determined by our board of directors.

      The offering price for our shares of our common stock was determined by our board of directors in the exercise of its business judgment. This price may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

Shareholders’ equity interests may be diluted.

      Our shareholders do not have preemptive rights to any shares of common stock issued by us in the future. Therefore, if we (1) sell shares of common stock in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into our common stock, (3) issue common stock in a private placement to institutional investors, or (4) issue shares of common stock to our directors and to WPC and its affiliates for payment of fees in lieu of cash, then existing shareholders and investors purchasing shares in our offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in our offering, and the value of our properties and our

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other investments, existing shareholders might also experience a dilution in the book value per share of their investment in us.

We were incorporated in June 2003 and have a limited operating history.

      We were incorporated in June 2003 and have a limited property acquisition history. You should not rely upon the past performance of other real estate investment programs of our advisor or its affiliates. Such past performance may not predict our future results. This is particularly true since none of these past programs had a significant focus on international investment. We cannot guarantee that we will continue to find suitable property investments, or that our tenants will fulfill their lease obligations. Our failure to timely invest the proceeds of our offering, or to invest in quality properties, could diminish returns to investors and our ability to pay distributions to our shareholders.

Our success is dependent on the performance of our advisor.

      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and the management of our assets. Investors will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. The past performance of partnerships and REITs managed by our advisor may not be indicative of our advisor’s performance with respect to us. We cannot guarantee that our advisor will be able to successfully manage and achieve liquidity for us to the extent it has done so for prior programs.

WPC and Carey Financial are the subjects of an ongoing SEC investigation, the effects of which could be materially adverse to them and, possibly, us.

      WPC has disclosed in its publicly available reports filed with the SEC, that the Division of Enforcement of the SEC has commenced an investigation into certain activities of WPC and Carey Financial involving REITs managed by WPC. WPC has announced that it and Carey Financial are cooperating fully with the SEC’s investigation and that they have provided information to the Division of Enforcement in response to subpoenas and document requests. Although no formal regulatory action has been initiated against WPC or Carey Financial in connection with the matters being investigated, WPC has publicly reported that the SEC may pursue an action against WPC or Carey Financial or both in the future which could have a material adverse effect on WPC or Carey Financial or both. If such an action is brought, it could have a material adverse effect on WPC and its affiliates and Carey Financial. Any action brought against WPC or Carey Financial could also have a material adverse effect on us because of our dependence on WPC and Carey Financial for a broad range of services, including in connection with the offering of securities.

Our advisor has limited experience managing a REIT that has a significant focus on international investments.

      We and our advisor have limited experience managing a REIT whose focus is on making a significant percentage of its investments outside of the United States. The experience of our advisor consists mainly of making international investments on our behalf with the proceeds from our initial public offering and making investments on behalf of other CPA® REITs. Our lack of international investing experience could cause increased investment expenses or lower quality investments than anticipated, and therefore could adversely affect our revenues and distributions to our shareholders.

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A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

      We have not yet identified the properties to be purchased with the proceeds of our offering and our distribution reinvestment plan; therefore, there could be a substantial delay between the time you invest in shares and the time all the proceeds are invested by us. Delays in investing our capital could also arise from the fact that our advisor is simultaneously seeking to locate suitable investments for other CPA® REITs managed by our advisor and its affiliates. Delays in our ability to invest the proceeds of our offering and our distribution reinvestment plan could adversely affect our ability to pay distributions to our shareholders and adversely affect your total return.

Our board of directors may change our investment policies without shareholder approval, which could alter the nature of your investment.

      Our bylaws require that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our shareholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (including a majority of the independent directors), without the approval of our shareholders. As a result, the nature of your investment could change without your consent.

We may not be able to raise sufficient funds in our offering and through our distribution reinvestment plan to make investments that will enable us to achieve our portfolio diversification objectives.

      Our offering is on a best-efforts basis and is not conditioned on the sale of any minimum number of shares. Our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. The investment of a smaller sum of money will likely result in the acquisition of fewer properties and, accordingly, less diversification of our real estate portfolio than the investment of a larger sum in a greater number of properties. In addition to the amount already raised in our initial public offering, the amount we have to invest will depend on the amount to be raised in our offering and through our distribution reinvestment plan and the amount of money we are able to borrow. Lack of diversification will increase the potential adverse effect on us and you of any under-performing investments.

We may have difficulty selling or re-leasing our properties.

      Real estate investments generally lack liquidity compared to other financial assets and this lack of liquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or re-lease properties without adversely affecting returns to our shareholders.

The inability of a tenant in a single tenant property to pay rent will reduce our revenues.

      We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. For the year ended December 31, 2005, Telcordia Technologies, Inc. represented 18% of our total lease revenues.

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Lease payment defaults by this and other tenants could cause us to reduce the amount of distributions to our shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

The bankruptcy or insolvency of tenants may cause a reduction in revenue.

      Bankruptcy or insolvency of a tenant could cause:

•	the loss of lease payments;

•	an increase in the costs incurred to carry the property;

•	a reduction in the value of our shares; and

•	a decrease in distributions to shareholders.

      Under U.S. bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year’s lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years’ lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor. Those rights would not include a right to compel the tenant to timely perform its obligations under the lease but would instead entitle us to “adequate protection,” a bankruptcy concept that applies to protect against further decrease in the value of the property if the value of the property is less than the balance owed to us.

      As a general rule, insolvency laws outside of the United States are not as favorable to reorganization or to the protection of a debtor’s rights as tenants under a lease as are the laws in the United States. Our rights to terminate a lease for default are more likely to be enforceable in countries other than the United States, while a debtor/ tenant or its insolvency representative is less likely to have rights to force continuation of lease without our consent. Nonetheless, most such laws would permit a tenant or an appointed insolvency representative to terminate a lease if it so chooses.

      However, because the bankruptcy laws of the United States are considered to be more favorable to debtors and to their reorganization, entities which are not ordinarily perceived as United States entities may seek to take advantage of the U.S. bankruptcy laws if they are eligible. An entity would be eligible to be a debtor under the U.S. bankruptcy laws if it had a domicile (state of incorporation or registration), place of business or assets in the United States. If a tenant became a debtor under the United States bankruptcy laws, then it would have the option of continuing or terminating any unexpired lease. Prior to taking the requisite procedural steps to continue or terminate an unexpired lease, the tenant (or its trustee if one has been appointed) must timely perform all obligations of the tenant under the lease.

      One of our tenants, Foss, filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,195. Since filing for bankruptcy protection, Foss has been making partial payments of amounts due under the lease and as of December 31, 2005, owes us $231.

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      In addition, our tenants, Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC (collectively “Clean Earth”) have each filed for bankruptcy protection in January 2006. The initial aggregate annual rent under their lease is approximately $710. At December 31, 2005, all amounts due under the lease had been paid.

      Other CPA® REITs managed by our advisor or its affiliates have had tenants file for bankruptcy protection and are involved in litigation (including two international tenants). Four prior CPA® REITs reduced the rate of distributions to their investors as a result of adverse developments involving tenants.

Our highly leveraged tenants may have a higher possibility of filing for bankruptcy or insolvency.

      Highly leveraged tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions may have a higher possibility of filing for bankruptcy or insolvency. As stated previously, our tenants, Foss Manufacturing Company, Inc. and Clean Earth, filed for Chapter 11 bankruptcy. In bankruptcy or insolvency, a tenant may have the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues may be reduced and could cause us to reduce distributions to shareholders.

The credit profile of our tenants may create a higher risk of lease defaults and therefore lower revenues.

      Generally, no credit rating agencies evaluate or rank the debt or the credit risk of many of our tenants, as we seek tenants that we believe will have stable or improving credit profiles that have not been recognized by the traditional credit market. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long-term leases with tenants whose credit potential has already been recognized by the market.

We may recognize substantial impairment charges on properties we own.

      We may incur substantial impairment charges, which we are required to recognize whenever we sell a property for less than its carrying value, or we determine that the property has experienced an other-than-temporary decline in its carrying value (or, for direct financing leases, that the unguaranteed residual value of the underlying property has declined). By their nature, such impairment charges are not predictable. If we incur such impairment charges, they will reduce our net income, although they will not necessarily affect our cash flow from operations.

Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation.

      In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The purchase price may be a fixed price or it may be based on a formula. If a tenant exercises its right to purchase the property and the property’s market value has increased beyond the price at which the tenant can purchase the property, we would be limited in fully realizing the appreciation on that property.

Liability for uninsured losses could adversely affect our financial condition.

      Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties, which in turn could cause the value of the shares and distributions to our shareholders to be reduced.

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Potential liability for environmental matters could adversely affect our financial condition.

      We expect to invest in properties historically used for industrial, manufacturing, and other commercial purposes. We therefore may own properties that have known or potential environmental contamination as a result of historical operations. Buildings and structures on the properties we purchase may have known or suspected asbestos-containing building materials. Our properties currently are used for industrial, manufacturing, and other commercial purposes, and some of our tenants may handle hazardous or toxic substances, generate hazardous wastes, or discharge regulated pollutants to the environment. We may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and other commercial purposes, will cause us to be subject to the risk of liabilities under environmental laws. Some of these laws could impose the following on us:

•	Responsibility and liability for the cost of investigation, removal or remediation of hazardous or toxic substances released on or from our property, generally without regard to our knowledge of, or responsibility for, the presence of these contaminants.

•	Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property.

•	Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

      Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral. While we will attempt to mitigate identified environmental risks by requiring tenants contractually to acknowledge their responsibility for complying with environmental laws and to assume liability for environmental matters, circumstances may arise in which a tenant fails, or is unable, to fulfill its contractual obligations. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us. Also, and although we endeavor to avoid doing so, we may be required, in connection with any future divestitures of property, to provide buyers with indemnification against potential environmental liabilities.

Our use of debt to finance acquisitions could adversely affect our cash flow.

      Most of our property acquisitions are made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. There is no limitation on the amount which we can borrow on a single property. We generally borrow on a limited recourse basis to limit our exposure on any property to the amount of equity invested in the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of our portfolio, and revenues available for distributions to our shareholders to be reduced. In addition, international loans typically contain covenants that allow the lender to declare a default if the loan-to-value ratio declines below a specified percentage, which may occur if the value of the property (as determined by appraisal) declines below its value at the time the loan is made. Such covenants may allow a default to be declared, and the lender to foreclose on the property, even if the owner is current in its payments. If such an event were to occur, the owner may be able to cure the default by making additional principal

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payments in order to reduce the loan-to-value ratio, resulting in larger cash expenditures and more rapid loan amortization than originally provided for.

Balloon payment obligations may adversely affect our financial condition.

      A majority of our financing requires us to make a lump-sum or “balloon” payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to refinance the mortgage or to sell the property. At the time the balloon payment is due, we may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. As of December 31, 2005, no balloon payments are due until 2011.

      We have an equity interest in a property in Finland for which our proportionate share of mortgage debt as of December 31, 2005 is $20,944. In accordance with the loan agreement, we have an obligation to complete certain actions within a specified period of time that have not been completed as of December 31, 2005. As a result of not completing this obligation, an event of default has occurred. We are working to complete this obligation and have received a waiver from the lender providing for an extension to complete the obligation by May 31, 2006. In the event that we are unable to complete this obligation by May 31, 2006, the lender may call the remaining obligation on this loan at any time.

Our participation in joint ventures creates additional risk.

      From time to time we participate in joint ventures and purchase properties jointly with other entities. To date, all of our joint venture partners have been affiliated CPA® REIT’s; however, we may have unaffiliated joint venture partners in the future. There are additional risks involved in joint venture transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

We do not fully control the management for our properties.

      The tenants or managers of net lease properties are responsible for maintenance and other day-to-day management of the properties. Because our revenues are largely derived from rents, our financial condition is dependent on the ability of net lease tenants to operate the properties successfully. If tenants are unable to operate the properties successfully, the tenants may not be able to pay their rent, which could adversely affect our financial condition.

We may incur costs to finish build-to-suit properties.

      We may sometimes acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective tenant. The primary risks of a build-to-suit project are potential for cost-overruns, failing to meet an agreed-upon delivery schedule and cost-overruns that cause the total project costs to exceed the original appraisal. In some cases, the prospective tenant bears these risks. However, in other instances we are required to bear these risks which means that we may have to advance funds to cover cost-overruns which we would not be able to recover through increased rent payments or that we may incur schedule delays that delay commencement of rent. We attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs

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described above or any non-occupancy by the tenant upon completion may reduce the project’s and our portfolio’s returns or result in losses to us.

Mortgages on our international properties are subject to provisions over which we have no control which could cause us to default and potentially lose our investment in the property and may adversely affect our revenues and distributions to our shareholders.

      Lenders for our international mortgage loan transactions typically include provisions that can cause a loan default and over which we have no control. These provisions include a loan to value ratio, a debt service coverage ratio and a material adverse change in the borrower’s or tenant’s business. If real estate values decline or a tenant defaults the lender would have the right to foreclose on its security and we could lose our investment in the property and our revenues and distributions to our shareholders may be adversely affected.

We face intense competition.

      In raising funds for investment through our offering and our distribution reinvestment plan, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds, or private funds. This competition, as well as any change in the attractiveness to investors of an investment in the type of property principally held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments.

      We face competition for the acquisition of commercial properties in general, and such properties net leased to major corporations, in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our evaluation of the acceptability of rates of return on behalf of the CPA® REITs is affected by our relative cost of capital. Thus, if our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties.

      Lenders for certain of our properties, particularly in Europe, may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require such provisions. If an event of default or repayment event occurs with respect to any of our properties, our revenues and distributions to our shareholders may be adversely affected.

Loans collateralized by non-real estate assets create additional risk and may adversely affect our REIT qualification.

      We may in the future invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. In the event of a default, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral. Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans and equal or higher-priority loans secured by the real estate

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collateral, that portion of the loan will not be considered a “real estate asset,” for purposes of the 75% REIT asset test. Also, income from that portion of such a loan will not qualify under the 75% REIT income test for REIT qualification.

Payment of fees to our advisor will reduce cash available for investment and distribution.

      Our advisor will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. Unless our advisor elects to receive our common stock in lieu of cash compensation, we will pay our advisor substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to our shareholders.

Our advisor may be subject to conflicts of interest.

      Our advisor manages our business and selects our real estate investments. Our advisor has some conflicts of interest in its management of us, which arise primarily from the involvement of our advisor in other activities that may conflict with us and the payment of fees by us to our advisor. Activities in which a conflict could arise between us and our advisor include:

•	the receipt of compensation by our advisor for property purchases, leases, sales and financing for us, which may cause our advisor to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

•	agreements between us and our advisor, including agreements regarding compensation, will not be negotiated on an arm’s length basis as would occur if the agreements were with unaffiliated third parties;

•	transactions with affiliates will increase fees payable to affiliates and will decrease our net income;

•	acquisitions of single properties or portfolios of properties from affiliates, including the CPA® REITs, subject to our investment policies and procedures, which may take the form of a direct purchase of assets, a merger or another type of transaction;

•	competition with certain affiliates for property acquisitions, which may cause our advisor and its affiliates to direct properties suitable for us to other related entities;

•	a decision by WPC (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to WPC because WPC receives asset management fees and may decide not to sell a property;

•	a recommendation by our advisor that we declare distributions at a particular rate because our advisor will begin collecting subordinated fees once the six percent preferred return has been met; and

•	disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor’s desire to sell a property and our plans to hold or sell the property.

We have limited independence from our advisor.

      All of our management functions are performed by officers of our advisor pursuant to our contract with the advisor. Each member of our board of directors, including our chairman, is a director of WPC or one or more of its affiliates. Our independent directors are selected through a process which includes significant input from our advisor and also serve as the independent directors of other WPC-sponsored REITs. As a result of the foregoing, we have limited independence from WPC and its affiliates. This limited independence, combined with our advisor’s limited equity interests in us, may exacerbate the

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conflicts of interest described in this section by giving our advisor substantial control over us while having different economic incentives than our shareholders.

We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties.

      WPC and its affiliates specialize in providing lease financing services to corporations and in sponsoring funds, such as other CPA® REITs, that invest in real estate. Some of the other CPA® REITs have investment policies and return objectives that are similar to ours and several of the CPA® REITs are currently actively seeking opportunities to reinvest capital. Therefore, WPC and its affiliates, including other CPA® REITs, may compete with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. We have no noncompetition agreement with WPC and its affiliates and there are no restrictions on their ability to sponsor or manage funds or other investment vehicles that may compete with us in the future.

Our capital raising ability is principally reliant on one selected dealer.

      We are principally reliant on Ameriprise Financial Services, Inc. to market our shares to investors. Any adverse change in that arrangement could severely limit our ability to increase assets under management and may prevent us from having funds available for new transactions.

A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services.

      Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, if the present value of a company’s minimum lease payments equal 90% or more of a property’s fair value, the lease is classified as a capital lease, and the lease obligation is included as a liability on the company’s balance sheet. However, if the present value of the minimum lease payments is less than 90% of the property’s value, the lease is considered an operating lease, and the obligation does not appear on the company’s balance sheet, but rather in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet. The SEC has conducted a study of off-balance-sheet financing, including leasing, and the Financial Accounting Standards Board has recently indicated that it is considering addressing the issue. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds, and make it more difficult for us to enter leases on terms we find favorable.

Requirements to obtain U.S. GAAP financial statements from tenants in certain cases may cause us to have to forego an investment opportunity.

      As an SEC registered reporting company, we are subject to SEC rules and regulations that require us to provide financial information with respect to investments we make that are deemed significant under these rules and regulations. The financial information must be prepared in accordance with U.S. GAAP. Potential lessees may not have available U.S. GAAP-based financial information that would enable us to satisfy our obligations. As a result, we may have to elect not to make a particular investment if it will prevent us from satisfying our reporting obligations.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

      We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

      In general, we expect to be able to rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of our portfolio must be comprised of real property and mortgages and other liens on an interest in real estate (collectively, “qualifying assets”) and at least 80% of our portfolio must be comprised of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. In order to maintain our exemption from regulation under the Investment Company Act, we must continue to engage primarily in the business of buying real estate, and these investments must be made within a year after our offering ends. If we are unable to invest a significant portion of the proceeds of our offering in properties within one year of the termination of our offering, we may be able to avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to shareholders and possibly lower your returns.

      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Compliance with the Americans with Disabilities Act may require us to spend substantial amounts of money which could adversely affect our operating results.

      We must comply with the Americans with Disabilities Act and fire and safety regulations, which can require significant expenditures. All of our properties must comply with the applicable portions of the Americans with Disabilities Act and the related regulations, rules and orders, commonly referred to as the ADA, or similar applicable foreign laws. The ADA, for example, has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to persons with disabilities. If we fail to comply with the ADA and other applicable laws, the U.S. or foreign government might impose fines on us and award damages to individuals affected by the failure. In addition, we must operate our properties in compliance with numerous local and foreign fire and safety regulations, building codes and other land use regulations. Compliance with these requirements could require us to spend substantial amounts of money, which

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

could adversely affect our operating results. Failure to comply with these requirements may also affect the marketability of the properties.

We are subject to the risks of real estate ownership which could reduce the value of our properties.

      Our performance and asset value is subject to risks incident to the ownership and operation of triple-net leased commercial property, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

There is not, and may never be a public market for our shares, so it will be difficult for shareholders to sell shares quickly.

      There is no current public market for our shares. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our redemption plan. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states.

Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

      If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

      Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our shareholders aggregating annually at least 90% of our net taxable income, excluding net capital gains. Because we intend to make investments in foreign real property, we are subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income. In addition, legislation, new regulations, administrative interpretations or

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

We may need to use leverage to make distributions.

      We may incur indebtedness if necessary to satisfy the REIT requirement that we distribute at least 90% of our net taxable income, excluding net capital gains, and to avoid the payment of income and excise taxes. It is possible that we could make distributions in excess of our earnings and profits and, accordingly, that such distributions could constitute a return of capital for U.S. federal income tax purposes. It is also possible that we will make distributions in excess of our income as calculated in accordance with generally accepted accounting principles.

The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

      The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the qualification requirements applicable to REITs.

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their net income.

      The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual domestic shareholders is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay U.S. federal income tax on their net income. As a result, the more favorable rates applicable to regular corporate dividends could cause shareholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.

Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.

      The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to our shareholders or us will be changed.

The ability of our board of directors to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

      Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

The limit on the number of our shares a person may own may discourage a takeover.

      Our articles of incorporation restrict beneficial ownership of more than 9.8% of the outstanding shares by one person or affiliated group in order to assist us in meeting the REIT qualification rules. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in our management.

Maryland law could restrict change in control.

      Provisions of Maryland law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of outstanding shares;

•	an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

•	an affiliate of an interested shareholder.

      These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our shareholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

Our articles of incorporation permit our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

      Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. If our board of directors determines to take any such action, it will do so in accordance with the fiduciary duties it owes to holders of our common stock.

There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

      If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or any other employee benefit plan subject to ERISA or Section 4975 of the Code in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

•	your need to value the assets of the benefit plan annually.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      We believe that, under current ERISA law and regulations, our assets should not be treated as “plan assets” of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code that purchases shares, and based on our articles of incorporation and on our related representations. Our view is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions” which could cause us, our advisor and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Asset Management Corp., a wholly-owned subsidiary of WPC, could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

      Our business, results of operations, financial condition or our ability to pay distributions at the current rate could be materially adversely affected by the above conditions. The risk factors may have affected, and in the future could affect, our actual operating and financial results and could cause such results to differ materially from those in any forward-looking statements. You should not consider this list exhaustive. New risk factors emerge periodically, and we cannot completely assure you that the factors described above list all material risks to us at any specific point in time. We have disclosed many of the important risk factors discussed above in our previous filings with the SEC.

ITEM 1B.     Unresolved Staff Comments.

      None.

ITEM 2.	Properties.

      Our principal offices are located at 50 Rockefeller Plaza, New York, NY 10020. The lease for our primarily corporate office space expires in 2016. We believe that this lease is suitable for our operations for the foreseeable future. We also maintain regional offices in Dallas, Texas and London, England.

      Refer to the Our Portfolio section of Item 1 for a discussion of the properties we hold and Schedule III — Real Estate and Accumulated Depreciation of Item 8 for a detailed listing of such properties.

ITEM 3.	Legal Proceedings.

      As of December 31, 2005, we were not involved in any material litigation.

      In March 2004, following a broker-dealer examination of Carey Financial, the wholly-owned broker-dealer subsidiary of WPC, by the staff of the SEC, Carey Financial received a letter from the staff of the SEC alleging certain infractions by Carey Financial of the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations thereunder and those of the National Association of Securities Dealers, Inc. (“NASD”).

      The staff alleged that in connection with a public offering of shares of CPA®:15, Carey Financial and its retail distributors sold certain securities without an effective registration statement. Specifically, the staff alleged that the delivery of investor funds into escrow after completion of the first phase of the offering (the “Phase I Offering”), completed in the fourth quarter of 2002 but before a registration statement with respect to the second phase of the offering (the “Phase II Offering”) became effective in the first quarter of 2003, constituted sales of securities in violation of Section 5 of the Securities Act of

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

1933. In addition, in the March 2004 letter the staff raised issues about whether actions taken in connection with the Phase II offering were adequately disclosed to investors in the Phase I Offering.

      In June 2004, the Division of Enforcement of the SEC (“Enforcement Staff”) commenced an investigation into compliance with the registration requirements of the Securities Act of 1933 in connection with the public offerings of shares of CPA®:15 during 2002 and 2003. In December 2004, the scope of the Enforcement Staff’s inquiries broadened to include broker-dealer compensation arrangements in connection with CPA®:15 and other REITs managed by WPC, as well as the disclosure of such arrangements. At that time WPC and Carey Financial received a subpoena from the Enforcement Staff seeking documents relating to payments by WPC, Carey Financial, and REITs managed by WPC to (or requests for payment received from) any broker-dealer, excluding selling commissions and selected dealer fees. WPC and Carey Financial subsequently received additional subpoenas and requests for information from the Enforcement Staff seeking, among other things, information relating to any revenue sharing agreements or payments (defined to include any payment to a broker-dealer, excluding selling commissions and selected dealer fees) made by WPC, Carey Financial or any REIT managed by WPC in connection with the distribution of WPC’s managed REITs or the retention or maintenance of REIT assets. Other information sought by the SEC includes information concerning the accounting treatment and disclosure of any such payments, communications with third parties (including other REIT issuers) concerning revenue sharing, and documents concerning the calculation of underwriting compensation in connection with the REIT offerings under applicable NASD rules.

      In response to the Enforcement Staff’s subpoenas and requests, WPC and Carey Financial have produced documents relating to payments made to certain broker-dealers both during and after the offering process, for certain of the REITs managed by WPC (including Corporate Property Associates 10 Incorporated (“CPA®:10”), CIP®, CPA®:12, CPA®:14 and CPA®:15), in addition to selling commissions and selected dealer fees.

      Among the payments reflected on documents produced to the Staff were certain payments, aggregating in excess of $9,600, made to a broker-dealer which distributed shares of the REITs. The expenses associated with these payments, which were made during the period from early 2000 through the end of 2003, were borne by and accounted for on the books and records of the REITs. Of these payments, CPA®:10 paid in excess of $40; CIP® paid in excess of $875; CPA®:12 paid in excess of $2,455; CPA®:14 paid in excess of $4,990; and CPA®:15 paid in excess of $1,240. In addition, other smaller payments by the REITs to the same and other broker-dealers have been identified aggregating less than $1,000.

      WPC and Carey Financial are cooperating fully with this investigation and have provided information to the Enforcement Staff in response to the subpoenas and requests. Although no formal regulatory action has been initiated against WPC or Carey Financial in connection with the matters being investigated, we expect the SEC may pursue such an action against either or both. The nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could have a material adverse effect on WPC and Carey Financial and the magnitude of that effect would not necessarily be limited to the payments described above but could include other payments and civil monetary penalties. Any action brought against WPC or Carey Financial could also have a material adverse effect on us because of our dependence on WPC and Carey Financial for a broad range of services.

      Several state securities regulators have sought information from Carey Financial relating to the matters described above. While one or more states may commence proceedings against Carey Financial in connection with these inquiries, we do not currently expect that these inquires will have a material effect on WPC or Carey Financial incremental to that caused by any SEC action.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

ITEM 4.	Submission of Matters to a Vote of Security Holders.

      No matter was submitted during the fourth quarter of the year ended December 31, 2005 to a vote of security holders, through the solicitation of proxies or otherwise.

PART II

ITEM 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

      There is no established public trading market for our shares. As of March 17, 2006, there were 18,966 holders of record of our shares.

Distributions

      We are required to distribute annually at least 90% of our distributable REIT taxable income to maintain our status as a REIT. Quarterly distributions declared by us for the past two years are as follows:

      Cash Distributions Declared Per Share:

	2005	2004

First quarter	$.1250	$.1125
Second quarter	.1450	.1129
Third quarter	.1500	.1155
Fourth quarter	.1563	.1160

	$.5763	$.4569

Unregistered Sales of Equity Securities

      (a) For the three-month period ended December 31, 2005, 111,539 shares were issued to the advisor as consideration for asset management fees. Shares were issued at $10 per share. Since none of these transactions were considered to have involved a “public offering” within the meaning of Section 4(2) of the Securities Act, as amended, the shares issued were deemed to be exempt from registration. In acquiring our shares, the advisor represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof. We previously reported other sales of unregistered shares during 2005 in our quarterly reports on Form 10-Q.

      (b) Issuer Purchases of Equity Securities

Maximum Number
(or Approximate
			Total Number	Dollar Value) of
			of Shares Purchased	Shares that may
	Total Number	Average	as Part of Publicly	yet be Purchased
	of Shares	Price Paid	Announced Plans or	Under the Plans
Period	Purchased	per Share	Programs(1)	or Programs(1)

October 1, 2005 - October 31, 2005	$—	$—	N/A	N/A
November 1, 2005 - November 30, 2005	—	—	N/A	N/A
December 1, 2005 - December 31, 2005	30,584	9.30	N/A	N/A

Total	30,584	$9.30

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

(1)	All shares were purchased pursuant to our redemption plan, which we announced in December 2003. Under our redemption plan we may elect to redeem shares of our common stock subject to certain conditions and limitations. The maximum amount of shares purchasable by us in any period depends on the availability of funds generated by the Plan and other factors at the discretion of our Board of Directors. However, at no time during a 12-month period may the number of shares redeemed by us exceed 5% of the number of shares of our outstanding common stock at the beginning of such period. The redemption plan will terminate if and when our shares are listed on a national securities exchange or included for quotation on Nasdaq.

ITEM 6.	Selected Financial Data.

      The following selected financial data should be read in conjunction with the accompanying consolidated financial statements and related notes in Item 8.

(In thousands except per share amounts)

	Years Ended December 31,

	2005	2004	2003(1)

OPERATING DATA:
Revenues	$42,230	$5,776	$—
Net income (loss)	16,284	5,124	(42)
Basic earnings (loss) per share	.29	.21	(2.08)
Cash distributions paid	28,939	5,918	—
Cash distributions declared per share	.5763	.4569	—
Payment of mortgage principal(2)	2,821	344	—
BALANCE SHEET DATA:
Total assets	$929,649	$585,512	$1,230
Long-term obligations(3)	368,070	103,387	—

(1)	For the period from inception (June 5, 2003) through December 31, 2003. Prior to December 31, 2003, we had no substantive operating history and our cash balances consisted of funds received from our advisor to purchase the initial 20,000 shares.

(2)	Represents scheduled mortgage principal paid.

(3)	Represents limited recourse mortgage notes payable and deferred acquisition fee installments that are due after more than one year.

ITEM 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(In thousands except share and per share amounts)

      The following discussion and analysis of financial condition and results of operations of Corporate Property Associates 16 — Global Incorporated should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2005. As used in this Annual Report on Form 10-K, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 16 — Global Incorporated, its consolidated subsidiaries and predecessors, unless otherwise indicated. Forward-looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seeks,” “plans” or similar expressions. Do not unduly rely on forward-looking statements. They give our

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

expectations about the future and are not guarantees, and speak only as of the date they are made. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by such forward looking statements. While we cannot predict all of the risks and uncertainties, they include, but are not limited to, those described in Item 1A of this Annual Report on Form 10-K. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans of will be achieved.

EXECUTIVE OVERVIEW

Business Overview

      As described in more detail in Item 1 of this Annual Report, we are a real estate investment trust (“REIT”) that invests in commercial properties leased to companies domestically and internationally. The primary source of our revenue is earned from leasing real estate, primarily on a triple net lease basis. We were formed in June 2003 and are managed by W. P. Carey & Co. LLC and its subsidiaries (collectively, the “advisor”). As a REIT, we are not subject to federal income taxation as long as we satisfy certain requirements relating to the nature of our income, the level of our distributions and other factors.

      In December 2003, we commenced a “best efforts” initial public offering to raise up to $1,100,000. This offering was terminated in March 2005, excluding shares registered pursuant to our Plan. Prior to terminating the offering we sold 55,332,415 shares and through December 31, 2005 we have sold 1,582,072 shares through the Plan. In August 2005, we filed an amendment to our registration statement filed with the SEC in 2004 for a second “best efforts” public offering of up to 95,000,000 shares of our common stock, including 40,000,000 shares of our common stock issuable under the Plan. This registration statement was declared effective by the SEC on February 22, 2006 but selling has not yet commenced. While we currently anticipate that our second offering may commence shortly, the offering may be delayed or suspended based upon a number of factors, which may include obtaining regulatory approvals, negotiation of satisfactory agreements with selected dealers, analysis of market conditions and other factors affecting the offering.

Current Developments and Trends

      Significant business developments that occurred during 2005 are detailed in Item 1 — Significant Developments During 2005.

      Current trends include:

      We continue to see increased competition for net leased properties as capital continues to flow into real estate, in general, and net leased real estate, in particular. We believe that the low long-term treasury rate by historical standards has created greater investor demand for yield-based investments, such as triple net leased real estate, thus creating increased capital flows and a more competitive investment environment.

      We believe that several factors may provide us with continued investment opportunities both domestically and internationally including increased merger and acquisition activity, which may provide additional sale-leaseback opportunities as a source of funding, a continued desire of corporations to divest themselves of real estate holdings and increasing opportunities for sale-leaseback transactions in the international market, which continues to make up a large portion of our investment opportunities.

      We currently expect international commercial real estate to comprise a significant portion of the investments we make. Financing terms for international transactions are generally more favorable as they provide for lower interest rates and greater flexibility to finance the underlying property. These

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

benefits are partially offset by shorter financing maturities and increased exposure to fluctuations in foreign currency exchange rates.

      Increases in long term interest rates would likely cause the value of our real estate assets to decrease. Increases in interest rates may also have an impact on the credit quality of certain tenants. Rising interest rates would likely cause an increase in inflation and a corresponding increase in the Consumer Price Index (“CPI”). To the extent that the CPI increases, additional rental income streams may be generated for leases with CPI adjustment triggers. In addition, we constantly evaluate our debt exposure and to the extent that opportunities exist to refinance and lock in lower interest rates over a longer term, we may be able to reduce our exposure to short term interest rate fluctuation.

      We have foreign operations and as such are subject to risk from the effects of exchange rate movements in foreign currencies. We benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to foreign currencies. Since December 31, 2004, the U.S. dollar has strengthened which has had an adverse impact on our results of operations and will continue to have such an impact should such strengthening continue.

      For the year ended December 31, 2005, cash flow generated from operations and equity investments was sufficient to fund distributions paid to shareholders and minority partners and scheduled mortgage principal payments. As of December 31, 2005, we had $155,374 in cash and cash equivalents as well as $1,698 in short-term instruments that we intend to convert to cash, which will primarily be used to fund future investments, as well as maintain sufficient working capital balances and meet other commitments.

      We intend to fund quarterly distributions from cash generated from operations. We also currently expect to continue raising funds through an additional public offering of our common stock (see Item 1 — Significant Developments During 2005). Substantially all of the capital raised has been raised by one selected-dealer and any adverse change in our relationship with this selected-dealer could limit our ability to sell additional shares of common stock.

How We Earn Revenue

      The primary source of our revenue is from leasing real estate. We invest in and own commercial properties that are then leased to companies domestically and internationally, primarily on a triple net lease basis. Revenue is subject to fluctuation because of the timing of new investments, new lease transactions at existing properties, lease expirations, lease terminations, and sales of property.

How Management Evaluates Results of Operations

      Management evaluates our results with a primary focus on the ability to generate cash flow necessary to meet our objectives of funding distributions to our shareholders and overall property appreciation. As a result, management’s assessment of operating results gives less emphasis to the effect of unrealized gains and losses, which may cause fluctuations in net income for comparable periods but have no impact on cash flow, and to other noncash charges such as depreciation and impairment charges. In evaluating cash flow from operations, management includes equity distributions that are included in investing activities to the extent that the distributions in excess of equity income are the result of noncash charges such as depreciation and amortization. Management does not consider unrealized gains and losses resulting from short-term foreign currency fluctuations or derivative instruments when evaluating our ability to fund distributions. Management’s evaluation of our potential for generating cash flow includes its assessment of the long-term sustainability of our real estate portfolio.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      Our operations consist primarily of the investment in and the leasing of commercial real estate. We acquired our first investment in 2004. Management’s evaluation of the sources of lease revenues for the years ended December 31, 2005 and 2004 is as follows:

	2005	2004

Rental income	$29,416	$2,901
Interest income from direct financing leases	9,689	2,769

	$39,105	$5,670

      For the years ended December 31, 2005 and 2004, we earned net lease revenues (i.e., rental income and interest income from direct financing leases) from our direct ownership of real estate from the following lease obligations:

	2005	%	2004	%

Telcordia Technologies, Inc.(a)	$7,029	18%	$—	—%
Ply Gem Industries, Inc.(b)(c)	3,447	9	1,154	20
The Talaria Company (Hinkley)(a)(d)	3,285	8	—	—
Foss Manufacturing Company, Inc.(b)(e)	3,196	8	1,598	28
Finisar Corporation(a)	3,018	8	—	—
Polestar Petty Ltd.(b)(c)	2,652	7	1,661	29
MetoKote Corporation, MetoKote Canada Limited and MetoKote de Mexico(a)(c)	2,162	6	—	—
HMS Healthcare, Inc.(a)	1,776	5	—	—
LFD Manufacturing Limited and IDS Logistics (Thailand) Limited(a)(c)	1,719	4	—	—
Plantagen Finland Oy and Plantagen Sverige AB(b)(c)	1,674	4	30	1
Xpedite Systems, Inc.(b)	1,593	4	467	8
Precise Technology Group, Inc.(a)	1,383	3	—	—
Castle Rock Industries, Inc.(b)	1,330	3	760	14
Huntsman International, LLC(a)	1,303	3	—	—
Clean Earth Kentucky, LLC(a)(f)	710	2	—	—
Polypipe, Inc.(a)	632	2	—	—
Other(a)(c)(d)	2,196	6	—	—

	$39,105	100%	$5,670	100%

(a)	We acquired or placed into service our interest in this investment during 2005.

(b)	We acquired or placed into service our interest in this investment during 2004.

(c)	Revenue amounts are subject to fluctuations in foreign currency exchange rates.

(d)	Includes lease revenues applicable to minority interests. Minority interests included in the consolidated amounts above total $1,098 in 2005 and $0 in 2004 and 2003.

(e)	Foss filed for Chapter 11 bankruptcy in September 2005.

(f)	Clean Earth filed for Chapter 11 bankruptcy in January 2006.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      We recognize income from equity investments of which lease revenues are a significant component. Our ownership interests range from 25% to 50%. For the years ended December 31, 2005 and 2004, our share of net lease revenues in the following lease obligations is as follows:

	2005	%	2004	%

U-Haul Moving Partners, Inc. and Mercury Partners, LP(a)	$8,782	40%	$5,907	62%
Thales S.A.(a)(c)	3,876	18	1,588	17
Pohjola Non-life Insurance Company(b)(c)	2,984	13	—	—
TietoEnator Plc(a)(c)	2,792	13	1,352	14
Hellweg Die Profi-Baumarkte Gmbh & Co. KG(b)(c)	1,628	7	—	—
Police Prefecture, French Government(b)(c)	1,397	6	—	—
Actuant Corporation(a)(c)	739	3	718	7

	$22,198	100%	$9,565	100%

(a)	We acquired or placed into service our interest in this investment during 2004.

(b)	We acquired or placed into service our interest in this investment during 2005.

(c)	Revenue amounts are subject to fluctuations in foreign currency exchange rates.

RESULTS OF OPERATIONS

      We had no substantive operations in 2003 when we were formed and commenced real estate operations in 2004. The results of operations presented below for the years ended December 31, 2005 and 2004 are not expected to be representative of future results because we anticipate that our asset base will continue to increase substantially. As our asset base increases, revenues and general and administrative and property expenses as well as depreciation is expected to increase. Interest expense is expected to increase as we obtain mortgage financing for our properties.

Lease Revenues

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, lease revenues (rental income and interest income from direct financing leases) increased by $33,435 primarily as a result of recent investment activity. Rent from several investments completed during 2005 contributed $23,908 of this increase while the full year impact of several investments completed in 2004 contributed $8,222 of the increase. We also completed a build-to-suit project in September 2005 that contributed $1,303 of the increase.

      We have completed several international investments and expect that such investments will continue to make up a significant portion of our investment activity. We expect lease revenue from our international investments to fluctuate in the future in connection with exchange rate movements in foreign currencies.

      Our leases generally have rent increases based on formulas indexed to increases in the CPI or other indices for the jurisdiction in which the property is located, sales overrides or other periodic increases, which are designed to increase lease revenues in the future.

      Recent lease activity includes:

•	In December 2005, we entered into a transaction with CPA®:14, an affiliate, where we acquired a 55.1% interest in a property leased to Dick’s Sporting Goods, Inc. and agreed to construct an expansion at the existing facility. We will receive rent only on the expansion facility until construction is completed. Once construction is completed, we and CPA®:14 will each receive our

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

respective pro rata portion of the aggregate rent for the entire facility (see Item 1 — Significant Developments During 2005).

•	In September 2005 and January 2006, Foss Manufacturing and Clean Earth, which contributed approximately $3,195 and $710 in 2005 lease revenues, respectively, filed for Chapter 11 bankruptcy protection. We cannot predict whether either company will affirm or terminate its lease in connection with its bankruptcy reorganization.

Interest Income on Mortgage Receivable

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, interest income on mortgage receivable increased $2,452 primarily as a result of investments made in two mortgage loans totaling $33,040. These investments were entered into in December 2004 and January 2005.

Other Operating Income

      Other operating income generally consists of costs reimbursable by tenants, lease termination payments and other non-rent related revenues including, but not limited to, settlements of claims against former lessees. We receive settlements in the ordinary course of business; however, the timing and amount of such settlements cannot always be estimated. Reimbursable tenant costs are recorded as both income and property expense and, therefore, have no impact on net income.

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, other operating income increased $567, primarily due to an increase in reimbursable tenant costs.

Depreciation and Amortization

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, depreciation and amortization increased $6,861 as a result of depreciation and amortization incurred on investments completed in 2005 and the full year impact of investments completed in 2004.

Property Expenses

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, property expenses increased by $6,882 primarily due to an increase in asset management and performance fees of $5,758, an increase in reimbursable tenant costs of $544, an increase in the provision for uncollected rents of $337 and increases in carrying costs on certain properties.

      The increase in the asset management and performance fees paid to the advisor is from an increase in our asset base due to recent investment activity. The increase in the provision for uncollected rents relates primarily to amounts due from Foss, which filed for bankruptcy protection in September 2005. Actual recoveries of reimbursable tenant costs are recorded as both revenue and expense and therefore have no impact on net income.

General and Administrative

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, general and administrative expenses increased by $2,276 primarily due to an increase in our share of expenses allocated by the advisor and an increase in our share of rental expenses under an office-sharing agreement totaling $722, an increase in professional fees of $513, an increase in state and local income taxes of $464 and an increase in investor related costs, including printing and proxy solicitation costs totaling $266.

      The increase in expenses allocated by the advisor results from the increase in our asset base due to recent investment activity while the increase in rent expenses is due to an increase in our revenue as rent is allocated under the office-sharing agreement based on revenue. Increases in other general and

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

administrative expenses in 2005 reflect the increase in our asset base as a result of recent investment activity and an increase in our shareholder base.

Impairment Charge

      We recognized an impairment charge in the fourth quarter of 2005 of $302 to reflect an other than temporary decline in the value of warrants we held in Clean Earth. Clean Earth filed for Chapter 11 bankruptcy in January 2006. No impairment charges were recognized in 2004.

Income from Equity Investments

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, income from equity investments increased by $3,002 primarily due to recent investment activity. The full year impact of four equity investments completed in 2004 contributed $1,913 of the increase while income from three equity investments completed in 2005 contributed $1,089 of the increase.

Other Interest Income

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, other interest income increased $3,502 primarily due to increases in interest rates and average cash balances maintained.

Minority Interest in Income

      Minority interest in income of $642 during 2005 reflects our acquisition of controlling interests in Hinckley and Dick’s Sporting goods. We entered into these investments during 2005 with two affiliated CPA® REITs.

(Loss) Gain on Foreign Currency Transactions, Net

      2005 VS. 2004 — For the year ended December 31, 2005, we recognized a net loss on foreign currency transactions of $1,652 as compared with a net gain of $18 for the year ended December 31, 2004. The loss is primarily due to the strengthening of the U.S. dollar during 2005, which contributed to losses incurred on deposits held for new investments and the translation of intercompany subordinated debt with scheduled principal repayments or accrued interest on such debt.

Interest Expense

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, interest expense increased by $13,165 primarily due to limited recourse mortgage loans obtained on recent investments and the full year impact of mortgage loans placed on investments completed in 2004. During 2005, we obtained mortgage financing of $369,551 with a weighted average interest rate and term of 5.5% and 13.6 years.

Net Income

      2005 VS. 2004 — For the years ended December 31, 2005 and 2004, net income increased $11,160, primarily due to income generated from investments completed in 2005 and the full year impact of investments completed in 2004. Income generated from our investment portfolio was partially offset by foreign exchange losses. These variances are described above.

FINANCIAL CONDITION

Uses of Cash During the Year

      Prior to December 31, 2003, we had no substantive operating history and our cash balances consisted of funds received from our advisor to purchase the initial 20,000 shares. Since December 31,

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

2003, we have raised funds from our initial public offering and commenced real estate operations. Cash and cash equivalents totaled $155,374 as of December 31, 2005. We believe that we have sufficient cash balances to invest in a diversified investment portfolio and meet existing working capital needs. Our use of cash during 2005 is described below.

Operating Activities

      One of our objectives is to use the cash flow from net leases (including equity investments) to meet operating expenses, service debt and fund distributions to shareholders. During 2005, cash flow from operations and equity investments of $43,820 were sufficient to pay distributions to shareholders of $28,939, meet scheduled mortgage principal installments of $2,821 and distribute $161 to minority interest partners. During 2005, the advisor elected to receive asset management and performance fees in restricted common stock. As a result of this election, we paid fees of $3,315 through the issuance of stock rather than in cash.

Investing Activities

      Our investing activities are generally comprised of real estate related transactions (purchases and sales of real estate and mortgage loans collateralized by real estate) and the purchase of and sale of short-term investments and marketable securities which we intend to convert to cash. We completed 22 investments during 2005, including the purchase of a mortgage note receivable. Our investment activity during 2005 was funded through proceeds from limited resource mortgage financing, the use of existing cash balances, the release of funds of $19,942 held in escrow and proceeds from the sale of marketable securities and the issuance of our stock. During 2005, we had net sales (purchases less proceeds from sale) of marketable securities of $69,900, which were used to fund investment activity and for working capital needs.

Financing Activities

      In addition to making scheduled mortgage principal payments, paying distributions to shareholders and minority partners, we used $1,512 to purchase treasury shares through a redemption plan which allows shareholders to sell shares back to us, subject to certain limitations. During 2005, we obtained $267,218 in mortgage financing to fund investment activity and received $45,413 from the issuance of stock, net of costs. The decrease in proceeds from the issuance of our stock as compared to the comparable prior year period is due to the termination of our initial public offering in March 2005.

      All of our mortgage obligations bear interest at fixed rates. Accordingly, our cash flow should not be adversely affected by increases in interest rates, which are near historical lows. However, financing on future acquisitions will likely bear higher rates of interest.

Cash Resources

      As of December 31, 2005, we had $155,374 in cash and cash equivalents as well as $1,698 in short-term instruments that we intend to convert to cash, which will primarily be used to fund future investments, as well as maintain sufficient working capital balances and meet other commitments. In addition, debt may be incurred on unleveraged properties with a carrying value of $21,836 as of December 31, 2005 and any proceeds may be used to finance future investments. We intend to fund quarterly distributions from cash generated from our real estate portfolio. We also currently expect to continue raising funds through an additional offering of our common stock, which may commence shortly.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      We expect cash flows from operating activities to be affected by several factors in 2006 including:

•	The full year impact of investments completed in 2005, including a build-to-suit project that was completed and placed into service in September 2005 as well as the expected completion of a build-to-suit project in 2006, which we expect will provide additional cash flow in 2006.

•	The advisor’s election in 2006 to continue to receive asset management and performance fees in restricted shares.

•	Scheduled rent increases on several properties during 2006 should result in additional cash from operations.

Cash Requirements

      During the next twelve months, cash requirements will include scheduled mortgage principal payment installments (we have no mortgage balloon payments scheduled until 2011), paying distributions to shareholders, funding build-to-suit commitments on projects that we currently project to total $45,794 as well as other normal recurring operating expenses. We also intend to use our cash to make new investments to further diversify our portfolio and maintain cash balances sufficient to meet working capital needs.

      We have an equity interest in a property in Finland for which our proportionate share of mortgage debt as of December 31, 2005 is $20,944. In accordance with the loan agreement, we have an obligation to complete certain actions within a specified period of time that have not been completed as of December 31, 2005. As a result of not completing this obligation, an event of default has occurred. We are working to complete this obligation and have received a waiver from the lender providing for an extension to complete the obligation by May 31, 2006. In the event that we are unable to complete this obligation by May 31, 2006, the lender may call the remaining obligation on this loan at any time.

      Based on projected increases in operating cash flows from recent investments, cash flow from operations and distributions from operations of equity investments in excess of equity income is expected to be sufficient to meet operating cash flow objectives during the next twelve months. Accordingly, we expect to have sufficient cash flow to continue funding distributions to our shareholders. Distributions are determined based in part upon our long-term projections of cash flow.

AGGREGATE CONTRACTUAL AGREEMENTS

      The table below summarizes our contractual obligations as of December 31, 2005 and the effect that such obligations are expected to have on our liquidity and cash flow in future periods.

		Less Than			More Than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

Mortgage notes payable — Principal	$358,370	$5,496	$15,102	$17,882	$319,890
Mortgage notes payable — Interest	231,071	21,083	41,051	39,021	129,916
Deferred acquisition fees — Principal	17,708	2,512	11,805	3,391	—
Deferred acquisition fees — Interest	2,253	859	1,224	170	—
Build-to-suit commitments(1)	45,794	45,794	—	—	—
Operating leases(2)	2,925	183	495	550	1,697

	$658,121	$75,927	$69,677	$61,014	$451,503

(1)	Represents remaining build-to-suit commitments for three projects. Commitments include a project in Blairsville, Pennsylvania where estimated total construction costs are currently projected to total $25,152, of which $659 was funded as of December 31, 2005; a project in Plainfield, Indiana where

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

estimated total construction costs are currently projected to total approximately $17,600, of which $2,740 was funded as of December 31, 2005; and a project in Norwich, Connecticut where estimated total construction costs are currently projected to total up to $12,500, of which $6,059 has been funded as of December 31, 2005.

(2)	Operating lease obligations consist primarily of our share of minimum rents payable under an office cost-sharing agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities. Such amounts are allocated among the entities based on gross revenues and are adjusted quarterly.

      Amounts in the table above related to our foreign operations are based on the exchange rate of the local currencies as of December 31, 2005.

      As of December 31, 2005, we have no material capital lease obligations for which we are the lessee, either individually or in the aggregate.

      In connection with the purchase of our properties, we require the sellers to perform environmental reviews. We believe, based on the results of such reviews, that our properties were in substantial compliance with Federal and state environmental statutes at the time the properties were acquired. However, portions of certain properties have been subject to some degree of contamination, principally in connection with either leakage from underground storage tanks, surface spills from facility activities or historical on-site activities. In most instances where contamination has been identified, tenants are actively engaged in the remediation process and addressing identified conditions. Tenants are generally subject to environmental statutes and regulations regarding the discharge of hazardous materials and any related remediation obligations. In addition, our leases generally require tenants to indemnify us from all liabilities and losses related to the leased properties with provisions of such indemnification specifically addressing environmental matters. The leases generally include provisions which allow for periodic environmental assessments, paid for by the tenant, and allow us to extend leases until such time as a tenant has satisfied its environmental obligations. Certain of the leases allow us to require financial assurances from tenants such as performance bonds or letters of credit if the costs of remediating environmental conditions are, in our estimation, in excess of specified amounts. Accordingly, we believe that the ultimate resolution of any environmental matter should not have a material adverse effect on our financial condition, liquidity or results of operations.

SUBSEQUENT EVENTS

      In January and March 2006, we completed two investments located in Wyoming and Texas, respectively. The investment in Wyoming represents a build-to-suit project and the investment in Texas represents the acquisition of four commercial properties. The total cost of these investments is expected to be approximately $41,000. In connection, with the investment in Texas, the Company obtained limited recourse mortgage financing of $9,000 with a fixed interest rate of 6.48% and a 20-year term.

      In January 2006, our tenants, Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC (collectively “Clean Earth”), each filed for bankruptcy protection. The initial aggregate annual rent under their lease is approximately $710. At December 31, 2005, all amounts due under the lease had been paid.

      In March 2006, we together with an affiliate, CPA®:15, through a subsidiary in which we own a 25% interest and CPA®:15 owns the remaining 75%, entered into agreements to acquire and lease back 18 retail facilities in Europe from OBI AG, for a total purchase price that is expected to be approximately $200,000. The transaction is expected to close during the first half of 2006, however there can be no assurance that we will be successful in completing the transaction for the expected purchase price and within the estimated timeframe.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      As previously reported in our Form 10-Q report for the quarter ended September 30, 2005, upon being advised that certain distributions, beginning with the April 2004 distribution, might be construed to be preferential dividends, we promptly notified the IRS and submitted a request for a closing agreement. In March 2006, we entered into a closing agreement with the IRS, under which the IRS reached a final determination that it would not challenge our qualification as a REIT, or the deductibility of dividends paid to our shareholders, for the tax years ended December 31, 2005 and 2004 based upon the manner in which we issued shares in our distribution reinvestment plan. In settlement of this matter, the advisor has agreed to make a payment of $101,536 to the IRS and to cancel the issuance of a de minimis number of shares issued pursuant to our distribution reinvestment plan that may have caused the dividends to be preferential.

CRITICAL ACCOUNTING ESTIMATES

      Our significant accounting policies are described in Note 2 to the consolidated financial statements. Many of these accounting policies require certain judgment and the use of certain estimates and assumptions when applying these policies in the preparation of our consolidated financial statements. On a quarterly basis, we evaluate these estimates and judgments based on historical experience as well as other factors that we believe to be reasonable under the circumstances. These estimates are subject to change in the future if underlying assumptions or factors change. Certain accounting policies, while significant, may not require the use of estimates. Those accounting policies that require significant estimation and/or judgment are listed below.

Classification of Real Estate Assets

      We classify our directly owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investment in direct financing leases at the inception of a lease or when significant lease terms are amended. This classification is based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by third party appraisals of the leased assets. The calculation of the present value of future minimum rents includes determining a lease’s implicit interest rate, which requires an estimate of the residual value of leased assets as of the end of the non-cancelable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets. The contractual terms of our leases are not necessarily different for operating and direct financing leases; however the classification is based on accounting pronouncements which are intended to indicate whether the risks and rewards of ownership are retained by the lessor or substantially transferred to the lessee. Management believes that it retains certain risks of ownership regardless of accounting classification. Assets classified as net investment in direct financing leases are not depreciated and, therefore, the classification of assets may have a significant impact on net income even though it has no effect on cash flows.

Identification of Tangible and Intangible Assets in Connection with Real Estate Acquisitions

      In connection with the acquisition of properties, purchase costs are allocated to tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of tangible assets, consisting of land, buildings and tenant improvements, is determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in other liabilities in the accompanying financial statements.

      The value attributed to tangible assets is determined in part using a discount cash flow model which is intended to approximate what a third party would pay to purchase the property as vacant and rent at current “market” rates. In applying the model, we assume that the disinterested party would sell the

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

property at the end of a market lease term. Assumptions used in the model are property-specific as it is available; however, when certain necessary information is not available, we will use available regional and property-type information. Assumptions and estimates include a discount rate or internal rate of return, marketing period necessary to put a lease in place, carrying costs during the marketing period, leasing commissions and tenant improvements allowances, market rents and growth factors of such rents, market lease term and a cap rate to be applied to an estimate of market rent at the end of the market lease term.

      Above-market and below-market lease intangibles are based on the difference between the market rent and the contractual rents and are discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired. We acquire properties subject to net leases and consider the credit of the lessee in negotiating the initial rent.

      The total amount of other intangibles is allocated to in-place lease values and tenant relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with each tenant. Characteristics we consider in allocating these values include the expectation of lease renewals, nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant and the tenant’s credit quality, among other factors. Intangibles for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a lease is terminated, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, are charged to expense.

      Factors considered include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Estimated carrying costs include real estate taxes, insurance, other property operating costs, expectation of funding tenant improvements and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on assessments of specific market conditions. Estimated costs to execute leases include commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property.

Basis of Consolidation

      The consolidated financial statements include us, our wholly owned and majority owned controlled subsidiaries and one variable interest entity (“VIE”) in which we are the primary beneficiary. All material inter-entity transactions have been eliminated.

      For acquisitions of an interest in an entity or newly formed joint venture or limited liability company, we evaluate the entity to determine if the entity is deemed a VIE, and if we are deemed to be the primary beneficiary, in accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). Entities that meet one or more of the criteria listed below are considered VIEs.

•	Our equity investment is not sufficient to allow the entity to finance its activities without additional third party financing;

•	We do not have the direct or indirect ability to make decisions about the entity’s business;

•	We are not obligated to absorb the expected losses of the entity;

•	We do not have the right to receive the expected residual returns of the entity; and

•	Our voting rights are not proportionate to our economic interests, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      We consolidate the entities that are VIEs when we are deemed to be the primary beneficiary of the VIE. For entities where we are not deemed to be the primary beneficiary of the VIE and our ownership is 50% or less and we have the ability to exercise significant influence as well as jointly-controlled tenancy-in-common interests we use the equity accounting method, i.e. at cost, increased or decreased by our share of earnings or losses, less distributions. When events occur, we will reconsider our determination of whether an entity is a VIE and who the primary beneficiary is to determine if there is a change in the original determinations.

Impairments

      Impairment charges may be recognized on long-lived assets, including but not limited to real estate, direct financing leases, assets held for sale and equity investments. Estimates and judgments are used when evaluating whether these assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, we perform projections of undiscounted cash flows, and if such cash flows are insufficient, the assets are adjusted (i.e., written down) to their estimated fair value. An analysis of whether a real estate asset has been impaired requires us to make our best estimate of market rents, residual values and holding periods. In our evaluations, we generally obtain market information from outside sources; however, such information requires us to determine whether the information received is appropriate to the circumstances. As our investment objective is to hold properties on a long-term basis, holding periods used in the analyses generally range from five to ten years. Depending on the assumptions made and estimates used, the future cash flow projected in the evaluation of long-lived assets can vary within a range of outcomes. We will consider the likelihood of possible outcomes in determining the best possible estimate of future cash flows. Because in most cases, each of our properties is leased to one tenant, we are more likely to incur significant writedowns when circumstances change because of the possibility that a property will be vacated in its entirety and, therefore, it is different from the risks related to leasing and managing multi-tenant properties. Events or changes in circumstances can result in further non-cash writedowns and impact the gain or loss ultimately realized upon sale of the assets.

      We perform a review of our estimate of residual value of our direct financing leases at least annually to determine whether there has been an other than temporary decline in the current estimate of residual value of the underlying real estate assets (i.e., the estimate of what we could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value, that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue. While an evaluation of potential impairment of real estate accounted for under the operating method is determined by a change in circumstances, the evaluation of a direct financing lease can be affected by changes in long-term market conditions even though the obligations of the lessee are being met. Changes in circumstances include, but are not limited to, vacancy of a property not subject to a lease and termination of a lease. We may also assess properties for impairment because a lessee is experiencing financial difficulty and because management expects that there is a reasonable probability that the lease will be terminated in a bankruptcy proceeding or a property remains vacant for a period that exceeds the period anticipated in a prior impairment evaluation.

      Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost, as equity investments and subsequently adjusted for our proportionate share of earnings and cash contributions and distributions. On a periodic basis, we assess whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent impairment has occurred, the charge shall be measured as the excess of the carrying amount of the investment over the fair value of the investment.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

      When we identify assets as held for sale, we discontinue depreciating the assets and estimate the sales price, net of selling costs, of such assets. If in our opinion, the net sales price of the assets, which have been identified for sale, is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that we have adopted a plan to sell an asset but have not entered into a sales agreement, we will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, we decide not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the property been continuously classified as held and used or (b) the fair value at the date of the subsequent decision not to sell.

Provision for Uncollected Amounts from Lessees

      On an ongoing basis, we assess our ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because we have a limited number of lessees (16 lessees represented more than 94% of annual lease revenues during 2005), we believe that it is necessary to evaluate the collectibility of these receivables based on the facts and circumstances of each situation rather than solely using statistical methods. We generally recognize a provision for uncollected rents and other tenant receivables and measure our allowance against actual arrearages. For amounts in arrears, we make subjective judgments based on our knowledge of a lessee’s circumstances and may reserve for the entire receivable amount from a lessee because there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations.

Interest to be Capitalized in Connection with Real Estate Under Construction

      Operating real estate is stated at cost less accumulated depreciation. Costs directly related to build-to-suit projects, primarily interest, if applicable, are capitalized. Interest capitalized in 2005 and 2004 was approximately $725 and $151, respectively. We consider a build-to-suit project as substantially completed upon the completion of improvements. If portions of a project are substantially completed and occupied and other portions have not yet reached that stage, the substantially completed portions are accounted for separately. We allocate costs incurred between the portions under construction and the portions substantially completed and only capitalize those costs associated with the portion under construction. We do not have a credit facility and determine an interest rate to be applied for capitalizing interest based on an average rate on our outstanding limited recourse mortgage debt.

Recent Accounting Pronouncements

      In March 2005, the FASB issued Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” refers to a legal obligation (pursuant to existing laws or by contract) to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective no later than fiscal years ending after December 15, 2005. We adopted FIN 47 as required effective December 31, 2005 and the initial

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

application of this Interpretation did not have a material effect on our financial position or results of operations.

      In June 2005, the Emerging Issues Task Force issued EITF 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”). The scope of EITF 04-05 is limited to limited partnerships or similar entities that are not variable interest entities under FIN 46(R). The Task Force reached a consensus that the general partners in a limited partnership (or similar entity) are presumed to control the entity regardless of the level of their ownership and, accordingly, may be required to consolidate the entity. This presumption may be overcome if the agreements provide the limited partners with either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. If it is deemed that the limited partners’ rights overcome the presumption of control by a general partner of the limited partnership, the general partner shall account for its investment in the limited partnership using the equity method of accounting. EITF 04-05 was effective immediately for all arrangements created or modified after June 29, 2005. For all other arrangements, application of EITF 04-05 is required effective for the first reporting period in fiscal years beginning after December 15, 2005 (i.e., effective January 1, 2006 for the Company) using either a cumulative-effect-type adjustment or using a retrospective application. We do not believe that the adoption of EITF 04-05 will have a material impact on our financial position or results of operations.

      In October 2005, the FASB issued Staff Position No. 13-1 “Accounting for Rental Costs Incurred during a Construction Period” (“FSP FAS 13-1”). FSP FAS 13-1 addresses the accounting for rental costs associated with operating leases that are incurred during the construction period. FSP FAS 13-1 makes no distinction between the right to use a leased asset during the construction period and the right to use that asset after the construction period. Therefore, rental costs associated with ground or building operating leases that are incurred during a construction period shall be recognized as rental expense, allocated over the lease term in accordance with SFAS No. 13 and Technical Bulletin 85-3. FSP FAS 13-1 is effective for the first reporting period beginning after December 15, 2005. We adopted FSP FAS 13-1 as required on January 1, 2006 and the initial application of this Staff Position did not have a material impact on our financial position or results of operations.

ITEM 7A.	Quantitative and Qualitative Disclosures about Market Risk.

(In thousands)

      Market risk is the exposure to loss resulting from changes in interest rates, credit spreads, foreign currency exchange rates and equity prices. In pursuing our business plan, the primary market risks to which we are exposed are interest rate risk and currency exchange rate risks.

Interest Rate Risk

      The value of our real estate is subject to fluctuations based on changes in interest rates, local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt when balloon payments are scheduled.

      All of our long-term debt bears interest at fixed rates, and therefore the fair value of these instruments is affected by changes in the market interest rates. The following table presents principal cash flows based upon expected maturity dates of our debt obligations and the related weighted-average

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

interest rates by expected maturity dates for our fixed rate debt. The interest rates on our fixed rate debt as of December 31, 2005 ranged from 4.36% to 7.15%.

								Fair
	2006	2007	2008	2009	2010	Thereafter	Total	Value

Fixed rate debt	$5,496	$7,029	$8,073	$8,657	$9,225	$319,890	$358,370	$351,424
Weighted average interest rate	5.97%	5.90%	5.91%	5.91%	5.92%	5.85%

      A change in interest rates of 1% would not have an effect on annual interest expense as we have no variable rate debt. A change in interest rates of 1% would increase or decrease the fair value of our fixed rate debt at December 31, 2005 by approximately $13,620.

      Although we have not experienced any credit losses on investments in loan participations, in the event of a significant rising interest rate environment and/or economic downturn, loan defaults could increase and result in us recognizing credit losses, which could adversely affect our liquidity and operating results. Further, such defaults could have an adverse effect on the spreads between interest earning assets and interest bearing liabilities.

Foreign Currency Exchange Rate Risk

      We have foreign operations in the European Union, Thailand and Canada and as such are subject to risk from the effects of exchange rate movements of foreign currencies, which may affect future costs and cash flows. A significant portion of our foreign operations were conducted in the Euro. We are likely to conduct business in other currencies as we seek to invest funds from our offering internationally. For all currencies we are a net receiver of the foreign currency (we receive more cash than we pay out) and therefore our foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to the foreign currency. Realized and unrealized foreign currency translation losses were $1,527 and $125, respectively, for the year ended December 31, 2005. Such losses are included in the accompanying consolidated financial statements and are primarily due to changes in foreign currency on accrued interest receivable on notes receivable from wholly-owned subsidiaries.

      To date, we have not entered into any foreign currency forward exchange contracts to hedge the effects of adverse fluctuations in foreign currency exchange rates. We have obtained limited recourse mortgage financing at fixed rates of interest in the local currency. To the extent that currency fluctuations increase or decrease rental revenues as translated to dollars, the change in debt service, as translated to dollars, will partially offset the effect of fluctuations in revenue, and, to some extent mitigate the risk from changes in foreign currency rates.

      During each of the next five years following December 31, 2005 and thereafter, scheduled future minimum rents, exclusive of renewals, under non-cancelable leases resulting from our foreign operations are as follows:

	2006	2007	2008	2009	2010	Thereafter	Total

Rental income(1)	$4,620	$4,620	$4,620	$4,620	$4,620	$56,306	$79,406
Interest income from direct financing leases(1)	6,817	6,872	6,929	6,987	7,046	137,826	172,477

      Scheduled principal payments for the mortgage notes payable during each of the next five years following December 31, 2005, and thereafter, from our foreign operations are as follows:

	2006	2007	2008	2009	2010	Thereafter	Total

Fixed rate debt(1)	$1,103	$1,206	$1,518	$1,655	$1,790	$78,277	$85,549

(1)	Based on the applicable December 31, 2005 exchange rate. Contractual rents and mortgage notes are denominated in the functional currency of the country of each property.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

ITEM 8.	Financial Statements and Supplementary Data.

      The following financial statements and schedule are filed as a part of this Report:

Report of Independent Registered Public Accounting Firm.

Consolidated Balance Sheets as of December 31, 2005 and 2004.

Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and the period from inception (June 5, 2003) through December 31, 2003.

Consolidated Statements of Comprehensive Income for the years ended December 31, 2005, 2004 and the period from inception (June 5, 2003) through December 31, 2003.

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2005, 2004 and the period from inception (June 5, 2003) through December 31, 2003.

Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and the period from inception (June 5, 2003) through December 31, 2003.

Notes to Consolidated Financial Statements.

Schedule III — Real Estate and Accumulated Depreciation as of December 31, 2005.

Notes to Schedule III.

Schedule IV — Mortgage Loans on Real Estate.

Notes to Schedule IV.

      Financial statement schedules other than those listed above are omitted because the required information is given in the financial statements, including the notes thereto, or because the conditions requiring their filing do not exist.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Corporate Property Associates 16 — Global Incorporated:

      In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Corporate Property Associates 16 — Global Incorporated and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 and the period from inception (June 5, 2003) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 21, 2006

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share amounts)

	December 31,

	2005	2004

ASSETS:
Real estate, net	$386,615	$58,654
Net investment in direct financing leases	152,772	97,102
Equity investments	97,179	65,964
Real estate under construction	15,026	9,994
Mortgage notes receivable	29,798	20,291
Cash and cash equivalents	155,374	217,310
Short-term investments	1,698	9,753
Marketable securities	2,996	69,900
Funds in escrow	6,377	22,922
Intangible assets, net	66,589	5,614
Due from affiliates	590	—
Deferred offering costs	4,028	3,080
Other assets, net	10,607	4,928

Total assets	$929,649	$585,512

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY:
Liabilities:
Limited recourse mortgage notes payable	$358,370	$97,691
Accrued interest	2,330	298
Prepaid rental income and security deposits	6,398	2,821
Other deposits	—	2,458
Due to affiliates	9,475	4,399
Distributions payable	8,926	5,353
Deferred acquisition fees payable to affiliate	17,708	7,535
Accounts payable and accrued expenses	10,867	833
Other liabilities	11,446	916

Total liabilities	425,520	122,304

Minority interest	17,134	—

Commitments and contingencies (Note 11)
Shareholders’ equity:
Common stock, $.001 par value; 110,000,000 shares authorized; 57,106,286 and 51,426,720 shares issued and outstanding at December 31, 2005 and 2004	57	51
Additional paid-in capital	514,014	465,292
Distributions in excess of accumulated earnings	(22,416)	(6,188)
Accumulated other comprehensive (loss) income	(3,148)	4,053

	488,507	463,208
Less, treasury stock at cost, 162,564 shares at December 31, 2005	(1,512)	—

Total shareholders’ equity	486,995	463,208

Total liabilities, minority interest and shareholders’ equity	$929,649	$585,512

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except share and per share amounts)

			For the Period
			from Inception
	For the Years Ended		(June 5, 2003)
	December 31,		through
			December 31,
	2005	2004	2003

REVENUES:
Rental income	$29,416	$2,901	$—
Interest income from direct financing leases	9,689	2,769	—
Interest income on mortgage receivable	2,482	30	—
Other operating income	643	76	—

	42,230	5,776	—

OPERATING EXPENSES:
Depreciation and amortization	(7,417)	(556)	—
Property expenses	(8,586)	(1,704)	—
General and administrative	(3,310)	(1,034)	(42)
Impairment charge	(302)	—	—

	(19,615)	(3,294)	(42)

OTHER INCOME AND EXPENSES:
Income from equity investments	5,342	2,340	—
Other interest income	5,790	2,288	—
Minority interest in income	(642)	—	—
(Loss) gain on foreign currency transactions, net	(1,652)	18	—
Interest expense	(15,169)	(2,004)	—

	(6,331)	2,642	$—

NET INCOME (LOSS)	$16,284	$5,124	$(42)

BASIC EARNINGS (LOSS) PER SHARE	$.29	$.21	$(2.08)

DISTRIBUTIONS DECLARED PER SHARE	$.5763	$.4569	$—

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	56,327,478	24,564,256	20,000

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

			For the Period
			from Inception
	Years Ended		(June 5, 2003)
	December 31,		through
			December 31,
	2005	2004	2003

Net income (loss)	$16,284	$5,124	$(42)
Other comprehensive income:
Unrealized depreciation of marketable securities	(20)	—	—
Foreign currency translation adjustment	(7,181)	4,053	—

	(7,201)	4,053	—

Comprehensive income (loss):	$9,083	$9,177	$(42)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2005 and 2004 and for the period from inception (June 5, 2003) through December 31, 2003
(In thousands except share and per share amounts)

			Distributions in	Accumulated
		Additional	Excess of	Other
	Common	Paid-In	Accumulated	Comprehensive	Treasury
	Stock	Capital	Earnings	(Loss) Income	Stock	Total

20,000 shares issued $.001 par, at $10 per share	$—	$200	$—	$—	$—	$200
Net loss			(42)			(42)

Balance at December 31, 2003	—	200	(42)	—	—	158

51,406,720 shares issued $.001 par, at $10 per share, net of offering costs	51	465,092				465,143
Distributions declared			(11,270)			(11,270)
Net income			5,124			5,124
Change in other comprehensive income				4,053		4,053

Balance at December 31, 2004	51	465,292	(6,188)	4,053	—	463,208

5,679,566 shares issued $.001 par, at $10 per share, net of offering costs	6	48,722				48,728
Distributions declared			(32,512)			(32,512)
Net income			16,284			16,284
Change in other comprehensive income				(7,201)		(7,201)
Repurchase of 162,564 shares					(1,512)	(1,512)

Balance at December 31, 2005	$57	$514,014	$(22,416)	$(3,148)	$(1,512)	$486,995

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

			For the Period
			from Inception
	For the Years Ended		(June 5, 2003)
	December 31,		through
			December 31,
	2005	2004	2003

Cash flows from operating activities:
Net income (loss)	$16,284	$5,124	$(42)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,506	464	—
Straight-line rent adjustments	(1,336)	(103)	—
Equity income in excess of distributions received	(637)	—	—
Minority interest in income	642	—	—
Issuance of shares to affiliate in satisfaction of fees due	3,315	—	—
Impairment charge	302	—	—
Realized loss on foreign currency transactions, net	1,527	174	—
Unrealized loss (gain) on foreign currency transactions	125	(192)	—
Increase in funds in escrow	—	(745)	—
Decrease (increase) in due from affiliates	—	30	(30)
Increase in accrued interest	2,064	298	—
Increase in prepaid rent and security deposits	5,179	2,155	—
Increase in due to affiliates (a)	4,753	1,305	15
Increase (decrease) in accounts payable and accrued expenses (a)	1,819	(245)	27
Net change in other operating assets and liabilities	(1,205)	(681)	—

Net cash provided by (used in) operating activities	40,338	7,584	(30)

Cash flows from investing activities:
Distributions received from equity investments in excess of equity income	3,482	985	—
Acquisition of real estate and equity investments (b)	(428,526)	(222,681)	—
Contributions to equity investments	(38,499)	—	—
Purchase of mortgage note receivable	(12,798)	(20,300)	—
Sale (Purchase) of short-term investments	7,871	(9,732)	—
Purchases of securities	(32,625)	(82,175)	—
Proceeds from sale of securities	102,525	12,275	—
Funds held in escrow for acquisition of real estate and equity investments	(2,832)	(22,829)	—
Release of funds held in escrow for acquisition of real estate and equity investments	19,942	—	—
Receipt of principal payment of mortgage note receivable	220	—	—
VAT taxes paid and recoverable from purchase of real estate, net	(5,976)	(86)	—

Net cash used in investing activities	(387,216)	(344,543)	—

Cash flows from financing activities:
Proceeds from issuance of stock, net of costs of raising capital	45,413	465,143	200
Proceeds from mortgages (c)	267,218	95,937	—
Scheduled payments of mortgage principal	(2,821)	(344)	—
Distributions paid	(28,939)	(5,918)	—
Contributions from minority partners	6,724	—	—
Deferred financing costs and mortgage deposits, net of deposits refunded	331	(1,294)	—
Distributions paid to minority partners	(161)	—	—
Purchase of treasury stock	(1,512)	—	—

Net cash provided by financing activities	286,253	553,524	200

Effect of exchange rate changes on cash	(1,311)	575	—

Net (decrease) increase in cash and cash equivalents	(61,936)	217,140	170
Cash and cash equivalents, beginning of period	217,310	170	—

Cash and cash equivalents, end of period	$155,374	$217,310	$170

(Continued)

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(In thousands)

Non-cash investing and financing activities:

(a)	Increase in due to affiliates and accounts payable and accrued expenses excludes amounts related to the raising of capital (financing activities) pursuant to the Company’s public offering. At December 31, 2005, 2004 and 2003, the amount due to the Company’s advisor for such costs was $4,028, $3,080 and $1,043, respectively.

(b)	Included in the cost basis of real estate investments acquired in 2005 and 2004 are deferred acquisition fees payable of $10,174 and $7,535, respectively.

(c)	Net of $2,325 and $570 retained by mortgage lenders during 2005 and 2004, respectively.

Supplemental cash flows information:

	2005	2004	2003

Interest paid, net of amounts capitalized	$13,772	$1,836	$—

Interest capitalized	$725	$151	$—

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands except share and per share amounts)

1.	Organization

      Corporate Property Associates 16 — Global Incorporated (the “Company”) is a real estate investment trust (“REIT”) that invests in commercial properties leased to companies domestically and internationally, primarily on a triple net basis. As of December 31, 2005, the Company’s portfolio consisted of 157 properties leased to 35 tenants and totaling more than 12.4 million square feet. Subject to certain restrictions and limitations, the business of the Company is managed by W. P. Carey & Co. LLC (“WPC”) and its subsidiaries (collectively referred to as the “advisor”).

      In December 2003, we commenced our initial public offering of up to 110,000,000 shares of our common stock at $10 per share pursuant to our registration statement on Form S-11 (No. 333-106838) filed with the SEC. We also registered up to 50,000,000 shares issuable pursuant to our Distribution Reinvestment and Stock Purchase Plan (the “Plan”). These shares were offered on a “best efforts” basis through our affiliate, Carey Financial and other selected dealers. We suspended sales activities with respect to our initial offering in December 2004 and formally terminated the offering in March 2005 by filing an amendment to this registration statement to deregister shares of our common stock that remained unissued as of March 8, 2005, excluding shares issuable under the Plan. Prior to terminating the offering we sold 55,332,415 shares and through December 31, 2005 have sold 1,582,072 shares of common stock through the Plan.

      In September 2004, we filed a registration statement on Form S-11 (No. 333-119265) with the SEC for a second “best efforts” public offering of up to 120,000,000 shares of our common stock at $10 per share, including 40,000,000 shares of our common stock issuable under the Plan. In August 2005, we amended this registration statement to reduce the number of shares being registered to 95,000,000 shares of our common stock, including 40,000,000 shares of our common stock issuable under the Plan. This registration statement was declared effective by the SEC on February 22, 2006.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and one variable interest entity (“VIE”) in which we are the primary beneficiary. All material inter-entity transactions have been eliminated.

      For acquisitions of an interest in an entity or newly formed joint venture or limited liability company, the Company evaluates the entity to determine if the entity is deemed a VIE, and if the Company is deemed to be the primary beneficiary, in accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). Entities that meet one or more of the criteria listed below are considered VIEs.

•	The Company’s equity investment is not sufficient to allow the entity to finance its activities without additional third party financing;

•	The Company does not have the direct or indirect ability to make decisions about the entity’s business;

•	The Company is not obligated to absorb the expected losses of the entity;

•	The Company does not have the right to receive the expected residual returns of the entity; and

•	The Company’s voting rights are not proportionate to its economic interests, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

      The Company consolidates the entities that are VIEs when the Company is deemed to be the primary beneficiary of the VIE. For entities where the Company is not deemed to be the primary beneficiary of the VIE and the Company’s ownership is 50% or less and has the ability to exercise significant influence, as well as any jointly-controlled tenancy-in-common, interests are accounted for under the equity method, i.e. at cost, increased or decreased by the Company’s share of earnings or losses, less distributions. When events occur, the Company will reconsider its determination of whether an entity is a VIE and who the primary beneficiary is to determine if there is a change in the original determinations.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Purchase Price Allocation

      In connection with the Company’s acquisition of properties, purchase costs are allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values. The value of the tangible assets, consisting of land, buildings and tenant improvements, are determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of leases are also recorded at their relative fair values and are included in deferred rental income in the accompanying financial statements.

      Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in place at the time of acquisition of the properties and (ii) management’s estimate of fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value is amortized as a reduction of rental income over the remaining non-cancelable term of each lease. The capitalized below-market lease value is amortized as an increase to rental income over the initial term and any fixed rate renewal periods in the respective leases.

      The total amount of other intangibles is allocated to in-place lease values and tenant relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with each tenant. Characteristics that are considered in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals among other factors. Third party appraisals or management’s estimates are used to determine these values.

      Factors considered in the analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. Management also considers information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on management’s assessment of specific market conditions. Estimated costs to execute leases

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property will also be considered.

      The value of in-place leases is amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles are amortized to expense over the initial and expected renewal terms of the leases but no amortization period for intangible assets will exceed the remaining depreciable life of the building. Intangibles for above-market and below-market leases, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a lease is terminated, the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, is charged to expense.

Operating Real Estate

      Land and buildings and personal property are carried at cost less accumulated depreciation. Renewals and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Real Estate Under Construction and Redevelopment

      For properties under construction, operating expenses including interest charges and other property expenses, including real estate taxes, are capitalized rather than expensed and incidental revenue is recorded as a reduction of capitalized project (i.e., construction) costs. Interest is capitalized by applying the interest rate applicable to outstanding borrowings to the average amount of accumulated expenditures for properties under construction during the period.

Mortgage Notes Receivable

      For investments in mortgage notes and loan participations, the loans are initially reflected at acquisition cost which consists of the outstanding balance net of the acquisition discount or premium. The Company amortizes any discount or premium as an adjustment to increase or decrease, respectively, the yield realized on these loans using the effective interest method. As such, differences between carrying value and principal balances outstanding do not represent embedded losses or gains as we generally plan to hold such loans to maturity.

Cash and Cash Equivalents and Short-Term Investments

      The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. The Company’s cash and cash equivalents at December 31, 2005 were held in the custody of several financial institutions, including international institutions, and which balances at times exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions. Instruments that have a maturity of three months or more at the time of purchase are classified as short-term investments in the accompanying consolidated financial statements.

Marketable Securities

      Marketable securities, which consist of an interest-only participation in a mortgage note receivable as of December 31, 2005 and auction-rate securities as of December 31, 2004, are classified as available for sale securities and reported at fair value with any unrealized gains and losses on these securities reported as a component of other comprehensive income until realized.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

Other Assets

      Included in other assets are deferred charges and deferred rental income. Deferred charges are costs incurred in connection with mortgage financings and refinancings and are amortized over the terms of the mortgages and included in interest expense in the accompanying consolidated financial statements. Deferred rental income is the aggregate cumulative difference for operating leases between scheduled rents, which vary during the lease term, and rent recognized on a straight-line basis.

Deferred Acquisition Fees Payable to Affiliate

      Fees are payable for services provided by the advisor to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees is deferred and is payable in annual installments totaling 2% of the purchase price of the properties over no less than three years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the performance criterion (see Note 3).

Treasury Stock

      Treasury stock is recorded at cost.

Real Estate Leased to Others

      Real estate is leased to others on a net lease basis whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. Expenditures for maintenance and repairs including routine betterments are charged to operations as incurred. Significant renovations that increase the useful life of the properties are capitalized. For the year ended December 31, 2005, lessees were responsible for the direct payment of real estate taxes of approximately $5,195.

      The Company diversifies its real estate investments among various corporate tenants engaged in different industries, by property type and geographically. One tenant, Telcordia Technologies, Inc., currently represents 18% of total lease revenue. Substantially all of the Company’s leases provide for either scheduled rent increases, periodic rent increases based on formulas indexed to increases in the Consumer Price Index (“CPI”) or percentage rents. Rents from percentage rents are recognized as reported by the lessees, that is, after the level of sales requiring a rental payment to the Company is reached.

      The leases are accounted for under either the direct financing or operating methods as appropriate for the transaction. Such methods are described below:

Direct financing method — Leases accounted for under the direct financing method are recorded at their net investment (Note 5). Unearned income is deferred and amortized to income over the lease term so as to produce a constant periodic rate of return on the Company’s net investment in the lease.

Operating method — Real estate is recorded at cost less accumulated depreciation; rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred (Note 4).

      On an ongoing basis, the Company assesses its ability to collect rent and other tenant-based receivables and determine an appropriate allowance for uncollected amounts. Because the Company has a limited number of lessees (16 lessees represented more than 94% of annual lease revenues during 2005), the Company believes that it is necessary to evaluate the collectibility of these receivables based

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

on the facts and circumstances of each situation rather than solely using statistical methods. The Company generally recognizes a provision for uncollected rents and other tenant receivables and measures the allowance against actual arrearages. For amounts in arrears, the Company makes subjective judgments based on its knowledge of a lessee’s circumstances and may reserve for the entire receivable amount from a lessee if there has been significant or continuing deterioration in the lessee’s ability to meet its lease obligations. As of December 31, 2005 and 2004, the allowance for uncollected rents was $337 and $0, respectively.

Depreciation

      Depreciation of building and related improvements is computed using the straight-line method over the estimated useful lives of the properties — generally not to exceed 40 years. Depreciation of tenant improvements is computed using the straight-line method over the remaining term of the lease.

Impairments

      When events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses the recoverability of its long-lived assets and certain intangible assets based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets are adjusted to their estimated fair value. The Company performs a review of its estimate of residual value of its direct financing leases at least annually to determine whether there has been an other than temporary decline in the Company’s current estimate of residual value of the underlying real estate assets (i.e., the estimate of what the Company could realize upon sale of the property at the end of the lease term). If the review indicates a decline in residual value that is other than temporary, a loss is recognized and the accounting for the direct financing lease will be revised to reflect the decrease in the expected yield using the changed estimate, that is, a portion of the future cash flow from the lessee will be recognized as a return of principal rather than as revenue.

      Investments in unconsolidated joint ventures are accounted for under the equity method and are recorded initially at cost as equity investments and are subsequently adjusted for the Company’s proportionate share of earnings and cash contributions and distributions. On a periodic basis, the Company assesses whether there are any indicators that the value of equity investments may be impaired and whether or not that impairment is other than temporary. To the extent an other than temporary impairment has occurred, the charge is measured as the excess of the carrying amount of the investment over the fair value of the investment.

      When the Company identifies assets as held for sale, it discontinues depreciating the assets and estimates the sales price, net of selling costs, of such assets. If in the Company’s opinion, the net sales price of the assets which have been identified for sale is less than the net book value of the assets, an impairment charge is recognized and a valuation allowance is established. To the extent that a purchase and sale agreement has been entered into, the allowance is based on the negotiated sales price. To the extent that the Company has adopted a plan to sell an asset but has not entered into a sales agreement, it will make judgments of the net sales price based on current market information. Accordingly, the initial assessment may be greater or less than the purchase price subsequently committed to and may result in a further adjustment to the fair value of the property. If circumstances arise that previously were considered unlikely and, as a result, the Company decides not to sell a property previously classified as held for sale, the property is reclassified as held and used. A property that is reclassified is measured and recorded individually at the lower of (a) its carrying amount before the property was classified as held for sale, adjusted for any depreciation expense that would have been recognized had

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

the property been continuously classified as held and used or (b) the fair value at the date of the subsequent decision not to sell.

Foreign Currency Translation

      The Company consolidates its real estate investments in Finland, Sweden, Canada, Thailand and the United Kingdom and owns interests in properties in Germany, France and Finland. The functional currencies for these investments are the Euro, the Swedish Krona, the Canadian Dollar, the Thai Baht and the British Pound. The translation from these local currencies to the U.S. dollar is performed for assets and liabilities using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses resulting from such translation are reported as a component of other comprehensive income as part of shareholders’ equity. As of December 31, 2005 and 2004, the cumulative foreign currency translation adjustment (loss) gain was ($3,128) and $4,053, respectively.

      Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in the exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of that transaction. That increase or decrease in the expected functional currency cash flows is an unrealized foreign currency transaction gain or loss that generally will be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later), realized upon settlement of a foreign currency transaction generally will be included in net income for the period in which the transaction is settled. Foreign currency transactions that are (i) designated as, and are effective as, economic hedges of a net investment and (ii) intercompany foreign currency transactions that are of a long-term nature (that is, settlement is not planned or anticipated in the foreseeable future), when the entities to the transactions are consolidated or accounted for by the equity method in the Company’s financial statements will not be included in determining net income but will be accounted for in the same manner as foreign currency translation adjustments and reported as a component of other comprehensive income as part of shareholder’s equity. The contributions to the equity investments were funded in part through subordinated debt.

      Foreign currency intercompany transactions that are scheduled for settlement, consisting primarily of accrued interest and the translation to the reporting currency of intercompany subordinated debt with scheduled principal repayments, are included in the determination of net income, and the Company recognized unrealized (losses) gains of ($125) and $192 from such transactions for the years ended December 31, 2005 and 2004. For the years ended December 31, 2005 and 2004, the Company recognized realized losses of $1,527 and $174, respectively, on foreign currency transactions in connection with the transfer of cash from foreign operations of subsidiaries to the parent company. No such realized or unrealized gains were recognized in 2003.

Federal Income Taxes

      The Company has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain its qualification as a REIT, the Company is required to, among other things, distribute at least 90% of its REIT taxable income to its shareholders and meet certain tests regarding the nature of its income and assets. Under the Code, REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, the Company generally will not be subject to U.S. federal

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

income tax on income that it distributes to shareholders as long as the Company meets such requirements and distributes at least 90% of its net taxable income (excluding net capital gains) on an annual basis. If the Company fails to qualify for taxation as a REIT for any taxable year, its income will be taxed at regular corporate rates, and the Company may not be able to qualify for treatment as a REIT for that year and the next four years. Even if the Company qualifies as a REIT for U.S. federal income tax purposes, the Company may be subject to federal, state, local and foreign taxes on its income and property and to income and excise taxes on its U.S. undistributed income (See Note 16).

      State, local and franchise taxes of $494 and $30 are included in general and administrative expenses for the years ended December 31, 2005 and 2004, respectively.

Costs of Raising Capital

      Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholder’s equity upon the issuance of shares.

Earnings Per Share

      The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts only for all periods presented in the accompanying consolidated financial statements.

Recent Accounting Pronouncements

      In March 2005, the FASB issued Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN 47 clarifies that the term “Conditional Asset Retirement Obligation” refers to a legal obligation (pursuant to existing laws or by contract) to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective no later than fiscal years ending after December 15, 2005. The Company adopted FIN 47 as required effective December 31, 2005 and the initial application of this Interpretation did not have a material effect on our financial position or results of operations.

      In June 2005, the Emerging Issues Task Force issued EITF 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-05”). The scope of EITF 04-05 is limited to limited partnerships or similar entities that are not variable interest entities under FIN 46(R). The Task Force reached a consensus that the general partners in a limited partnership (or similar entity) are presumed to control the entity regardless of the level of their ownership and, accordingly, may be required to consolidate the entity. This presumption may be overcome if the agreements provide the limited partners with either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. If it is deemed that the limited partners’ rights overcome the presumption of control by a general partner of the limited partnership, the general partner shall account for its investment in the limited partnership using the equity method of accounting. EITF 04-05 was effective immediately for all arrangements created or modified after June 29, 2005. For all other arrangements, application of EITF 04-05 is required effective for the first reporting period in fiscal years beginning after December 15, 2005 (i.e., effective January 1, 2006 for the Company) using either a cumulative-effect-type adjustment or using a retrospective

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

application. The Company does not believe that the adoption of EITF 04-05 will have a material impact on our financial position or results of operations.

      In October 2005, the FASB issued Staff Position No. 13-1 “Accounting for Rental Costs Incurred during a Construction Period” (“FSP FAS 13-1”). FSP FAS 13-1 addresses the accounting for rental costs associated with operating leases that are incurred during the construction period. FSP FAS 13-1 makes no distinction between the right to use a leased asset during the construction period and the right to use that asset after the construction period. Therefore, rental costs associated with ground or building operating leases that are incurred during a construction period shall be recognized as rental expense, allocated over the lease term in accordance with SFAS No. 13 and Technical Bulletin 85-3. FSP FAS 13-1 is effective for the first reporting period beginning after December 15, 2005. The Company adopted FSP FAS 13-1 as required on January 1, 2006 and the initial application of this Staff Position did not have a material impact on our financial position or results of operations.

3.	Agreements and Transactions with Related Parties

      In connection with performing management services on behalf of the Company, the advisory agreement between the Company and the advisor provides that the advisor receive asset management and performance fees, each of which are 1/2 of 1% per annum of average invested assets, as defined in the advisory agreement. The performance fees are subordinated to the performance criterion, a cumulative non-compounded distributions return of 6%. As of December 31, 2005, the cumulative non-compounded distributions return is 5.42% and the performance criterion has not been achieved. The asset management and performance fees will be payable in cash or restricted stock at the option of the advisor. For 2005, the advisor has elected to receive its management fee in restricted shares of common stock of the Company at $10. The advisor is also reimbursed for the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. The Company incurred asset management fees of $3,698 and $819 in 2005 and 2004, respectively. The Company incurred personnel reimbursements of $604 and $50 in 2005 and 2004, respectively. Asset management fees and personnel reimbursement costs are included in property expense and general and administrative expenses, respectively, in the accompanying financial statements.

      Fees are payable to the advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties and refinancing of mortgages. A portion of such fees is deferred and payable in equal installments over no less than three years following the first anniversary of the date a property was purchased. Such deferred fees are not payable until the performance criterion has been met. The unpaid portion of the deferred fees bears interest at an annual rate of 5% from the date of acquisition of a property until paid. For transactions that were completed in 2005 and 2004, current fees were $12,717 and $9,718, respectively and deferred fees were $10,174 and $7,535, respectively.

      The advisor is obligated to reimburse the Company for the amount by which operating expenses of the Company exceeds the 2%/25% guidelines (the greater of 2% of average invested assets or 25% of net income) as defined in the advisory agreement for any twelve-month period. If in any year the operating expenses of the Company exceed the 2%/25% guidelines, the advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. If the independent directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that such reimbursement would not cause the Company’s operating expenses to exceed this limit in any such year. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the advisor and independent directors, is made at the sole discretion of the independent directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. The operating expenses of the Company have not exceeded the amount that would require the advisor to reimburse the Company.

      The advisor will be entitled to receive subordinated disposition fees based upon the cumulative proceeds arising from the sale of Company assets since the inception of the Company, subject to certain conditions. Pursuant to the subordination provisions of the advisory agreement, the disposition fees may be paid only after the shareholders receive 100% of their initial investment from the proceeds of asset sales and a cumulative annual return of 6% (based on an initial share price of $10) since the inception of the Company. Payment of such amount, however, cannot be made until the subordination provisions are met. The Company has not sold any of its assets as of December 31, 2005 and no such disposition fees have been accrued.

      The Company owns interests in limited partnerships and limited liability companies which range from 25% to 75% with the remaining interests owned by affiliates.

      The Company is a participant in an agreement with certain affiliates for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. Pursuant to the terms of the agreement, the Company’s share of rental occupancy and leasehold costs is based on gross revenues of the affiliates. Expenses incurred in 2005 and 2004 were $171 and $3, respectively. The Company’s current share of future annual minimum lease payments on the office lease, which has a current term through 2016, is $2,925.

4.	Real Estate

      Real estate, which consists of land and buildings leased to others, at cost, and accounted for under the operating method is summarized as follows:

	December 31,

	2005	2004

Cost	$392,210	$59,097
Less: Accumulated depreciation	(5,595)	(443)

	$386,615	$58,654

      Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants and future CPI — based increases, under non-cancelable operating leases amount are approximately as follows:

Years Ending December 31,
2006	$38,499
2007	38,986
2008	39,256
2009	39,447
2010	39,642
Thereafter through 2030	513,340

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

5.	Net Investment in Direct Financing Leases

      Net investment in direct financing leases is summarized as follows:

	December 31,

	2005	2004

Minimum lease payments receivable	$308,157	$188,762
Unguaranteed residual value	109,196	72,248

	417,353	261,010
Less: unearned income	(264,581)	(163,908)

	$152,772	$97,102

      Scheduled future minimum rents, exclusive of renewals and expenses paid by tenants and future CPI — based increases, under non-cancelable direct financing leases are as follows:

Years Ending December 31,
2006	$13,087
2007	13,142
2008	13,199
2009	13,257
2010	13,316
Thereafter through 2030	242,156

6.	Equity Investments

      On April 29, 2004, the Company, along with two affiliates, Corporate Property Associates 14 Incorporated and Corporate Property Associates 15 Incorporated, through a limited partnership, UH Storage (DE) Limited Partnership (“UH Storage”), in which the Company owns a 30.77% limited partnership interest, purchased 78 retail self-storage and truck rental facilities and entered into master lease agreements with two lessees that operate the facilities under the U-Haul brand name. The self-storage facilities are leased to Mercury Partners, LP and the truck rental facilities are leased to U-Haul Moving Partners, Inc.

      Summarized financial information of UH Storage is as follows:

	December 31,

	2005	2004

Assets (primarily real estate)	$323,364	$350,882
Liabilities (primarily mortgage notes payable)	(196,752)	(219,753)

Partners’ and members’ equity	$126,612	$131,129

Company’s share of equity investees’ net assets	$39,182	$40,596

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

	Years Ended
	December 31,

	2005	2004

Revenues (primarily rental income)	$28,587	$19,201
Expenses (primarily interest on mortgages and depreciation)	(18,989)	(13,552)

Net income	$9,598	$5,649

Company’s share of net income from equity investment	$2,929	$1,723

      The Company also owns interests in single-tenant net leased properties leased to corporations through noncontrolling interests in partnerships and limited liability companies in which its ownership interests are 50% or less and the Company exercises significant influence. The underlying investments are owned with affiliates that have similar investment objectives as the Company. The ownership interests range from 25% to 50%. The lessees are Actuant Corporation, TietoEnator Plc, Thales S.A., Pohjola Non-Life Insurance Company, Hellweg Die Profi-Baumarkte GmbH & Co. KG and Police Prefecture, French Government. The interests in the properties leased to TietoEnator and Thales were acquired in 2004 and the interests in the properties leased to Pohjola, Hellweg and Police Prefecture were acquired during 2005.

      Summarized financial information of the above mentioned equity investees are as follows:

	December 31,

	2005	2004

Assets (primarily real estate)	$575,944	$249,920
Liabilities (primarily mortgage notes payable)	(419,690)	(185,665)

Partners’ and members’ equity	$156,254	$64,255

Company’s share of equity investees’ net assets	$57,997	$25,368

	For the Years Ended
	December 31,

	2005	2004

Revenues (primarily rental income and interest income from direct financing leases)	$38,462	$9,939
Expenses (primarily interest on mortgages and depreciation)	(30,964)	(7,779)

Net income	$7,498	$2,160

Company’s share of net income from equity investments	$2,413	$617

7.	Acquisitions of Real Estate-Related Investments

Real Estate Acquired

      2005 — During the year ended December 31, 2005, the Company completed 15 investments, at a total cost of $391,799, which is based upon the applicable exchange rate at the date of acquisition where appropriate. In connection with these investments, $243,202 in limited recourse mortgage financing was obtained with a weighted average interest rate and term of approximately 5.8% and 14.6 years, respectively.

      2004 — For the year ended December 31, 2004, the Company completed six investments, at a total cost of $158,171, which is based upon the applicable exchange rate at the date of acquisition where

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

appropriate. In connection with these investments, $96,560 in limited recourse mortgage financing was obtained with a weighted average interest rate and term of approximately 6.0% and 14.4 years, respectively.

Equity Investments Acquired

      2005 — During the year ended December 31, 2005, the Company, together with affiliates, completed three equity investments in entities where the Company’s ownership interests are 50% or less. The Company is accounting for these investments under the equity method of accounting as the Company does not have a controlling interest. The Company’s proportionate share of cost and limited recourse mortgage financing in these investments is $137,321 and $99,749, respectively. The weighted average interest rate and term of the limited recourse mortgage financing are approximately 4.5% and 10 years, respectively.

      2004 — For the year ended December 31, 2004, the Company, together with affiliates, completed four equity investments in entities where the Company’s ownership interests are 50% or less. The Company is accounting for these investments under the equity method of accounting as the Company does not have a controlling interest. The Company’s proportionate share of the investment and limited recourse mortgage financing in these investments is $179,744 and $117,064, respectively. The weighted average interest rate and term of the limited recourse mortgage financing obtained on the Company’s equity investments are approximately 5.8% and 9.3 years, respectively. Included in this total is $96,139 representing an investment in 78 self-storage facilities that operate under the U-Haul brand name. The Company’s proportionate share of limited recourse mortgage financing in this investment is $56,309 at a fixed interest rate of 6.449% for a term of 10 years.

Mortgage Notes Receivable Acquired

      2005 — In January 2005, the Company originated a $54,000 mortgage collateralized by the distribution and storage facilities of the borrower. The mortgage was originated as a 10-year loan with a 25-year amortization schedule, bearing interest at a fixed rate of approximately 6.34%. The advisor arranged for the syndication of the first $41,260 in the form of an A-note, bearing interest at a fixed rate of 5.14%. In consideration for an investment of $12,740, the Company obtained the $12,740 B-note, which bears interest at a fixed rate of 6.34%, and an interest only participation in the A-note for the difference between the stated amounts payable under the A-note and the amounts receivable from the interests sold to the participants in the A-note (the difference between the amounts payable at an annual rate of 6.34% and 5.14%). The interest only participation is accounted for as a marketable security with changes in its fair value included in other comprehensive income.

      2004 — In December 2004, the Company acquired a $20,000 participation in a $165,000 mortgage loan collateralized by the distribution facilities of the borrower. The participation represents the subordinate position in a $165,000 five-year floating rate first mortgage loan against the borrower’s real estate portfolio. The Company’s participation in the note bears annual interest at the sum of the greater of the one-month London Interbank Offering Rate or 2%, and 4.5%. The loan is interest only and is initially scheduled to mature in November 2007, which maturity may be extended for two 1-year periods. A balloon payment of $20,000 is due to the Company at maturity.

Real Estate Under Construction

      2005 — For the year ended December 31, 2005, the Company entered into three investments in real estate in which we agreed to construct additions at the existing facilities up to a total cost of $67,918, based on current estimated construction costs. Costs incurred through December 31, 2005 in connection

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

with these investments have been presented in the balance sheet as real estate under construction. In connection with the completion of real estate under construction, the Company obtained limited recourse mortgage financing of $26,600 at a fixed interest rate of 6.2% for a term of 17 years.

      2004 — For the year ended December 31, 2004, the Company entered into an investment in The Woodlands, Texas, for which it agreed to construct a new facility and renovate portions of the existing facility at a total cost of $40,415. This build-to-suit project was completed and placed into service during 2005. Costs incurred through December 31, 2004 in connection with this investment have been presented in the balance sheet as real estate under construction.

      See Note 16 for investments made subsequent to December 31, 2005.

8.	Intangibles

      In connection with its acquisition of properties, the Company has recorded net intangibles of $57,573, which are being amortized over periods ranging from 12 years to 40 years. Amortization of below-market and above-market rent intangibles is recorded as an adjustment to rental income.

      Intangibles are summarized as follows:

	December 31,

	2005	2004

Lease intangibles In-place lease	$43,481	$3,822
Tenant relationship	12,808	1,568
Above-market rent	13,150	347
Less: accumulated amortization	(2,850)	(123)

	66,589	5,614

Below-market rent	(11,866)	(938)
Less: accumulated amortization	420	22

	$(11,446)	$(916)

      Net amortization of intangibles was $2,329 and $101 for the years ended December 31, 2005 and 2004, respectively. Scheduled annual amortization of intangibles for each of the next five years is $3,049.

9.	Disclosures About Fair Value of Financial Instruments

      The Company’s mortgage notes payable had a carrying value of $358,370 and $97,961 and an estimated fair value of $351,424 and $96,377 at December 31, 2005 and 2004, respectively. The Company’s mortgage notes receivable had a carrying value of $29,798 and $20,291 and a fair value of $29,645 and $20,291 as of December 31, 2005 and 2004, respectively. The Company’s marketable securities had a carrying value of $3,017 and $69,900 and a fair value of $2,996 and $69,900 at December 31, 2005 and 2004, respectively. The fair value of the Company’s other financial assets and liabilities approximated their carrying value at December 31, 2005 and 2004. The fair value of debt instruments was evaluated using a discounted cash flow model with rates that take into account the credit of the tenants and interest rate risk.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

10.	Mortgage Notes Payable

      Mortgage notes payable, all of which are limited recourse to the Company, are collateralized by an assignment of real property and direct financing leases with a carrying value of $517,551 as of December 31, 2005. As of December 31, 2005, Mortgage notes payable had fixed interest rates ranging from 4.36% to 7.15% per annum and maturity dates ranging from 2014 to 2030 as of December 31, 2005.

      Scheduled principal payments during each of the five years following December 31, 2005 and thereafter are as follows:

Years Ending December 31,	Fixed Rate Debt

2006	$5,496
2007	7,029
2008	8,073
2009	8,657
2010	9,225
Thereafter through 2030	319,890

Total	$358,370

      The Company has an equity interest in a property in Finland for which the proportionate share of mortgage debt as of December 31, 2005 is $20,944. In accordance with the loan agreement, the Company has an obligation to complete certain actions within a specified period of time that have not been completed as of December 31, 2005. As a result of not completing this obligation, an event of default has occurred. The Company is working to complete this obligation and has received a waiver from the lender providing for an extension to complete the obligation by May 31, 2006. In the event that the Company is unable to complete this obligation by May 31, 2006, the lender may call the remaining obligation on this loan at any time.

11.	Commitments and Contingencies

      As of December 31, 2005, the Company was not involved in any material litigation.

      In March 2004, following a broker-dealer examination of Carey Financial, LLC (“Carey Financial”), the wholly-owned broker-dealer subsidiary of WPC, by the staff of the SEC, Carey Financial received a letter from the staff of the SEC alleging certain infractions by Carey Financial of the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations thereunder and those of the National Association of Securities Dealers, Inc. (“NASD”).

      The staff alleged that in connection with a public offering of CPA®:15’s shares, Carey Financial and its retail distributors sold certain securities without an effective registration statement. Specifically, the staff alleged that the delivery of investor funds into escrow after completion of the first phase of the offering (the “Phase I Offering”), completed in the fourth quarter of 2002 but before a registration statement with respect to the second phase of the offering (the “Phase II Offering”) became effective in the first quarter of 2003, constituted sales of securities in violation of Section 5 of the Securities Act of 1933. In addition, in the March 2004 letter the staff raised issues about whether actions taken in connection with the Phase II offering were adequately disclosed to investors in the Phase I Offering.

      In June 2004, the Division of Enforcement of the SEC (“Enforcement Staff”) commenced an investigation into compliance with the registration requirements of the Securities Act of 1933 in

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

connection with the public offerings of CPA®:15’s shares during 2002 and 2003. In December 2004, the scope of the Enforcement Staff’s inquiries broadened to include broker-dealer compensation arrangements in connection with CPA®:15 and other REITs managed by WPC, as well as the disclosure of such arrangements. At that time WPC and Carey Financial received a subpoena from the Enforcement Staff seeking documents relating to payments by WPC, Carey Financial, and REITs managed by WPC to (or requests for payment received from) any broker-dealer, excluding selling commissions and selected dealer fees. WPC and Carey Financial subsequently received additional subpoenas and requests for information from the Enforcement Staff seeking, among other things, information relating to any revenue sharing agreements or payments (defined to include any payment to a broker-dealer, excluding selling commissions and selected dealer fees) made by WPC, Carey Financial or any REIT managed by WPC in connection with the distribution of our managed REITs or the retention or maintenance of REIT assets. Other information sought by the SEC includes information concerning the accounting treatment and disclosure of any such payments, communications with third parties (including other REIT issuers) concerning revenue sharing, and documents concerning the calculation of underwriting compensation in connection with the REIT offerings under applicable NASD rules.

      In response to the Enforcement Staff’s subpoenas and requests, WPC and Carey Financial have produced documents relating to payments made to certain broker-dealers both during and after the offering process, for certain of the REITs managed by WPC (including Corporate Property Associates 10 Incorporated (“CPA®:10”), CIP®, CPA®:12, CPA®:14 and CPA®:15), in addition to selling commissions and selected dealer fees.

      Among the payments reflected on documents produced to the Staff were certain payments, aggregating in excess of $9,600, made to a broker-dealer which distributed shares of the REITs. The expenses associated with these payments, which were made during the period from early 2000 through the end of 2003, were borne by and accounted for on the books and records of the REITs. Of these payments, CPA®:10 paid in excess of $40; CIP® paid in excess of $875; CPA®:12 paid in excess of $2,455; CPA®:14 paid in excess of $4,990; and CPA®:15 paid in excess of $1,240. In addition, other smaller payments by the REITs to the same and other broker-dealers have been identified aggregating less than $1,000.

      WPC and Carey Financial are cooperating fully with this investigation and have provided information to the Enforcement Staff in response to the subpoenas and requests. Although no formal regulatory action has been initiated against WPC or Carey Financial in connection with the matters being investigated, the Company expects the SEC may pursue such an action against either or both. The nature of the relief or remedies the SEC may seek cannot be predicted at this time. If such an action is brought, it could have a material adverse effect on WPC and Carey Financial and the magnitude of that effect would not necessarily be limited to the payments described above but could include other payments and civil monetary penalties. Any action brought against WPC or Carey Financial could also have a material adverse effect on the Company because of our dependence on WPC and Carey Financial for a broad range of services.

      Several state securities regulators have sought information from Carey Financial relating to the matters described above. While one or more states may commence proceedings against Carey Financial in connection with these inquiries, the Company does not currently expect that these inquires will have a material effect on WPC or Carey Financial incremental to that caused by any SEC action.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

12.	Shareholders’ Equity

Distributions

      Distributions paid to shareholders consist of ordinary income, capital gains, return of capital or a combination thereof for income tax purposes. For the years ended December 31, 2005 and 2004, distributions per share reported for tax purposes were as follows:

	2005	2004

Ordinary income	$.51	$.34
Return of capital	—	.12

Distributions reported for income tax purposes	.51	.46
Spillover distribution(1)	.07	—

Total distributions	$.58	$.46

(1)	This portion of the distribution is not taxable to the shareholder until 2006, therefore the taxability and classification of this portion will be determined in 2006.

      The Company declared a quarterly distribution of $.1563 per share on December 15, 2005 payable on January 15, 2006 to shareholders of record as of December 31, 2005.

Accumulated Other Comprehensive (Loss) Income

      As of December 31, 2005 and 2004, accumulated other comprehensive income reflected in the shareholders’ equity is comprised of the following:

	December 31,

	2005	2004

Unrealized depreciation of marketable securities	$(20)	$—
Foreign currency translation adjustment	(3,128)	4,053

Accumulated other comprehensive (loss) income	$(3,148)	$4,053

13.	Segment Information

      The Company currently operates in one business segment, real estate operations with domestic and foreign investments. The Company acquired its first foreign real estate investment in December 2003.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

      For 2005, geographic information for the real estate operations segment as follows:

	Domestic	Foreign(1)	Total

Revenues	$34,212	$8,018	$42,230
Operating expenses	(18,169)	(1,446)	(19,615)
Income from equity investments	2,200	3,142	5,342
Interest expense, net	(5,842)	(3,537)	(9,379)
Other, net(2)	(966)	(1,328)	(2,294)

Net income	$11,435	$4,849	$16,284

Equity Investments	$39,182	$57,997	$97,179
Total long-lived assets	566,033	152,148	718,181
Total assets	768,025	161,624	929,649

      For 2004, geographic information for the real estate operations segment is as follows:

	Domestic	Foreign(3)	Total

Revenues	$3,893	$1,883	$5,776
Operating expenses	(3,289)	(5)	(3,294)
Income from equity investments	1,723	617	2,340
Interest expense, net	1,162	(878)	284
Other, net(2)	(6)	24	18

Net income	$3,483	$1,641	$5,124

Equity investments	$40,596	$25,368	$65,964
Total long-lived assets	169,898	67,430	237,328
Total assets	514,013	71,499	585,512

(1)	Consists of operations in the European Union, Thailand and Canada.

(2)	Consists of gains and losses on foreign currency transactions.

(3)	Consists of operations in the European Union and Canada.

14.	Selected Quarterly Financial Data (unaudited)

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005

Revenues	$6,443	$10,017	$11,975	$13,795
Operating Expenses	(3,169)	(4,890)	(5,873)	(5,683)
Net Income	3,844	4,044	3,987	4,409
Earnings per share — basic	.07	.07	.07	.08
Distributions declared per share	.1250	.1450	.1500	.1563

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,
	2004	2004	2004	2004

Revenues	$—	$447	$2,160	$3,169
Operating expenses	(127)	(419)	(1,121)	(1,627)
Net (loss) Income	(33)	515	1,748	2,894
(Loss) earnings per share — basic	(.01)	.03	.05	.14
Distributions declared per share	.1125	.1129	.1155	.1160

15.	Pro Forma Financial Information (unaudited)

      The following consolidated pro forma financial information has been presented as if the Company’s acquisitions made during 2005 and 2004 had occurred on January 1, 2005 and 2004 for the years ended December 31, 2005 and 2004, respectively, and June 5, 2003 (inception) for the period ended December 31, 2003. The pro forma financial information is not necessarily indicative of what the actual results would have been, nor does it purport to represent the results of operations for future periods.

			For the Period
			from Inception
	For the Years Ended		(June 5, 2003)
	December 31,		through
			December 31,
	2005	2004	2003

Pro forma total revenues	$54,217	$15,091	$8,424
Pro forma net income	11,590	8,590	4,602
Pro forma earnings per share — basic	.21	.17	.09

      The pro forma net income and earnings per share figures for 2005 and 2004 presented above include a loss on foreign currency transactions of $1,652 and a gain of $18, respectively. No such losses on foreign currency transactions were incurred in 2003. The pro forma weighted average shares outstanding for the period from inception (June 5, 2003) to December 31, 2003 and for the years ended December 31, 2004 and 2005 were determined as if all shares issued since the inception of the Company were issued on June 5, 2003.

      For pro forma purposes, the Company’s interest income, other than interest earned on a mortgage note, has been eliminated based on an assumption that substantially all cash proceeds from the Company’s initial public offering, have been or will be invested in real estate. The Company will likely earn interest on cash generated from operations; however, it is not practicable to make such assumptions as to how much interest income would have been earned on such funds during the pro-forma periods presented.

16.	Subsequent Events

      In January and March 2006, the Company completed two investments located in Wyoming and Texas, respectively. The investment in Wyoming represents a build-to-suit project and the investment in Texas represents the acquisition of four commercial properties. The total cost of these investments is expected to be approximately $41,000. In connection, with the investment in Texas, the Company obtained limited recourse mortgage financing of $9,000 with a fixed interest rate of 6.48% and a 20-year term.

      In January 2006, the Company’s tenants, Clean Earth Kentucky, LLC and Clean Earth Environmental Group LLC (collectively “Clean Earth”), each filed for bankruptcy protection. The

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(In thousands except share and per share amounts)

initial aggregate annual rent under their lease is approximately $710. At December 31, 2005, all amounts due under the lease had been paid.

      In March 2006, the Company together with an affiliate, CPA®:15, through a subsidiary in which the Company owns a 25% interest and CPA®:15 owns the remaining 75%, entered into agreements to acquire and lease back 18 retail facilities in Europe from OBI AG, for a total purchase price that is expected to be approximately $200,000. The transaction is expected to close during the first half of 2006, however there can be no assurance that we will be successful in completing the transaction for the expected purchase price and within the estimated timeframe.

      As previously reported in the Company’s Form 10-Q report for the quarter ended September 30, 2005, upon being advised that certain distributions, beginning with the April 2004 distribution, might be construed to be preferential dividends, the Company promptly notified the IRS and submitted a request for a closing agreement. In March 2006, the Company entered into a closing agreement with the Internal Revenue Service, or the IRS, under which the IRS reached a final determination that it would not challenge the Company’s qualification as a REIT, or the deductibility of dividends paid to the Company’s shareholders, for the tax years ended December 31, 2005 and 2004 based upon the manner in which the Company issued shares in our distribution reinvestment plan. In settlement of this matter, the advisor has agreed to make a payment of $101,536 to the IRS and to cancel the issuance of a de minimis number of shares issued pursuant to the Company’s distribution reinvestment plan that may have caused the dividends to be preferential.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

as of December 31, 2005
(not in thousands)

											Life on Which
											Depreciation in
				Cost		Gross Amount at Which Carried at					Latest
		Initial Cost to Company		Capitalized	Increase in	Close of Period(d)					Statement of
				Subsequent to	Net				Accumulated	Date	Income is
Description	Encumbrances	Land	Buildings	Acquisition(a)	Investment(b)	Land	Buildings	Total	Depreciation(d)	Acquired	Computed

Operating Method:
Industrial, warehouse/distribution and office facilities in Englewood, California and an industrial facility in Chandler, Arizona	$9,023,190	$3,380,000	$8,884,549			$3,380,000	$8,884,549	$12,264,549	$342,425	6/1/2004	40 yrs.
Industrial and office facilities in Hampton, New Hampshire	16,417,186	9,800,000	19,960,449			9,800,000	19,960,449	29,760,449	727,725	7/1/2004	40 yrs.
Office facility in Tinton Falls, New Jersey	9,994,441	1,700,000	12,933,861			1,700,000	12,933,861	14,633,861	417,656	9/16/2004	40 yrs.
Land in Alberta, Calgary, Canada	1,409,426	2,246,511			$273,435	2,519,946		2,519,946		8/27/2004
Industrial facility in The Woodlands, Texas	26,562,782	6,280,000	3,551,390	$25,644,326		6,280,000	29,195,716	35,475,716	232,985	9/29/2004	40 yrs.
Office facility in Southfield, Michigan	9,012,321	1,750,000	14,383,585			1,750,000	14,383,585	16,133,585	344,607	1/3/2005	40 yrs.
Industrial facility in Cynthiana, Kentucky	4,452,481	760,000	6,884,737			760,000	6,884,737	7,644,737	164,947	1/14/2005	40 yrs.
Warehouse/distribution facility in Norwich, Connecticut		1,400,000	6,698,328			1,400,000	6,698,328	8,098,328	62,530	8/17/2005	40 yrs.
Industrial facility in Buffalo Grove, Illinois	10,500,000	2,120,000	12,467,672			2,120,000	12,467,672	14,587,672	298,705	1/18/2005	40 yrs.
Office facility in Piscataway, New Jersey	79,686,000	19,000,000	70,490,160			19,000,000	70,490,160	89,490,160	1,394,805	3/15/2005	40 yrs.
Industrial facility in Glasgow, Scotland	7,252,204	1,264,270	7,884,758		(406,274)	1,204,560	7,538,194	8,742,754	70,670	8/18/2005	40 yrs.
Industrial facility in Ramos Arizpe, Mexico		390,000	3,226,738	2,500		390,000	3,229,238	3,619,238	36,989	7/15/2005	40 yrs.
Industrial facility in Aurora, Colorado	3,425,000	460,000	4,313,740		(728,180)	460,000	3,585,560	4,045,560	26,903	9/20/2005	40 yrs.
Warehouse/distribution facility in Plainfield, Indiana		1,600,000	8,638,323			1,600,000	8,638,323	10,238,323	20,706	11/30/2005	40 yrs.
Warehouse/distribution facility in Kotka, Finland	6,514,200	—	12,266,100		(212,687)	—	12,053,413	12,053,413	82,642	10/31/2005	29 yrs.
Industrial facility in Allen Texas and an office facility in Sunnyvale, California	16,674,876	10,960,000	9,932,998			10,960,000	9,932,998	20,892,998	217,284	2/4/2005	40 yrs.
Industrial facility in Shelby, North Carolina	3,922,323	550,000	6,083,731	6,560		550,000	6,090,291	6,640,291	133,170	2/9/2005	40 yrs.
Industrial facilities in Sandersville, Georgia; Fernley, North Virginia; Erwin, Tennessee and Gainsville, Texas	4,916,874	1,190,000	5,961,194			1,190,000	5,961,194	7,151,194	130,401	2/25/2005	40 yrs.
Office and industrial facilities in Lumlukka, Thailand and warehouse/distribution and office facilities in Udom Soayudh Road, Thailand	10,664,214	8,942,050	10,546,739	6,153,896	(1,109,777)	8,398,648	16,134,260	24,532,908	270,937	1/27/2005	40 yrs.
Land in Stuart, Florida; Trenton and Southwest Harbor, Maine and Portsmouth, Rhode Island	11,933,308	20,130,000				20,130,000		20,130,000		5/6/2005
Industrial facilities in Peru, Illinois; Huber Heights, Lima and Sheffield, Ohio; Lebanon Tennessee and an office facility in Lima, Ohio	20,000,000	1,720,000	23,438,711			1,720,000	23,438,711	25,158,711	366,230	5/27/2005	40 yrs.
Industrial facility in Cambridge, Canada	6,382,563	800,000	8,157,655		743,705	869,875	8,831,485	9,701,360	137,992	5/27/2005	40 yrs.
Education facility in Nashville, Tennessee	6,500,000	200,000	8,485,014	9,104		200,000	8,494,118	8,694,118	115,015	6/24/2005	40 yrs.

	$265,243,389	$96,642,831	$265,190,432	$31,816,386	$(1,439,778)	$96,383,029	$295,826,842	$392,209,871	$5,595,324

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

as of December 31, 2005
(not in thousands)

				Costs
		Initial Cost to Company		Capitalized	Increase	Gross Amount at
				Subsequent to	(Decrease) in Net	Which Carried at Close
Description	Encumbrances	Land	Buildings	Acquisition(a)	Investment(b)	of Period Total(d)	Date Acquired

Direct Financing Method:
Office and industrial facilities in Leeds, United Kingdom	$17,887,716	$6,908,055	$21,012,446		$(443,768)	$27,476,733	5/5/2004
Industrial facility in Alberta, Calgary, Canada	2,179,050		3,467,782	$40,717	387,478	3,895,977	8/27/2004
Industrial facilities in Kearney, Missouri; Fair Bluff, North Carolina; York, Nebraska; Walbridge, Ohio; Middlesex Township, Pennsylvania; Rocky Mount, Virginia; Martinsburg, West Virginia and a warehouse/distribution facility in Fair Bluff, North Carolina	17,161,517	2,980,000	29,190,524		(189,134)	31,981,390	8/27/2004
Retail facilities in Vantaa, Finland and Tornby, Linkoping Sweden	16,911,837	4,279,286	26,627,554	49,384	(4,325,039)	26,631,185	12/27/2004
Warehouse/distribution and office facilities in Newbridge, United Kingdom	16,347,600	3,602,472	21,641,478	1,836	(553,927)	24,691,859	12/16/2005
Industrial and office facilities in Stuart, Florida and industrial facilities in Trenton and Southwest Harbor, Maine and Portsmouth, Rhode Island	22,638,657		38,188,587		(93,605)	38,094,982	5/6/2005

	$93,126,377	$17,769,813	$140,128,371	$91,937	$(5,217,995)	$152,772,126

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

NOTES to SCHEDULE III — REAL ESTATE and ACCUMULATED DEPRECIATION

(a)	Consists of the costs of improvements subsequent to purchase and acquisition costs including construction costs on build-to-suit transactions, legal fees, appraisal fees, title costs and other related professional fees.

(b)	The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received and foreign currency translation adjustments.

(c)	At December 31, 2005, the aggregate cost of real estate owned by the Company and its subsidiaries for Federal income tax purposes is $523,120,760.

(d)	Reconciliation of real estate and accumulated depreciation:

	Reconciliation of Real Estate
	Accounted for Under the
	Operating Method
	December 31,

	2005	2004

Balance at beginning of year	$59,097,450	$—
Additions	301,708,918	58,905,370
Disposition	—	—
Reclassification from real estate under construction	33,361,836	—
Foreign currency translation adjustment	(1,958,333)	192,080

Balance at December 31,	$392,209,871	$59,097,450

	Reconciliation of Accumulated
	Depreciation December 31,

	2005	2004

Balance at beginning of year	$443,334	$—
Depreciation expense	5,154,337	443,334
Foreign currency translation adjustment	(2,347)	—

Balance at December 31,	$5,595,324	$443,334

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE

as of December 31, 2005
(not in thousands)

								Principal Amount of
		Final	Periodic	Periodic			Carrying	Loans Subject to
	Interest	Maturity	Maturity	Payment	Prior	Face Amount of	Amount of	Delinquent Principal
Description	Rate	Date(1)	Date	Terms	Liens	Mortgages	Mortgages	or Interest

Subordinated Mortgage — collaterialized by properties occupied by BlueLinx Holdings,	Libor +			Interest
Inc. or its affiliates	4.5%	11/9/07	Monthly	Only	N/A	$20,218,265	$20,218,265	$—
collateralized by properties occupied by Reyes Holding, LLC	6.3%	2/11/15				9,503,505	9,580,197	—

(1)	Upon maturity, we are due a balloon payment of $20,000,000 in connection with the BlueLinx Holdings Inc. subordinated mortgage loan.

NOTES TO SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE

(not in thousands)

	Reconciliation of Mortgage
	Loans on Real Estate
	December 31,

	2005	2004

Balance at beginning of year	$20,291,429	$—
Additions	9,606,728	20,300,000
Accretion of principal	18,832	—
Amortization of premium	(118,527)	(8,571)

Balance at December 31, 2005	$29,798,462	$20,291,429

ITEM 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

      None

ITEM 9A.	Controls and Procedures.

      Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure and to ensure that such information is recorded, processed, summarized and reported, within the required time periods specified in the SEC’s rules and forms.

      Our Chief Executive Officer and Chief Financial Officer have conducted a review of our disclosure controls and procedures as of December 31, 2005. Based upon this review, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls (as defined in Rule 13a-15(e) under the Exchange Act) were effective as of December 31, 2005 at a reasonable level of assurance to ensure that the information required to be disclosed by us in the reports we file under the Exchange Act is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

ITEM 9B.	Other Information.

      None.

ITEM 10.	Directors and Executive Officers of the Registrant.

      This information will be contained in our definitive Proxy Statement with respect to our 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of our fiscal year, and is hereby incorporated by reference.

ITEM 11.	Executive Compensation.

      This information will be contained in our definitive Proxy Statement with respect to our 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of our fiscal year, and is hereby incorporated by reference.

ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

      This information will be contained in our definitive Proxy Statement with respect to our 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of our fiscal year, and is hereby incorporated by reference.

ITEM 13.	Certain Relationships and Related Transactions.

      This information will be contained in our definitive Proxy Statement with respect to our 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of our fiscal year, and is hereby incorporated by reference.

ITEM 14.	Principal Accountant Fees and Services.

      This information will be contained in our definitive Proxy Statement with respect to our 2005 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission within 120 days following the end of our fiscal year, and is hereby incorporated by reference.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

PART IV

ITEM 15.	Exhibits and Financial Statement Schedules.

      (1) and (2) — Financial Statements and schedules — see index to financial statements and schedules included in Item 8.

      (3) Exhibits:

      The following exhibits are filed as part of this Report. Documents other than those designated as being filed herewith are incorporated herein by reference.

Exhibit No.	Description	Method of Filing

3.1	Articles of Incorporation of Registrant	Exhibit 3.1 to Pre-effective Amendment No. 2 to the Registration Statement Form S-11 (No. 333-106838) filed on December 10, 2003
3.2	Bylaws of Registrant	Exhibit 3.2 to Pre-effective Amendment No. 1 to the Registration Statement Form S-11 (No. 333-106838) filed on November 21, 2003
4.1	2003 Amended and Restated Distribution Reinvestment and Stock Purchase Plan of Registrant	Exhibit 4.1 to Post-effective Amendment No. 8 to the Registration Statement Form S-11 (No. 333-106838) filed on November 4, 2005
10.1	Form of Selected Dealer Agreement	Exhibit 10.1 to Pre-effective Amendment No. 2 to the Registration Statement Form S-11 (No. 333-119265) filed on January 26, 2006
10.2	Escrow Agreement	Exhibit 10.2 to Pre-effective Amendment No. 2 to the Registration Statement Form S-11 (No. 333-119265) filed on January 26, 2006
10.3	Form of Selected Investment Advisor Agreement	Exhibit 10.3 to Post-effective Amendment No. 1 to the Registration Statement Form S-11 (No. 333-119265) filed on December 23, 2003
10.4	Form of Amended and Restated Sales Agency Agreement	Exhibit 10.4 to Pre-effective Amendment No. 4 to the Registration Statement Form S-11 (No. 333-119265) filed on February 14, 2006
10.5	Second Amended and Restated Advisory Agreement dated September 30, 2005 between Corporate Property Associates 16 — Global Incorporated and Carey Asset Management Corp.	Exhibit 10.5 to Post-effective Amendment No. 8 to Registration Statement Form S-11 (No. 333-106838) filed on November 4, 2005
10.6	Form of Wholesaling Agreement	Exhibit 10.6 to Pre-effective Amendment No. 1 to the Registration Statement Form S-11 (No. 333-106838) filed on November 21, 2003

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Exhibit No.	Description	Method of Filing

10.7	Lease Agreement between TELC (NJ) QRS 16-30, INC. and Telecordia Technologies, Inc., dated as of March 15, 2005	Exhibit 10.18 to Pre-effective Amendment No. 2 to the Registration Statement on S-11 (No.333-119265) filed on January 26, 2006
10.8	Loan Agreement between Morgan Stanley Mortgage Capital Inc., as lender, and, TELC (NJ) QRS 16-30, INC., as borrower, dated as of March 14, 2005	Exhibit 10.19 to Pre-effective Amendment No. 2 to the Registration Statement on S-11 (No.333-119265) filed on January 26, 2006
10.9	Form of Selected Dealer Agreement by and among CPA®:16-Global, Carey Financial, LLC, Carey Asset Management Corp., W.P. Carey & Co. LLC and Ameriprise Financial Services, Inc.	Exhibit 10.20 to Pre-effective Amendment No. 4 to the Registration Statement on S-11 (No.333-119265) filed on February 14, 2006
21.1	Subsidiaries of registrant	Filed herewith
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes- Oxley Act of 2002.	Filed herewith
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes- Oxley Act of 2002.	Filed herewith
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.	Filed herewith
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes- Oxley Act of 2002.	Filed herewith

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

3/22/06	BY:	/s/ Mark J. DeCesaris

Date	Mark J. DeCesaris Managing Director and acting Chief Financial Officer

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

3/22/06	BY:	/s/ William Polk Carey

Date	William Polk Carey Chairman of the Board and Director)

3/22/06	BY:	/s/ Gordon F. DuGan

Gordon F. DuGan
Date	Vice Direc (Prin	Chairman of the Board, Chief Executive Officer and tor cipal Executive Officer)

3/22/06	BY:	/s/ Trevor P. Bond

Date	Trevor P. Bond Director

3/22/06	BY:	/s/ Elizabeth P. Munson

Date	Elizabeth P. Munson Director

3/22/06	BY:	/s/ James D. Price

Date	James D. Price Director

3/22/06	BY:	/s/ Mark J. DeCesaris

Date	Mark J. DeCesaris Managing Director and acting Chief Financial Officer (acting Principal Financial Officer)

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

3/22/06	BY:	/s/ Claude Fernandez

Date	Claude Fernandez Managing Director and Chief Accounting Officer (Principal Accounting Officer)

REPORT ON FORM 10-K

      The advisor will supply to any shareholder, upon written request and without charge, a copy of the Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC. The 10-K may also be obtained through the SEC’s EDGAR database at www.sec.gov.

EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

State of
Name of U.S. Subsidiary	Incorporation

ADCIR (CO) QRS 16-60, INC.	Delaware
BEAVER MM (POL) QRS 16-56, INC.	Delaware
BLUE LOAN (DE) QRS 16-23, INC.	Delaware
BOBS (CT) QRS 16-25, INC.	Delaware
BORG (CA) QRS 16-40, INC.	Delaware
CLEAN (KY) LLC	Delaware
CLEAN (KY) QRS 16-22, INC.	Delaware
COCO (WY) QRS 16-51, INC.	Delaware
COCO-DIESEL (PA) QRS 16-53, INC.	Delaware
COCO-DIESEL (PA) TRUST	Maryland
COCO-DIESEL (PA), LP	Delaware
COCO-DORM (PA) QRS 16-52, INC.	Delaware
COCO-DORM (PA) TRUST	Maryland
COCO-DORM (PA), LP	Delaware
CONSYS (SC) QRS 16-66, INC.	Delaware
CONTAINER FINANCE (FINLAND) QRS 16-62, INC.	Delaware
CP GAL (IN) QRS 16-61, INC.	Delaware
CP GAL PLAINFIELD, LLC	Delaware
CRI (AZ-CO) QRS 16-4, INC.	Delaware
DEFEND 16 LLC	Delaware
DES-TECH (TN) LIMITED PARTNERSHIP	Delaware
DES-TECH GP (TN) QRS 16-49, INC.	Delaware
DES-TECH LP (TN) QRS 16-50, INC.	Delaware
ELL (GER) QRS 16-37, INC.	Delaware
FINISTAR (CA-TX) LIMITED PARTNERSHIP	Delaware
FINISTAR GP (CA-TX) QRS 16-21, INC.	Delaware
FINISTAR LP (DE) QRS 16-29, INC.	Delaware
FINIT (FI) LLC	Delaware
FOSS (NH) QRS 16-3, INC.	Delaware
GREENS (FINLAND) QRS 16-14, INC.	Delaware
GREENS SHAREHOLDER (FINLAND) QRS 16-16, INC.	Delaware
HINC.K 16 LP (DE) QRS 16-47, INC.	Delaware
HINC.K LANDLORD (DE) LIMITED PARTNERSHIP	Delaware
HINK (DE) QRS 16-36, INC.	Delaware
HM BENEFITS (MI) QRS 16-18, INC.	Delaware
HUNTWOOD (TX) QRS 16-8, INC.	Delaware
HUNTWOOD (TX) LIMITED PARTNERSHIP	Delaware
IMAGE (NY) QRS 16-67, INC.	Delaware
KPH (UK) QRS 16-42, INC.	Delaware
LABELS-BEN (DE) QRS 16-28 INC.	Delaware
LABELS-BEN LP (DE) QRS 16-33, INC.	Delaware
LEAD (UK) QRS 16-55, INC.	Delaware
LIBRARY (UT) QRS 16-5, INC.	Delaware
MAGS (UK) QRS 16-2, INC.	Delaware
MARC (PL) QRS 16-38, INC.	Delaware
METALS (NC) LIMITED PARTNERSHIP	Delaware
METALS GP (NC) QRS 16-24, INC.	Delaware
METALS LP (DE) QRS 16-31, INC.	Delaware
MK (MEXICO) QRS 16-48, INC.	Delaware
MK GP BEN (DE) QRS 16-45, INC.	Delaware
MK LANDLORD (DE) LIMITED PARTNERSHIP	Delaware
MK LP BEN (DE) QRS 16-46, INC.	Delaware
MK-BEN (DE) LIMITED PARTNERSHIP	Delaware
MK-GP (DE) QRS 16-43, INC.	Delaware
MK-LP (DE) QRS 16-44, INC.	Delaware
MPH (UK) QRS 16-41, INC.	Delaware
PEN (UK) QRS 16-54, INC.	Delaware
PG (MULTI) TRUST	Maryland
PG (MULTI-16) L. P.	Delaware
PG (MULTI-16) QRS 16-7, INC	Delaware
PG- TRUSTEE (CAN) QRS 16-10, INC.	Delaware
PG-BEN (CAN) QRS 16-9, INC.	Delaware
PIPES (UK) QRS 16-59, INC.	Delaware
PLANTS (SWEDEN) QRS 16-13, INC.	Delaware
PLANTS SHAREHOLDER (SWEDEN) QRS 16-15, INC.	Delaware
PLASTIC II (IL) LLC	Delaware
PLASTIC II (IL) QRS 16-27, INC.	Delaware
POHJ LANDLORD (FINLAND) LLC	Delaware
POHJ MEMBER (FINLAND) QRS 16-20, INC.,	Delaware
POL (PL) QRS 16-39, INC.	Delaware
POL-BEAVER LLC	Delaware
POLY (MULTI) LIMITED PARTNERSHIP	Delaware
POLY GP (MULTI) QRS 16-35, INC	Delaware
POLY LP (MD) TRUST	Maryland
PORTS (FINLAND) LLC	Delaware
PORTS (FINLAND) QRS 16-63, INC.	Delaware

State of
Name of U.S. Subsidiary	Incorporation

PRINTS (UK) QRS 16-1, INC.	Delaware
QRS 16-GLOBAL PAYING AGENT, INC.	New York
REYHOLD (NY) QRS 16-32, INC.	Delaware
RM LANDLORD (KY-NV) LLC	Delaware
RM MEMBER (KY-NV) QRS 16-26, INC.	Delaware
RUBBERTEX (TX) QRS 16-68, INC.	Delaware
SEALTEX (DE) QRS 16-69, INC.	Delaware
STEELS (UK) QRS 16-58, INC.	Delaware
STOR-MOVE UH 16 BUSINESS TRUST	Massachusetts
SUN (SC) QRS 16-11, INC.	Delaware
TELC (NJ) QRS 16-30, INC.	Delaware
THIDS (DE) QRS 16-17, INC	Delaware
TITO (FI) QRS 16-6, INC	Delaware
UH STORAGE (DE) LIMITED PARTNERSHIP	Delaware
URUBBER (TX) LIMITED PARTNERSHIP	Delaware
UTI-SAC (CA) QRS 16-34, INC.	Delaware
VALES MEMBER GERMANY (DE) QRS 16-65, INC.	Delaware
VALVES GERMANY (DE) QRS 16-64, INC.	Delaware
WILL-PRO (LA) LIMITED PARTNERSHIP	Delaware
WILL-PRO (LA) QRS 16-57, INC.	Delaware
WILL-PRO (MD) TRUST	Maryland
XPD (NJ) LLC	Delaware
XPD MEMBER (NJ) QRS 16-12, INC.	Delaware

Country of
Name of Foreign Subsidiary	Incorporation

BBA 1 INVEST	France
BBA II INVEST	France
BORNEO AGENCIES LTD.	Thailand
DFENCE BELGIUM 16 SPRL	Belgium
KINNITEISTO OY TIETOIE 6	Finland
KINNITEISTO OY TIETOKILO 1-2	Finland
PG-NOM (ALBERTA), INC.	Canada
THAL DFENSE AUBAGNE	France
THAL DFENSE CONFLANS	France
THAL DFENSE LAVAL	France
THAL DFENSE GUYANCOURT SNC	France
THAL DFENSE YMARE	France
TIETOKILO HOLDING OY	Finland
TISSUE SARL	France
WEGELL GMBH	Germany

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(a)

I, Gordon F. DuGan, certify that:

      1. I have reviewed this Annual Report on Form 10-K of Corporate Property Associates 16 — Global Incorporated;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) the registrant and we have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

c) Disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date  3/22/06

/s/ Gordon F. DuGan

Gordon F. DuGan
Vice Chairman and
Chief Executive Officer

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a)

I, Mark J. DeCesaris, certify that:

      1. I have reviewed this Annual Report on Form 10-K of Corporate Property Associates 16 — Global Incorporated;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

      4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

c) Disclosed in this annual report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

      5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date  3/22/06

/s/ Mark J. DeCesaris

Mark J. DeCesaris
acting Chief Financial Officer

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Corporate Property Associates 16 — Global Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon F. DuGan, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gordon F. DuGan

Gordon F. DuGan
Vice Chairman and Chief Executive Officer

Date     3/22/06

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Corporate Property Associates 16 — Global Incorporated (the “Company”) on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. DeCesaris, acting Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark J. DeCesaris

Mark J. DeCesaris
acting Chief Financial Officer

Date     3/22/06

      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

INSTRUCTIONS FOR COMPLETION

OF CPA® :16 - GLOBAL ORDER FORM

INSTRUCTIONS TO INVESTORS

YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

      Item 1     Indicate the number of shares you are purchasing (200 Shares is the minimum) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with either a previous investment by you in CPA® :16 - Global or with that of another investor for the purpose of obtaining a volume discount available to “single purchasers.”

      Item 2     Indicate if you will consider making an additional investment in this offering.

      Item 3     Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

      Item 4     Please print name(s) in which shares are to be registered and provide address and telephone numbers. Check appropriate box if you are subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians on UGMA or UTMA registrations should provide the minor’s social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

      Item 5     SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to an address other than listed in Item 4, please complete this section.

      Item 6     Provide distribution payment preference.

      Item 7     You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

      AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE FINANCIAL ADVISOR WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO “DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ESCROW AGENT” (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER/DEALER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the title and signature pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporate resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO FINANCIAL ADVISORS

      Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

      Please send check(s) payable to “Deutsche Bank Trust Company Americas, as Escrow Agent” and completed Order Form(s) to Deutsche Bank Trust Company Americas, 60 Wall Street, MS: NYC60-2710, New York, NY 10005, Attn: Luigi Sacramone, Escrow Team.

      For wiring instructions, contact Corporate Trust and Agency Services at Deutsche Bank Trust Company Americas, at 212-250-7637 prior to wiring funds.

CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL

ORDER FORM

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 4 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 4 BELOW HAS BEEN CHECKED].

1.        INVESTMENT

This is an (check one): ☐ Initial Investment ☐ Additional Investment in this offering		☐Check this box if you have agreed with your broker-dealer to purchase shares net of commission. Investors electing this option are required to pay $9.35 per share.

Make Investment Check Payable to: Deutsche Bank Trust Company Americas, as Escrow Agent

	$		$

Number of Shares — minimum 200 (or 250 for NY and NC non-qualified investments)	Dollar Amount of Investment ($10.00 per share)	Number of Shares — minimum 200 (or 250 for NY and NC non- qualified investments)	---------------------------- Dollar Amount of Investment ($9.35 per share)

☐	Volume Discounts Check this box if you wish to have your investment combined with either a previous investment by you in CPA® :16 - Global or with that of another investor for the purpose of obtaining a volume discount available to “single purchasers.” Please see “The Offering/Plan of Distribution” section of the prospectus for further information on volume discounts.

Name of other investor

2.        ADDITIONAL INVESTMENTS

Please check if you plan to make additional investments in the Company: ☐

If additional investments are made please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $10. By checking this box, I agree to notify CPA® :16 - Global in writing if at any time I fail to meet the suitability standards or am unable to make the representations therein.

3.        FORM OF OWNERSHIP — Mark only one box

☐ IRA
☐  KEOGH
☐  PENSION OR PROFIT SHARING PLAN
☐  TAXABLE  ☐ EXEMPT UNDER §501A
☐  SIMPLIFIED EMPLOYEE PENSION / TRUST (S.E.P.)
☐  TRUST  ☐ TAXABLE  ☐ GRANTOR A or B
(Signature and title pages of Trust Agreement must be enclosed)

Trustee name(s)
For the Benefit of
Trust Date
☐  ESTATE
☐  CHARITABLE REMAINDER TRUST
☐  NON-PROFIT ORGANIZATION
☐  TRANSFER ON DEATH (TOD) -----------------------
(Please complete enclosed TOD Form to effect designation)	☐ INDIVIDUAL
☐  HUSBAND AND WIFE AS COMMUNITY PROPERTY
(In Item 7, both signatures must appear)
☐  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
(In Item 7, both signatures must appear)
☐  TENANTS IN COMMON
☐  A MARRIED PERSON SEPARATE PROPERTY
(In Item 7, only one signature must appear)
☐  CUSTODIAN
Custodian for
Under the☐  Uniform Gift to Minors Act of the State of
☐  Uniform Transfers to Minors Act of the State of
☐  CORPORATION OR PARTNERSHIP
(Corporate Resolution or Partnership Agreement MUST be enclosed)
4.        INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable.

Investor Social Security Number - -

Name

Joint Investor’s Social Security
Name of		Number - -
Joint Investor
Taxpayer ID Number -
Address

City	State	Zip Code
Investor e-mail address (optional)

☐ GO PAPERLESS Check this box if you would like to receive your correspondence relating to your CPA® investment(s) at the e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent at anytime, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

Investor’s Account Number with Broker Dealer (if any):

☐ Check this box if you are not a U.S. citizen	☐ Check this box if you are subject to backup withholding
5.        SHAREHOLDER REPORT ADDRESS

If you are investing through a Trust, IRA or KEOGH, please complete this section.

Address

City	State	Zip Code

6.        DISTRIBUTION PAYMENT OPTIONS

Complete this section only to enroll in Distribution Reinvestment or to direct distribution payments to a party other than indicated in Section 4. Choose Option a, b or c.

6a. DISTRIBUTION REINVESTMENT Check the applicable box to participate in the Distribution Reinvestment Plan: 100% ☐ Other ☐ %

6b. ALTERNATE PAYEE(S) (Non-Qualified Investors Only) Please indicate the address(es) to which distributions should be mailed. Distributions may be split on a percentage basis, between a maximum of two (2) payees. * Percentage amount must equal 100%.

Destination 1:	%*	Destination 2:	%*
Company		Company

Address		Address

City		City

State	Zip Code	State	Zip Code
Account number (if any)		Account number (if any)
Account name		Account name

6c. AUTOMATIC DEPOSITS Please include a voided check or savings deposit slip. (Non-Qualified Investors Only)

I authorize Bank of the West to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA® :16 - Global Investor Relations Department or Phoenix American, the transfer agent for CPA® :16 - Global, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

Financial Institution Name and Address:

Account Type (check one):	☐ Checking ☐ Savings ☐ Other

Account Number Bank ABA Routing Number
7.        SIGNATURE OF INVESTOR(S)

________________________________________________________________________________

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Joint
		Investor	Investor

(a)	I have received the Prospectus.
		Initials	Initials

(b)	I hereby certify that (i) I have (a) a net worth (exclusive of home furnishings and automobiles) of at least $150,000 or more, or; (b) a net worth (as described above) of at least $45,000 and had during the last two years or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the prospectus under “Suitability Standards;” (ii) I am purchasing the shares for my own account or in a fiduciary capacity; and (iii) I acknowledge that the shares are not liquid.	Initials	---------- Initials

SIGNATURE OF WITNESS	SIGNATURE OF INVESTOR	DATE

SIGNATURE OF WITNESS	SIGNATURE OF INVESTOR	DATE
8.        BROKER/DEALER INFORMATION

The Financial Advisor must sign below to complete order. Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s residence.

☐ Check if employed by new Broker/Dealer since last sale of CPA® shares ☐ Check if updated address

Licensed Firm Name

Advisor Name

Advisor Mailing Address

City	State		Zip Code

Telephone
Advisor Number		Number

e-mail address (optional)

☐ GO PAPERLESS Check this box to receive correspondence relating to your clients’ investments in the CPA® series of funds at the e-mail address provided above. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.

The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity, acting in its capacity as agent, Advisor and/or Broker/Dealer, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

Advisor Signature	Date

ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR	2/2006

REGISTRATION CANNOT BE PROCESSED.

     No person has been authorized to give any information or to make any representation in connection with the offer contained in this prospectus unless preceded or accompanied by this prospectus nor has any person been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer or solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of CPA®:16 - Global since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

Corporate Property
Associates 16 - Global Incorporated
A Maximum of 55,000,000 Shares of Common Stock
A Maximum of 40,000,000 Shares of Common Stock issuable pursuant to Our Distribution
Reinvestment and Stock Purchase Plan

PROSPECTUS

Carey Financial, LLC

FOR OFFERS AND SALES TO MINNESOTA RESIDENTS

      No CPA® fund has missed a quarterly distribution payment, although certain CPA® funds have reduced the rate of distributions as a result of adverse developments such as tenant bankruptcies, as described below. Over two-thirds of CPA® funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA® fund. CPA®:12 and CPA®:14 are currently appraised above their original issue prices and CPA®:15 has not yet been appraised. These funds currently provide an average distribution yield of 7.46%. CPA®:1-9 provided investors with 12% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA® funds have averaged in excess of 98% every year. As of January 13, 2006, CPA® funds have paid 696 quarterly distributions over 26 years, with 15 initial payments, 8 payments going down from the prior quarter, 60 payments staying the same and 613 payments increasing over the prior quarter.

      W. P. Carey’s experience managing the prior CPA® programs has shown that investments in real estate through programs such as the CPA® programs can help diversify a portfolio and reduce overall portfolio risk.

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      The CPA® funds have sold all or a portion of 114 properties during the ten-year period between January 1, 1995 and December 31, 2004.

      Some CPA® funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/ or an increase in administrative expenses of the affected CPA® funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA® funds to reduce their rate of distributions to partners or shareholders.

      W. P. Carey undertook measures to mitigate the effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA® funds and, where appropriate, settling litigation. As of December 31, 2004, a total of 46 tenants of properties held by CPA® funds had filed for bankruptcy, affecting 109 properties. Six of these properties were vacant, five were the subject of negotiations while rent was being currently paid, and 98 were under lease or had been sold. The CPA® funds have lost to tenant defaults an average of 0.59% of their income per year. Through December 31, 2004, the annual yield lost to defaults has averaged 0.099% of investor dollars in CPA® funds. The greatest amount of yield lost in one year was 0.32%.

      Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,194,565, with annual rent increases every thirty-six months based on the percentage increase in the CPI. Since filing for bankruptcy protection, Foss has been making partial payments of rent due under the lease and owes us $328,002 as of December 31, 2005.

      In addition, our tenant, Clean Earth filed for bankruptcy protection in January 2006. The initial aggregate annual rent under the Clean Earth lease is $710,500 with annual rent increases based on the increase in the CPI. Clean Earth has been making partial payments of rent due under the lease and owes us approximately $118,000 as of January 25, 2006.

      Most CPA® funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA® fund. Several CPA® funds experienced the types of adverse business developments described above, of which four CPA® funds, CPA®:1, CPA®:5, CPA®:7 and CPA®:10, reduced the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA®:1, the bankruptcy filing by Storage Technology, in the case of CPA®:5, the sale of two properties, in the case of CPA®:7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA®:10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions

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FOR OFFERS AND SALES TO OHIO AND NEW MEXICO RESIDENTS

ESTIMATED USE OF PROCEEDS

      The following table presents information about how the proceeds raised in this offering and pursuant to our distribution reinvestment plan will be used. Information is provided assuming the (i) the sale of maximum number of shares in the offering and (ii) the sale of 50% of the shares in the offering both based on the $10.00 offering price. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $550,000,000. Raising less than the full $550,000,000 in the offering will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 86% of the proceeds of the offering will be used for investments, while the remaining 14% will be used to pay expenses and fees, including the payment of fees and the reimbursement expenses to our advisor and Carey Financial.

	Maximum Sale Of		Sale Of 50% of the
	55,000,000 Shares		Shares in the Offering
	in the Offering		(27,500,000 Shares)

		Percent Of		Percent Of
		Public		Public
		Offering		Offering
	Amount	Proceeds	Amount	Proceeds

Gross Public Offering Proceeds	$550,000,000	100.00%	$275,000,000	100.00%

Less Public Offering Expenses
Selling Commissions(1)	35,200,000	6.40%	17,600,000	6.40%
Selected Dealer Fee(2)	10,725,000	1.95%	5,362,500	1.95%
Other Organization and Offering Expenses(3)	13,201,860	2.40%	7,951,860	2.89%

Total Organization and Offering Expenses(4)	59,126,860	10.75%	30,914,360	11.24%

Amount of Public Offering Proceeds Available for Investment	490,873,140	89.25%	244,085,640	88.76%

Acquisition Fees(5)	12,452,121	2.26%	6,191,598	2.25%
Acquisition Expenses(6)	2,750,000	0.50%	1,375,000	0.50%
Working Capital Reserve(7)	0	0	0	0

Total Proceeds to be Invested	$475,671,019	86.49%	$236,519,042	86.01%

Other terms of the subordinated acquisition fees are described in the ‘’Management Compensation” section of this prospectus.

(1)	We will generally pay a selling commission in connection with the offering of $0.65 per share sold, equivalent to six and one half percent of the $10.00 offering price. Based on prior offerings sponsored by W. P. Carey & Co. LLC, we anticipate that sales which qualify for volume discounts and net of commission sales will reduce the aggregate six and one half percent overall selling commission by .10%. See “The Offering/Plan of Distribution” for a description of volume discounts. In connection with purchases from us through our distribution reinvestment plan by shareholders whose shares are held in brokerage or advisory accounts with investment firms that are parties to selected dealer agreements with us, we will pay Carey Financial selling commissions of not more than 5% of the offering price per share of the shares purchased through the plan, which is equivalent to $0.50 per share based on the $10.00 per share offering price. Carey Financial may, in its sole discretion, reallow all of the selling commissions to those selected dealers. Although the plan

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      No CPA® fund has missed a quarterly distribution payment, although certain CPA® funds have reduced the rate of distributions as a result of adverse developments such as tenant bankruptcies, as described below. Over two-thirds of CPA® funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA® fund. CPA®:12 and CPA®:14 are currently appraised above their original issue prices and CPA®:15 has not yet been appraised. These funds currently provide an average distribution yield of 7.46%. CPA®:1-9 provided investors with 12% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA® funds have averaged in excess of 98% every year. As of January 13, 2006, CPA® funds have paid 696 quarterly distributions over 26 years, with 15 initial payments, 8 payments going down from the prior quarter, 60 payments staying the same and 613 payments increasing over the prior quarter.

      W. P. Carey’s experience managing the prior CPA® programs has shown that investments in real estate can help diversify a portfolio and reduce overall portfolio risk.

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Historically, the CPA® funds have had little to no correlation with financial assets and a positive correlation with inflation. CPA® funds are unlisted and are not actively traded, and therefore have served as a portfolio stabilizer, counterbalancing the daily market fluctuations of actively traded securities, such as stock, bonds, as well as long-term market cycles. For the period 1990 through 2004, the CPA funds as a group correlated less closely to the S&P 500 than did the NAREIT Equity Index of traded REITs.

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[Intentionally left blank]

      The CPA® funds have sold all or a portion of 114 properties during the ten-year period between January 1, 1995 and December 31, 2004.

      Some CPA® funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/ or an increase in administrative expenses of the affected CPA® funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA® funds to reduce their rate of distributions to partners or shareholders.

      W. P. Carey undertook measures to mitigate the effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA® funds and, where appropriate, settling litigation. As of December 31, 2004, a total of 46 tenants of properties held by CPA® funds had filed for bankruptcy, affecting 109 properties. Six of these properties were vacant, five were the subject of negotiations while rent was being currently paid, and 98 were under lease or had been sold. The CPA® funds have lost to tenant defaults an average of 0.59% of their income per year. Through December 31, 2004, the annual yield lost to defaults has averaged 0.099% of investor dollars in CPA® funds. The greatest amount of yield lost in one year was 0.32%.

      Our tenant, Foss Manufacturing Company, Inc., filed for Chapter 11 bankruptcy in September 2005. The initial aggregate annual rent under our lease with Foss is $3,194,565, with annual rent increases every thirty-six months based on the percentage increase in the CPI. Since filing for bankruptcy protection, Foss has been making partial payments of rent due under the lease and owes us $328,002 as of December 31, 2005.

      In addition, our tenant, Clean Earth filed for bankruptcy protection in January 2006. The initial aggregate annual rent under the Clean Earth lease is $710,500 with annual rent increases based on the increase in the CPI. Clean Earth has been making partial payments of rent due under the lease and owes us approximately $118,000 as of January 25, 2006.

      Most CPA® funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA® fund. Several CPA® funds experienced the types of adverse business developments described above, of which four CPA® funds, CPA®:1, CPA®:5, CPA®:7 and CPA®:10, reduced the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA®:1, the bankruptcy filing by Storage Technology, in the case of CPA®:5, the sale of two properties, in the case of CPA®:7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA®:10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions

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•	To increase the value of the equity in our real estate by making regular mortgage principal payments.

      There can be no assurance that all or any of these objectives will be achieved.

Investment Opportunities

      In addition to opportunities we believe exist in the domestic real estate market, including the net lease market, we believe that international real estate markets provide investors with an opportunity to diversify their portfolio with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States. Although we are primarily focusing our international investments on properties in the European Union including the Eurozone (Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, The Netherlands, Austria, Portugal, Finland), Sweden and United Kingdom, we plan to evaluate potential acquisitions on a case-by-case basis and have no predetermined limitations or targets for geographical location. We have also invested in properties located in Canada, Mexico and Thailand.

      According to UBS Warburg Global Real Estate Investment Report dated May 1, 2002, the correlation of returns within real estate as a global asset class is only approximately 0.19. These measures indicate that there is greater correlation of the returns from stock and bond investments in different markets than is the case for real estate — and thus a higher degree of diversification enhancement is available through real estate. In addition, available historical data for the years 1979-2005 indicate that an investor starting with a U.S.-based portfolio obtained diversification by adding non-U.S. real estate than through non-U.S. stocks and bonds, although there can be no assurance that this will continue to be the case. As with other illiquid investments, our shares cannot be liquidated as quickly as stocks, bonds or mutual funds.

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      Although commercial real estate markets in the European Union are quite diverse, we believe that there are certain characteristics which generally differentiate these markets from the United States real estate market. We also believe that these factors provide additional opportunities for investment in addition to those available in the United States. Differentiating factors include:

Higher Owner Occupancy. The acquisition of corporate real estate on a net lease basis has been a common practice in the United States for a number of years. This has resulted in a level of owner-occupation in the United States in the range of 24% of the total commercial real estate market. In the European Union real estate market, the level of owner-occupation is 67%.(2) We believe that these statistics support our premise that the European Union real estate market may provide us with a larger pool of investment opportunities than would be available solely in the United States.

Less Available Land and Greater Restrictions on Expansion. The economy of the European Union is roughly the same as that of the United States economy but it has 59% less land and 55% greater population. Furthermore, the countries in the European Union have numerous restrictions limiting commercial real estate development. As a result of these factors, we believe that long-term economic

(2)	Owner-occupation data in European Union real estate market based upon “European Real Estate Ownership Structures”, Jones Lang LaSalle, April 2002.

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